                                            Filed Pursuant to Rule 424(b) (5)
                                            Registration File No.: 333-116820-01

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 17, 2004)

                           $760,279,000 (Approximate)

                     MERRILL LYNCH MORTGAGE TRUST 2004-KEY2
                                    as Issuer

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
                     CLASSES A-1, A-2, A-3, A-4, B, C, D, E

                                 --------------

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                               JPMORGAN CHASE BANK
                          KEYBANK NATIONAL ASSOCIATION
                            as Mortgage Loan Sellers

                                 --------------

         We, Merrill Lynch Mortgage Investors, Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer. The trust fund will consist of a pool of 115 commercial, multifamily and manufactured housing community mortgage loans with the characteristics described in this prospectus supplement. The trust fund will issue multiple classes of commercial mortgage pass-through certificates, eight of which are being offered by this prospectus supplement. The offered certificates will accrue interest from September 1, 2004.

         INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE S-36 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 14 OF
THE ACCOMPANYING PROSPECTUS.

                                 EXPECTED            APPROXIMATE            INITIAL
                                 RATINGS            INITIAL TOTAL         PASS-THROUGH       ASSUMED FINAL          RATED FINAL
                             (FITCH/MOODY'S)      PRINCIPAL BALANCE           RATE         DISTRIBUTION DATE     DISTRIBUTION DATE
---------------------------  ---------------      -----------------       ------------     -----------------     ------------------

  Class A-1................      AAA/Aaa             $ 59,000,000            3.4640%            June 2009            August 2039
  Class A-2................      AAA/Aaa             $193,737,000            4.1660%          October 2010           August 2039
  Class A-3................      AAA/Aaa             $ 92,126,000            4.6150%            May 2014             August 2039
  Class A-4................      AAA/Aaa             $345,746,000            4.8640%         September 2014          August 2039
  Class B..................       AA/Aa2             $ 26,474,000            4.9470%         September 2014          August 2039
  Class C..................      AA-/Aa3             $  8,361,000            4.9870%         September 2014          August 2039
  Class D..................        A/A2              $ 22,295,000            5.0460%         September 2014          August 2039
  Class E..................       A-/A3              $ 12,540,000            5.1550%         September 2014          August 2039

         No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan
Securities Inc., KeyBanc Capital Markets, a Division of McDonald Investments
Inc. and Deutsche Bank Securities Inc. are the underwriters of this offering.
Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities
Inc. are acting as joint bookrunning managers in the following manner: J.P.
Morgan Securities Inc. is acting as sole bookrunning manager with respect to
80.40% of the class A-4 certificates, and Merrill Lynch, Pierce, Fenner & Smith
Incorporated is acting as sole bookrunning manager with respect to the remainder of the class A-4 certificates and all other classes of offered certificates.
KeyBanc Capital Markets and Deutsche Bank Securities Inc. will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about September 29, 2004. We expect to receive from this offering approximately $764,257,057 in sale proceeds, plus accrued interest on the offered certificates from and including September 1, 2004, before deducting expenses payable by us. See "Method of Distribution" in this prospectus supplement.

                                 --------------

MERRILL LYNCH & CO.                                                     JPMORGAN
KEYBANC CAPITAL MARKETS                                 DEUTSCHE BANK SECURITIES

                                 --------------

          The date of this prospectus supplement is September 17, 2004.

                     MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

        Commercial Mortgage Pass-Through Certificates, Series 2004-KEY2
                      Geographic Overview of Mortgage Pool

                               [GRAPHIC OMITTED]

WASHINGTON
4 properties
$18,950,018
1.7% of IPB

OREGON
1 property
$2,497,987
0.2% of IPB

NORTHERN CALIFORNIA
4 properties
$28,898,123
2.6% of IPB

CALIFORNIA
25 properties
$227,026,999
20.4% of IPB

SOUTHERN CALIFORNIA
21 properties
$198,128,876
17.8% of IPB

NEVADA
3 properties
$5,255,175
0.5% of IPB

ARIZONA
6 properties
$33,980,329
3.0% of IPB

COLORADO
3 properties
$38,333,865
3.4% of IPB

OKLAHOMA
3 properties
$3,511,686
0.3% of IPB

TEXAS
17 properties
$61,225,893
5.5% of IPB

MISSISSIPPI
3 properties
$5,112,636
0.5% of IPB

TENNESSEE
8 properties
$19,372,364
1.7% of IPB

ALABAMA
2 properties
$7,284,965
0.7% of IPB

KENTUCKY
1 property
$8,400,000
0.8% of IPB

FLORIDA
17 properties
$140,460,742
12.6% of IPB

GEORGIA
10 properties
$49,111,410
4.4% of IPB

SOUTH CAROLINA
1 property
$2,127,139
0.2% of IPB

NORTH CAROLINA
5 properties
$21,845,896
2.0% of IPB

VIRGINIA
4 properties
$20,294,810
1.8% of IPB

DISTRICT OF COLUMBIA
1 property
$33,300,000
3.0% of IPB

DELAWARE
1 property
$1,456,000
0.1% of IPB

MARYLAND
4 properties
$8,033,318
0.7% of IPB

NEW JERSEY
3 properties
$32,410,462
2.9% of IPB

RHODE ISLAND
2 properties
$16,979,721
1.5% of IPB

MASSACHUSETTS
3 properties
$6,146,094
0.6% of IPB

MAINE
1 property
$1,067,585
0.1% of IPB

NEW HAMPSHIRE
1 property
$13,308,035
1.2% of IPB

NEW YORK
7 properties
$58,189,713
5.2% of IPB

PENNSYLVANIA
4 properties
$38,493,832
3.5% of IPB

OHIO
3 properties
$31,071,363
2.8% of IPB

MICHIGAN
9 properties
$54,475,001
4.9% of IPB

INDIANA
1 property
$3,809,634
0.3% of IPB

ILLINOIS
5 properties
$24,318,338
2.2% of IPB

MINNESOTA
2 properties
$95,093,673
8.5% of IPB

IOWA
2 properties
$7,263,388
0.7% of IPB

MISSOURI
1 property
$3,661,822
0.3% of IPB

WYOMING
1 property
$954,253
0.1% of IPB

UTAH
4 properties
$19,906,229
3.4% of IPB

(less than) 1.0% of Cut-Off Date Balance

1.0% - 5.0% of Cut-Off Date Balance

5.1% - 10.0% of Cut-Off Date Balance

(greater than) 10.0% of Cut-Off Date Balance

                    TABLE OF CONTENTS

                   PROSPECTUS SUPPLEMENT
                   ---------------------

                                                      Page
                                                      ----
Important Notice About the Information
  Contained in this Prospectus Supplement,
  the Accompanying Prospectus and the

Capitalized Terms Used in this Prospectus Supplement..S-63

Annex A-1    --     Certain Characteristics of the Mortgage Loans
Annex A-2    --     Certain Statistical Information Regarding the Mortgage Loans
Annex B      --     Certain Characteristics Regarding Multifamily Properties
Annex C      --     Structural and Collateral Term Sheet
Annex D      --     Class XP Reference Rate Schedule
Annex E      --     Form of Trustee Report

                        PROSPECTUS
                        ----------

                                                    Page
                                                    ----

Important Notice About the Information Presented

                                      S-3

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

         Information about the offered certificates is contained in two separate documents--

          o    this prospectus supplement, which describes the specific terms of the offered certificates; and

          o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

         You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

         You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

         If the descriptions of the offered certificates vary between the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

         This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The table of contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                              --------------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         Until December 22, 2004, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.
This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                              --------------------

                                      S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                  OVERVIEW OF THE SERIES 2004-KEY2 CERTIFICATES
                  ---------------------------------------------

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage
Pass-Through Certificates, Series 2004-KEY2, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2

                                             APPROX.
                                          INITIAL TOTAL      APPROX. %
                             APPROX. %      PRINCIPAL       OF INITIAL        PASS-           INITIAL
              EXPECTED        TOTAL          BALANCE         MORTGAGE        THROUGH           PASS-    WEIGHTED
               RATINGS        CREDIT       OR NOTIONAL         POOL           RATE            THROUGH    AVERAGE      PRINCIPAL
  CLASS     FITCH/MOODY'S     SUPPORT         AMOUNT          BALANCE       DESCRIPTION        RATE    LIFE (YEARS)    WINDOW
----------  -------------   ----------  -----------------  ------------  ----------------    --------- ------------ -------------

Offered Certificates
A-1            AAA/Aaa        14.000%    $    59,000,000       5.293%          Fixed           3.4640%      2.537    10/04-06/09
A-2            AAA/Aaa        14.000%    $   193,737,000      17.380%          Fixed           4.1660%      5.298    06/09-10/10
A-3            AAA/Aaa        14.000%    $    92,126,000       8.264%          Fixed           4.6150%      7.695    10/10-05/14
A-4            AAA/Aaa        14.000%    $   345,746,000      31.016%         WAC Cap          4.8640%      9.818    05/14-09/14
B              AA/Aa2         11.625%    $    26,474,000       2.375%         WAC Cap          4.9470%      9.953    09/14-09/14
C              AA-/Aa3        10.875%    $     8,361,000       0.750%         WAC Cap          4.9870%      9.953    09/14-09/14
D               A/A2          8.875%     $    22,295,000       2.000%         WAC Cap          5.0460%      9.953    09/14-09/14
E               A-/A3         7.750%     $    12,540,000       1.125%         WAC Cap          5.1550%      9.953    09/14-09/14
Certificates Not Offered
XC               N/A            N/A      $ 1,114,730,373        N/A         Variable IO        0.0522%      N/A          N/A
XP               N/A            N/A      $ 1,081,992,000        N/A         Variable IO        1.0337%      N/A          N/A
A-1A             N/A          14.000%    $   268,059,000      24.047%         WAC Cap          4.5770%      N/A          N/A
F                N/A          6.375%     $    15,328,000       1.375%         WAC Cap          5.3030%      N/A          N/A
G                N/A          5.375%     $    11,147,000       1.000%           WAC            5.2889%      N/A          N/A
H                N/A          4.000%     $    15,328,000       1.375%           WAC            5.6749%      N/A          N/A
J                N/A          3.375%     $     6,967,000       0.625%         WAC Cap          5.0910%      N/A          N/A
K                N/A          2.875%     $     5,573,000       0.500%         WAC Cap          5.0910%      N/A          N/A
L                N/A          2.500%     $     4,181,000       0.375%         WAC Cap          5.0910%      N/A          N/A
M                N/A          2.250%     $     2,786,000       0.250%         WAC Cap          5.0910%      N/A          N/A
N                N/A          2.000%     $     2,787,000       0.250%         WAC Cap          5.0910%      N/A          N/A
P                N/A          1.500%     $     5,574,000       0.500%         WAC Cap          5.0910%      N/A          N/A
Q                N/A            N/A      $    16,721,373       1.500%         WAC Cap          5.0910%      N/A          N/A
DA               N/A            N/A      $       410,000        N/A            Fixed           6.2980%      N/A          N/A

     In reviewing the foregoing table, prospective investors should note that--

     o    The class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M,
          N, P, Q and DA certificates are the only certificates identified in the table that have principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

     o    The class XC and XP certificates do not have principal balances. They are interest-only certificates and each of those classes will accrue interest on a notional amount.

                                      S-5

     o    For purposes of calculating the amount of accrued interest on the class XC certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1,
          A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
          certificates outstanding from time to time.

     o    For purposes of calculating the amount of accrued interest on the class XP certificates, that class of certificates will have a total notional amount that will be determined, from time to time, in the manner described under "Description of the Offered
          Certificates--General" in this prospectus supplement.

     o    The class DA certificates will represent an interest solely in the mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Deerbrook
          Apartments. The portion of the Deerbrook Apartments mortgage loan that is represented by the class DA certificates is considered the non-pooled portion of that mortgage loan. The remaining portion of the
          Deerbrook Apartments mortgage loan, which is the pooled portion of that mortgage loan, will be pooled with the other mortgage loans to support the other classes of the certificates. The initial mortgage pool balance does not reflect the non-pooled portion of the Deerbrook
          Apartments mortgage loan.

     o    The actual total principal balance or notional amount, as applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

     o    The ratings shown in the table are those of Fitch, Inc. and Moody's
          Investors Service, Inc., respectively. The rated final distribution date for the offered certificates is the distribution date in August
          2039. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the likelihood or frequency of voluntary or involuntary prepayments, the possibility that you might suffer a lower than expected yield, the likelihood of receipt of prepayment premiums or yield maintenance charges, any allocation of prepayment interest shortfalls, the likelihood of collection of default interest, or the tax treatment of the certificates or the trust fund.

     o    The percentages indicated under the column "Approx. % Total Credit
          Support" with respect to the class A-1, A-2, A-3, A-4 and A-1A certificates represent the approximate credit support for the class
          A-1, A-2, A-3, A-4 and A-1A certificates, collectively.

     o    The approximate percentage of initial mortgage pool balance and the
          "Approx. % Total Credit Support" with respect to any class of certificates do not take into account the total principal balance of, or the portion of the Deerbrook Apartments mortgage loan--the non-pooled portion--represented by, the class DA certificates.

     o    Each class of certificates identified in the table as having a "Fixed"
          pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

     o    Each class of certificates identified in the table as having a "WAC
          Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

          (a)  the initial pass-through rate identified in the table with respect to that class, and

          (b)  a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

                                      S-6

     o    Each class of certificates identified in the table as having a "WAC"
          pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time minus, in the case of the class G certificates, a specified percentage.

     o    Each class of certificates identified in the table as having a
          "Variable IO" pass-through rate will have a variable pass-through rate that is calculated by reference to, among other things, a weighted average of the adjusted net mortgage interest rates on the mortgage loans and/or a reference rate.

     o    The pass-through rates for the class XC and XP certificates will be variable and, as to each such class, will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates; provided that the class XP certificates will in no event accrue interest following the end of the August 2011 interest accrual period.

     o    The pass-through rates applicable to the class XC and XP certificates will, as an aggregate matter, generally equal the excess, if any, of--

          1.   a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, over

          2.   the weighted average of the pass-through rates from time to time on the classes of certificates identified in the table that have principal balances, excluding the class DA certificates.

     o    The initial pass-through rates listed for the class XC and XP certificates and each class of certificates identified in the table as having a WAC pass-through rate are approximate.

     o    As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

     o    As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal.

     o    The weighted average lives and principal windows for the respective classes of offered certificates have been calculated based on the assumptions, among others, that--

          1.   each mortgage loan with an anticipated repayment date is paid in full on that date,

          2.   no mortgage loan is otherwise prepaid prior to maturity (0% CPR),

          3.   no defaults or losses occur with respect to the mortgage loans,
               and

          4.   no extensions of maturity dates of mortgage loans occur.

               See "Yield and Maturity Considerations--Weighted Average Lives"
               in this prospectus supplement.

     o    The certificates will also include the class R-LR, R-I, R-II and Z certificates, which are not presented in the table. The class R-LR,
          R-I, R-II and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-LR, R-I, R-II and Z certificates are not offered by this prospectus supplement.

                                      S-7

     o    When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

          1.   net of the sum of the rates at which the related master servicing fee and the trustee fee accrue,

          2.   without regard to any increase in the mortgage interest rate that may occur in connection with a default,

          3.   without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the
               certificates,

          4.   without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated
               repayment date, is not repaid in full on or before that
               anticipated repayment date, and

          5.   as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

         The offered certificates will evidence beneficial ownership interests in the trust fund. The primary assets of the trust fund will consist of a segregated pool of mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to include in the trust fund on Annex
A-1 to this prospectus supplement.

         The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the trust fund will be a pooling and servicing agreement to be dated as of September 1, 2004. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and
Exchange Commission as an exhibit to a current report on Form 8-K, within 15 days of the initial issuance of the certificates. The Securities and Exchange
Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information; Incorporation by
Reference" in the accompanying prospectus.

         For purposes of making distributions to the class A-1, A-2, A-3, A-4 and A-1A certificates, the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 97 mortgage loans, with an initial loan group 1 balance of $846,670,903, representing approximately 76.0% of the initial mortgage pool balance. Loan group 2 will consist of 18 mortgage loans, with an initial loan group 2 balance of $268,059,470, representing approximately 24.0% of the initial mortgage pool balance. Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan. Neither the initial loan group 1 balance nor the initial loan group 2 balance reflects the non-pooled portion of the Deerbrook Apartments mortgage loan.

                                RELEVANT PARTIES

WE AND US..........................Our name is Merrill Lynch Mortgage Investors,
                                   Inc. We are a special purpose Delaware
                                   corporation. Our address is 4 World Financial
                                   Center, 16th Floor, 250 Vesey Street, New
                                   York, New York 10080 and our telephone number
                                   is (212) 449-1000. See "Merrill Lynch
                                   Mortgage Investors, Inc." in the accompanying
                                   prospectus.

                                       S-8

TRUSTEE........................... LaSalle Bank National Association, a national banking association with corporate trust
                                   offices located in Chicago, Illinois, will
                                   act as trustee on behalf of all the
                                   certificateholders. The corporate trust
                                   office of the trustee is located at 135 S.
                                   LaSalle Street, Suite 1625, Chicago, Illinois
                                   60603, Attention: Global Securitization Trust
                                   Group--Merrill Lynch Mortgage Trust
                                   2004-KEY2. The trustee will be responsible
                                   for distributing payments to
                                   certificateholders and delivering certain
                                   reports to certificateholders that provide
                                   various details regarding the certificates
                                   and the mortgage loans. See "Description of
                                   the Offered Certificates--The Trustee" in
                                   this prospectus supplement. The trustee will
                                   also have, or be responsible for appointing
                                   an agent to perform, additional duties with
                                   respect to tax administration.

FISCAL AGENT...................... ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent. The
                                   fiscal agent will be primarily responsible
                                   for back-up advancing. See "Description of
                                   the Offered Certificates-- The Fiscal Agent"
                                   in this prospectus supplement.

MASTER SERVICER................... KeyCorp Real Estate Capital Markets, Inc., an
                                   Ohio corporation, will act as the master
                                   servicer with respect to the mortgage loans.
                                   The master servicer will be primarily
                                   responsible for collecting payments and
                                   gathering information with respect to the
                                   mortgage loans. See "Servicing of the
                                   Mortgage Loans--The Master Servicer and the
                                   Special Servicer" in this prospectus
                                   supplement. KeyCorp Real Estate Capital
                                   Markets, Inc. is a wholly-owned subsidiary of
                                   KeyBank National Association, one of the
                                   mortgage loan sellers, and it is an affiliate
                                   of McDonald Investments Inc., one of the
                                   underwriters.

SPECIAL SERVICER.................. KeyCorp Real Estate Capital Markets, Inc., an
                                   Ohio corporation, will act as the special
                                   servicer with respect to the mortgage loans.
                                   The special servicer will be primarily
                                   responsible for making decisions and
                                   performing certain servicing functions with
                                   respect to the mortgage loans that, in
                                   general, are in default or as to which
                                   default is imminent. See "Servicing of the
                                   Mortgage Loans--The Master Servicer and the
                                   Special Servicer" in this prospectus
                                   supplement.

CONTROLLING CLASS OF
  CERTIFICATEHOLDERS.............. The holders-- or, if applicable, beneficial owners--of certificates representing a
                                   majority interest in a designated controlling
                                   class of the certificates (initially the
                                   class Q certificates) will have the right,
                                   subject to the conditions described under
                                   "Servicing of the Mortgage Loans--The
                                   Controlling Class Representative" and
                                   "--Replacement of the Special Servicer" in
                                   this prospectus supplement, to--

                                   o    replace the special servicer; and

                                   o    select a representative that may (a)
                                        direct and advise the special servicer
                                        on various servicing matters with
                                        respect to the mortgage loans and (b)
                                        exercise certain of the

                                      S-9

                                        rights granted to the holder or holders
                                        of a majority interest in the
                                        controlling class of certificates.

                                   Unless there are significant losses on the
                                   mortgage loans, the controlling class of
                                   certificateholders will be the holders of a
                                   non-offered class of certificates. We
                                   anticipate that First Chicago Capital
                                   Corporation will purchase certain non-offered
                                   classes of certificates, including the class
                                   Q certificates.

CLASS DA CERTIFICATEHOLDERS AND
CLASS DA REPRESENTATIVE........... The holders -- or, if applicable, the beneficial owners -- of certificates
                                   representing a majority interest in the class
                                   DA certificates will be entitled, among other
                                   things, to select a representative that, as
                                   described under "Servicing of the Mortgage
                                   Loans--The Controlling Class Representative"
                                   in this prospectus supplement, will have the
                                   right to consult with the controlling class
                                   representative with respect to various
                                   servicing matters solely with respect to the
                                   Deerbrook Apartments mortgage loan.

MORTGAGE LOAN SELLERS............. We will acquire the mortgage loans that will back the certificates from--

                                   o    Merrill Lynch Mortgage Lending, Inc., a
                                        Delaware corporation;

                                   o    JPMorgan Chase Bank, a New York banking
                                        corporation; and

                                   o    KeyBank National Association, a national
                                        banking association;

                                   each of which originated or acquired the
                                   mortgage loans to be included in the trust.

                                   See "Description of the Mortgage Pool--The
                                   Mortgage Loan Sellers" in this prospectus
                                   supplement.

                                   The following table shows the number of
                                   mortgage loans that we expect will be sold to
                                   us by each mortgage loan seller and the
                                   respective percentages that those mortgage
                                   loans represent of the initial mortgage pool
                                   balance, the initial loan group 1 balance
                                   and the initial loan group 2 balance.

                                      S-10

                                                                                                 % OF              % OF
                                                        AGGREGATE              % OF            INITIAL           INITIAL
                                     NUMBER OF         CUT-OFF DATE          INITIAL             LOAN              LOAN
            MORTGAGE                 MORTGAGE           PRINCIPAL         MORTGAGE POOL        GROUP 1           GROUP 2
          LOAN SELLER                  LOANS             BALANCE             BALANCE           BALANCE           BALANCE
----------------------------    ---------------  ----------------------  -----------------  ---------------  --------------

1.   Merrill Lynch Mortgage
     Lending, Inc.                       36        $      616,843,273          55.3%             55.0%             56.3%
2.   JPMorgan Chase Bank                 44               277,978,601          24.9              27.1              18.2
3.   KeyBank National
     Association                         35               219,908,499*         19.7              17.9              25.4
                                ---------------  ----------------------  -----------------  ---------------  --------------
                                        115        $    1,114,730,373*        100.0%            100.0%            100.0%

--------------------
* Excludes non-pooled portion of Deerbrook Apartments mortgage loan.

UNDERWRITERS...................... The underwriters for this offering are:
                                   Merrill Lynch, Pierce, Fenner & Smith
                                   Incorporated, a Delaware corporation; J.P.
                                   Morgan Securities Inc., a Delaware
                                   corporation; KeyBanc Capital Markets, a
                                   Division of McDonald Investments Inc., an
                                   Ohio corporation; and Deutsche Bank
                                   Securities Inc., a Delaware corporation. See
                                   "Method of Distribution" in this prospectus
                                   supplement. Merrill Lynch, Pierce, Fenner &
                                   Smith Incorporated is our affiliate and is an
                                   affiliate of one of the mortgage loan
                                   sellers. J.P. Morgan Securities Inc. is an
                                   affiliate of another of the mortgage loan
                                   sellers and of First Chicago Capital
                                   Corporation, which is expected to purchase
                                   certain non-offered classes of certificates,
                                   including the class Q certificates. McDonald
                                   Investments Inc. is an affiliate of the
                                   remaining mortgage loan seller and of KeyCorp
                                   Real Estate Capital Markets, Inc., the master
                                   servicer and special servicer. KeyBanc
                                   Capital Markets is a trade name under which
                                   corporate and investment banking services of
                                   KeyCorp and its subsidiaries, including
                                   McDonald Investments Inc. and KeyBank
                                   National Association, are marketed to
                                   institutional clients.

                                   Merrill Lynch and J.P. Morgan are acting as
                                   co-lead managers for this offering. KeyBanc
                                   Capital Markets and Deutsche Bank Securities
                                   Inc. are acting as co-managers for this
                                   offering. Merrill Lynch and J.P. Morgan are
                                   acting as joint bookrunning managers in the
                                   following manner: J.P. Morgan is acting as
                                   sole bookrunning manager with respect to
                                   80.40% of the class A-4 certificates, and
                                   Merrill Lynch is acting as sole bookrunning
                                   manager with respect with respect to the
                                   remainder of the class A-4 certificates and
                                   all other classes of offered certificates.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE...................... References in this prospectus supplement to the "cut-off date" mean, with respect to each
                                   mortgage loan, the related due date of that
                                   mortgage loan in September 2004 or, with
                                   respect to those mortgage loans, if any, that
                                   were originated in August 2004 and

                                      S-11

                                   have their first payment date in October
                                   2004, September 1, 2004 or, with respect to
                                   those mortgage loans, if any, that were
                                   originated in September 2004 and have their
                                   first due date in November 2004, the date of
                                   origination. All payments and collections
                                   received on each mortgage loan after the
                                   cut-off date, excluding any payments or
                                   collections that represent amounts due on or
                                   before that date, will belong to the trust
                                   fund.

                                   With respect to two (2) mortgage loans,
                                   representing 1.5% of the initial mortgage
                                   pool balance, that were originated in
                                   September 2004, the related mortgage loan
                                   seller will deposit, for the benefit of the
                                   trust, an amount that will cause the trust to
                                   receive, in October 2004, a full month's
                                   interest with respect to each of those
                                   mortgage loans. For purposes of determining
                                   distributions on the certificates, each of
                                   those supplemental interest payments should
                                   be considered a payment by the related
                                   borrower.

CLOSING DATE...................... The date of initial issuance for the offered certificates will be on or about September
                                   29, 2004.

DETERMINATION DATE................ For any distribution date, the fourth business day prior to the distribution date.

DISTRIBUTION DATE................. Payments on the offered certificates are scheduled to occur monthly, commencing in
                                   October 2004. During any given month, the
                                   distribution date will be the 12th day of
                                   such month or, if the 12th day is not a
                                   business day, the next succeeding business
                                   day.

RECORD DATE....................... The record date for each monthly payment on an offered certificate will be the last
                                   business day of the prior calendar month. The
                                   registered holders of the offered
                                   certificates at the close of business on each
                                   record date will be entitled to receive any
                                   payments on those certificates on the
                                   following distribution date.

RATED FINAL DISTRIBUTION DATE..... The rated final distribution date for each class of the offered certificates is the
                                   distribution date in August 2039.

ASSUMED FINAL DISTRIBUTION DATES.. The distribution date on which each class of offered certificates is expected to be paid
                                   in full, assuming no delinquencies, losses,
                                   modifications, extensions of maturity dates,
                                   repurchases or, except as contemplated by the
                                   next sentence, prepayments of the mortgage
                                   loans after the initial issuance of the
                                   certificates, is set forth opposite that
                                   class in the table below. For purposes of the
                                   table, each mortgage loan with an anticipated
                                   repayment date is assumed to repay in full on
                                   its anticipated repayment date.

                                      S-12

                                                      MONTH AND YEAR OF
                                   CLASS        ASSUMED FINAL DISTRIBUTION DATE
                             ----------------  ---------------------------------
                                    A-1                    June 2009
                                    A-2                  October 2010
                                    A-3                    May 2014
                                    A-4                 September 2014
                                     B                  September 2014
                                     C                  September 2014
                                     D                  September 2014
                                     E                  September 2014

                                   See the maturity assumptions described under
                                   "Yield and Maturity Considerations" in this
                                   prospectus supplement for further assumptions
                                   that were taken into account in determining
                                   the assumed final distribution dates.

COLLECTION PERIOD................. On any distribution date, amounts available for payment on the offered certificates will
                                   depend on the payments and other collections
                                   received, and any advances of payments due,
                                   on the mortgage loans during the related
                                   collection period. Each collection period--

                                   o   will relate to a particular distribution
                                       date;

                                   o   will be approximately one month long;

                                   o   will begin on the day after the
                                       determination date in the immediately
                                       preceding month or, in the case of the
                                       first collection period, will begin
                                       immediately following the cut-off date;
                                       and

                                   o   will end on the determination date in the
                                       month of the related distribution date.

INTEREST ACCRUAL PERIOD........... The amount of interest payable with respect to the offered certificates on any
                                   distribution date will be a function of the
                                   interest accrued during the related interest
                                   accrual period. The interest accrual period
                                   for any distribution date will be the
                                   calendar month immediately preceding the
                                   month in which that distribution date occurs;
                                   provided that, for the purposes of
                                   calculating interest on the interest-bearing
                                   classes of the certificates, each interest
                                   accrual period will be deemed to consist of
                                   30 days and each year will be deemed to
                                   consist of 360 days.

                                      S-13

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL........................... The trust fund will issue 26 classes of the certificates with an approximate total
                                   principal balance at initial issuance equal
                                   to $1,114,730,373. Eight (8) of those classes
                                   of the certificates are being offered by this
                                   prospectus supplement. The remaining classes
                                   of the certificates will be offered
                                   separately in a private offering.

                                   The classes offered by this prospectus
                                   supplement are:

                                   o   class A-1, A-2, A-3 and A-4,

                                   o   class B,

                                   o   class C,

                                   o   class D, and

                                   o   class E.

                                   Distributions on the offered certificates
                                   will be made solely from collections on the
                                   mortgage pool. The offered certificates are
                                   mortgage-backed securities issued by the
                                   trust fund.

REGISTRATION AND DENOMINATIONS.... We intend to deliver the offered certificates in book-entry form in original denominations
                                   of $25,000 initial principal balance and in
                                   any whole dollar denomination in excess of
                                   $25,000.

                                   You will initially hold your offered
                                   certificates through The Depository Trust
                                   Company and they will be registered in the
                                   name of Cede & Co. as nominee for The
                                   Depository Trust Company. As a result, you
                                   will not receive a fully registered physical
                                   certificate representing your interest in any
                                   offered certificate, except under the limited
                                   circumstances described under "Description of
                                   the Offered Certificates--Registration and
                                   Denominations" in this prospectus supplement
                                   and under "Description of the
                                   Certificates--Book-Entry Registration" in the
                                   accompanying prospectus. We may elect to
                                   terminate the book-entry system through DTC
                                   with respect to all or any portion of any
                                   class of offered certificates.

TOTAL PRINCIPAL BALANCE OR
NOTIONAL AMOUNT AT INITIAL
ISSUANCE.......................... The table appearing under the caption
                                   "--Overview of the Series 2004-KEY2
                                   Certificates" above identifies for each class
                                   of the certificates, excluding the class Z,
                                   R-LR, R-I and R-II certificates, the
                                   approximate total initial principal balance
                                   or notional amount, as applicable, of that
                                   class.

                                   The actual total initial principal balance or
                                   notional amount of any class of certificates
                                   may be larger or smaller than the amount
                                   shown above, depending on the actual size of
                                   the initial mortgage pool balance or for
                                   other reasons. The actual size of the initial
                                   mortgage pool balance may be as much as 5%
                                   larger

                                      S-14

                                   or smaller than the amount presented in this
                                   prospectus supplement.

                                   The class A-1, A-2, A-3, A-4, A-1A, B, C, D,
                                   E, F, G, H, J, K, L, M, N, P, Q and DA
                                   certificates are the only certificates with
                                   principal balances and are sometimes referred
                                   to as the principal balance certificates. The
                                   principal balance of any of those
                                   certificates at any time represents the
                                   maximum amount that the holder may receive as
                                   principal out of cashflow received on or with
                                   respect to the mortgage loans.

                                   The class XC and XP certificates do not have
                                   principal balances. They are interest-only
                                   certificates. For a description of the
                                   notional amount of the class XC and XP
                                   certificates, see "Description of the Offered
                                   Certificates--General" in this prospectus
                                   supplement.

                                   The class R-LR, R-I, R-II and Z certificates
                                   do not have principal balances or notional
                                   amounts. The class R-LR, R-I and R-II
                                   certificates are residual interest
                                   certificates, and the holders of the class
                                   R-LR, R-I and R-II certificates are not
                                   expected to receive any material payments.
                                   The class Z certificates represent the right
                                   to receive additional interest, if any,
                                   accrued and received in respect of mortgage
                                   loans with anticipated repayment dates.

PASS-THROUGH RATE................. The table appearing under the caption
                                   "--Overview of the Series 2004-KEY2
                                   Certificates" above provides the indicated
                                   information regarding the pass-through rate
                                   at which each class of the offered
                                   certificates will accrue interest.

                                   The pass-through rates for the class A-1,
                                   A-2, A-3 and DA certificates will, in the
                                   case of each of these classes, be fixed at
                                   the rate per annum identified in the table
                                   appearing under the caption "--Overview of
                                   the Series 2004-KEY2 Certificates" above as
                                   the initial pass-through rate for the subject
                                   class.

                                   The pass-through rates for the class A-1A,
                                   A-4, B, C, D, E, F, J, K, L, M, N, P and Q
                                   certificates will, in the case of each of
                                   these classes, be a variable rate that, with
                                   respect to any interest accrual period, is
                                   equal to the lesser of:

                                   (a)  the rate per annum identified in the
                                        table appearing under the caption
                                        "--Overview of the Series 2004-KEY2
                                        Certificates" above as the initial pass-
                                        through rate for the subject class, and

                                   (b)  a weighted average of the adjusted net
                                        mortgage interest rates on the mortgage
                                        loans for the related distribution date.

                                   The pass-through rate for the class G
                                   certificates will be a variable rate that,
                                   with respect to any interest accrual period,
                                   is

                                      S-15

                                   equal to a weighted average of the adjusted
                                   net mortgage interest rates on the mortgage
                                   loans for the related distribution date minus
                                   0.3860%.

                                   The pass-through rate for the class H
                                   certificates will be a variable rate that,
                                   with respect to any interest accrual period,
                                   is equal to a weighted average of the
                                   adjusted net mortgage interest rates on the
                                   mortgage loans for the related distribution
                                   date.

                                   The pass-through rates for the class XC and
                                   XP certificates will be variable and, as to
                                   each such class, will equal the weighted
                                   average of the respective strip rates at
                                   which interest accrues from time to time on
                                   the respective components of the total
                                   notional amount of the subject class of
                                   certificates; provided that the class XP
                                   certificates will in no event accrue interest
                                   following the end of the August 2011 interest
                                   accrual period.

                                   When we refer to the adjusted net mortgage
                                   interest rate of a mortgage loan in this
                                   "--Pass-Through Rate" subsection, we mean the
                                   net mortgage interest rate for that mortgage
                                   loan as calculated and adjusted in the manner
                                   described in the final bullet under
                                   "--Overview of the Series 2004-KEY2
                                   Certificates" above.

                                   For additional information regarding the
                                   pass-through rates, including the
                                   pass-through rates for the non-offered
                                   interest-bearing certificates, see
                                   "Description of the Offered
                                   Certificates--Calculation of Pass-Through
                                   Rates" in this prospectus supplement.

PAYMENTS

A.  GENERAL....................... For purposes of making distributions to the class A-1, A-2, A-3, A-4 and A-1A
                                   certificates, the mortgage loans will be
                                   deemed to consist of two distinct groups,
                                   loan group 1 and loan group 2. Loan group 1
                                   will consist of 97 mortgage loans, with an
                                   initial loan group 1 balance of $846,670,903
                                   representing approximately 76.0% of the
                                   initial mortgage pool balance. Loan group 2
                                   will consist of 18 mortgage loans, with an
                                   initial loan group 2 balance of $268,059,470
                                   representing approximately 24.0% of the
                                   initial mortgage pool balance. Annex A-1 to
                                   this prospectus supplement sets forth the
                                   loan group designation with respect to each
                                   mortgage loan.

                                   On each distribution date, to the extent of
                                   available funds attributable to the mortgage
                                   loans (exclusive of the non-pooled portion of
                                   the Deerbrook Apartments mortgage loan) as
                                   described below, the trustee will make
                                   payments of interest and, except in the case
                                   of the class XC and XP certificates,
                                   principal to the holders of the following
                                   classes of certificates, in the following
                                   order:

                                      S-16

                                  PAYMENT ORDER                  CLASS
                            ----------------------  ----------------------------
                                       1                 A-1, A-2, A-3, A-4,
                                                          A-1A, XC and XP
                                       2                          B
                                       3                          C
                                       4                          D
                                       5                          E
                                       6                          F
                                       7                          G
                                       8                          H
                                       9                          J
                                       10                         K
                                       11                         L
                                       12                         M
                                       13                         N
                                       14                         P
                                       15                         Q

                                   Payments of interest in respect of the class
                                   A-1, A-2, A-3 and A-4 certificates will be
                                   made pro rata, based on entitlement, to the
                                   extent of available funds attributable to the
                                   mortgage loans in loan group 1. Payments of
                                   interest in respect of the class A-1A
                                   certificates will be made to the extent of
                                   available funds attributable to the mortgage
                                   loans in loan group 2. Payments of interest
                                   on the class XC and XP certificates will be
                                   made pro rata, based on entitlement, and
                                   without regard to loan groups. If, on any
                                   distribution date, the funds available for
                                   distribution thereon are insufficient to pay
                                   in full the total amount of interest to be
                                   paid to any of the class A-1, A-2, A-3, A-4,
                                   A-1A, XC and/or XP certificates, then such
                                   funds available for distribution will be
                                   allocated among all these classes pro rata in
                                   accordance with their interest entitlements,
                                   without regard to loan groups.

                                   Allocation of principal payments among the
                                   class A-1, A-2, A-3, A-4 and A-1A
                                   certificates is described under
                                   "--Payments--Payments of Principal" below.
                                   The class XC and XP certificates do not have
                                   principal balances and do not entitle their
                                   holders to payments of principal. See
                                   "Description of the Offered
                                   Certificates--Payments--Priority of Payments"
                                   in this prospectus supplement.

                                   The class DA certificates will represent a
                                   subordinated right to receive out of payments
                                   and other collections on the Deerbrook
                                   Apartments mortgage loan monthly payments of
                                   interest at the related pass-through rate and
                                   principal as described under "--Payments--
                                   Payments of Principal" below. See
                                   "Description of the Offered Certificates--
                                   Payments--Allocation of Payments on the
                                   Deerbrook Apartments Mortgage Loan; Payments
                                   on the Class DA Certificates" in this
                                   prospectus supplement.

                                      S-17

                                   No payments or other collections on the
                                   B-note loan described under "--The Mortgage
                                   Loans and the Mortgaged Real Properties"
                                   below will be available for distributions on
                                   the certificates.

B. PAYMENTS OF  INTEREST.......... Each class of certificates will bear interest, with the exception of the class Z,
                                   R-LR, R-I and R-II certificates. With respect
                                   to each interest-bearing class of
                                   certificates, that interest will accrue
                                   during each interest accrual period based
                                   upon--

                                   o   the pass-through rate applicable for the
                                       particular class for that interest
                                       accrual period;

                                   o   the total principal balance or notional
                                       amount, as the case may be, of the
                                       particular class outstanding immediately
                                       prior to the related distribution date;
                                       and

                                   o   the assumption that each year consists of
                                       twelve 30-day months, except that the
                                       class DA certificates will accrue
                                       interest based on the actual number of
                                       days in the interest accrual period and a
                                       360-day year.

                                   A whole or partial prepayment on a mortgage
                                   loan may not be accompanied by the amount of
                                   one full month's interest on the prepayment.
                                   As and to the extent described under
                                   "Description of the Offered Certificates--
                                   Payments--Payments of Interest" in this
                                   prospectus supplement, these shortfalls may
                                   be allocated to reduce the amount of accrued
                                   interest otherwise payable to the holders of
                                   the respective interest- bearing classes of
                                   the certificates (other than the class XC
                                   certificates, the class XP certificates and,
                                   unless the Deerbrook Apartments mortgage loan
                                   is involved, the class DA certificates),
                                   including the offered certificates.

                                   On each distribution date, subject to
                                   available funds and the payment priorities
                                   described under "--Payments--General" above,
                                   you will be entitled to receive your
                                   proportionate share of all unpaid interest
                                   accrued with respect to your class of offered
                                   certificates through the end of the related
                                   interest accrual period less your class's
                                   share of any shortfalls in interest
                                   collections due to prepayments on mortgage
                                   loans that are not offset by certain payments
                                   made by the master servicer.

                                   If, as described below under "--Payments of
                                   Principal", collections of principal are
                                   insufficient to make a full reimbursement for
                                   nonrecoverable advances, those amounts may be
                                   reimbursed from interest on the mortgage
                                   loans, thereby reducing the amount of
                                   interest otherwise distributable on the
                                   interest-bearing certificates on the related
                                   distribution date.

                                   See "Description of the Offered
                                   Certificates--Payments--Payments of
                                   Interest", "--Payments--Priority of Payments"
                                   and "--Calculation of Pass-Through Rates" in
                                   this prospectus supplement.

                                      S-18

C. PAYMENTS OF PRINCIPAL.........  The class XC, XP, R-I, R-II and Z certificates do not have principal balances
                                   and do not entitle their holders to payments
                                   of principal. Subject to available funds and
                                   the payment priorities described under
                                   "--Payments--General" above, however, the
                                   holders of each other class of offered
                                   certificates will be entitled to receive a
                                   total amount of principal over time equal to
                                   the initial principal balance of their
                                   particular class. The trustee will be
                                   required to make payments of principal in a
                                   specified sequential order to ensure that--

                                   o no payments of principal will be made to
                                     the holders of the class F, G, H, J, K, L,
                                     M, N, P or Q certificates until the total
                                     principal balance of the offered
                                     certificates and the class A-1A
                                     certificates is reduced to zero;

                                   o no payments of principal will be made to
                                     the holders of the class B, C, D or E
                                     certificates until, in the case of each of
                                     those classes, the total principal balance
                                     of all more senior classes of offered
                                     certificates and the class A-1A
                                     certificates is reduced to zero; and

                                   o except as described below in the following
                                     paragraph, payments of principal will be
                                     made--

                                     (i) to the holders of the class A-1,
                                         A-2, A-3 and A-4 certificates, in
                                         sequential order, in an amount equal to
                                         the funds allocated to principal with
                                         respect to mortgage loans in loan group
                                         1 and, after the principal balance of
                                         the class A-1A certificates have been
                                         reduced to zero, the funds allocated to
                                         principal with respect to mortgage
                                         loans in loan group 2, until the
                                         respective total principal balances of
                                         the class A-1, A-2, A-3 and A-4
                                         certificates, in that order, are
                                         reduced to zero, and

                                    (ii) to the holders of the class A-1A
                                         certificates, in an amount equal to the
                                         funds allocated to principal with
                                         respect to mortgage loans in loan group
                                         2 and, after the class A-4 certificates
                                         have been reduced to zero, the funds
                                         allocated to principal with respect to
                                         mortgage loans in loan group 1, until
                                         the total principal balance of the
                                         class A-1A certificates is reduced to
                                         zero.

                                   Because of losses on the mortgage loans
                                   and/or default-related or other unanticipated
                                   expenses of the trust, the total principal
                                   balance of the class B, C, D, E, F, G, H, J,
                                   K, L, M, N, P and Q certificates could be
                                   reduced to zero at a time when the class A-1,
                                   A-2, A-3, A-4 and A-1A certificates remain
                                   outstanding. If the total principal balance
                                   of the class B, C, D, E, F, G, H, J, K, L, M,
                                   N, P and Q certificates is reduced to zero at
                                   a time when the class A-1, A-2, A-3, A-4 and
                                   A-1A certificates, or any two or more of
                                   those classes, remain outstanding, any
                                   payments of

                                      S-19

                                   principal will be distributed to the holders
                                   of the outstanding class A-1, A-2, A-3, A-4
                                   and A-1A certificates, pro rata, rather than
                                   sequentially, in accordance with their
                                   respective principal balances and without
                                   regard to loan groups.

                                   The holders of the class DA certificates will
                                   be entitled to receive, on a subordinate
                                   basis, after the principal balance of the
                                   pooled portion of the Deerbrook Apartments
                                   mortgage loan has been reduced to zero, (a)
                                   all scheduled payments of principal due or,
                                   in some cases, deemed due on the Deerbrook
                                   Apartments mortgage loan from time to time,
                                   to the extent those payments are, in each
                                   case, received as of the end of the
                                   collection period when due or deemed due, and
                                   (b) any prepayments and other unscheduled
                                   collections of principal with respect to the
                                   Deerbrook Apartments mortgage loan.

                                   The total payments of principal to be made on
                                   the certificates on any distribution date
                                   will generally be a function of--

                                   o the amount of scheduled payments of
                                     principal due or, in some cases, deemed due
                                     on the mortgage loans during the related
                                     collection period, which payments are
                                     either received as of the end of that
                                     collection period or advanced by the master
                                     servicer, the trustee or the fiscal agent;
                                     and

                                   o the amount of any prepayments and other
                                     unscheduled collections of previously
                                     unadvanced principal with respect to the
                                     mortgage loans that are received during the
                                     related collection period.

                                   However, if the master servicer, the special
                                   servicer, the trustee or the fiscal agent
                                   reimburses itself out of general collections
                                   on the mortgage pool for any advance
                                   (including the portion of any P&I advance
                                   with respect to the non-pooled portion of the
                                   Deerbrook Apartments mortgage loan) that it
                                   has determined is not recoverable out of
                                   collections on the related mortgage loan,
                                   then (subject to the discussions in the
                                   second and third following paragraphs) that
                                   advance, together with interest accrued on
                                   that advance, will be reimbursed first out of
                                   payments and other collections of principal
                                   on all the mortgage loans, thereby reducing
                                   the amount of principal otherwise
                                   distributable on the principal balance
                                   certificates (other than the class DA
                                   certificates) on the related distribution
                                   date, prior to being reimbursed out of
                                   payments and other collections of interest on
                                   all the mortgage loans.

                                   Additionally, if any advance, together with
                                   interest accrued on that advance, with
                                   respect to a defaulted mortgage loan remains
                                   unreimbursed following the time that the
                                   mortgage loan is modified and returned to
                                   performing status, then (subject to the
                                   discussion in the following two paragraphs
                                   and even though that advance has not been
                                   deemed nonrecoverable from collections on the
                                   related mortgage loan) the master servicer,
                                   the special servicer, the trustee or the
                                   fiscal agent, as applicable, will be

                                      S-20

                                   entitled to reimbursement for that advance,
                                   with interest, on a monthly basis, out of
                                   payments and other collections of principal
                                   on all the mortgage loans after the
                                   application of those principal payments and
                                   collections to reimburse any party for
                                   nonrecoverable debt service advances and/or
                                   nonrecoverable servicing advances as
                                   described in the prior paragraph, thereby
                                   reducing the amount of principal otherwise
                                   distributable in respect of the principal
                                   balance certificates (other than the class DA
                                   certificates) on the related distribution
                                   date.

                                   Reimbursements of the advances described in
                                   the prior two paragraphs will generally be
                                   made first from principal collections on the
                                   mortgage loans included in the loan group
                                   which includes the mortgage loan in respect
                                   of which the advance was made, and if those
                                   collections are insufficient to make a full
                                   reimbursement, then from principal
                                   collections on the mortgage loans in the
                                   other loan group. As a result, distributions
                                   of principal of the class A-1, A-2, A-3, A-4
                                   and A-1A certificates may be reduced even if
                                   the advances being reimbursed were made in
                                   respect of mortgage loans included in the
                                   loan group that does not primarily relate to
                                   such class of certificates. Amounts otherwise
                                   payable as interest and/or principal on the
                                   class DA certificates, however, will not be
                                   available to reimburse advances in respect of
                                   any mortgage loan other than the Deerbrook
                                   Apartments mortgage loan.

                                   If any advance described above is not
                                   reimbursed in whole on any distribution date
                                   due to insufficient principal collections or,
                                   in the case of a nonrecoverable advance,
                                   interest collections, during the related
                                   collection period, then the portion of that
                                   advance which remains unreimbursed will be
                                   carried over, and continue to accrue
                                   interest, for reimbursement on the following
                                   distribution date.

                                   The payment of certain default-related or
                                   otherwise unanticipated expenses with respect
                                   to any mortgage loan may reduce the amounts
                                   allocable as principal of that mortgage loan
                                   and, accordingly, the principal distributions
                                   on the principal balance certificates.

                                   See "Description of the Offered
                                   Certificates--Payments--Payments of
                                   Principal", "--Payments--Priority of
                                   Payments" and "--Payments--Allocation of
                                   Payments on the Deerbrook Apartments Mortgage
                                   Loan" in this prospectus supplement.

                                   No payments or other collections of principal
                                   on the B-note loan described under "--The
                                   Mortgage Loans and the Mortgaged Real
                                   Properties" below will be available for
                                   distribution on the principal balance
                                   certificates.

D. PAYMENTS OF PREPAYMENT PREMIUMS
   AND YIELD MAINTENANCE CHARGES.. You may, in certain circumstances, also receive distributions of prepayment premiums
                                   and yield maintenance charges collected on
                                   the mortgage loans. Any distributions of
                                   those amounts

                                      S-21

                                   would be in addition to the distributions of
                                   principal and interest described above.

                                   If any prepayment premium or yield
                                   maintenance charge is collected on any of the
                                   mortgage loans, then the trustee will pay
                                   that amount in the proportions described
                                   under "Description of the Offered
                                   Certificates--Payments--Payments of
                                   Prepayment Premiums and Yield Maintenance
                                   Charges" in this prospectus supplement, to--

                                   o the holders of the class XC certificates;
                                     and/or

                                   o the holders of any of the class A-1, A-2,
                                     A-3, A-4, A-1A, B, C, D, E, F, G and/or H
                                     certificates that are then entitled to
                                     receive payments of principal with respect
                                     to the loan group that includes the prepaid
                                     mortgage loan.

                                   All prepayment premiums and yield maintenance
                                   charges payable as described above will be
                                   reduced, with respect to specially serviced
                                   mortgage loans, by an amount equal to certain
                                   expenses of the trust fund and losses
                                   realized in respect of the mortgage loans
                                   previously allocated to any class of
                                   certificates.

                                   See "Description of the Offered
                                   Certificates--Payments--Payments of
                                   Prepayment Premiums and Yield Maintenance
                                   Charges" in this prospectus supplement.

E. ALLOCATION OF ADDITIONAL
   INTEREST....................... On each distribution date, any additional interest collected during the related
                                   collection period on a mortgage loan with an
                                   anticipated repayment date will be
                                   distributed to the holders of the class Z
                                   certificates. We anticipate that First
                                   Chicago Capital Corporation will be the
                                   initial holder of the class Z certificates.
                                   See "Description of the Offered
                                   Certificates--Payments--Payments of
                                   Additional Interest" in this prospectus
                                   supplement.

EFFECT OF LOSSES ON THE MORTGAGE
LOANS AND OTHER UNANTICIPATED
EXPENSES.........................  Because of losses on the mortgage loans, reimbursements of advances determined to be
                                   nonrecoverable on a loan-specific basis and
                                   interest on such advances and/or
                                   default-related and other unanticipated
                                   expenses of the trust, the total principal
                                   balance of the mortgage pool, less any
                                   related outstanding advances of principal,
                                   may fall below the total principal balance of
                                   the principal balance certificates. For
                                   purposes of this determination only, effect
                                   will not be given to any reductions of the
                                   principal balance of any mortgage loan for
                                   payments of principal collected on the
                                   mortgage loans that were used to reimburse
                                   any advances outstanding after a workout of
                                   another mortgage loan to the extent those
                                   advances are not otherwise determined to be
                                   nonrecoverable on a loan-specific basis. If
                                   and to the extent that those losses,
                                   reimbursements and expenses cause the total
                                   principal balance of the mortgage pool, less
                                   any related outstanding advances of
                                   principal, to be less than the total
                                   principal balance of the principal balance
                                   certificates following the payments made on
                                   the certificates on any distribution date,
                                   the total principal balances of the following
                                   classes of principal

                                      S-22

                                   balance certificates will be successively
                                   reduced in the following order, until the
                                   deficit is eliminated:

                                    REDUCTION ORDER               CLASS
                                    ---------------               -----
                                           1                        Q
                                           2                        P
                                           3                        N
                                           4                        M
                                           5                        L
                                           6                        K
                                           7                        J
                                           8                        H
                                           9                        G
                                          10                        F
                                          11                        E
                                          12                        D
                                          13                        C
                                          14                        B
                                          15                  A-1, A-2, A-3,
                                                               A-4 and A-1A

                                   Any reduction to the total principal balances
                                   of the class A-1, A-2, A-3, A-4 and A-1A
                                   certificates will be made on a pro rata basis
                                   in accordance with the relative sizes of
                                   those principal balances.

                                   Notwithstanding the foregoing, losses on
                                   and/or default-related or other unanticipated
                                   expenses of the trust with respect to the
                                   Deerbrook Apartments mortgage loan will be
                                   allocated, as and to the extent described
                                   under "Description of the Offered
                                   Certificates--Reductions to Certificate
                                   Principal Balances in Connection with
                                   Realized Losses and Additional Trust Fund
                                   Expenses" in this prospectus supplement, to
                                   reduce the total principal balance of the
                                   class DA certificates, prior to being
                                   allocated to reduce the total principal
                                   balance of any class identified in the
                                   foregoing table.

                                   Any losses realized on the mortgage loans or
                                   additional trust fund expenses allocated in
                                   reduction of the principal balance of any
                                   class of principal balance certificates
                                   (other than the class DA certificates) will
                                   result in a corresponding reduction in the
                                   notional amount of the class XC certificates
                                   and may result in a reduction in the notional
                                   amount of the class XP certificates.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS............. Except as described in the next two paragraphs, the master servicer will be
                                   required to make advances of principal and/or
                                   interest due on the mortgage loans (including
                                   the non-pooled portion of the Deerbrook
                                   Apartments mortgage loan) with respect to any
                                   delinquent monthly payments, other than
                                   balloon payments. In addition, the trustee or
                                   the fiscal agent must make any of those
                                   advances that the master servicer fails to
                                   make. As described under "Description of the
                                   Offered Certificates--

                                      S-23

                                   Advances of Delinquent Monthly Debt Service
                                   Payments and Reimbursement of Advances" in
                                   this prospectus supplement, any party that
                                   makes an advance will be entitled to be
                                   reimbursed for the advance, together with
                                   interest at the prime rate, as described in
                                   that section of this prospectus supplement.

                                   Notwithstanding the foregoing, none of the
                                   master servicer, the trustee or the fiscal
                                   agent will be required to make any advance
                                   that it determines, in its reasonable
                                   judgment, will not be recoverable from
                                   proceeds of the related mortgage loan. The
                                   trustee and the fiscal agent will be entitled
                                   to rely on any determination of
                                   non-recoverability made by the master
                                   servicer. The special servicer may also
                                   determine that any interest and/or principal
                                   advance made or proposed to be made by the
                                   master servicer, the trustee or the fiscal
                                   agent is not recoverable from proceeds of the
                                   mortgage loan to which that advance relates,
                                   and the master servicer, the trustee and the
                                   fiscal agent will be entitled to rely on any
                                   determination of nonrecoverability made by
                                   the special servicer and will be required to
                                   act in accordance with that determination.

                                   In addition, if any of the adverse events or
                                   circumstances that we refer to under
                                   "Servicing of the Mortgage Loans--Required
                                   Appraisals" in this prospectus supplement
                                   occur or exist with respect to any mortgage
                                   loan or the mortgaged real property for that
                                   mortgage loan, the special servicer will be
                                   obligated to obtain a new appraisal or, at
                                   the special servicer's option in cases
                                   involving mortgage loans with relatively
                                   small principal balances, conduct a valuation
                                   of that property. If, based on that appraisal
                                   or other valuation, it is determined that the
                                   sum of the principal balance of the mortgage
                                   loan plus other delinquent amounts due under
                                   the mortgage loan exceeds 90% of the new
                                   estimated value of the related mortgaged real
                                   property, which value may be reduced by the
                                   special servicer based on its review of the
                                   related appraisal and other relevant
                                   information, plus certain other amounts, then
                                   the amount otherwise required to be advanced
                                   with respect to interest on that mortgage
                                   loan will be reduced in the same proportion
                                   that the excess, sometimes referred to as an
                                   appraisal reduction amount, bears to the
                                   principal balance of the mortgage loan, which
                                   will be deemed to be reduced by any
                                   outstanding advances of principal in respect
                                   of that mortgage loan. In the event advances
                                   are so reduced, funds available to make
                                   payments on the certificates then outstanding
                                   will be reduced.

                                   See "Description of the Offered
                                   Certificates--Advances of Delinquent Monthly
                                   Debt Service Payments and Reimbursement of
                                   Advances" and "Servicing of the Mortgage
                                   Loans--Required Appraisals" in this
                                   prospectus supplement. See also "Description
                                   of the Certificates--Advances" in the
                                   accompanying prospectus.

                                      S-24

REPORTS TO CERTIFICATEHOLDERS..... On each distribution date, the trustee will make available on its internet website, or
                                   provide on request, to the registered holders
                                   of the offered certificates a monthly report
                                   substantially in the form of Annex E to this
                                   prospectus supplement. The trustee's report
                                   will detail, among other things, the
                                   distributions made to the certificateholders
                                   on that distribution date and the performance
                                   of the mortgage loans and the mortgaged real
                                   properties.

                                   You may also review on the trustee's website,
                                   initially located at www.etrustee.net or,
                                   upon reasonable prior notice, at the
                                   trustee's offices during normal business
                                   hours, a variety of information and documents
                                   that pertain to the mortgage loans and the
                                   mortgaged real properties for those loans. We
                                   expect that the additional information and
                                   documents available at the trustee's offices
                                   will include loan documents, borrower
                                   operating statements, rent rolls and property
                                   inspection reports, to the extent received by
                                   the trustee.

                                   See "Description of the Offered
                                   Certificates--Reports to Certificateholders;
                                   Available Information" in this prospectus
                                   supplement.

OPTIONAL AND OTHER TERMINATION.... Specified parties to the transaction may terminate the trust when the aggregate
                                   principal balance of the mortgage loans,
                                   including the non-pooled portion of the
                                   Deerbrook Apartments mortgage loan, less any
                                   outstanding advances of principal, is less
                                   than 1.0% of the initial total principal
                                   balance of the principal balance
                                   certificates.

                                   In addition, if, following the date on which
                                   the total principal balances of the class
                                   A-1, A-2, A-3, A-4, A-1A, B, C, D and E
                                   certificates are reduced to zero, all of the
                                   remaining certificates are held by the same
                                   certificateholder, the trust fund may also be
                                   terminated, subject to such additional
                                   conditions as may be set forth in the pooling
                                   and servicing agreement, in connection with
                                   an exchange of all the remaining certificates
                                   for all the mortgage loans and REO properties
                                   remaining in the trust fund at the time of
                                   exchange.

                                   See "Description of the Offered
                                   Certificates--Termination" in this prospectus
                                   supplement.

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL........................... In this section, we provide summary information with respect to the mortgage
                                   loans that we intend to include in the trust
                                   fund. For more detailed information regarding
                                   those mortgage loans, you should review the
                                   following sections in this prospectus
                                   supplement:

                                   o "Description of the Mortgage Pool";

                                   o "Risk Factors--Risks Related to the
                                     Mortgage Loans";

                                      S-25

                                   o Annex A-1--Certain Characteristics of the
                                     Mortgage Loans;

                                   o Annex A-2--Certain Statistical Information
                                     Regarding the Mortgage Loans;

                                   o Annex B--Certain Characteristics Regarding
                                     Multi- family Properties; and

                                   o Annex C--Structural and Collateral Term
                                     Sheet (which contains a description of the
                                     ten largest mortgage loans or groups of
                                     cross-collateralized mortgage loans).

                                   When reviewing the information that we have
                                   included in this prospectus supplement with
                                   respect to the mortgage loans that are to be
                                   included in the trust fund, please note
                                   that--

                                   o all numerical information provided with
                                     respect to the mortgage loans is provided
                                     on an approximate basis;

                                   o all cut-off date principal balances assume
                                     the timely receipt of the scheduled
                                     payments for each mortgage loan and that no
                                     prepayments occur prior to the cut-off
                                     date;

                                   o all weighted average information provided
                                     with respect to the mortgage loans reflects
                                     a weighting of the subject mortgage loans
                                     based on their respective cut-off date
                                     principal balances (except that, for the
                                     purpose of calculating weighted averages,
                                     the Deerbrook Apartments mortgage loan is
                                     considered to exclude the non-pooled
                                     portion of that mortgage loan); the initial
                                     mortgage pool balance will equal the total
                                     cut-off date principal balance of the
                                     entire mortgage pool, and the initial loan
                                     group 1 balance and the initial loan group
                                     2 balance will each equal the total cut-off
                                     date principal balance of the mortgage
                                     loans in the subject loan group, in each
                                     case without regard to the non-pooled
                                     portion of the Deerbrook Apartments
                                     mortgage loan; we show the cut-off date
                                     principal balance for each of the mortgage
                                     loans (or, in the case of the Deerbrook
                                     Apartments mortgage loan, its cut-off date
                                     principal balance without regard to the
                                     non-pooled portion of that mortgage loan)
                                     on Annex A-1 to this prospectus supplement;

                                   o when information with respect to the
                                     mortgaged real properties is expressed as a
                                     percentage of the initial mortgage pool
                                     balance, the percentages are based upon the
                                     cut-off date principal balances of the
                                     related mortgage loans (or, in the case of
                                     the Deerbrook Apartments mortgage loan,
                                     unless the context clearly indicates
                                     otherwise, based on its cut-off date
                                     principal balance without regard to the
                                     non-pooled portion of that mortgage loan);

                                      S-26

                                   o if any of the mortgage loans is secured by
                                     multiple mortgaged real properties, the
                                     cut-off date principal balance has been
                                     allocated based on the allocated loan
                                     balance specified in the related loan
                                     documents or, to the extent not specified
                                     in the related loan documents, it has been
                                     allocated based on an individual mortgaged
                                     real property's appraised value as a
                                     percentage of the total appraised value of
                                     all the related mortgaged real properties;

                                   o unless specifically indicated otherwise,
                                     statistical information presented in this
                                     prospectus supplement with respect to the
                                     mortgage loan in the trust that is part of
                                     the A/B loan pair excludes the related
                                     B-note loan;

                                   o unless specifically indicated otherwise,
                                     statistical information with respect to the
                                     Deerbrook Apartments mortgage loan is being
                                     presented without regard to the non-pooled
                                     portion of the Deerbrook Apartments
                                     mortgage loan;

                                   o statistical information regarding the
                                     mortgage loans may change prior to the date
                                     of initial issuance of the offered
                                     certificates due to changes in the
                                     composition of the mortgage pool prior to
                                     that date, which may result in the initial
                                     mortgage pool balance being as much as 5%
                                     larger or smaller than indicated;

                                   o the sum of numbers presented in any column
                                     within a table may not equal the indicated
                                     total due to rounding; and

                                   o when a mortgage loan is identified by loan
                                     number, we are referring to the loan number
                                     indicated for that mortgage loan on Annex
                                     A-1 to this prospectus supplement.

SOURCE OF THE MORTGAGE LOANS...... We are not the originator of the mortgage loans that we intend to include in the trust.
                                   We will acquire the mortgage loans from three
                                   separate parties. Each of those mortgage
                                   loans was originated by--

                                   o the related mortgage loan seller from whom
                                     we acquired the mortgage loan; or

                                   o an affiliate of the related mortgage loan
                                     seller.

PAYMENT AND OTHER TERMS........... Each of the mortgage loans is the obligation of a borrower to repay a specified sum with
                                   interest. Each of the mortgage loans is
                                   secured by a first mortgage lien on the fee
                                   or leasehold interest of the related borrower
                                   or another party in one or more commercial,
                                   multifamily or manufactured housing community
                                   real properties. Each mortgage lien will be
                                   subject to the limited permitted encumbrances
                                   that we describe in the glossary to this
                                   prospectus supplement.

                                      S-27

                                   All of the mortgage loans are or should be
                                   considered nonrecourse. None of the mortgage
                                   loans is insured or guaranteed by any
                                   governmental agency or instrumentality, by
                                   any private mortgage insurer, by any mortgage
                                   loan seller or by any of the parties to the
                                   pooling and servicing agreement.

                                   Each of the mortgage loans currently accrues
                                   interest at the annual rate specified with
                                   respect to that loan on Annex A-1 to this
                                   prospectus supplement. Except as otherwise
                                   described below with respect to mortgage
                                   loans that have anticipated repayment dates,
                                   the mortgage interest rate for each mortgage
                                   loan is, in the absence of default, fixed for
                                   the entire term of the loan.

A. Partial Interest-Only Balloon
   Loans.......................... Eighteen (18) of the mortgage loans, representing approximately 22.2% of the
                                   initial mortgage pool balance (14 mortgage
                                   loans in loan group 1, representing
                                   approximately 15.9% of the initial loan group
                                   1 balance, and four (4) mortgage loans in
                                   loan group 2, representing approximately
                                   42.2% of the initial loan group 2 balance),
                                   require:

                                   o the payment of interest only on each due
                                     date until the expiration of a designated
                                     period;

                                   o the amortization of principal following the
                                     expiration of that interest-only period
                                     based on an amortization schedule that is
                                     significantly longer than its remaining
                                     term to stated maturity; and

                                   o a substantial payment of principal on its
                                     maturity date.

B. Interest-Only Balloon Loans.... One (1) of the mortgage loans, representing approximately 2.2% of the initial mortgage
                                   pool balance (and approximately 2.9% of the
                                   initial loan group 1 balance) requires the
                                   payment of interest only for the entire term
                                   of the mortgage loan and the payment of all
                                   principal on the maturity date.

C. Amortizing Balloon Loans....... Seventy-eight (78) of the mortgage loans, representing approximately 67.5% of the
                                   initial mortgage pool balance (65 mortgage
                                   loans in loan group 1, representing
                                   approximately 71.8% of the initial loan group
                                   1 balance, and 13 mortgage loans in loan
                                   group 2 representing approximately 53.9% of
                                   the initial loan group 2 balance), provide
                                   for:

                                   o an amortization schedule that is
                                     significantly longer than its remaining
                                     term to stated maturity; and

                                   o a substantial payment of principal on its
                                     maturity date.

                                   These 78 balloon loans do not include any of
                                   the mortgage loans described under "--A.
                                   Partial Interest-Only Balloon Loans" or "--B.
                                   Interest-Only Balloon Loans" above.

D. ARD Loans...................... Ten (10) of the mortgage loans, representing approximately 5.8% of the initial mortgage
                                   pool balance (nine (9) mortgage

                                      S-28

                                   loans in loan group 1, representing
                                   approximately 6.5% of the initial loan group
                                   1 balance, and one (1) mortgage loan in loan
                                   group 2, representing 3.9% of the initial
                                   loan group 2 balance), commonly referred to
                                   as hyper-amortization loans or ARD loans,
                                   each provides for material changes to its
                                   terms to encourage the borrower to pay the
                                   mortgage loan in full by a specified date. We
                                   consider that date to be the anticipated
                                   repayment date for the mortgage loan. There
                                   can be no assurance, however, that these
                                   incentives will result in any of these
                                   mortgage loans being paid in full on or
                                   before its anticipated repayment date. The
                                   changes to the loan terms, which, in each
                                   case, will become effective as of the related
                                   anticipated repayment date, include:

                                   o accrual of interest at a rate in excess of
                                     the initial mortgage interest rate with the
                                     additional interest to be deferred and
                                     payable only after the outstanding
                                     principal balance of the mortgage loan is
                                     paid in full; and

                                   o applying excess cash flow from the
                                     mortgaged real property to pay down the
                                     principal amount of the mortgage loan,
                                     which payment of principal will be in
                                     addition to the principal portion of the
                                     normal monthly debt service payment.

E. Fully Amortizing Loans......... Eight (8) mortgage loans, representing approximately 2.2% of the initial mortgage
                                   pool balance and approximately 2.9% of the
                                   initial loan group 1 balance, have payment
                                   schedules that provide for the payment of
                                   principal of such mortgage loans
                                   substantially in full by their maturity
                                   dates.

F. A/B Mortgage Loans............. One (1) mortgage loan, identified by loan number 50, and representing approximately
                                   0.6% of the initial mortgage pool balance and
                                   approximately 0.7% of the initial loan group
                                   1 balance, is evidenced by one of two notes
                                   which are secured by a single mortgage
                                   instrument on a single mortgaged real
                                   property. The related companion loan,
                                   referred to in this prospectus supplement as
                                   a B-note loan, will not be part of the trust
                                   fund and is generally subordinated to the
                                   related mortgage loan that will be in the
                                   trust fund.

                                   The intercreditor agreement for such pair of
                                   loans, referred to in this prospectus
                                   supplement as an A/B loan pair, generally
                                   allocates collections in respect of such
                                   loans first to amounts due on the mortgage
                                   loan in the trust fund and second to amounts
                                   due on the related B-note loan. The master
                                   servicer and special servicer will initially
                                   service and administer the A/B loan pair
                                   pursuant to the pooling and servicing
                                   agreement and the related intercreditor
                                   agreement as more particularly set forth in
                                   the intercreditor agreement. However, the
                                   intercreditor agreement allows the trust fund
                                   and the holder of the B-note loan to receive
                                   separate collections of principal and
                                   interest prior to any material defaults.
                                   Amounts attributable to the B-note loan will
                                   not be

                                      S-29

                                   assets of the trust fund, and will be
                                   beneficially owned by the holder of the
                                   B-note loan.

DELINQUENCY STATUS................ None of the mortgage loans was 30 days or more delinquent with respect to any monthly
                                   debt service payment as of its cut-off date
                                   or at any time during the 12-month period
                                   preceding that date.

PREPAYMENT LOCK-OUT PERIODS....... One hundred-twelve (112) of the mortgage loans, representing approximately 99.3% of
                                   the initial mortgage pool balance (94
                                   mortgage loans in loan group 1, representing
                                   approximately 99.0% of the initial loan group
                                   1 balance, and 18 mortgage loans in loan
                                   group 2, representing 100.0% of the initial
                                   loan group 2 balance), restrict prepayment
                                   for a particular period commonly referred to
                                   as a lock-out period. The weighted average
                                   remaining lock-out period of those mortgage
                                   loans is 95 months.

DEFEASANCE........................ Ninety-six (96) of the mortgage loans, representing approximately 92.0% of the
                                   initial mortgage pool balance (80 mortgage
                                   loans in loan group 1, representing
                                   approximately 91.1% of the initial loan group
                                   1 balance, and 16 mortgage loans in loan
                                   group 2, representing approximately 94.8% of
                                   the initial loan group 2 balance), permit the
                                   related borrower, under certain conditions,
                                   to obtain a full or partial release of the
                                   mortgaged real property from the mortgage
                                   lien by delivering U.S. Treasury obligations
                                   or other non-callable government securities
                                   as substitute collateral. None of these
                                   mortgage loans permits defeasance prior to
                                   the second anniversary of the date of initial
                                   issuance of the certificates. The payments on
                                   the defeasance collateral are required to be
                                   at least equal to an amount sufficient to
                                   make, when due, all debt service payments on
                                   the defeased mortgage loan or allocated to
                                   the related mortgaged real property,
                                   including any balloon payment.

                                      S-30

ADDITIONAL STATISTICAL
INFORMATION....................... The mortgage pool will have the following general characteristics as of the cut-off
                                   date:

                                                                 MORTGAGE POOL          LOAN GROUP 1         LOAN GROUP 2
                                                               -------------------    ------------------    -----------------

Initial mortgage pool/loan group balance                            $1,114,730,373          $846,670,903         $268,059,470
Number of mortgage loans                                                       115                    97                   18
Number of mortgaged real properties                                            173                   143                   30
Percentage of investment-grade, shadow rated loans
  (mortgage loan no.1) (1)                                                    8.2%                 10.8%                 0.0%

Average cut-off date principal balance                                  $9,693,308            $8,728,566          $14,892,193
Largest cut-off date principal balance                                 $91,096,748           $91,096,748          $46,000,000
Smallest cut-off date principal balance                                 $1,195,000            $1,195,000           $2,992,232

Weighted average mortgage interest rate                                     5.717%                5.829%               5.360%
Highest mortgage interest rate                                              6.760%                6.760%               6.350%
Lowest mortgage interest rate                                               4.700%                4.727%               4.700%

Number of cross-collateralized mortgage loans                                    8                     6                    2
Cross-collateralized loan groups as a percentage of
  initial mortgage pool/loan group balance                                   10.6%                  6.8%                22.5%
Number of multi-property mortgage loans                                          9                     7                    2
Multi-property mortgage loans as a percentage of initial
  mortgage pool/loan group balance                                           17.7%                 16.1%                22.5%

Weighted average underwritten debt service coverage ratio (2)                1.42x                 1.45x                1.34x
Highest underwritten debt service coverage ratio                             1.94x                 1.94x                1.57x
Lowest underwritten debt service coverage ratio                              1.15x                 1.15x                1.19x

Weighted average cut-off date loan-to-value ratio                            71.6%                 70.2%                75.9%
Highest cut-off date loan-to-value ratio                                     81.7%                 81.7%                79.9%
Lowest cut-off date loan-to-value ratio                                      40.4%                 40.4%                42.0%

Weighted average original term to maturity or anticipated
  repayment date (months)                                                      108                   110                  100
Longest original term to maturity or anticipated repayment
  date (months)                                                                240                   240                  180
Shortest original term to maturity or anticipated
  repayment date (months)                                                       60                    60                   60

Weighted average remaining term to maturity or anticipated
  repayment date (months)                                                      106                   109                   97
Longest remaining term to maturity or anticipated
  repayment date (months)                                                      240                   240                  172
Shortest remaining term to maturity or anticipated
  repayment date (months)                                                       54                    57                   54

--------------------

(1)      It has been confirmed by Moody's and Fitch, in accordance with their respective methodologies, that the subject mortgage loan has credit characteristics consistent with investment-grade rated obligations.

(2)      In the case of two (2) mortgage loans (loan numbers 3 and 49), the debt service coverage ratio was calculated assuming the application of a
         $3,250,000 letter of credit and $140,000 holdback, respectively, in reduction of the cut-off date principal balances of those two mortgage loans and assuming a revised debt service payment.

                                      S-31

PROPERTY TYPE..................... The table below shows the number of and the total cut-off date principal balance and
                                   percentages of the initial mortgage pool
                                   balance, the loan group 1 balance and the
                                   loan group 2 balance, respectively, secured
                                   by mortgaged real properties operated
                                   primarily for each indicated purpose:

                                              NUMBER OF          TOTAL        % OF INITIAL
                                              MORTGAGED       CUT-OFF DATE       MORTGAGE      % OF INITIAL     % OF INITIAL
                                                 REAL          PRINCIPAL           POOL        LOAN GROUP 1     LOAN GROUP 2
              PROPERTY TYPES                  PROPERTIES       BALANCE(1)       BALANCE(1)      BALANCE(1)       BALANCE(1)
-------------------------------------        ------------  -----------------  -------------    ------------     -------------

Retail                                             46       $    399,576,288        35.8%           47.2%              0.0%
   Retail-Anchored                                 19            244,503,348        21.9            28.9               0.0
   Retail-Shadow-Anchored(2)                       12             73,081,601         6.6             8.6               0.0
   Retail-Unanchored(2)                             7             55,034,895         4.9             6.5               0.0
   Retail-Single Tenant                             8             26,956,443         2.4             3.2               0.0
Multifamily                                        19            217,722,758        19.5             1.2              77.5
Office                                             20            162,061,130        14.5            19.1               0.0
Hospitality                                        12            110,116,441         9.9            13.0               0.0
Manufactured Housing Communities                   20             85,083,290         7.6             2.9              22.5
Self Storage                                       41             71,479,842         6.4             8.4               0.0
Industrial                                         12             43,490,624         3.9             5.1               0.0
Mixed Use                                           3             25,200,000         2.3             3.0               0.0
                                             ------------  -----------------  -------------    ------------     -------------
TOTAL                                             173       $  1,114,730,373       100.0%          100.0%            100.0%

--------------------
(1)  For mortgage loans secured by multiple mortgaged real properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated based on either
     (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan or (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan.

(2)  A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

PROPERTY LOCATION................. The mortgaged real properties are located in
                                   35 states and the District of Columbia. The
                                   following table sets forth the indicated
                                   information regarding those states where 5%
                                   or more of mortgaged real properties, based
                                   on allocated loan balance, are located.

                                 NUMBER OF            TOTAL
                                 MORTGAGED         CUT-OFF DATE        % OF INITIAL       % OF INITIAL        % OF INITIAL
                                    REAL            PRINCIPAL            MORTGAGE         LOAN GROUP 1        LOAN GROUP 2
            STATE                PROPERTIES         BALANCE(1)       POOL BALANCE(1)       BALANCE(1)          BALANCE(1)
-----------------------------   ------------   -----------------    ----------------     --------------      --------------

California                             25      $     227,026,999           20.4%               20.6%             19.7%
   Southern California (2)             21            198,128,876           17.8                17.2              19.7
   Northern California(2)               4             28,898,123            2.6                 3.4               0.0
Florida                                17            140,460,742           12.6                 6.1              33.0
Minnesota                               2             95,093,673            8.5                11.2               0.0
Texas                                  17             61,225,893            5.5                 5.3               6.1
New York                                7             58,189,713            5.2                 6.9               0.0
Other                                 105            532,733,353           47.8                49.9              41.2
                                ------------   -----------------    ----------------     --------------      --------------
                                      173      $   1,114,730,373          100.0%              100.0%            100.0%

--------------------
(1)  For mortgage loans secured by multiple mortgaged real properties, the cut-off date principal balance is allocated based on either (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan or (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan.

(2)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

                                      S-32

ENCUMBERED INTERESTS.............. The table below shows the number of, as well as the total cut-off date principal balance
                                   and percentage of the initial mortgage pool
                                   balance, the initial loan group 1 balance and
                                   the initial loan group 2 balance,
                                   respectively, secured by, mortgaged real
                                   properties for which the significant
                                   encumbered interest is as indicated:

      ENCUMBERED
    INTEREST IN THE           NUMBER OF               TOTAL            % OF INITIAL        % OF INITIAL        % OF INITIAL
    MORTGAGED REAL            MORTGAGED            CUT-OFF DATE          MORTGAGE          LOAN GROUP 1        LOAN GROUP 2
       PROPERTY            REAL PROPERTIES     PRINCIPAL BALANCE(1)   POOL BALANCE(1)       BALANCE(1)          BALANCE(1)
--------------------      -----------------   ---------------------  ----------------      ------------        ------------

Fee (2)                           168              1,080,704,564            96.9               96.0                 100.0
Fee/Leasehold                       3                 18,024,054             1.6                2.1                   0.0
Leasehold                           2                 16,001,755             1.4                1.9                   0.0
                          -----------------   ---------------------  ----------------      ------------        ------------
                                  173              1,114,730,373           100.0%             100.0%                100.0%

--------------------

(1)  For mortgage loans secured by multiple mortgaged real properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated based on either
     (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan or (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan.

(2)  In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES... The trustee or its agent will make elections to treat designated portions of the assets of
                                   the trust as three separate real estate
                                   mortgage investment conduits or REMICs under
                                   sections 860A through 860G of the Internal
                                   Revenue Code of 1986, as amended. One of
                                   those REMICs primarily consists of the
                                   Deerbrook Apartments mortgage loan. The other
                                   two of those REMICs are as follows:

                                   o EMIC I, the lower tier REMIC, which will
                                     consist of, among other things--

                                     1. the mortgage loans (or, in the case of
                                        the Deerbrook Apartments mortgage loan,
                                        the regular interest in the related
                                        individual loan REMIC), and

                                     2. various other related assets; and

                                   o REMIC II, which will hold the non-
                                     certificated regular interests in REMIC I.

                                   The class R-LR, R-I and R-II certificates
                                   will represent the residual interests in each
                                   of such REMICs.

                                   The portion of the trust represented by the
                                   class Z certificates will entitle the holders
                                   of those certificates to receive any
                                   additional interest accrued and deferred as
                                   to payment with respect to each mortgage loan
                                   with an anticipated repayment

                                      S-33

                                   date that remains outstanding past that date,
                                   and will constitute a grantor trust for
                                   federal income tax purposes. That additional
                                   interest will be excluded from the REMICs
                                   referred to above.

                                   The offered certificates will be treated as
                                   regular interests in REMIC II. This means
                                   that they will be treated as newly issued
                                   debt instruments for federal income tax
                                   purposes. You will have to report income on
                                   your offered certificates in accordance with
                                   the accrual method of accounting even if you
                                   are otherwise a cash method taxpayer. The
                                   offered certificates will not represent any
                                   interest in the grantor trust referred to in
                                   the preceding paragraph.

                                   The offered certificates will not be issued
                                   with original issue discount. Some of the
                                   offered certificates may be treated as being
                                   issued at a premium.

                                   The prepayment assumption that will be used
                                   in determining the rate of accrual of market
                                   discount and premium, if any, for U.S.
                                   federal income tax purposes, will be that,
                                   subsequent to any date of determination--

                                   o each ARD loan will be paid in full on its
                                     anticipated repayment date,

                                   o no mortgage loan will otherwise be prepaid
                                     prior to maturity, and

                                   o there will be no extension of maturity for
                                     any mortgage loan.

                                   However, no representation is made as to the
                                   actual rate at which the mortgage loans will
                                   prepay, if at all.

                                   For a more detailed discussion of the federal
                                   income tax aspects of investing in the
                                   offered certificates, see "Federal Income Tax
                                   Consequences" in this prospectus supplement
                                   and "Federal Income Tax Consequences" in the
                                   accompanying prospectus.

ERISA CONSIDERATIONS.............. We anticipate that, subject to satisfaction of the conditions referred to under "ERISA
                                   Considerations" in this prospectus
                                   supplement, employee benefit plans and other
                                   retirement plans or arrangements subject to--

                                   o Title I of the Employee Retirement Income
                                     Security Act of 1974, as amended, or

                                   o section 4975 of the Internal Revenue Code
                                     of 1986, as amended,

                                   will be able to invest in the offered
                                   certificates without giving rise to a
                                   prohibited transaction. This is based upon
                                   individual prohibited transaction exemptions
                                   granted to Merrill Lynch, Pierce, Fenner &
                                   Smith Incorporated and J.P. Morgan Securities
                                   Inc. by the U.S. Department of Labor.

                                      S-34

                                   If you are a fiduciary of any employee
                                   benefit plan or other retirement plan or
                                   arrangement subject to Title I of ERISA or
                                   section 4975 of the Internal Revenue Code of
                                   1986, as amended, you should review carefully
                                   with your legal advisors whether the purchase
                                   or holding of the offered certificates could
                                   give rise to a transaction that is prohibited
                                   under ERISA or section 4975 of the Internal
                                   Revenue Code of 1986, as amended. See "ERISA
                                   Considerations" in this prospectus supplement
                                   and in the accompanying prospectus.

LEGAL INVESTMENT.................. Upon initial issuance, the class A-1, A-2,
                                   A-3, A-4, B and C certificates will, and the
                                   class D and E certificates will not, be
                                   mortgage related securities for purposes of
                                   the Secondary Mortgage Market Enhancement Act
                                   of 1984.

                                   All institutions whose investment activities
                                   are subject to legal investment laws and
                                   regulations, regulatory capital requirements
                                   or review by regulatory authorities should
                                   consult with their own legal advisors in
                                   determining whether and to what extent the
                                   offered certificates will be legal
                                   investments for them. See "Legal Investment"
                                   in this prospectus supplement and in the
                                   accompanying prospectus.

INVESTMENT CONSIDERATIONS......... The rate and timing of payments and other collections of principal on or with respect
                                   to the mortgage loans -- and, in particular,
                                   in the case of the class A-1, A-2, A-3 and
                                   A-4 certificates, on or with respect to the
                                   mortgage loans in loan group 1 -- will affect
                                   the yield to maturity on each offered
                                   certificate. In the case of offered
                                   certificates purchased at a discount, a
                                   slower than anticipated rate of payments and
                                   other collections of principal on the
                                   mortgage loans -- and, in particular, in the
                                   case of the class A-1, A-2, A-3 and A-4
                                   certificates, on or with respect to the
                                   mortgage loans in loan group 1 -- could
                                   result in a lower than anticipated yield. In
                                   the case of offered certificates purchased at
                                   a premium, a faster than anticipated rate of
                                   payments and other collections of principal
                                   on the mortgage loans -- and, in particular,
                                   in the case of the class A-1, A-2, A-3 and
                                   A-4 certificates, on or with respect to the
                                   mortgage loans in loan group 1 -- could
                                   result in a lower than anticipated yield.

                                   The yield on any offered certificate with a
                                   variable or capped pass-through rate could
                                   also be adversely affected if the mortgage
                                   loans with relatively higher net mortgage
                                   interest rates pay principal faster than the
                                   mortgage loans with relatively lower net
                                   mortgage interest rates.

                                   See "Yield and Maturity Considerations" in
                                   this prospectus supplement and in the
                                   accompanying prospectus.

                                      S-35

                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

         The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

         YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH
UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS, IN DECIDING WHETHER TO
PURCHASE ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE
ACCOMPANYING PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH
MAKING AN INVESTMENT IN THE OFFERED CERTIFICATES.

         THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES
RELATING TO YOUR OFFERED CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT
PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR
INVESTMENT.

         THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT
INVOLVE RISK AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM
THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN
FACTORS, INCLUDING RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS
SUPPLEMENT.

         IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS
ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY
AFFECTED.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE CLASS B, C, D AND E CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE
RISKIER THAN, THE CLASS A-1, A-2, A-3, A-4, A-1A, XC AND XP CERTIFICATES

         If you purchase class B, C, D or E certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class A-1A, XC and XP certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of offered certificates.

         When making an investment decision, you should consider, among other things--

         o    the payment priorities of the respective classes of the
              certificates;

         o    the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls;
              and

         o    the characteristics and quality of the mortgage loans.

         See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable", "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered

                                      S-36

Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those
Certificates" in the accompanying prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

         If you purchase any of the class A-2, A-3, A-4, B, C, D or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates. See "Risk Factors--Changes in Pool Composition
Will Change the Nature of Your Investment" in the accompanying prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

         Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your certificates.
Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any certificate will be at any time.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

         The yield on your offered certificates will depend on--

         o    the price you paid for your offered certificates; and

         o    the rate, timing and amount of payments on your offered
              certificates.

         The frequency, timing and amount of payments on your offered certificates will depend on:

         o    the pass-through rate for, and other payment terms of, your offered certificates;

         o    the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

         o    the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

         o    the frequency, timing, severity and allocation of other
              shortfalls and expenses that reduce amounts available for payment on your offered certificates;

         o    repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

         o    the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

         o    servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

                                      S-37

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

         See "Description of the Mortgage Pool", "Servicing of the Mortgage
Loans", "Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

         If you purchase your offered certificates at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3 and A-4 certificates, on the mortgage loans in loan group 1--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class
A-1, A-2, A-3 and A-4 certificates, on the mortgage loans in loan group 1--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

         Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and Conditions of
the Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

         The yield on the offered certificates with variable pass-through rates could also be adversely affected if the mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

         Any changes in the weighted average lives of the offered certificates may adversely affect the yield to maturity of those certificates. Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

         The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

         o    the terms of the mortgage loans;

                                      S-38

         o    the length of any prepayment lockout period;

         o    the level of prevailing interest rates;

         o    the availability of mortgage credit;

         o    the applicable yield maintenance charges or prepayment premiums;

         o    the master servicer's or special servicer's ability to enforce yield maintenance charges and prepayment premiums;

         o    the failure to meet certain requirements for the release of escrows;

         o    the occurrence of casualties or natural disasters; and

         o    economic, demographic, tax, legal or other factors.

         A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicer, the special servicer, the trustee or the fiscal agent will be required to advance any yield maintenance charges. However, as discussed below under "--Yield Maintenance
Charges and Defeasance Provisions May Not Fully Protect Against Prepayment
Risk", there is a risk that yield maintenance charges may not be enforceable in certain jurisdictions and proceedings.

         See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans.
No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

         In addition, if a mortgage loan seller repurchases any mortgage loan from the trust fund due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

         The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and those additional losses are allocable to your class of offered certificates or those losses result in a reduction of the principal balance or notional amount of your offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to those certificates or results in a reduction in the principal balance or notional amount of those certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to

                                      S-39

be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

YIELD MAINTENANCE CHARGES AND DEFEASANCE PROVISIONS MAY NOT FULLY PROTECT
AGAINST PREPAYMENT RISK

         Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

         Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE AND THE
FISCAL AGENT TO RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES, PRINCIPAL
RECOVERY FEES AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS

         To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, each of the master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest
(which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. The right to receive these amounts is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

         You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Description of the Offered Certificates--Voting Rights" in
this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

         The initial master servicer and the initial special servicer are the same entity, and that entity is an affiliate of one of the underwriters and one of the mortgage loan sellers. This affiliation could cause a conflict with the master servicer's or special servicer's duties to the trust under the pooling and servicing agreement notwithstanding the fact that the pooling and servicing agreement provides that the mortgage loans must be administered in accordance with the servicing standard described in this prospectus supplement without regard to

                                      S-40

an affiliation with any other party involved in the transaction. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

         The special servicer will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer may, as discussed under "Servicing of the Mortgage Loans--Replacement of the Special Servicer", be
removed and replaced with another special servicer by the party, First Chicago
Capital Corporation, that is expected to purchase certain of the non-offered certificates (including the controlling class of certificates) and as a result become the initial holder of a majority of the voting rights allocated to the controlling class of certificateholders. This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its relationship with that party as a holder of certificates. In addition, affiliates of the special servicer own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of those affiliates of the special servicer may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

         The special servicer will have the right to determine that any P&I advance made or to be made by the master servicer, the trustee or the fiscal agent is not recoverable from proceeds of the mortgage loan to which that advance relates. The master servicer, the trustee or the fiscal agent will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal, which may reduce the amount of principal and, in some cases, interest that will be paid on your certificates.

         In addition, in connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. See "Servicing of the Mortgage Loans--The
Controlling Class Representative" in this prospectus supplement. The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class.

         In addition, property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

         o    a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

         o    the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

         o    affiliates of the property manager, and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties.

         In addition, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of borrowers under the mortgage loans.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF
THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE LOANS

         On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and
Pennsylvania. It is impossible to predict if or when future terrorist activities may occur in the United States. It is

                                      S-41

also impossible to predict the duration of the current military actions on the part of the United States in Iraq or Afghanistan and whether the United States will be involved in any other future military actions.

         See "Risk Factors--The Risk of Terrorism In the United States and
Military Action May Adversely Affect the Value of the Offered Certificates and
Payments on the Mortgage Assets" in the accompanying prospectus.

RISKS RELATED TO THE MORTGAGE LOANS

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE TRUST TO INCREASED
RISK OF DECLINE IN A PARTICULAR INDUSTRY

         The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Summary of Prospectus Supplement--The Mortgage Loans
and the Mortgaged Real Properties--Additional Statistical Information" in this prospectus supplement and the discussion in the following seven sub-headings of this "--Risks Related to the Mortgage Loans" subsection.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

         Forty-six (46) of the mortgaged real properties, which represent security for 35.8% of the initial mortgage pool balance (46 mortgage loans in loan group 1, representing approximately 47.2% of the initial loan group 1 balance), are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

         For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Retail Properties" in the
accompanying prospectus.

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

         Nineteen (19) of the mortgaged real properties, which represent security for 19.5% of the initial mortgage pool balance (two (2) mortgage loans in loan group 1, representing approximately 1.2% of the initial loan group 1 balance and 16 mortgage loans in loan group 2, representing approximately 77.5%
of the initial loan group 2 balance), are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

         For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A
Discussion of the Various Types of Multifamily and Commercial Properties that
May Secure Mortgage Loans Underlying a Series of Offered
Certificates--Multifamily Rental Properties" in the accompanying prospectus.

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

         Twenty (20) of the mortgaged real properties, which represent security for 14.5% of the initial mortgage pool balance (20 mortgage loans in loan group
1, representing approximately 19.1% of the initial loan group 1 balance), are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

         For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A

                                      S-42

Discussion of the Various Types of Multifamily and Commercial Properties that
May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office
Properties" in the accompanying prospectus.

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

         Twelve (12) of the mortgaged real properties, which represent security for 9.9% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 13.0% of the initial loan group 1 balance), are secured by mortgages on fee and/or leasehold interests in hospitality properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

         For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A
Discussion of the Various Types of Multifamily and Commercial Properties that
May Secure Mortgage Loans Underlying a Series of Offered
Certificates--Hospitality Properties" in the accompanying prospectus.

MANUFACTURED HOUSING COMMUNITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY
REDUCE PAYMENTS ON YOUR CERTIFICATES

         Twenty (20) of the mortgaged real properties, which represent security for 7.6% of the initial mortgage pool balance (three (3) mortgage loans in loan group 1, representing approximately 2.9% of the initial loan group 1 balance and two (2) mortgage loans in loan group 2, representing approximately 22.5% of the initial loan group 2 balance), are fee and/or leasehold interests in manufactured housing community properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

         For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage
Loans--A Discussion of the Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates--Manufactured Housing Communities, Mobile Home Parks and
Recreational Vehicle Parks" in the accompanying prospectus.

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

         Forty-one (41) of the mortgaged real properties, which represent security for 6.4% of the initial mortgage pool balance (eight (8) mortgage loans in loan group 1, representing approximately 8.4% of the initial loan group 1 balance), are secured by mortgages on fee and/or leasehold interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

         For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A
Discussion of the Various Types of Multifamily and Commercial Properties that
May Secure Mortgage Loans Underlying a Series of Offered
Certificates--Warehouse, Mini-Warehouse and Self Storage Facilities" in the
accompanying prospectus.

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

         Twelve (12) of the mortgaged real properties, which represent security for 3.9% of the initial pool balance (ten (10) mortgage loans in loan group 1, representing approximately 5.1% of the initial loan group 1 balance), are secured by mortgages on fee and/or leasehold interests in industrial properties.
Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

                                      S-43

         For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Industrial Properties" in the
accompanying prospectus.

RISKS ASSOCIATED WITH CONDOMINIUM OWNERSHIP

         One (1) mortgage loan (loan number 49, representing in the aggregate approximately 0.6% of the initial mortgage pool balance and approximately 2.4%
of the initial loan group 2 balance), respectively, of the initial mortgage pool balance, is secured by the related borrower's interest in residential condominium units.

         In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may have an adverse impact on the mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

         There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans.
Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIEs

         The mortgage loans are secured by mortgage liens on fee and/or leasehold (which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties.
This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

         o    the successful operation and value of the mortgaged real
              property; and

         o    the related borrower's ability to sell or refinance the mortgaged real property.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends Upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There is No Assurance" and "Description of The Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties That May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

                                      S-44

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

         All of the mortgage loans are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the mortgaged real property (together with any related insurance policies or credit enhancements), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property.
Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There is No Assurance" in
the accompanying prospectus.

LOANS NOT INSURED OR GUARANTEED

         Generally, the mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any governmental entity, any private mortgage insurer, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee, the fiscal agent, any of their respective affiliates or any other person or entity.

         We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged real property.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

         Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund the ongoing monthly reserve requirements.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

         The borrower under certain of the mortgage loans has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property.
These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the future proceeds.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

         In the case of 55 mortgaged real properties, securing 31.0% of the initial mortgage pool balance (55 mortgaged real properties in loan group 1, securing approximately 40.8% of the initial loan group 1 balance), the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of 29 of those properties, securing 14.0% of the initial mortgage pool balance (29 mortgaged real properties in loan group 1, securing approximately 18.4% of the initial in loan group 1 balance), the related borrower has leased the particular property to a single tenant that occupies 50% or more of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the

                                      S-45

continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time and the Related
Borrower's Ability to Refinance the Property, of Which There is No Assurance" in
the accompanying prospectus.

THE FAILURE OF A TENANT WILL HAVE A NEGATIVE IMPACT ON SINGLE TENANT PROPERTIES
AND PROPERTIES WITH TENANT CONCENTRATIONS

         The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. See "Risk
Factors--Bankruptcy Proceedings Entail Certain Risks" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Dependence on a Single Tenant or a Small Number of Tenants Makes
a Property Riskier Collateral" in the accompanying prospectus.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

         The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if:

         o    space in the mortgaged real properties could not be leased or re-leased;

         o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

         o    tenants were unwilling or unable to meet their lease obligations;

         o    a significant tenant were to become a debtor in a bankruptcy case;
              or

         o    rental payments could not be collected for any other reason.

         Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations.
Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

         Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

                                      S-46

         Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

         If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RISKS RELATED TO GEOGRAPHIC CONCENTRATION

         Mortgaged real properties located in California, Florida, Minnesota,
Texas, New York, Michigan and Georgia will represent approximately 20.4%, 12.6%,
8.5%, 5.5%, 5.2%, 4.9% and 4.4%, respectively, by allocated loan amount, of the initial mortgage pool balance (approximately 20.6%, 6.1%, 11.2%, 5.3%, 6.9%,
4.2% and 5.6%, respectively, of the initial loan group 1 balance and approximately 19.7%, 33.0%, 0.0%, 6.1%, 0.0%, 7.0% and 0.6%, respectively, of the initial loan group 2 balance). The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

RISKS RELATED TO CALIFORNIA GEOGRAPHIC CONCENTRATION

         Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California courts have held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

ADDITIONAL FLORIDA CONSIDERATIONS

         According to the Federal Emergency Management Agency, President George
W. Bush, on and after August 13, 2004, declared certain areas in Florida major disaster areas as a result of the occurrence of Hurricane Charley and the consequent damage to homes and property in those areas. There can be no assurance that Hurricane Charley has not resulted in property damage to, or will not otherwise adversely affect, any of the

                                      S-47

mortgaged real properties that are located in an affected area of Florida, or in economic disruption in the affected part of that state.

         In the case of one (1) mortgage loan, which is secured by the mortgaged real property identified on Annex A-1 as Beach Club and Viridian Lake Apartments
and represents approximately 2.9% of the initial mortgage pool balance and approximately 12.0% of the initial loan group 2 balance, the related mortgaged real property experienced damage to approximately nine of its 640 units as a result of Hurricane Charley.

         In the case of one (1) mortgage loan, which is secured by the mortgaged real property identified on Annex A-1 as Jefferson Commons and represents approximately 2.1% of the initial mortgage pool balance and approximately 8.9%
of the initial loan group 2 balance, the related mortgaged real property experienced water infiltration damage to approximately 39 of its 336 units as a result of Hurricane Charley.

         In the case of one (1) mortgage loan, which is secured by the mortgaged real property identified on Annex A-1 as Largo Landing and represents approximately 0.2% of the initial mortgage pool balance and approximately 0.3%
of the initial loan group 1 balance, the related mortgaged real property experienced multiple leaks in its roof as a result of Hurricane Charley.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

         Ninety-seven (97) mortgage loans, representing approximately 91.9% of the initial mortgage pool balance (approximately 80 mortgage loans in loan group
1, representing approximately 90.6% of the initial loan group 1 balance and 17 mortgage loans in loan group 2, representing approximately 96.1% of the initial loan group 2 balance), are balloon loans. In addition, 10 mortgage loans, representing approximately 5.8% of the initial mortgage pool balance
(approximately nine (9) mortgage loans in loan group 1, representing approximately 6.5% of the initial loan group 1 balance and one (1) mortgage Loan in loan group 2, representing approximately 3.9% of the initial loan group 2 balance), provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

         o    the value of the related mortgaged real property;

         o    the level of available mortgage interest rates at the time of sale or refinancing;

         o    the borrower's equity in the mortgaged real property;

         o    the financial condition and operating history of the borrower and the mortgaged real property, tax laws;

         o    prevailing general and regional economic conditions;

         o    the fair market value of the related mortgaged real property;

         o    reductions in applicable government assistance/rent subsidy programs; and

         o    the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

         Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans"
in this prospectus supplement and "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon

                                      S-48

Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable" in the accompanying prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

         The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

         o    The largest mortgage loan to be included in the trust represents approximately 8.2% of the initial mortgage pool balance. The largest mortgage loan in loan group 1 represents approximately
              10.8% of the initial loan group 1 balance and the largest mortgage loan in loan group 2 represents approximately 22.5% of the initial loan group 2 balance.

         o    The five (5) largest mortgage loans and groups of
              cross-collateralized mortgage loans to be included in the trust represent approximately 27.9% of the initial mortgage pool balance. The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 31.1% of the initial loan group 1 balance and the five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 68.7% of the initial loan group 2 balance.

         o    The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent approximately
              40.3% of the initial mortgage pool balance. The 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 43.6% of the initial loan group 1 balance and the 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 86.9% of the initial loan group 2 balance.

         See "Description of the Mortgage Pool--General",
"--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and
Mortgage Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in
this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS

         In the case of two (2) mortgaged real properties, representing security for approximately 1.4% of the initial mortgage pool balance (approximately 1.9%
of the initial loan group 1 balance), the related mortgage constitutes a lien on the related borrower's leasehold interest, and in one instance the related borrower's sub-leasehold interest, in the mortgaged real property, but not on the corresponding fee interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property. See "Description of the Mortgage Pool--Additional
Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders that Are Not Present
When Lending on an Actual Ownership Interest in a Real Property" and "Legal
Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

         Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. In addition,

                                      S-49

certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Zoning and Building Code
Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning
May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

         One (1) mortgage loan, representing 0.6% of the initial mortgage pool balance and approximately 0.7% of the initial loan group 1 balance, is part of a split loan structure, which we refer to in this prospectus supplement as an A/B loan pair, which also includes a subordinate companion loan, which we refer to in this prospectus supplement as a B-note loan. That B-note loan will not be included in the trust but is secured by the same mortgage instrument on the same mortgaged real property that secures the related mortgage loan in the trust that we refer to in this prospectus supplement as an A-note mortgage loan, as described under "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing".

         Four (4) mortgage loans, representing approximately 3.2% of the initial mortgage pool balance and approximately 4.2% of the initial loan group 1 balance, permit the related borrower to enter into additional subordinate or other financing that is secured by the mortgaged real properties as described under "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing".

         Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties.

         In the case of 11 of the mortgage loans, representing approximately
24.3% of the initial mortgage pool balance (eight (8) mortgage loans in loan group 1, representing approximately 25.5% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2, representing approximately 20.7%
of the initial loan group 2 balance), as described under "Description of the
Mortgage Pool--Additional Loan and Property Information--Additional and Other
Financing", direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the trust if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

         Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

         The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or

                                      S-50

from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

         See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" for additional information regarding the subordinate and additional financing permitted to remain in place or to be incurred under the terms of the mortgage loans.

         We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

         Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners'
economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

         When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property.

         Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

         Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

         If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

         In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

         See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged

                                      S-51

real properties and the borrowers. See also "Risk Factors--Subordinate Debt
Increases the Likelihood That a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

         A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.
The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

         Fourteen (14) separate groups of mortgage loans, representing approximately 23.9% of the initial mortgage pool balance (approximately 12 groups of mortgage loans in loan group 1, representing approximately 23.5% of the initial loan group 1 balance and two (2) groups of mortgage loans in loan group 2, representing approximately 25.2% of the initial loan group 2 balance), are loans made to borrowers that, in the case of each of those groups, are the same or under common control. Mortgaged real properties owned by affiliated borrowers are likely to:

         o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

         o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

         See "Description of the Mortgage Pool--Cross-Collateralized Mortgage
Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement.

         In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. For example, the tenant with respect to five (5) mortgaged real properties, securing five (5) mortgage loans, representing approximately 1.5% of the initial mortgage pool balance
(approximately 1.9% of the initial loan group 1 balance), is Walgreens. There may also be tenants that are related to or affiliated with a borrower. For example, with respect to the mortgaged real properties securing two (2) mortgage loans, representing approximately 3.9% of the initial mortgage pool balance
(approximately 5.1% of the initial loan group 1 balance), the tenants are affiliated with the borrower and represent approximately 41.2% and 60.1% of the gross leasable area. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

         The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. See "Risk Factors--Repayment of a Commercial or Multifamily
Mortgage Loan Depends Upon the Performance and Value of the Underlying Real
Property, Which May Decline Over Time and the Related Borrower's Ability to
Refinance the Property, of Which There is No Assurance", "--Borrower
Concentration Within a Trust Exposes Investors to Greater Risk of Default and
Loss"

                                      S-52

and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a
Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

         We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO
ALTERNATIVE USES

         Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Manufactured Housing Community Properties are Subject to
Unique Risks Which May Reduce Payments on Your Certificates" and "--Self Storage
Facilities are Subject to Unique Risks Which May Reduce Payments on Your
Certificates" in this prospectus supplement.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

         The trust could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans.
Any potential environmental liability could reduce or delay payments on the offered certificates.

         If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the trust will be subject to certain risks including the following:

         o    a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

         o    the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

         o    liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

         o    the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

         A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans, during the 16-month period ending on the cut-off date. Each of those environmental site assessments or updates, as the case may be, complied with industry-wide standards. In the case of 4 mortgaged real properties, securing four (4) separate mortgage loans (loan numbers 11, 31, 53 and 65)

                                      S-53

and representing security for approximately 4.0% of the initial mortgage pool balance (approximately 5.2% of the initial loan group 1 balance), a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, then one of the actions identified under "Description of the
Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in
this prospectus supplement, was taken.

         In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, an abatement or removal program.

         We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

         We are aware that with respect to one (1) mortgaged real property securing one (1) mortgage loan, representing approximately 0.9% of the initial mortgage pool balance and approximately 1.2% of the initial loan group 1 balance, the related borrower was required to obtain a secured creditor impaired property environmental insurance policy or blanket policy. See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Insurance"
in this prospectus supplement.

         We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

         See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" and "--Environmental Insurance" in this prospectus supplement. Also see "Risk Factors--Environmental Liabilities Will
Adversely Affect the Value and Operation of the Contaminated Property and May
Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

         Licensed engineers inspected all the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

         o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

         o    the general condition of the site, buildings and other
              improvements located at each property.

         The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. See "Risk Factors--Risks Related

                                      S-54

to the Mortgage Loans--Reserves to Fund Capital Expenditures May Be Insufficient
and This May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

         Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

FUTURE CASH FLOW AND PROPERTY VALUES ARE NOT PREDICTABLE

         A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

         o    economic conditions generally and in the area of the project;

         o    the age, quality, functionality and design of the property;

         o    the degree to which the property competes with other properties in the area;

         o    changes or continued weakness in specific industry segments;

         o    increases in operating costs;

         o    the willingness and ability of the owner to provide capable property management and maintenance;

         o    the degree to which the property's revenue is dependent upon a single tenant or user, a small group of tenants, tenants
              concentrated in a particular business or industry and the
              competition to any such tenants;

         o    an increase in the capital expenditures needed to maintain the properties or make improvements;

         o    a decline in the financial condition of a major tenant;

         o    the location of a mortgaged real property;

         o    whether a mortgaged real property can be easily converted to alternative uses;

         o    an increase in vacancy rates;

         o    perceptions regarding the safety, convenience and attractiveness of such properties;

         o    vulnerability to litigation by tenants and patrons;

                                      S-55

         o    environmental contamination; and

         o    a decline in rental rates as leases are renewed or entered into with new tenants.

         If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged real properties. Although some of the mortgage loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a property (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

         Other factors are more general in nature, such as:

         o    national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

         o    local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

         o    demographic factors;

         o    consumer confidence;

         o    consumer tastes and preferences; and

         o    changes in building codes and other applicable laws.

         The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

         o    the length of tenant leases;

         o    the creditworthiness of tenants;

         o    in the case of rental properties, the rate at which new rentals occur; and

         o    the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants).

         A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of property with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

                                      S-56

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

         The mortgage pool will include 13 mortgage loans, representing approximately 18.3% of the initial mortgage pool balance (11 mortgage loans in loan group 1, representing approximately 17.0% of the initial loan group 1 balance and two (2) mortgage loans in loan group 2, representing approximately
22.5% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in
Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, described under "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property
Mortgage Loans and Mortgage Loans with Affiliate Borrowers", entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

         o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 115% to 125%, of the portion of the total loan amount allocated to the property or properties to be released;

         o    the satisfaction of certain criteria set forth in the related loan documents;

         o    the satisfaction of certain leasing goals or other performance tests;

         o    the satisfaction of debt service coverage and loan-to-value tests for the property or properties that will remain as collateral;
              and/or

         o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

         Seven (7) mortgage loans, representing approximately 16.3% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 14.3% of the initial loan group 1 balance and two (2)
mortgage loans in loan group 2, representing approximately 22.5% of the initial loan group 2 balance), are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state.
Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

         In addition, nine (9) of the mortgage loans, representing approximately
17.7% of the initial mortgage pool balance (seven (7) mortgage loans in loan group 1, representing approximately 16.1% of the initial loan group 1 balance and two (2) mortgage loans in loan group 2, representing approximately 22.5% of the initial loan group 2 balance), are secured by deeds of trust or mortgages, as applicable, on multiple properties, two (2) of which (two (2) mortgage loans in loan group 1, representing approximately 8.7% of the initial loan group 1 balance) secure the joint and several obligations of multiple borrowers, and seven (7) of which (five (5) mortgage loans in loan group 1, representing approximately 7.4% of the initial loan group 1 balance and two (2) mortgage loans in loan group 2, representing approximately 22.5% of the initial loan group 2 balance) secure the obligations of a single borrower. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of

                                      S-57

such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

         o    such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

         o    the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness
              represented by the other cross-collateralized loans, receive "fair consideration" or "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

         We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans,
Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and
Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the trust.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

         The borrowers may be either individuals or legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

         Some of the borrowers are not structured to diminish the likelihood of their becoming bankrupt. The related mortgage documents and/or organizational documents of such borrowers, may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

         Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

         o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of
              operating an ongoing business; and

         o    individuals that have personal liabilities unrelated to the property.

         However, any borrower, even an entity structured to be
bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

         Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead

                                      S-58

to a downgrade, withdrawal or qualification of the ratings of your certificates.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the accompanying prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

         Ten (10) of the mortgage loans, representing approximately 10.6% of the initial mortgage pool balance (seven (7) mortgage loans in loan group 1, representing approximately 6.3% of the initial loan group 1 balance and three
(3) mortgage loans in loan group 2, representing approximately 24.4% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.
Not all tenants-in-common for these mortgage loans are special purpose entities.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

         Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

         Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the trust may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

         Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                      S-59

         As a result of the foregoing, the special servicer's recovery on behalf of the trust with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LITIGATION MAY HAVE ADVERSE EFFECT ON BORROWERS

         From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates, and certain of the borrowers and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers or their affiliates. It is possible that such litigation may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

         From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

         The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

         o    responding to changes in the local market;

         o    planning and implementing the rental structure;

         o    operating the property and providing building services;

         o    managing operating expenses; and

         o    assuring that maintenance and capital improvements are carried out in a timely fashion.

         Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

         Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See

                                      S-60

"Description of the Mortgage Pool--Assignment of the Mortgage Loans",
"--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

         Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See
"--Risks Related to Geographic Concentration" and "--Risks Related to California
Geographic Concentration" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

         Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

         The special servicer, on behalf of the trust, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the trust were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the trust may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

         All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some

                                      S-61

of those mortgaged real properties are located in California, Florida, North
Carolina, South Carolina and Texas and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

         Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

         After the September 11, 2001 terrorist attacks in New York City, the
Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which established a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance polices on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed
$5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either (a) authorizes such reinstatement in writing or
(b) fails to pay the premium increase related to the terrorism coverage within
30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

         The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies.
Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof.
Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

         We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

         The master servicer, with respect to each of the mortgage loans, including specially serviced mortgage loans, and the special servicer, with respect to REO Properties, will be required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which shall be obtained from an insurer meeting the requirements of the applicable loan documents. Notwithstanding the foregoing, the master servicer and the special servicer will not be required to maintain, and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk

                                      S-62

casualty insurance that does not contain any carve-out for terrorist or similar act, if and only if the special servicer has determined in accordance with the
Servicing Standard (and other consultation with the controlling class representative) that either--

         o    such insurance is not available at commercially reasonable rates, and such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

         o    such insurance is not available at any rate.

         If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

         If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

         Some of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

         Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this prospectus supplement.

         Any losses incurred with respect to the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

         If such casualty losses are not covered by standard casualty insurance policies and the mortgage loan documents do not specifically require the borrowers to obtain this form of coverage, then in the event of a casualty, the amount available to make distributions on your offered certificates could be reduced.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

         From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this

                                      S-63

offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         We intend to include the 115 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,114,730,373 (exclusive of the principal balance of the Deerbrook Apartments Non-Pooled Portion). However,
the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See
"--Changes in Mortgage Pool Characteristics" below.

         For purposes of making distributions with respect to certain classes of offered certificates, as described under "Description of the Offered
Certificates", the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 97 mortgage loans, representing approximately 76.0% of the initial mortgage pool balance.
Loan group 2 will consist of 18 mortgage loans (representing, by initial aggregate cut-off date balance, approximately 95.4% of all the mortgage loans secured by multifamily properties and 70.9% of all the mortgage loans secured by manufactured housing community properties), representing approximately 24.0% of the initial mortgage pool balance. Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

         The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust (exclusive of the principal balance of the Deerbrook Apartments Non-Pooled Portion). The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively (exclusive of the principal balance of the Deerbrook Apartments
Non-Pooled Portion). The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan (or, in the case of the Deerbrook
Apartments Mortgage Loan, its cut-off date principal balance without regard to the non-pooled portion of that mortgage loan) is shown on Annex A-1 to this prospectus supplement. Without regard to the Deerbrook Apartments Non-Pooled
Portion, the cut-off date principal balances of all the mortgage loans in the trust range from $1,195,000 to $91,096,748, and the average of those cut-off date principal balances is $9,693,308; the cut-off date principal balances of the mortgage loans in loan group 1 range from $1,195,000 to $91,096,748, and the average of those cut-off date principal balances is $8,728,566; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$2,992,232 to $46,000,000, and the average of those cut-off date principal balances is $14,892,193.

         When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context clearly indicates otherwise, include the B-Note Loan which will not be included in the trust.

         Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

                                      S-64

         The entire Deerbrook Apartments Mortgage Loan has a cut-off date principal balance of $4,071,822. In connection with distributions on the certificates, the Deerbrook Apartments Mortgage Loan will be treated as if it consists of two portions, which we refer to as the Deerbrook Apartments Pooled
Portion and the Deerbrook Apartments Non-Pooled Portion, respectively. The
Deerbrook Apartments Pooled Portion consists of $3,661,822 of the entire cut-off date principal balance of the Deerbrook Apartments Mortgage Loan. The Deerbrook
Apartments Non-Pooled Portion consists of the remaining $410,000 of the cut-off date principal balance of the Deerbrook Apartments Mortgage Loan. The class DA certificates represent beneficial ownership of the Deerbrook Apartments
Non-Pooled Portion, and the holders of those certificates will have a subordinated entitlement to collections of principal and interest on the
Deerbrook Apartments Mortgage Loan that are allocable to the Deerbrook
Apartments Non-Pooled Portion. The holders of the class A-1, A-2, A-3, A-4,
A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will be entitled to receive collections of principal and/or interest on the Deerbrook Apartments
Mortgage Loan that are allocable to the Deerbrook Apartments Pooled Portion. As and to the extent described under "Description of the Offered
Certificates--Payments--Allocation of Payments on the Deerbrook Apartments
Mortgage Loan; Payments on the Class DA Certificates" in this prospectus supplement, the rights of the holders of the class DA certificates to receive payments to which they are entitled with respect to the Deerbrook Apartments
Mortgage Loan will be subordinated to the rights of the holders of the class
A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
certificates to receive payments to which they are entitled with respect to the
Deerbrook Apartments Mortgage Loan.

         You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

         We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

         o    all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

         o    all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no
              prepayments occur prior to the cut-off date;

         o    all weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances (except that, for the purpose of
              calculating weighted averages, the Deerbrook Apartments Mortgage
              Loan is considered to exclude the Deerbrook Apartments Non-Pooled
              Portion);

         o    when information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans (or, in the case of the Deerbrook
              Apartments Mortgage Loan, unless the context clearly indicates otherwise, based on its cut-off date principal balance without regard to the Deerbrook Apartments Non-Pooled Portion);

         o    if any of the mortgage loans is secured by multiple properties, the cut-off date principal balance has been allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated based on an individual mortgaged real property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties;

         o    unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to the A-Note
              Mortgage Loan excludes the B-Note Loan;

                                      S-65

         o    unless specifically indicated otherwise, statistical information with respect to the Deerbrook Apartments Mortgage Loan is being presented without regard to the Deerbrook Apartments Non-Pooled
              Portion;

         o    statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

         o    the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

         o    when a mortgage loan is identified by loan number, we refer to the loan number indicated for that mortgage loan on Annex A-1.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
LOANS WITH AFFILIATED BORROWERS

         The mortgage pool will include 13 mortgage loans, representing approximately 18.3% of the initial mortgage pool balance (11 mortgage loans in loan group 1, representing approximately 17.0% of the initial loan group 1 balance and two (2) mortgage loans in loan group 2, representing approximately
22.5% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid mortgage recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

         Five (5) of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

         o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125%, of the portion of the total loan amount allocated to the property or properties to be released;

         o    the borrower meets certain criteria set forth in the related loan documents;

         o    the satisfaction of certain leasing goals or other performance tests;

         o    the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as
              collateral; and/or

         o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

         In the case of one (1) group of cross-collateralized mortgage loans, representing in the aggregate 0.4% of the initial mortgage pool balance (two (2)
mortgage loans in loan group 1, representing approximately 0.6% of the initial loan group 1 balance) and secured by the mortgaged real properties identified on
Annex A-1 to this prospectus supplement as Rubicon in Windward Phase I and
Rubicon in Windward Phase II, respectively, in connection with a sale of either mortgaged real property to an unrelated third-party purchaser, the related borrower may obtain a release of the respective mortgage loan from the cross-collateralization provisions (in which case that mortgage loan will no longer be cross-collateralized and cross-defaulted with the other mortgage

                                      S-66

loan in this cross-collateralized group) if certain conditions are satisfied, including the achievement of a specified debt service coverage ratio and loan-to-value ratio. If the loan-to-value ratio requirement will not be satisfied, the related borrower may make a partial prepayment to reduce the unpaid principal balance of one or both of the mortgage loans making up the cross-collateralized loan group in order to satisfy the loan-to-value ratio requirement, which partial prepayment will not include any prepayment premium.

         In the case of one group of cross-collateralized and cross-defaulted loans, which is identified on Annex A-1 to this prospectus supplement as being secured by ARC MHC 10 Year Loan and ARC MHC 5 Year Loan, representing in the aggregate approximately 5.4% of the initial mortgage pool balance (two (2)
mortgage loans in loan group 2, representing approximately 22.5% of the initial loan group 2 balance), the two loans making up that loan group have different terms, with the result that the cross-collateralization and cross-default provisions will terminate in the event that either mortgage loan is repaid or fully defeased so long as no event of default exists with respect to either mortgage loan. The two mortgage loans have original terms to maturity of 10 years and five years, respectively.

         For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

         The table below shows each group of mortgaged real properties that:

         o    are owned by the same or affiliated borrowers; and

         o    secure in total two or more non-cross-collateralized mortgage loans that represent at least 1% of the initial mortgage pool balance.

                                                              NUMBER OF STATES            AGGREGATE           % OF INITIAL
                                                            WHERE THE PROPERTIES         CUT-OFF DATE           MORTGAGE
    GROUP                   PROPERTY NAMES                     ARE LOCATED(1)         PRINCIPAL BALANCE       POOL BALANCE
------------   ------------------------------------------   --------------------     --------------------     ------------

      A        Kendall Value Center                                                  $         19,700,000         1.8%
               Sunset Strip Shopping Center                                                    10,300,000         0.9
                                                                                     --------------------     ------------
                                                                    1                $         30,000,000         2.7%
                                                                                     ====================     ============

      B        855 Franklin Avenue                                                   $         15,750,000         1.4%
               1122 Franklin Avenue                                                             8,250,000         0.7
               870 Franklin Avenue                                                              2,500,000         0.2
                                                                                     --------------------     ------------
                                                                    1                $         26,500,000         2.4%
                                                                                     ====================     ============

      C        First & Main South                                                    $         16,382,162         1.5%
               Albertson's Center                                                               4,437,725         0.4
                                                                                     --------------------     ------------
                                                                    1                $         20,819,886         1.9%
                                                                                     ====================     ============

      D        Stanford Ranch Plaza                                                  $          9,065,068         0.8%
               Almond Plaza                                                                     8,742,623         0.8
                                                                                     --------------------     ------------
                                                                    1                $         17,807,691         1.6%
                                                                                     ====================     ============

      E        Radisson Providence Harbor                                            $         11,985,626         1.1%
               Holiday Inn South Kingstown                                                      4,994,095         0.4
                                                                                     --------------------     ------------
                                                                    1                $         16,979,721         1.5%
                                                                                     ====================     ============

------------------
(1) Total represents number of states where properties within the subject group are located.

                                      S-67

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

         Due Dates. Except in the case of one (1) mortgage loan, all of the mortgage loans provide for monthly debt service payments to be due on the first day of each month and also provide for one or both of the following--

         o    a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month, and/or

         o    that either Penalty Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month.

         The one (1) mortgage loan referred to in the preceding sentence as an exception, representing approximately 2.1% of the initial mortgage pool balance and approximately 8.9% of the initial loan group 2 balance, provides for monthly debt service payments to be due on the seventh day of each month with no grace period.

         Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD
Loans", each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

         The mortgage interest rate for each of the mortgage loans is shown on
Annex A-1 to this prospectus supplement. The mortgage interest rates of all the mortgage loans in the trust range from 4.700% per annum to 6.760% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.717% per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 4.727% to 6.760% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.829% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 4.700%
to 6.350% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.360% per annum.

         Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

         One hundred-eight (108) of the mortgage loans, representing approximately 97.7% of the initial mortgage pool balance (90 mortgage loans in loan group 1, representing approximately 97.0% of the initial loan group 1 balance, and 18 mortgage loans in loan group 2, representing approximately
100.0% of the initial loan group 2 balance), will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days, and seven (7) of the mortgage loans, representing approximately 2.3% of the initial mortgage pool balance (seven (7) mortgage loans in loan group 1, representing approximately 3.0% of the initial loan group
1 balance), will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

         Partial Interest-Only Balloon Loans. Eighteen (18) of the mortgage loans, representing approximately 22.2% of the initial mortgage pool balance (14 mortgage loans in loan group 1, representing approximately 15.9% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately 42.2% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.

                                      S-68

         Interest-Only Balloon Loans. One (1) of the mortgage loans, representing approximately 2.2% of the initial mortgage pool balance and approximately 2.9% of the initial loan group 1 balance, requires the payment of interest only for the entire term of the mortgage loan and the payment of all principal on the maturity date.

         Amortizing Balloon Loans. Seventy-eight (78) of the mortgage loans, representing approximately 67.5% of the initial mortgage pool balance (65 mortgage loans in loan group 1, representing approximately 71.8% of the initial loan group 1 balance, and 13 mortgage loans in loan group 2, representing approximately 53.9% of the initial loan group 2 balance), are characterized by--

         o    an amortization schedule that is significantly longer than the actual term of the mortgage loan; and

         o    a substantial payment being due with respect to the mortgage loan on its stated maturity date.

         These 78 mortgage loans do not include any of the mortgage loans described under "--Partial Interest-Only Balloon Loans" and "--Interest-Only
Balloon Loans" above.

         ARD Loans. Ten (10) of the mortgage loans, representing approximately
5.8% of the initial mortgage pool balance (nine (9) mortgage loans in loan group
1, representing approximately 6.5% of the initial loan group 1 balance, and one
(1) mortgage loan in loan group 2, representing approximately 3.9% of the initial loan group 2 balance), are characterized by the following features:

         o    a maturity date that is more than 20 years following origination;

         o    the designation of an anticipated repayment date that is generally
              10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

         o    the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

         o    until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

         o    from and after its anticipated repayment date, the accrual of interest at a revised annual rate that is, in most cases, equal to either

              o    the sum of:

                   1.   its initial mortgage interest rate; plus

                   2.   a specified margin that is not more than 2.0 percentage
                        points; or

               o    the greater of:

                    1.   the sum of (a) the initial mortgage interest rate plus
                         (b) a specified margin that is not more than 2.0
                         percentage points, and

                    2.   2.0 percentage points over the value of a particular
                         U.S. treasury or other benchmark floating rate at or
                         about the related anticipated repayment date;

         o    the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

                                      S-69

         o    from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

         As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

         In the case of each of such mortgage loans, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

         Any amount received in respect of additional interest payable on the
ARD Loans will be distributed to the holders of the class Z certificates.
Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

         Fully Amortizing Loans. Eight (8) of the mortgage loans, representing approximately 2.2% of the initial mortgage pool balance and approximately 2.9%
of the initial loan group 1 balance), are characterized by--

         o    constant monthly debt service payments throughout the substantial term of the mortgage loan; and

         o    an amortization schedule that is approximately equal to the actual term of the mortgage loan.

         These fully amortizing loans have neither--

         o    an anticipated repayment date; nor

         o    the associated repayment incentives.

         Recasting of Amortization Schedules. Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

         Voluntary Prepayment Provisions. In general, at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

         o    a prepayment consideration period during which voluntary
              prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment
              consideration; or

         o    an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

                                      S-70

         All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one month to four months prior to the stated maturity date or anticipated repayment date. Additionally, none of the mortgage loans with anticipated repayment dates requires a yield maintenance charge after the anticipated repayment date.

         The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement.

         As described below under "--Defeasance Loans", most of the mortgage loans (79 mortgage loans in loan group 1, representing approximately 90.7% of the initial loan group 1 balance, and 16 mortgage loans in loan group 2, representing approximately 94.8% of the initial loan group 2 balance) will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

         Prepayment Lock-out Periods. One hundred-twelve (112) of the mortgage loans, representing approximately 99.3% of the initial mortgage pool balance (94 mortgage loans in loan group 1, representing approximately 99.0% of the initial loan group 1 balance, and 18 mortgage loans in loan group 2, representing approximately 100.0% of the initial loan group 2 balance), provide for prepayment lock-out periods as of the cut-off date, and the weighted average remaining prepayment lock-out period of those mortgage loans as of the cut-off date is 95 months (96 months for the mortgage loans in loan group 1 and 92 months for the mortgage loans in loan group 2).

         Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "--Terms and Conditions of the Mortgage
Loans--Other Prepayment Provisions" and "--Mortgage Loans Which May Require
Principal Paydowns" below.

         Prepayment Consideration. Twenty (20) of the mortgage loans, representing approximately 8.3% of the initial mortgage pool balance (18 mortgage loans in loan group 1, representing approximately 9.3% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 5.2% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, in some cases, following an initial prepayment lock-out period. That prepayment consideration for 15 of those mortgage loans is calculated on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid. In the case of four (4) of the remaining mortgage loans, which represent approximately 1.4% of the initial mortgage pool balance (three (3)
mortgage loans in loan group 1, representing approximately 0.7% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, respectively,
3.7% of the initial loan group 2 balance), the prepayment consideration will equal a specified percentage of the amount prepaid, which specified percentage will decline over time. In the case of one (1) mortgage loan, which is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bethany Plaza Shopping Center, which represents approximately 0.2%
of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, the prepayment consideration, (i) during the first three years of the term of the mortgage loan, will be calculated on the basis of a yield maintenance formula that is subject to a minimum amount equal to a specified percentage of the principal amount prepaid, and (ii) thereafter, will equal a specified percentage of the amount prepaid, which specified percentage will decline over time.

         Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation

                                      S-71

of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk
Factors--Yield Maintenance Charges or Defeasance Provisions May Not Fully
Protect Against Prepayment Risk" in this prospectus supplement, "Risk
Factors--Some Provisions in the Mortgage Loans Underlying Your Offered
Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees
and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and
Limitations on Prepayments" in the accompanying prospectus.

         Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

         Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

         As discussed under "--Cross-Collateralized Mortgage Loans, Multi-
Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above, no prepayment consideration will be paid in connection with any partial prepayment on the mortgage loans secured by mortgage real properties identified on Annex
A-1 to this prospectus supplement as Rubicon in Windward Phase I and Rubicon in
Windward Phase II, which partial prepayment may be made in connection with a sale of either mortgaged real property and the termination of the cross-collateralization arrangement if and to the extent that the specified loan-to-value ratio requirement is not otherwise satisfied.

         Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

         o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

         o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable" and "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the
accompanying prospectus.

                                      S-72

         Many of the mortgage loans permit one or more of the following types of transfers:

         o    transfers of the corresponding mortgaged real property if
              specified conditions are satisfied, which conditions normally include one or both of the following--

              1.   confirmation by each applicable rating agency that the
                   transfer will not result in a qualification, downgrade or
                   withdrawal of any of its then-current ratings of the
                   certificates; or

              2.   the reasonable acceptability of the transferee to the
                   lender;

         o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

         o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related mortgage loan documents;

         o    transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related mortgage loan documents;

         o    a transfer of non-controlling ownership interests in the related borrower;

         o    involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

         o    issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

         o    a transfer of ownership interests for estate planning purposes;

         o    changes in ownership between existing partners and members of the related borrower;

         o    a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

         o    transfers of shares in a publicly held corporation or in
              connection with the initial public offering of a private company;
              or

         o    other transfers similar in nature to the foregoing.

         Mortgage Loans Which May Require Principal Paydowns. Eighteen (18)
mortgage loans, representing approximately 12.5% of the initial mortgage pool balance (15 mortgage loans in loan group 1, representing approximately 9.8% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2, representing approximately 20.9% of the initial loan group 2 balance), are secured by letters of credit or cash reserves that in each such case:

         o    will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

         o    if not so released, will (or, in some cases at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                                      S-73

         The total amount of the letters of credit and/or cash reserves was
$7,628,958 at the time of closing of each of those mortgage loans.

         See also "--Other Prepayment Provisions" above.

         Defeasance Loans. Ninety-five (95) mortgage loans, representing approximately 91.7% of the initial mortgage pool balance (79 mortgage loans in loan group 1, representing approximately 90.7% of the initial loan group 1 balance, and 16 mortgage loans in loan group 2, representing approximately 94.8%
of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S. government securities or other non-callable government securities within the meaning of Section 2(a)(16)
of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited.

         Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property. In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

         o    will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

         o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last such due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

         For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

         If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount. Five (5) mortgage loans, representing approximately 15.6%
of the initial mortgage pool balance (three (3) mortgage loans in loan group 1, representing approximately 13.5% of the initial loan group 1 balance, and two
(2) mortgage loans in loan group 2, representing approximately 22.5% of the initial loan group 2 balance), permit the partial release of collateral in connection with partial defeasance.

         In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

         None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

         See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

         Partial Release Provisions. In the case of three (3) mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Castaic Village Shopping Center, London Village

                                      S-74

Apartments and Bethany Plaza Shopping Center and representing 1.8%, 0.3% and
0.2%, respectively, of the initial mortgage pool balance (two (2) mortgage loans in loan group 1, representing approximately 2.7% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately
1.4% of the initial loan group 2 balance), upon written request by the related borrower, the lender is required to release from the lien of the related mortgage a portion of the mortgaged real property consisting of excess unimproved real property or developed roadways, without payment of any consideration or repayment of any principal, subject to satisfaction of certain conditions, which may include delivery to the lender of evidence that the parcel to be released has been legally subdivided from the remaining mortgaged real property, the parcel to be released and the remaining mortgaged real property are each a separate tax lot, the remaining mortgaged real property maintains a specified loan-to-value ratio and/or debt-service-coverage ratio, and the parcel to be released is not necessary for the remaining mortgaged real property to comply with any zoning or other legal requirements applicable to the remaining mortgaged real property.

         Certain of the mortgage loans permit the release of certain parcels upon the satisfaction of certain requirements other than defeasance. In such cases, no material value was given to such parcels in the underwriting of the related mortgage loans.

         Right of Reversion. In the case of one (1) mortgage loan, secured by the mortgaged real property identified on Annex A-1 as One New Hampshire, which mortgage loan represents 1.2% of the initial mortgage pool balance
(approximately 1.6% of the initial loan group 1 balance), the borrower interest in the related mortgaged real property is a sub-leasehold estate from the Pease
Development Authority as ground lessee from the United States Government. In the event of the contemplated transfer of fee title by the United States Government to the Pease Development Authority, the conveyancing deed is expected to contain a right of reversion back to the United States Government in the event that certain covenants (including covenants relating to environmental and Federal
Aviation Authority regulations and building height restrictions) in the deed are breached. The right of reversion would invalidate the borrower's sub-lease if the reversion is triggered as a result of an act or omission of the borrower.
However, a consent was obtained from the United States which provides that in the event a right of reversion exists and is exercised, the lender will be given notice and an opportunity to cure the breach prior to the United States'
exercise of the reversion.

MORTGAGE POOL CHARACTERISTICS

         General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

                                      S-75

SIGNIFICANT MORTGAGE LOANS

         The following table shows certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                            NUMBER OF                                                                      CUT-OFF
                            MORTGAGE                   % OF      % OF     % OF                              DATE
                              LOANS/                  INITIAL   INITIAL  INITIAL                          PRINCIPAL         CUT-OFF
                  MORTGAGE  MORTGAGED  CUT-OFF DATE   MORTGAGE   LOAN     LOAN                PROPERTY     BALANCE            DATE
                    LOAN      REAL       PRINCIPAL     POOL     GROUP 1  GROUP 2  PROPERTY      SIZE        PER               LTV
    LOAN NAME      SELLER  PROPERTIES    BALANCE(1)   BALANCE   BALANCE  BALANCE    TYPE      SF/UNIT(2)   SF/UNIT  DSCR(3) RATIO(3)
----------------- -------- ----------  ------------   --------  -------  ------- ------------ ----------  --------- ------- --------

Crossroads Center    MLML      1/1      $91,096,748     8.2%     10.8%    0.0%      Retail      775,319        117    1.70    62.8
Lodgian Portfolio    MLML      1/8       63,655,539     5.7       7.5     0.0    Hospitality      1,786     35,641    1.71    67.0
ARC MHC Portfolio                                                                Manufactured
   Loans(4)          MLML     2/14       60,332,290     5.4       0.0    22.5      Housing        3,006     20,071    1.47    78.5
U-Haul Portfolio
   Loans(4)          MLML     2/34       50,276,246     4.5       5.9     0.0    Self Storage 1,523,070         33    1.60    62.3
1900 Ocean
   Apartments        MLML      1/1       46,000,000     4.1       0.0    17.2    Multifamily        266    172,932    1.26(5) 75.4
1500 Eckington
   Place             MLML      1/1       33,300,000     3.0       3.9     0.0       Office      247,955        134    1.57    53.3
Beach Club and
   Viridian Lake
   Apartments         Key      1/1       32,150,000     2.9       0.0    12.0    Multifamily        640     50,234    1.24    79.3
520 Broadway         MLML      1/1       24,600,000     2.2       2.9     0.0       Office      113,141        217    1.36    76.6
150 & 200
   Meadowlands
   Parkway           JPMCB     1/1       24,139,176     2.2       2.9     0.0       Office      211,962        114    1.30    79.9
Jefferson Commons    JPMCB     1/1       23,900,000     2.1       0.0     8.9    Multifamily      1,002     23,852    1.31    78.9
                           ----------  ------------   --------  -------  -------                                    ------- --------
Total/Weighted
   Average                    12/63    $449,450,000    40.3%     33.9%   60.6%                                        1.51    69.7
                           ==========  ============   ========  ======= ========                                    ======= ========

--------------------
(1)  In the case of a group of cross-collateralized mortgage loans, the aggregate cut-off date principal balance of the loans making up that loan group.

(2)  Property size is indicated in square feet, except with respect to manufactured housing (in which case it is indicated by pads), hospitality
     (in which case it is indicated in rooms) and multifamily (in which case it is indicated in dwelling units except for the Jefferson Commons mortgage loan which is indicated in beds) properties.

(3)  In the case of a group of cross-collateralized mortgage loans, the weighted average.

(4)  Groups of cross-collateralized mortgage loans.

(5)  DSCR was calculated assuming the application of a $3,250,000 letter of credit in reduction of the cut-off date principal balance and assuming a revised debt service payment.

         See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

A/B LOAN PAIR

         General. The A-Note Mortgage Loan, which represents approximately 0.6%
of the initial mortgage pool balance and approximately 0.7% of the initial loan group 1 balance, is secured by the mortgaged real property identified on Annex
A-1 to this prospectus supplement as Skyview Plaza Shopping Center. The related borrower has encumbered the subject mortgaged real property with junior debt, which constitutes the B-Note Loan. The aggregate debt consisting of the A-Note
Mortgage Loan and the B-Note Loan, which two mortgage loans constitute the A/B
Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the A-Note Mortgage Loan in the trust fund. The B-Note Loan was sold immediately after origination to
CBA-Mezzanine Capital Finance, LLC, and will not be included in the trust fund.

         The A-Note Mortgage Loan and B-Note Loan are cross-defaulted. The
B-Note Loan has the same maturity date, amortization schedule and prepayment structure as the A-Note Mortgage Loan. For purposes of the

                                      S-76

information presented in this prospectus supplement with respect to the A-Note
Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the A-Note Mortgage Loan and does not take into account the B-Note Loan.

         The trust, as the holder of the A-Note Mortgage Loan, and the separate holder of the B-Note Loan will be parties to a separate intercreditor agreement, which we refer to as the A/B Intercreditor Agreement. The servicing and administration of the A-Note Mortgage Loan (and, to the extent described below, the B-Note Loan) will be performed by the master servicer on behalf of the trust
(and, in the case of the B-Note Loan, on behalf of the holder of that loan). The master servicer will be required to collect payments with respect to the B-Note
Loan following the occurrence of certain events of default with respect to the
A/B Loan Pair described in the A/B Intercreditor Agreement. The following describes certain provisions of the A/B Intercreditor Agreement. The following does not purport to be complete and is subject to, and qualified by reference to, the actual provisions of the A/B Intercreditor Agreement.

         Allocation of Payments Between the A-Note Mortgage Loan and the B-Note
Loan. The right of the holder of the B-Note Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the A-Note Mortgage Loan to receive such amounts. So long as an A/B
Material Default has not occurred or, if an A/B Material Default has occurred but is no longer continuing with respect to the A/B Loan Pair, the borrower under the A/B Loan Pair will be required to make separate payments of principal and interest to the respective holders of the A-Note Mortgage Loan and B-Note
Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust as the holder of the A-Note Mortgage Loan. Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, will generally be applied first to the principal balance of the A-Note Mortgage
Loan and then to the principal balance of the B-Note Loan, and any voluntary principal prepayments, together with any applicable yield maintenance charges, will generally be applied pro rata between the A-Note Mortgage Loan and the
B-Note Loan. If an A/B Material Default occurs and is continuing with respect to the A/B Loan Pair, then all amounts tendered by the borrower or otherwise available for payment of the A/B Loan Pair will be applied by the master servicer (with any payments received by the holder of the B-Note Loan after and during an A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the sequential order of priority provided for in the A/B
Intercreditor Agreement, which generally provides that all interest, principal, yield maintenance charges and outstanding expenses in respect of the A-Note
Mortgage Loan will be paid in full prior to any application of payments in respect of the B-Note Loan.

         If, after the expiration of the right of the holder of the B-Note Loan to purchase the A-Note Mortgage Loan (as described below), the A-Note Mortgage
Loan or the B-Note Loan is modified in connection with a workout so that, with respect to either the A-Note Mortgage Loan or the B-Note Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the A/B loan pair, then all payments to the trust, as the holder of the A-Note Mortgage Loan, will be made as if the workout did not occur and the payment terms of the A-Note Mortgage Loan will remain the same. In that case, the holder of the B-Note Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the A-Note Mortgage
Loan or the B-Note Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the B-Note Loan).

         Servicing of the A/B Loan Pair. The A-Note Mortgage Loan and the
related mortgaged real property will be serviced and administered by the master servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer the B-Note Loan to the extent described below. The servicing standard set forth in the pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the B-Note
Loan when servicing the A/B Loan Pair, with a view to maximizing the realization for both the trust and the holder of the B-Note Loan as a collective whole. The holder of the B-Note Loan will be deemed a third party beneficiary of the pooling and servicing agreement.

                                      S-77

         The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, the A/B Loan Pair. Subject to certain limitations with respect to modifications and certain rights of the holder of the B-Note Loan to purchase the A-Note Mortgage Loan, the holder of the B-Note Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the A/B Loan Pair.

         So long as an A/B Material Default has not occurred with respect to the
A/B Loan Pair, the master servicer will have no obligation to collect payments with respect to the B-Note Loan. A separate servicer of the B-Note Loan will be responsible for collecting amounts payable in respect of the B-Note Loan. That servicer will have no servicing duties or obligations with respect to the related A-Note Mortgage Loan or the related mortgaged real property. If an A/B
Material Default occurs with respect to the A/B Loan Pair, the master servicer or the special servicer, as applicable, will (during the continuance of that A/B
Material Default) collect and distribute payments for both the A-Note Mortgage
Loan and the B-Note Loan according to the sequential order of priority provided for in the A/B Intercreditor Agreement.

         Advances. None of the master servicer, the trustee or the fiscal agent is required to make any P&I advances with respect to the B-Note Loan. Neither the holder of the B-Note Loan nor any related separate servicer is required to make any P&I advance with respect to the A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer and, if applicable, the trustee or the fiscal agent will make servicing advances with respect to the mortgaged real property securing the A/B Loan Pair. The special servicer may, but is not obligated to, make servicing advances with respect to the mortgaged real property securing the A/B Loan Pair.

         Modifications. The ability of the master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of the B-Note Loan, the
A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the B-Note Loan to approve modifications and other actions as contained in the A/B Intercreditor Agreement; provided that the consent of the holder of the B-Note Loan will not be required in connection with any modification or other action with respect to the A/B Loan Pair after the expiration of the right of the holder of the B-Note to purchase the related
A-Note Mortgage Loan. The holder of the B-Note Loan may not enter into any assumption, amendment, deferral, extension, increase or waiver of the B-Note
Loan or the related loan documents without the prior written consent of the trustee, as holder of the A-Note Mortgage Loan, acting through the master servicer and/or the special servicer as specified in the pooling and servicing agreement.

         Purchase of the A-Note Mortgage Loan by the Holder of the B-Note Loan.
Upon the occurrence of any one of certain defaults that are set forth in the A/B
Intercreditor Agreement, the holder of the B-Note Loan will have the right to purchase the A-Note Mortgage Loan at a purchase price determined under the A/B
Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of the A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer, the trustee or the fiscal agent with respect to the A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the A/B Loan Pair by the master servicer or special servicer, (e) any interest on any unreimbursed P&I advances made by the master servicer, the trustee or the fiscal agent with respect to the A-Note
Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the A/B Loan Pair together with advance interest thereon.

         The holder of the B-Note Loan does not have any rights to cure any defaults with respect to the A/B Loan Pair.

                                      S-78

ADDITIONAL LOAN AND PROPERTY INFORMATION

         Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the due date for such mortgage loan in September 2004, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent in the 12-month period immediately preceding or, if shorter, from the date of origination up to, the due date for such mortgage loan in September
2004, without giving effect to any applicable grace period.

         Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

         o    Twenty-nine (29) of the mortgaged real properties, securing 14.0%
              of the initial mortgage pool balance and representing
              approximately 18.4% of the initial loan group 1 balance, are, in each case, a retail property, an office property or an
              industrial/warehouse property that is leased to one or more major tenants that each occupies at least 50% of the net rentable area of the particular property.

         o    Thirteen (13) of the mortgaged real properties, securing 3.5% of the initial mortgage pool balance and representing approximately
              4.6% of the initial loan group 1 balance, are entirely or
              substantially leased to a single tenant.

         o    Three (3) of the mortgaged real properties, securing 5.1% of the initial mortgage pool balance (securing three (3) mortgage loans
              (loan numbers 12, 14 and 28), representing approximately 21.1% of the initial loan group 2 balance), are multifamily rental
              properties that have a material tenant concentration of students.
              Those mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

         o    A number of companies are major tenants at more than one of the mortgaged real properties.

         o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

         o    Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

         Ground Leases. In the case of two (2) mortgaged real properties, representing security for approximately 1.4% of the initial mortgage pool balance and approximately 1.9% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold interest, and in one instance sub-leasehold interest, in the mortgaged real property, but not on the corresponding fee interest. In each case, the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 10 years after the stated
maturity of the related mortgage loan and the ground lessor has agreed to give the holder of that mortgage loan notice of and the right to cure, any default or breach by the lessee.

         See "Risk Factors--Ground Leases Create Risks for Lenders That Are Not
Present When Lending on an Actual Ownership Interest in a Real Property" and
"Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying prospectus.

         Additional and Other Financing.

         In the case of the A-Note Mortgage Loan, the related mortgage also secures the B-Note Loan, which will not be included in the trust fund. See
"--A/B Loan Pair" above.

                                      S-79

         Four (4) mortgage loans, representing approximately 3.2% of the initial mortgage pool balance and approximately 4.2% of the initial loan group 1 balance), permit the related borrower to enter into additional subordinate or other financing that is secured by the mortgaged real properties as described below--

         o    In the case of the mortgage loan secured by the mortgaged real property identified in Annex A-1 of this prospectus supplement as
              H-K Valley Shopping Center, representing approximately 0.9% of the initial mortgage pool balance (1.2% of the initial loan group 1 balance), the related borrower may incur additional debt secured by the related mortgaged real property on a subordinate basis upon the written consent of the mortgagee and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional lender, execution of a lockbox agreement and, if required by the mortgagee, receipt of rating agency confirmation.

         o    In the case of the mortgage loan secured by the mortgaged real property identified in Annex A-1 of this prospectus supplement as
              CVS/Coit Medical Office Building, representing approximately 0.5%
              of the initial mortgage pool balance (0.7% of the initial loan group 1 balance), the related borrower may incur additional debt secured by the related mortgaged real property on a subordinate basis upon the written consent of the mortgagee and the
              satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by a subordinate lender approved by the mortgagee and, if required by the mortgagee, receipt of rating agency confirmation.

         o    In the case of the mortgage loan secured by the mortgaged real property identified in Annex A-1 of this prospectus supplement as
              Buckner Commons Shopping Center, representing approximately 0.6%
              of the initial mortgage pool balance (0.7% of the initial loan group 1 balance), the related borrower may incur additional debt not to exceed $437,500 secured by the related mortgaged real property on a subordinate basis upon the written consent of the mortgagee and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional lender, execution of a lockbox agreement and, if required by the mortgagee, receipt of rating agency
              confirmation.

         o    In the case of the mortgage loan secured by the mortgaged real property identified in Annex A-1 of this prospectus supplement as
              The Grove Shopping Center, representing approximately 1.3% of the initial mortgage pool balance (1.7% of the initial loan group 1 balance), the related borrower may incur additional debt secured by the related mortgaged real property on a subordinate basis upon the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios,
              execution of an intercreditor and subordination agreement in form and substance acceptable to the mortgagee in its sole and absolute discretion, use of all such subordinated debt solely for
              property-related purposes and payment by the related borrower of all costs incurred in connection with such subordinated debt.

         Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties.

         The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property.

         In addition, we are aware that in the case of five (5) of the mortgage loans, collectively representing approximately 17.2% of the initial mortgage pool balance (three (3) mortgage loans in loan group 1, representing approximately 18.7% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing

                                      S-80

approximately 12.6% of the initial loan group 2 balance), the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as described below.

         o    In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 as Crossroads Center,
              representing approximately 8.2% of the initial mortgage pool balance (approximately 10.8% of the initial loan group 1 balance), the sole member of the borrower has pledged 100% of its ownership interest in the borrower to secure a mezzanine loan having an outstanding principal amount of $28,777,837 as of September 1,
              2004, which loan was made by the originating lender simultaneously with the origination of the mortgage loan. This mezzanine loan is also guaranteed by GGP Limited Partnership, which owns 100% of the sole member of the borrower. The guarantee reduces as the mortgage loan and mezzanine loan amortize and as net operating income from the mortgaged real property increases. The mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender.

         o    In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 as Lodgian Portfolio,
              representing 5.7% of the initial mortgage pool balance
              (approximately 7.5% of the initial loan group 1 balance), the originating lender made a mezzanine loan in the original principal amount of $100 (which may be increased at the mezzanine lender's discretion) to Lodgian Mezzanine Fixed, LLC, which directly or indirectly owns the borrowers under that mortgage loan as well as the ownership interests in affiliates of those borrowers, which affiliates are owners of properties that secure three other mortgage loans simultaneously made by the same originator, which other mortgage loans will not be included in the trust. The mezzanine loan is secured by the mezzanine borrower's pledge of
              100% of its ownership interest in all such borrowers, including the borrowers under the three other non-trust mortgage loans. The principal amount of the mezzanine loan may be increased in connection with a corresponding reduction in principal amount of the mortgage debt on one or more of the three other loans. See also Annex C under the heading "Ten Largest Mortgage Loans or
              Groups of Cross-Collateralized Mortgage Loans--Lodgian
              Portfolio--Additional Debt".

         o    In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 as Sabal Key Apartments,
              representing 0.9% of the initial mortgage pool balance
              (approximately 3.7% of the initial loan group 2 balance), the ownership interest in the related borrower has been pledged to secure a mezzanine loan in the original principal amount of
              $7,368,682 which provides for monthly payments of interest only.
              The mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender.

         o    In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 as Westwood Village Shopping
              Center, representing approximately 0.3% of the initial mortgage pool balance (approximately 0.4% of the initial loan group 1 balance), the ownership interest in the related borrower has been pledged to secure a mezzanine loan in the original principal amount of $360,000. The mezzanine loan is subject to an
              intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender.

         o    In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 as Jefferson Commons,
              representing approximately 2.1% of the initial mortgage pool balance (approximately 8.9% of the initial loan group 2 balance), the ownership interest in the related borrower has been pledged to secure a mezzanine loan in the original principal amount of
              $3,370,000. The mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender.

         In addition, we are aware that in the case of two (2) of the above-described mortgage loans (in the third and fourth bullets in the preceding paragraph) and in the case of six (6) other mortgage loans, for a total of eight
(8) mortgage loans, representing approximately 8.3% of the initial mortgage pool balance (six (6) mortgage loans

                                      S-81

in loan group 1, representing approximately 7.2% of the initial loan group 1 balance and two (2) mortgage loans in loan group 2, representing approximately
11.8% of the initial loan group 2 balance), the related borrowers are permitted under the loan documents under certain circumstances, to incur secondary financing in the form of mezzanine debt or, in the case of the two (2) mortgage loans identified in the third and fourth bullets in the preceding paragraph, additional mezzanine debt. Such mortgage loans require that the mezzanine lender enters into a subordination and standstill agreement with the lender on the mortgage loan.

         While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mezzanine borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See
"Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other Loans
May Reduce the Cash Flow Available to the Mortgaged Real Property Which May
Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement.

         Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. See "Risk Factors--Subordinate Debt
Increases the Likelihood That a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

         Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans, have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

         Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

         o    the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

         o    whether existing replacement cost hazard insurance or, if
              necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

              1.   to satisfy the entire mortgage loan; or

              2.   taking into account the cost of repair, to pay down the
                   mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

         Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

                                      S-82

         Lockboxes. Thirty-nine (39) mortgage loans, representing approximately
55.3% of the initial mortgage pool balance (32 mortgage loans in loan group 1, representing approximately 55.3% of the initial loan group 1 balance, and seven
(7) mortgage loans in loan group 2, representing approximately 55.2% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

         o    LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter"
              receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

              1.   in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt
                   service payments, taxes and insurance and reserve account
                   deposits; or

              2.   to the borrower on a daily or other periodic basis, until
                   the occurrence of a triggering event, following which the
                   funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

              In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted.

         o    SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service
              payments, taxes and insurance and reserve account deposits.
              Examples of triggering events may include:

              1.   a failure to pay the related mortgage loan in full on or
                   before any related anticipated repayment date; or

              2.   a decline by more than a specified amount, in the net
                   operating income of the related mortgaged real property; or

              3.   a failure to meet a specified debt service coverage ratio;
                   or

              4.   an event of default under the mortgage.

         For purposes of this prospectus supplement, a springing lockbox is an account that is required to be established by the borrower upon the occurrence of the trigger event.

The 39 mortgage loans referred to above provide for lockbox accounts as follows:

                                      S-83

                                                                   % OF INITIAL        % OF INITIAL          % OF INITIAL
                                                  NUMBER OF          MORTGAGE          LOAN GROUP 1          LOAN GROUP 2
                LOCKBOX TYPE                    MORTGAGE LOANS     POOL BALANCE     PRINCIPAL BALANCE      PRINCIPAL BALANCE
---------------------------------------------   --------------     ------------     -----------------      -----------------

Lockboxes in effect on the date of closing           17*               28.8%              35.1%                   8.9%
Springing (includes "soft" springing to
   "hard" lockboxes)                                  22               26.5%              20.2%                  46.3%

--------------
*    In the case of three (3) of the 17 mortgage loans identified above (loan numbers 9, 27 and 58), the lockboxes are in the process of being established.

         Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

         o    hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

              1.   the outstanding principal balance of the mortgage loan; and

              2.   the full insurable replacement cost or insurable value of
                   the improvements located on the insured property;

         o    if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency
              Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

               1.   the outstanding principal balance of the related mortgage
                    loan;

               2.   the full insurable replacement cost or insurable value of
                    the improvements on the insured property; and

               3.   the maximum amount of insurance available under the National
                    Flood Insurance Act of 1968;

         o    commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

         o    business interruption or rent loss insurance.

         Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

         However, two (2) mortgaged real properties, securing mortgage loans representing approximately 0.7% of the initial mortgage pool balance (two (2)
mortgage loans in loan group 1, representing approximately 0.9% of the initial loan group 1 balance), do not have terrorism insurance.

         In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. None of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements.

                                      S-84

         The master servicer (with respect to each of the mortgage loans, including specially serviced mortgage loans), and the special servicer (with respect to REO Properties), will be required to use reasonable efforts to cause the maintenance of all insurance coverage as is required under the related mortgage.

         Where insurance coverage at the mortgaged real property for any mortgage loan included is left to the lender's discretion, the master servicer will be required to exercise such discretion in accordance with the Servicing
Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A3" by
Moody's and "A-" by Fitch (or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by the master servicer, such insurance must be from insurers that meet such requirements.

         In some cases, however, insurance may not be available from insurers that are rated by one or both of Moody's and Fitch. In that case, the master servicer may require the borrower to maintain or itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

         Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See
"Risk Factors--Risks Related to the Mortgage Loans--The Absence or Inadequacy of
Insurance Coverage on the Property May Adversely Affect Payments on Your
Certificates" in this prospectus supplement and "Risk Factors--Lack of Insurance
Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the
accompanying prospectus.

         With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

         o    to restore the mortgaged real property; or

         o    towards payment of the mortgage loan.

         If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

         The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy insuring against hazard losses on all of the mortgage loans for which it is responsible.
If any blanket insurance policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

         o    are not paid because of the deductible clause; and

         o    would have been paid if an individual hazard insurance policy referred to above had been in place.

                                      S-85

         The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

         Property Inspections. Generally, all of the mortgaged real properties for the mortgage loans, were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

         Appraisals. All of the mortgaged real properties for the mortgage loans, were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform,
Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

         Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties securing the mortgage loans during the 16-month period ending on the cut-off date. In the case of four (4)
mortgaged real properties securing four (4) separate mortgage loans for approximately 4.0% of the initial mortgage pool balance (approximately 5.2% of the initial loan group 1 balance) a third-party consultant also conducted a
Phase II environmental site assessment of each such mortgaged real property. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

         If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

         o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

         o    an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

         o    those conditions were remediated or abated prior to the closing date; or

         o    a letter was obtained from the applicable regulatory authority stating that no further action was required, or

         o    an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

                                      S-86

         o    in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil
              contamination, a responsible party has been identified under applicable law, and generally either--

              1.   that condition is not known to have affected the mortgaged real property, or

              2.   the responsible party has either received a letter from the applicable regulatory agency stating no further action is
                   required, established a remediation fund, engaged in
                   responsive remediation, or provided an indemnity or guaranty to the borrower; or

              3.   an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor policy).

         In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

         o    the establishment of an operation and maintenance plan to address the issue, or

         o    in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

         In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation.
This could result in a claim for damages by any party injured by that condition.
In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

         In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

         In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

         1.       to carry out the specific remedial measures prior to closing;

         2.       to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

         3.       to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

         Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

         In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

         o    the mortgaged real property had not been affected or had been minimally affected,

         o    the potential for the problem to affect the mortgaged real property was limited, or

         o    a person responsible for remediation had been identified.

                                      S-87

         The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

         o    us,

         o    any of the other parties to the pooling and servicing agreement,

         o    any of the mortgage loan sellers,

         o    any of the underwriters, or

         o    the affiliates of any of these parties.

         There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

         In some cases, the originator of the related mortgage loan--

         o    agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

         o    required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

         In the case of one (1) mortgage loan, which is secured by the mortgaged real property identified in Annex A-1 of this prospectus supplement as Oaktree
Village Shopping Center, and represents approximately 0.9% of the initial mortgage pool balance (approximately 1.2% of the initial loan group 1 balance), remediation related to a dry cleaner, formerly on the premises, was conducted in
June 2004. The property is still under post-remediation monitoring.

         In the case of two (2) mortgage loans, which are secured by the mortgaged real properties identified in Annex A-1 of this prospectus supplement as Kendall Value Center and Sunset Strip Shopping Center and represent approximately 2.7% of the initial mortgage pool balance (two (2) mortgage loans in loan group 1, representing approximately 3.5% of the initial loan group 1 balance), an asbestos operations and maintenance plan was recommended.

         See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Properties Entails Environmental Risks" in this prospectus supplement.

         Environmental Insurance. In the case of one (1) mortgage loan, representing approximately 0.9% of the initial mortgage pool balance and approximately 1.2% of the initial loan group 1 balance), the related mortgaged real property is covered by an individual secured creditor impaired property environmental insurance policy. In general, the policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related mortgaged real property during the applicable policy period, which period continues at least five years beyond the maturity date of the subject mortgage loan. Subject to certain conditions and exclusions, the insurance policy, by its terms, generally provides coverage, up to a maximum of $7,500,000, against (i) losses resulting from default under the applicable mortgage loan if on-site environmental conditions in violation of applicable environmental standards are discovered at the related mortgaged real property during the policy period and no foreclosure of the mortgaged real property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged

                                      S-88

real property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

         The premiums for the secured creditor impaired property policy described above, have been or, as of the date of initial issuance of the offered certificates, will have been paid in full. See "Risk Factors--Risks Related to the Mortgage Loans--Lending on Income-Producing Properties Entails Environmental
Risks" in this prospectus supplement.

         We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

         Engineering Assessments. In connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

THE MORTGAGE LOAN SELLERS

         General. We did not originate any of the mortgage loans. We will acquire those mortgage loans from the following entities:

         o    Merrill Lynch Mortgage Lending, Inc.--36 mortgage loans,
              representing approximately 55.3% of the initial mortgage pool balance (29 mortgage loans in loan group 1, representing
              approximately 55.0% of the initial loan group 1 balance, and seven
              (7) mortgage loans in loan group 2, representing approximately
              56.3% of the initial loan group 2 balance);

         o    JPMorgan Chase Bank--44 mortgage loans, representing approximately
              24.9% of the initial mortgage pool balance (40 mortgage loans in loan group 1, representing approximately 27.1% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately 18.2% of the initial loan group 2 balance); and

         o    KeyBank National Association--35 mortgage loans, representing approximately 19.7% of the initial mortgage pool balance (28 mortgage loans in loan group 1, representing approximately 17.9%
              of the initial loan group 1 balance, and seven (7) mortgage loans in loan group 2, representing approximately 25.4% of the initial loan group 2 balance).

         The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of this information.

         Merrill Lynch Mortgage Lending, Inc. Merrill Lynch Mortgage Lending,
Inc. is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., a
Delaware corporation whose principal office is located in New York, New York.
Merrill Lynch Mortgage Capital Inc. is an affiliate of Merrill Lynch Mortgage
Investors, Inc., which is the depositor, and affiliate of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, which is an underwriter, and offers a wide range of investment banking services to its customers both domestically and internationally. The business of Merrill Lynch, Pierce, Fenner & Smith
Incorporated is subject to regulation by

                                      S-89

various state and federal regulatory authorities. As of December 26, 2003,
Merrill Lynch Mortgage Capital Inc. and its subsidiaries had total assets of approximately $12.2 billion.

         JPMorgan Chase Bank. JPMorgan Chase Bank is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by federal and New York State banking authorities. As of June 30,
2004, JPMorgan Chase Bank had total assets of $654.6 billion, total net loans of
$184.8 billion, total deposits of $341.7 billion, and total stockholders' equity of $37.5 billion. As of December 31, 2003, JPMorgan Chase Bank had total assets of $628.7 billion, total net loans of $181.1 billion, total deposits of $326.7 billion, and total stockholders' equity of $37.5 billion.

         Effective July 1, 2004, Bank One Corporation merged with and into
JPMorgan Chase & Co., the surviving corporation in the merger, pursuant to the
Agreement and Plan of Merger dated as of January 14, 2004. On July 20, 2004,
J.P. Morgan Chase & Co. changed its name to JPMorgan Chase & Co. The change eliminated the periods and space in JPMorgan so that the style of the formal name of the company is now consistent with the style used in referring to the
JPMorgan Chase brand.

         JPMorgan Chase Bank is an affiliate of J.P. Morgan Securities Inc., which is an underwriter and First Chicago Capital Corporation, which is expected to purchase certain non-offered classes of certificates, including the class Q certificates.

         KeyBank National Association. KeyBank National Association is a
national banking association. KeyBank National Association provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of June 30, 2004, KeyBank National Association had total assets of approximately $74.85 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $69.95 billion and approximately $4.90 billion in stockholder's equity. The principal executive offices of KeyBank National Association are located at Key Tower, 127 Public
Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank
National Association is a wholly-owned subsidiary of KeyCorp and is the parent of KeyCorp Real Estate Capital Markets, Inc., the master servicer and special servicer. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

ASSIGNMENT OF THE MORTGAGE LOANS

         On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

         In connection with the foregoing transfers, we will be required to deliver the following documents, among others, to the trustee with respect to each of the mortgage loans--

         o    either:

              1.   the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

              2.   if the original promissory note has been lost, a copy of
                   that note, together with a lost note affidavit and
                   indemnity;

         o    the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

                                      S-90

         o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the
              particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

         o    either:

              1.   a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

              2.   a certified copy of that assignment as sent for recording;

         o    either:

              1.   a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
                   recordable form except for completion of the assignee's name if delivered in blank and except for missing recording
                   information; or

              2.   a certified copy of that assignment as sent for recording;

         o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized
              representative of the title company; and

         o    in those cases where applicable, the original or a copy of the related ground lease.

         The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, the fiscal agent, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         If--

         o    any of the above-described documents required to be delivered by us to the trustee is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement;
              and

         o    that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against us described below under "--Repurchases and Substitutions", provided, that no document defect
(other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

                                      S-91

         Within a specified period following the later of--

         o    the date on which the offered certificates are initially issued;
              and

         o    the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

         In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the issuance date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

         (a)  The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

         (b)  Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

         (c)  The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause
              (d) below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and encumbrances and there are no liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

         (d)  The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, and (2) by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and except that certain provisions in those documents may be further limited or rendered
              unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

         (e)  It has not received notice and has no actual knowledge, as of the cut-off date, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

                                      S-92

         (f)  There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a "marked up"
              commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or (if more than one) mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted
              Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

         (g)  The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

         (h)  If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

         (i)  Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan, to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

         (j)  If the mortgaged real property is covered by a secured creditor impaired property policy, then the related mortgage loan seller has:

              1.   disclosed, or is aware that there has been disclosed, in the application for that policy or otherwise to the insurer
                   under that policy the "pollution conditions", as defined in that policy, identified in any environmental reports related to the particular mortgaged real property which are in the mortgage loan seller's possession or are otherwise known to the mortgage loan seller; or

              2.   delivered or caused to be delivered to the insurer under
                   that policy copies of all environmental reports in its
                   possession related to the mortgaged real property;

              in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the trust's ability to recover under that policy.

                                      S-93

REPURCHASES AND SUBSTITUTIONS

         In the case of (i) a breach of any of the representations and warranties in any mortgage loan purchase agreement of the type described under
"--Representations and Warranties" above with respect to any mortgage loan that materially and adversely affects the value of, or the interests of the certificateholders in, that mortgage loan or (ii) a material document defect as described under "--Assignment of the Mortgage Loans" above with respect to any mortgage loan, the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its discovery or receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum of--

         o    the unpaid principal balance of that mortgage loan at the time of purchase, plus

         o    all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase, plus

         o    all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

         o    all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

         o    other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees.

         If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above and is not cured, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such
Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed
Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the cut-off date; and (B) the weighted average loan-to-value ratio of the remaining related Crossed Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans (including the affected Crossed Loan) as of the cut-off date. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, however, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

         To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller will agree in the related mortgage loan purchase agreement to

                                      S-94

forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary
Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of impairment as a result of the exercise of remedies.

         Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

         A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange
Commission within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust.
You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

                                      S-95

         The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

         o    any and all applicable laws; and

         o    the express terms of the pooling and servicing agreement and the respective mortgage loans.

         Furthermore, to the extent consistent with the preceding paragraph, the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

         In general, the master servicer will be responsible for the servicing and administration of--

         o    all mortgage loans as to which no Servicing Transfer Event has occurred; and

         o    all worked out mortgage loans as to which no new Servicing
              Transfer Event has occurred.

         The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and which has not yet become a worked out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

         Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

         The master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of
"Servicing Transfer Event' in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

         The B-Note Loan will also be initially serviced by the master servicer and the special servicer under the pooling and servicing agreement under certain circumstances as described under "Description of the Mortgage Pool--A/B Loan
Pair--Servicing of the A/B Loan Pair" in this prospectus supplement. While the master servicer and the special servicer will be required to service the B-Note
Loan in accordance with the Servicing Standard, they will be required, to the extent consistent with the Servicing Standard and the provisions of the A/B
Intercreditor Agreement, to take into account the subordinate nature of the
B-Note Loan.

THE MASTER SERVICER AND THE SPECIAL SERVICER

         KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, in its capacity as master servicer under the pooling and servicing agreement, will be responsible for servicing the mortgage loans that are not specially serviced mortgage loans and will not be responsible for servicing REO Properties.
Although the master servicer will be authorized to employ agents, including sub-servicers, to service the mortgage loans or perform certain servicing functions for which it will be responsible, the master servicer will remain liable for its servicing obligations under the pooling and servicing agreement.

                                      S-96

         KeyCorp Real Estate Capital Markets, Inc. will also be the initial special servicer under the pooling and servicing agreement and, in that capacity, will be responsible for servicing the specially serviced mortgage loans and REO Properties.

         KeyCorp Real Estate Capital Markets, Inc. is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank
National Association and McDonald Investments Inc. are both wholly-owned subsidiaries of KeyCorp. KeyCorp Real Estate Capital Markets, Inc.'s primary servicing offices are located at 911 Main Street, Suite 1500, Kansas City,
Missouri 64105.

         As of June 30, 2004, KeyCorp Real Estate Capital Markets, Inc. was
responsible for servicing approximately 4,599 commercial and multifamily loans with a total principal balance of approximately $28.3 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 3,596 of the loans, with a total principal balance of approximately $24.3 billion, pertain to commercial and multifamily mortgage-backed securities. KeyCorp Real Estate Capital Markets, Inc.'s portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KeyCorp Real Estate Capital Markets, Inc. also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

         The information set forth in this prospectus supplement concerning
KeyCorp Real Estate Capital Markets, Inc. has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

         The master servicing fee:

         o    will be earned with respect to each and every mortgage loan, including--

              1.   each specially serviced mortgage loan, if any;

              2.   each mortgage loan, if any, as to which the corresponding
                   mortgaged real property has become REO Property; and

         o    in the case of each mortgage loan, will--

              1.   be calculated on the same interest accrual basis as that
                   mortgage loan, which will be either a 30/360 Basis or an
                   Actual/360 Basis (except in the case of partial periods of less than a month, when it will always be computed on the
                   basis of the actual number of days elapsed in that partial period and a 360-day year);

              2.   accrue at the related master servicing fee rate;

              3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

              4.   be payable monthly from amounts received with respect to
                   interest on that mortgage loan.

         For purposes of this prospectus supplement, master servicing fees include primary servicing fees. The master servicer will be the primary servicer for certain of the mortgage loans.

         Subject to certain conditions, KeyCorp Real Estate Capital Markets,
Inc. is entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional

                                      S-97

accredited investor (other than a Plan), the excess servicing strip, which is a portion of the master servicing fee. If KeyCorp Real Estate Capital Markets,
Inc. resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid such excess servicing strip (except to the extent that any portion of such excess servicing strip is needed to compensate any successor master servicer for assuming the duties of KeyCorp Real Estate Capital Markets, Inc. as master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of
KeyCorp Real Estate Capital Markets, Inc. as master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

         Investment Income. The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in
Permitted Investments. See "--Collection Account" below. The master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

         The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO
Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

         Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), the master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

         o    the total amount of those Prepayment Interest Shortfalls; and

         o    the sum of the following components of the master servicer's total servicing compensation for that same collection period--

              1.   that portion of the master servicing fees that represents an accrual at a rate of 0.02% per annum;

              2.   any investment income earned by the master servicer on the related principal prepayment while on deposit in the master servicer's collection account; and

              3.   the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a)
subsequent to a material default under the related mortgage loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or controlling class representative), then the master servicer must make a nonreimbursable payment equal to the total amount of the subject Prepayment Interest Shortfall, to the extent that shortfall is not eliminated by the application of the items described in 2. and 3. above.

         The master servicer's obligation to make payments to cover Prepayment
Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period.

                                      S-98

         Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the
Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment
Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class XC certificates, the class XP certificates and, unless the Deerbrook Apartments Mortgage Loan is involved, the class DA certificates), in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this prospectus supplement.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

         o    the special servicing fee;

         o    the workout fee; and

         o    the principal recovery fee.

         The special servicing fee:

         o    will be earned with respect to--

              1.   each specially serviced mortgage loan, if any; and

              2    each mortgage loan, if any, as to which the corresponding
                   mortgaged real property has become REO Property;

         o    with respect to each mortgage loan, will--

              1.   be calculated on the same interest accrual basis as that
                   mortgage loan, which will be either a 30/360 Basis or an
                   Actual/360 Basis (except in the case of partial periods of less than a month, when it will always be computed on the
                   basis of the actual number of days elapsed in that partial period and a 360-day year);

              2.   accrue at a special servicing fee rate of 0.25% per annum;
                   and

              3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan;
                   and

              will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
              Properties, that are on deposit in the master servicer's
              collection account from time to time.

         The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked out mortgage loan. In general, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the loan.
However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer
Event. If the special servicer is terminated or resigns, it will, except if it is terminated for cause, retain the right to receive any and all workout fees payable with respect to mortgage loans that became (or, subject to certain conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans during the period that it acted as special servicer and remained worked out mortgage loans at the time of its termination
(other than for cause) or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to

                                      S-99

provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

         The Principal Recovery Fee. The special servicer will be entitled to receive a principal recovery fee with respect to each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which it obtains a full or discounted payoff from the related borrower. The special servicer will also be entitled to receive a principal recovery fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds except as described in the next paragraph. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO
Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

         Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, proceeds received in connection with:

         o    the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, as described under
              "Description of the Mortgage Pool--Repurchases and Substitutions"
              in this prospectus supplement within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

         o    the purchase of any defaulted mortgage loan or REO Property by the special servicer or any holder or holders of certificates
              evidencing a majority interest in the controlling class of the certificates or the controlling class representative as described under "--Realization Upon Defaulted Mortgage Loans" below and
              "Description of the Mortgage Pool--A/B Loan Pair" above;

         o    the purchase of an A-Note Mortgage Loan by the holder of the related B-Note Loan, as described under "Description of the
              Mortgage Pool--A/B Loan Pair--Purchase of the A-Note Mortgage Loan
              by the Holder of the Related B-Note Loan" in this prospectus supplement;

         o    the purchase of all of the mortgage loans and REO Properties by the master servicer, the special servicer or any holder or holders of certificates evidencing a majority interest in the controlling class of the certificates or the controlling class representative in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in
              this prospectus supplement; and

         o    the exchange, following the date on which the total principal balances of the class A-1, A-2, A-3, A-4, A-1A, B, C, D and E certificates are reduced to zero, of all the remaining
              certificates for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement.

         Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

         A/B Loan Pair. Any special servicing fees, workout fees and principal recovery fees with respect to an A/B Loan Pair may be paid out of collections on the entire Loan Pair.

         Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the entire mortgage pool (except to the extent required to offset any Prepayment Interest Shortfalls).

                                     S-100

         In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

         o    any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

              1.   to pay the master servicer, the special servicer, the
                   trustee or the fiscal agent, as applicable, any unpaid
                   interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

              2.   to reimburse the trust fund for any interest on Advances
                   that were made with respect to that mortgage loan or the
                   related mortgaged real property, which interest was paid to the master servicer, the special servicer, the trustee or
                   the fiscal agent, as applicable, from a source of funds
                   other than late payment charges and Penalty Interest
                   collected on that mortgage loan,

              3.   to pay, or to reimburse the trust fund for, any expenses
                   incurred by the special servicer in connection with
                   inspecting the related mortgaged real property following a
                   Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

              4.   to pay, or to reimburse the trust fund for, any other
                   expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment
                   charges collected on that mortgage loan, would result in an
                   Additional Trust Fund Expense; and

         o    any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

         Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

         Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer or, in some cases, the special servicer, in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

         The special servicer will be required to notify the master servicer as to when the master servicer must make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request at least five business days prior to the date the
Advance must be made. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will have the option, but not the obligation, to make such Advances.

                                     S-101

         If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 10 days after the servicing advance is required to be made, then the trustee will be required:

         o    if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

         o    if the failure continues for five more business days, to make the servicing advance.

The fiscal agent, unless it makes a determination of non-recoverability in accordance with the provisions of the pooling and servicing agreement, will be required to make any advance the trustee was required, but fails, to make. The trustee will not be in default under the pooling and servicing agreement if the fiscal agent makes a back up advance on its behalf.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard, would not be ultimately recoverable from expected collections on the related mortgage loan or
REO Property. The trustee and the fiscal agent will be entitled to rely on any determination of non-recoverability made by the master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by the master servicer, the trustee or the fiscal agent is not recoverable from proceeds of the mortgage loan to which that Advance relates, and the master servicer, the trustee and the fiscal agent will be required to act in accordance with that determination.

         If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" in this prospectus supplement. The master servicer, the special servicer, the trustee or the fiscal agent may also obtain reimbursement for any servicing advance that constitutes a Workout-Delayed
Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" in this prospectus supplement.

         The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's collection account and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

         The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them.
The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that
Advance is reimbursed--

         o    first, out of Penalty Interest and late payment charges collected during that collection period; and

         o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the

                                     S-102

              master servicer's collection account subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered
              Certificates--Advances of Delinquent Monthly Debt Service Payments
              and Reimbursement of Advances" in this prospectus supplement.

         The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property (as required on an emergency or urgent basis) and then request from the master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the master servicer's reimbursing the special servicer for any such servicing advance, the master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it.

         Subject to certain conditions, the master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the
Servicing Standard, provided that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, that this payment is in the best interests of the certificateholders (or, if the A/B Loan Pair is involved, the certificateholders and the holder of the B-Note Loan), as a collective whole.

         For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

SUB-SERVICERS

         Subject to such limitations as may be provided for in the pooling and servicing agreement, the master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee or any designee of the master servicer or special servicer, as applicable, may:

         o    assume the party's rights and obligations under the sub-servicing agreement; or

         o    except for certain sub-servicing agreements designated in the pooling and servicing agreement, terminate the sub-servicing agreement without cause.

         The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation under the pooling and servicing agreement is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement out of collections on the related mortgage loans for various expenditures it makes, generally to the same or similar extent as the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.

THE CONTROLLING CLASS REPRESENTATIVE

         Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class XC, XP, DA, Z, R-LR, R-I and
R-II certificates, that has a total principal balance that is greater than 25%
of that class's original total principal balance. The class A-1, A-2, A-3, A-4 and A-1A certificates will be treated as one class for purposes of

                                     S-103

determining, and exercising the rights of, the controlling class. Appraisal
Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class. However, if no class of certificates, exclusive of the class XC, XP, DA, Z, R-LR, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class XC, XP, DA, Z, R-LR, R-I and
R-II certificates.

         Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

         o    select a representative having the rights and powers described under "--Rights and Powers of the Controlling Class
              Representative" below; or

         o    replace an existing controlling class representative.

         The trustee will be required to promptly notify all the
certificateholders of the controlling class that they may select a controlling class representative upon:

         o    the receipt by the trustee of written requests for the selection of a controlling class representative from the holders of
              certificates representing more than 50% of the total principal balance of the controlling class of certificates;

         o    the resignation or removal of the person acting as controlling class representative; or

         o    a determination by the trustee that the controlling class of certificateholders has changed.

         The notice will explain the process for selecting a controlling class representative. The appointment of any person as a controlling class representative will not be effective until that person provides the trustee with--

         o    written confirmation of its acceptance of its appointment;

         o    an address and telecopy number for the delivery of notices and other correspondence; and

         o    a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

         Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

         Election, Resignation and Removal of the Class DA Representative. The
holders of class DA certificates representing more than 50% of the total principal balance of all the class DA certificates may elect and/or remove a class DA representative, and a class DA representative may resign, in each case in a manner substantially similar to that discussed above as being applicable to the controlling class of certificateholders and the controlling class representative.

                                     S-104

         Rights and Powers of the Controlling Class Representative. The
controlling class representative will be entitled to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take (or permit the master servicer to take) any of the following actions as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five business days the 10 business days during which the special servicer can object to the master servicer taking actions described under "--Enforcement of
Due-on-Sale and Due-on-Encumbrance Provisions" and "--Modifications, Waivers,
Amendments and Consents" below):

         o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

         o    any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

         o    any proposed sale of any defaulted mortgage loan or any REO
              Property, other than in connection with the termination of the trust as described under "Description of the Offered
              Certificates--Termination" in this prospectus supplement or, in the case of a defaulted mortgage loan, in connection with the purchase option described under "--Realization Upon Defaulted
              Mortgage Loans--Fair Value Call" in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty
              Interest and Additional Interest), expenses and fees;

         o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

         o    any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d) in connection with a full or partial defeasance of that mortgage loan;

         o    any acceptance of substitute or additional real property
              collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

         o    any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

         o    any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan
              (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

         o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

         o    any determination that an insurance-related default is an
              Acceptable Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

         o    any waiver of insurance required under the related mortgage loan documents (except as contemplated in the preceding bullet).

                                     S-105

         In addition, the controlling class representative may direct the special servicer to take, or to refrain from taking, any such actions with respect to specially serviced mortgage loans and REO Properties as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

         The class DA representative will have the right to consult with the controlling class representative with respect to any of the foregoing matters that relate to the Deerbrook Apartments Mortgage Loan.

         Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by either of the first two paragraphs of this "--Rights and Powers of the Controlling Class
Representative" subsection, may--

         o    require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing
              Standard and the mortgage loan documents;

         o    result in an adverse tax consequence for the trust;

         o    expose the trust, us, the master servicer, the special servicer, the trustee, the fiscal agent or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

         o    materially expand the scope of the master servicer's or the special servicer's responsibilities under the pooling and
              servicing agreement; or

         o    cause the master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.

The special servicer is required to disregard any advice, direction or objection on the part of the controlling class representative that would have any of the effects described in the immediately preceding five bullets.

         Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has, as described in the first paragraph under this "--Rights and Powers of the Controlling Class
Representative" subsection, notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days following the first such notice, the controlling class representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

         In addition, the holder of the B-Note Loan will have certain approval rights relating to modifications of the A-Note Mortgage Loan or the B-Note Loan,
as described above under "Description of the Mortgage Pool--A/B Loan
Pair--Modifications".

         IN ADDITION TO THE RIGHTS AND POWERS DESCRIBED ABOVE, THE CONTROLLING
CLASS REPRESENTATIVE WILL HAVE THE RIGHT, ONCE APPOINTED, TO EXERCISE CERTAIN OF
THE RIGHTS AND POWERS OF THE HOLDER OR HOLDERS OF CERTIFICATES EVIDENCING A
MAJORITY INTEREST IN THE CONTROLLING CLASS OF THE CERTIFICATES AND THE HOLDER OF
CERTIFICATES WITH THE LARGEST PERCENTAGE OF VOTING RIGHTS ALLOCATED TO THE
CONTROLLING CLASS IN LIEU OF SUCH HOLDER(S), INCLUDING THE RIGHT TO ACQUIRE
MORTGAGE LOANS FROM THE TRUST UNDER THE CIRCUMSTANCES DESCRIBED UNDER
"DESCRIPTION OF THE OFFERED CERTIFICATES--TERMINATION" IN THIS PROSPECTUS
SUPPLEMENT AND UNDER "--REALIZATION UPON DEFAULTED MORTGAGE LOANS--FAIR VALUE
CALL" AND THE RIGHT TO TERMINATE AND REPLACE THE SPECIAL SERVICER DESCRIBED
UNDER "--REPLACEMENT OF THE SPECIAL SERVICER".

                                     S-106

         WHEN REVIEWING THE REST OF THIS "SERVICING OF THE MORTGAGE LOANS"
SECTION, IT IS IMPORTANT THAT YOU CONSIDER THE EFFECTS THAT THE RIGHTS AND
POWERS OF THE CONTROLLING CLASS REPRESENTATIVE DISCUSSED ABOVE COULD HAVE ON THE
ACTIONS OF THE SPECIAL SERVICER AND, IN SOME CASES, THE MASTER SERVICER.

         Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the controlling class representative by a borrower under a mortgage loan, the controlling class representative is required to immediately notify the trustee, the master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing
Documents--Matters Regarding the Master Servicer, the Special Servicer, the
Manager and Us" in the accompanying prospectus, assume the defense of the claim against the controlling class representative, but only if--

         o    the special servicer or the trust are also named parties to the same action; and

         o    in the sole reasonable judgment of the special servicer:

              1.   the controlling class representative acted in good faith,
                   without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

              2.   there is no potential for the special servicer or the trust to be an adverse party in the action as regards the
                   controlling class representative.

         The controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class. The controlling class representative may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class.

REPLACEMENT OF THE SPECIAL SERVICER

         Subject to the discussion in the last paragraph of this "--Replacement of the Special Servicer" section, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificateholders may terminate an existing special servicer and appoint a successor. In addition, subject to the discussion in the last paragraph of this "--Replacement of the
Special Servicer" section, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificateholders, may appoint a successor. See "--Events of Default" and "--Rights Upon Event of
Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

         o    written confirmation from each rating agency rating the
              certificates that the appointment will not result in a
              qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

         o    the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing
              agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

         Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

                                     S-107

         If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. The terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

         IF A CONTROLLING CLASS REPRESENTATIVE HAS BEEN APPOINTED AND IS ACTING
IN THAT CAPACITY, THE CONTROLLING CLASS REPRESENTATIVE WILL HAVE THE RIGHT, IN
LIEU OF THE HOLDERS OF CERTIFICATES EVIDENCING A MAJORITY OF THE VOTING RIGHTS
IN THE CONTROLLING CLASS, TO EXERCISE THE RIGHTS OF THOSE HOLDERS DESCRIBED
ABOVE IN THIS "--REPLACEMENT OF THE SPECIAL SERVICER" SECTION.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

         If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

         o    to receive all notices described under "--The Controlling Class
              Representative" and "--Replacement of the Special Servicer" above;
              and

         o    to exercise directly all rights described under "--The Controlling
              Class Representative" and "Replacement of the Special Servicer"
              above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Subject to the discussions under "--The Controlling Class
Representative" above and "--Modifications, Waivers, Amendments anD Consents"
below, the master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to specially serviced mortgage loans, will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing Standard. However, subject to the related loan documents, neither the master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

         o    in respect of any mortgage loan that--

               1.   has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as
                    part of a group of cross-collateralized mortgage loans or
                    (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal
                    balance of the mortgage pool at the time of determination;
                    or

               2.   is one of the ten largest mortgage loans (which for this
                    purpose includes groups of cross-collateralized mortgage
                    loans and groups of mortgage loans made to affiliated
                    borrowers) by outstanding principal balance at the time of determination; or

         o    where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placing the certificates on negative credit watch status in contemplation of

                                     S-108

such rating action). Also, the master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, neither the master servicer nor the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The master servicer, with respect to any non-specially serviced mortgage loans, and the special servicer, with respect to any specially serviced mortgage loans may, consistent with the Servicing Standard, agree to:

         o    modify, waive or amend any term of any mortgage loan;

         o    extend the maturity of any mortgage loan--in the case of the master servicer, subject to a maximum of two separate one-year extensions;

         o    defer or forgive the payment of interest on and principal of any mortgage loan;

         o    defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan, but in the case of late payment charges with respect to any mortgage loan no more often than three times in any 24-month period;

         o    permit the release, addition or substitution of collateral securing any mortgage loan;

         o    permit the release, addition or substitution of the mortgagor or any guarantor with respect to any mortgage loan; or

         o    provide consents with respect to any leasing activity at the mortgaged real property securing a mortgage loan;

provided that the ability of the master servicer and the special servicer to agree to any of the foregoing, however, is subject to the discussion under
"--The Controlling Class Representative" and "--Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions" above "--Description of the Mortgage Pool--A/B
Loan Pair" in this prospectus supplement and further, to the limitations, conditions anD restrictions discussed below.

         The special servicer may agree to or consent to (or permit the master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

         o    affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

         o    affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal
              prepayment during any period in which the related mortgage note prohibits principal prepayments; or

         o    in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders
(or, if the A/B Loan Pair is involved, the certificateholders and the holder of the B-Note Loan), as a collective whole, on a net present value basis, than would liquidation.

                                     S-109

         With limited exception, the master servicer may not agree to or consent to modify, waive or amend any term of any mortgage loan, if doing so would--

         o    affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan; or

         o    in the master servicer's judgment, materially impair the security for the mortgage loan;

unless it has obtained the prior approval of the special servicer (which approval will be deemed granted if not denied within a specified time period).

         Neither the master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

         Neither the master servicer nor the special servicer may:

         o    extend the maturity date of any mortgage loan to a date beyond the earliest of--

              1.   two years prior to the rated final distribution date; and

              2.   if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years
                   (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the
                   related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the
                   then-current term of the related ground lease, plus any
                   unilateral options to extend such term.

         Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

         o    cause any of the Deerbrook Apartments individual loan REMIC, REMIC
              I or REMIC II to fail to qualify as a REMIC under the Code;

         o    result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of the Deerbrook
              Apartments individual loan REMIC, REMIC I or REMIC II under the
              Code; or

         o    adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

         Subject to the foregoing, the master servicer may, however, without the approval of the special servicer, the controlling class representative or any of the rating agencies, modify, waive or amend certain terms of non-specially serviced mortgage loans as specified in the pooling and servicing agreement, including, without limitation--

         o    approving certain waivers of non-material covenant defaults;

         o    approving certain leasing activity;

         o    waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

         o    approving certain consents with respect to rights-of-way,
              easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar agreements, that do not materially affect the use or value of the mortgaged real property or the mortgagor's ability to make related payments;

         o    approving annual budgets to operate mortgaged real properties;

                                     S-110

         o    approving certain temporary waivers of requirements in mortgage loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and

         o    consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than
              $10,000,000.

         The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications,
Waivers, Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

         Notwithstanding the foregoing, the master servicer will be permitted, in the case of an ARD Loan, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Additional Interest--

         o    must be in accordance with the Servicing Standard; and

         o    will be subject to approval by the controlling class
              representative.

         Neither the master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination that is made on a reasonable basis and in accordance with the
Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

         All modifications, waivers and amendments entered into with respect to the mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

         Within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, the special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months.

         Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

         As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" in this prospectus supplement.

         If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal
Trigger Event, an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the master servicer and the controlling class representative, the new appraisal or

                                     S-111

valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

         o    if the Appraisal Trigger Event either was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

         o    with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

         General. The master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

         Deposits. Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

         o    all payments on account of principal on the mortgage loans, including principal prepayments;

         o    all payments on account of interest on the mortgage loans, including Additional Interest and Penalty Interest;

         o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

         o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a
              mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

                                     S-112

         o    all amounts received and retained in connection with the
              liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted
              Mortgage Loans" below;

         o    any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under "Description of the Mortgage Pool--Repurchases and
              Substitutions" in this prospectus supplement;

         o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted
              Investments of funds held in the collection account;

         o    all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the
              Mortgage Pool--Additional Loan and Property Information--Hazard,
              Liability and Other Insurance" in this prospectus supplement;

         o    any amounts required to be transferred from the special servicer's
              REO account;

         o    any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and Other Compensation and Payment of Expenses--Prepayment
              Interest Shortfalls" above;

         o    any amounts required to reimburse the trust fund for interest paid on P&I advances and on servicing advances; and

         o    any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which the master
              servicer, the trustee or the fiscal agent, as applicable, has been previously reimbursed out of the collection account.

         Upon receipt of any of the amounts described in the first five bullets of the prior paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's collection account.

         Notwithstanding the foregoing, amounts received on the A-Note Mortgage
Loan will be deposited into a separate account or sub-account maintained by the master servicer before being transferred to the master servicer's collection account.

         Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

         o    to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
              Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the
              Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period)
              for the related distribution date then on deposit in the
              collection account, together with any prepayment premiums, yield maintenance charges and/or Additional Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO Properties, plus any amounts required to be remitted in respect of P&I advances;

         o    to reimburse the fiscal agent, the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal

                                     S-113

              (net of any related workout fee or principal recovery fee)
              received in respect of the particular mortgage loan or REO
              Property as to which the Advance was made; provided that, if such
              P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections as described under
              "Description of the Offered Certificates--Advances of Delinquent
              Monthly Debt Service Payments and Reimbursement of Advances" in
              this prospectus supplement;

         o    to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of
              collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

         o    to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is either--

              1.   a specially serviced mortgage loan; or

              2.   a mortgage loan as to which the related mortgaged real
                   property has become an REO Property;

         o    to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
              Compensation and Payment of Expenses" above;

         o    to reimburse the fiscal agent, the trustee, the special servicer or itself, in that order, for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections; provided that, if such Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such Advance will be reimbursed out of general collections as described under "--Servicing and Other
              Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt
              Service Payments and Reimbursement of Advances" in this prospectus supplement;

         o    to reimburse the fiscal agent, the trustee, itself or the special servicer, in that order, first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any
              REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable,
              "--Servicing and Other Compensation and Payment of Expenses" above and/or "Description of the Offered Certificates--Advances of
              Delinquent Monthly Debt Service Payments and Reimbursement of
              Advances" in this prospectus supplement;

         o    to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, in that order, unpaid interest on any
              Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty Interest and late payment charges;

         o    in connection with the reimbursement of Advances as described in the second bullet or the sixth bullet under this "--Withdrawals"
              subsection and subject to the limitations described in each of those two bullets, to pay itself, the special servicer, the trustee or the fiscal agent, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

                                     S-114

         o    to pay for property inspection costs and expenses incurred by the trust fund as an Additional Trust Fund Expense;

         o    to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
              Expenses--Additional Servicing Compensation" above;

         o    to pay for costs and expenses incurred by the trust fund in connection with property inspections;

         o    to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

         o    to pay itself, the special servicer, any of the mortgage loan sellers, the controlling class, or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

         o    to remit to the trustee for deposit in the additional interest account any Additional Interest;

         o    to pay, out of general collections on the mortgage loans and any
              REO Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental
              conditions at any mortgaged real property that secures a defaulted mortgage loan;

         o    to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general
              collections on the mortgage loans and any REO Properties, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under
              "Description of the Governing Documents--Matters Regarding the
              Master Servicer, the Special Servicer, the Manager and Us" in the
              accompanying prospectus;

         o    to pay, out of general collections on the mortgage loans and any
              REO Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

         o    to pay any other items described in this prospectus supplement as being payable from the collection account;

         o    to withdraw amounts deposited in the collection account in error;
              and

         o    to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

         The pooling and servicing agreement will prohibit the application of amounts received on the B-Note Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not related to the A/B Loan Pair. In no event may the master servicer apply amounts otherwise distributable on the class DA certificates to pay and/or reimburse Additional Trust Fund Expenses and/or Advances attributable to mortgage loans other than the Deerbrook Apartments Mortgage Loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder of the certificates with the largest percentage of voting rights allocated to the controlling class (such holder referred to as the majority subordinate certificateholder) a right to purchase from the trust defaulted mortgage loans under the circumstances described below in this "--Fair
Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this prospectus

                                     S-115

supplement or mortgage loans as to which the related indebtedness has been accelerated by the master servicer or the special servicer following default.

         At the time a mortgage loan becomes a defaulted mortgage loan, each of the special servicer and the majority subordinate certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the
Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every
90 days, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. If the purchase option is not exercised by majority subordinate certificateholder or any assignee thereof within 60 days of a mortgage loan becoming a defaulted mortgage loan, then the majority subordinate certificateholder must assign the purchase option to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the majority subordinate certificateholder.

         Notwithstanding the foregoing, the holder of a B-Note Loan will have the right to purchase the related A-Note Mortgage Loan the trust in certain default situations, as described above under "Description of the Mortgage
Pool--A/B Loan Pair--Purchase of thE A-Note Mortgage Loan by the Holder of the
B-Note Loan." In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

         Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

         If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the defaulted mortgage loan, (ii)
the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

         If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the majority subordinate certificateholder, the special servicer, or any affiliate of any of them (meaning that the purchase option has not been assigned to another unaffiliated person) and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, the master servicer or, if the master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the master servicer or the trustee, as applicable, at its option, upon whose determination the master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan and will be entitled to a fee of $1,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The

                                     S-116

costs of all appraisals, inspection reports and opinions of value incurred by the master servicer or any third-party appraiser in connection with such determination of fair value will be reimbursable to the master servicer as servicing advances.

         IF A CONTROLLING CLASS REPRESENTATIVE HAS BEEN APPOINTED AND IS ACTING
IN THAT CAPACITY, THE CONTROLLING CLASS REPRESENTATIVE WILL HAVE THE RIGHT, IN
LIEU OF THE MAJORITY SUBORDINATE CERTIFICATEHOLDER TO EXERCISE THE PURCHASE
OPTION OF THAT HOLDER DESCRIBED ABOVE.

         Foreclosure and Similar Proceedings. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

         o    institute foreclosure proceedings;

         o    exercise any power of sale contained in the related mortgage;

         o    obtain a deed in lieu of foreclosure; or

         o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

         Neither the master servicer nor the special servicer may acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if the A/B Loan Pair is involved, the certificateholders and the holder of the B-Note Loan), to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

         o    the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

         o    either:

              1.   the report indicates that--

                   o    the particular mortgaged real property is in compliance
                        with applicable environmental laws and regulations; and

                   o    there are no circumstances or conditions present at the
                        mortgaged real property that have resulted in any
                        contamination for which investigation, testing,
                        monitoring, containment, clean-up or remediation could
                        be required under any applicable environmental laws and
                        regulations; or

              2.   the special servicer, based solely as to environmental
                   matters and related costs on the information set forth in
                   the report, determines that taking the actions necessary to bring the particular mortgaged real property into compliance with applicable environmental laws and regulations and/or
                   taking any of the other actions contemplated by clause 1.
                   above, is reasonably likely to produce a greater recovery to certificateholders (and, in the case of the A/B Loan Pair, the holder of the B-Note Loan), taking into account the time value of money, than not taking those actions.

         If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

                                     S-117

         If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the master servicer, the trustee and/or the fiscal agent will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

         o    any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

         o    unreimbursed (from the related mortgage loan) servicing expenses and Advances incurred with respect to the mortgage loan;

         o    any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

         o    any interest payable (or paid from general collections) to the master servicer and/or special servicer on any expenses and
              Advances and not reimbursed from that mortgage loan.

REO PROPERTIES

         If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

         o    the IRS grants an extension of time to sell the property; or

         o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property
              subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any of the
              Deerbrook Apartments individual loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC under the Code.

         Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

         The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

         In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

         o    maintains its status as foreclosure property under the REMIC provisions of the Code; and

         o    is in accordance with the Servicing Standard.

         The special servicer must review the operation of each REO Property and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

                                     S-118

         This determination is most likely to occur in the case of an REO
Property that is a hotel. To the extent that income the trust receives from an
REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

         The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax
Consequences" in this prospectus supplement and in the accompanying prospectus.
The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

         The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

         The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. On each determination date, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

         o    any withdrawals made out of those amounts as described in the preceding sentence; and

         o    any portion of those amounts that may be retained as reserves as described in the next sentence.

         The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

                                     S-119

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2005, the master servicer, for each mortgage loan which is not a specially serviced mortgage loan and does not relate to an REO
Property, will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer or, in the case of each mortgage loan with an unpaid principal balance of less than $2,500,000, once every two calendar years, unless such mortgaged real property has been inspected by the special servicer in the applicable second calendar year. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

         o    any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware;
              or

         o    any change in the property's condition or value of which the master servicer or the special servicer, as applicable, is aware and considers to be material; or

         o    any visible waste committed on the property of which the master servicer or special servicer, as applicable, is aware and
              considers to be material.

         The special servicer, in the case of each specially serviced mortgage loan, and the master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.

         The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property.

         The master servicer, with respect to each mortgage loan, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the master servicer to the trustee, the special servicer or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

EVIDENCE AS TO COMPLIANCE

         On or before May 1 of each year, beginning in 2005 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, the master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2005), each of the master servicer and the special servicer must--

         o    at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public
              Accountants to furnish a statement to the trustee, among others, to the effect that--

              1.   the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for
                   the previous year; and

              2.   on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master
                   servicer or the special servicer, as applicable, has
                   complied

                                     S-120

                   with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report.

              In rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those
              sub-servicers; and

         o    deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the
              certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of such default.

EVENTS OF DEFAULT

         Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

         o    any failure by the master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues
              unremedied for two business days following the date on which the deposit was required to be made; or

         o    any failure by the master servicer to remit to the trustee for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m. New York City time on the business day following the date on which the remittance was required to be made; or

         o    any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related distribution date; or

         o    the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing
              agreement, and that failure continues unremedied for five business days following the date on which notice has been given to the master servicer by the trustee; or

         o    the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by
              certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such failure that is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial
              30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

         o    it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially
              and

                                     S-121

              adversely affects the interests of any class of
              certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25%
              of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

         o    a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer or the special servicer and the decree or order remains in force for a period of
              60 days; or o the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property; or

         o    the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

         o    Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, in which event no cure or grace period will be applicable, or (b) placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 30 days of such
              placement), and, in either case, cited servicing concerns with the master servicer or special servicer as the sole or a material factor in such rating action; or

         o    the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch, and the rating is not restored within 30 days after the subject downgrade or withdrawal; or

         o    the master servicer is removed from S&P's approved master servicer list or the special servicer is removed from S&P's approved special servicer list, and the master servicer or special
              servicer, as the case may be, is not reinstated to that list within 30 days after its removal therefrom.

RIGHTS UPON EVENT OF DEFAULT

         If an event of default described above under "--Events of Default"
above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates
(and in the event of disagreement among such parties, the certificateholders entitled to not less than 25% of the voting rights for all the classes of the certificates will control) , the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder. Upon any termination, the trustee must either:

         o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

                                     S-122

         o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

         Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer"
above.

         In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth, eleventh or twelfth bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The certificates will be issued, on or about September 29, 2004, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

         o    a segregated pool of mortgage loans;

         o    any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of
              principal, interest and other amounts due on or before that date;

         o    the loan documents for those mortgage loans;

         o    any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default; and

         o    those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the trustee's distribution account described under
              "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

         Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

         The certificates will include the following classes:

         o    the A-1, A-2, A-3, A-4, B, C, D and E classes, which are the classes of certificates that are offered by this prospectus supplement; and

         o    the XC, XP, DA, A-1A, F, G, H, J, K, L, M, N, P, Q, Z, R-LR, R-I
              and R-II classes, which are the classes of certificates that--

              1.   will be retained or privately placed by us; and

              2.   are not offered by this prospectus supplement.

                                     S-123

         The class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N,
P, Q and DA certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates.
The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

         On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool and that are included in the Principal
Distribution Amount for such distribution date. See "--Reductions in Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below.

         The class XC and XP certificates will not have principal balances, and the holders of the class XC and XP certificates will not be entitled to receive payments of principal. However, each class XC and XP certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

         The total notional amount of the class XC certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-4, A-1A, B, C, D, E,
F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class XC certificates will be approximately
$1,114,730,373, although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

         The total notional amount of the class XP certificates will equal:

         o    during the period from the date of initial issuance of the certificates through and including the distribution date in March
              2005, the sum of (a) the lesser of $54,927,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $267,262,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2,
              A-3, A-4, B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time;

         o    during the period following the distribution date in March 2005 through and including the distribution date in September 2005, the sum of (a) the lesser of $49,607,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $266,207,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3,
              A-4, B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time;

         o    during the period following the distribution date in September
              2005 through and including the distribution date in March 2006, the sum of (a) the lesser of $30,728,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $260,829,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3,
              A-4, B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time;

         o    during the period following the distribution date in March 2006 through and including the distribution date in September 2006, the sum of (a) the lesser of $9,344,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $254,508,000

                                     S-124

              and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3, A-4, B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time;

         o    during the period following the distribution date in September
              2006 through and including the distribution date in March 2007, the sum of (a) the lesser of $182,075,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $248,202,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, B, C,
              D, E, F, G, H and J certificates outstanding from time to time and
              (d) the lesser of $5,114,000 and the total principal balance of the class K certificates outstanding from time to time;

         o    during the period following the distribution date in March 2007 through and including the distribution date in September 2007, the sum of (a) the lesser of $161,293,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $233,835,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, B, C,
              D, E, F, G and H certificates outstanding from time to time and
              (d) the lesser of $1,393,000 and the total principal balance of the class J certificates outstanding from time to time;

         o    during the period following the distribution date in September
              2007 through and including the distribution date in March 2008, the sum of (a) the lesser of $115,469,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $227,695,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, B, C,
              D, E, F and G certificates outstanding from time to time and (d)
              the lesser of $6,427,000 and the total principal balance of the class H certificates outstanding from time to time;

         o    during the period following the distribution date in March 2008 through and including the distribution date in September 2008, the sum of (a) the lesser of $95,878,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $221,727,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, B, C,
              D, E and F certificates outstanding from time to time and (d) the lesser of $7,697,000 and the total principal balance of the class
              G certificates outstanding from time to time;

         o    during the period following the distribution date in September
              2008 through and including the distribution date in March 2009, the sum of (a) the lesser of $77,195,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $196,859,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, B, C,
              D and E certificates outstanding from time to time and (d) the lesser of $13,668,000 and the total principal balance of the class
              F certificates outstanding from time to time;

         o    during the period following the distribution date in March 2009 through and including the distribution date in September 2009, the sum of (a) the lesser of $5,879,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $173,787,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, B, C,
              D and E certificates outstanding from time to time and (d) the lesser of $5,152,000 and the total principal balance of the class
              F certificates outstanding from time to time;

         o    during the period following the distribution date in September
              2009 through and including the distribution date in March 2010, the sum of (a) the lesser of $20,218,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $169,498,000

                                     S-125

              and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-4, B, C and D certificates outstanding from time to time and (d) the lesser of $10,199,000 and the total principal balance of the class E certificates outstanding from time to time;

         o    during the period following the distribution date in March 2010 through and including the distribution date in September 2010, the sum of (a) the lesser of $5,345,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $165,264,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-4, B, C and D certificates outstanding from time to time and (d) the lesser of
              $3,002,000 and the total principal balance of the class E
              certificates outstanding from time to time;

         o    during the period following the distribution date in September
              2010 through and including the distribution date in March 2011, the sum of (a) the lesser of $338,048,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $140,248,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class B and C certificates outstanding from time to time and (d) the lesser of
              $19,047,000 and the total principal balance of the class D certificates outstanding from time to time; and

         o    during the period following the distribution date in March 2011 through and including the distribution date in September 2011, the sum of (a) the lesser of $303,235,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $123,014,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class B and C certificates outstanding from time to time and (d) the lesser of
              $13,236,000 and the total principal balance of the class D certificates outstanding from time to time; and

         o    following the distribution date in September 2011, $0.

         The total initial notional amount of the class XP certificates will be approximately $1,081,992,000, although it may be as much as 5% larger or smaller, depending on the actual total initial principal balance of the class
A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K and L certificates.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

                                     S-126

REGISTRATION AND DENOMINATIONS

         General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of The Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

         o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

         o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and
              statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered
              certificates through its participating organizations in accordance with DTC's procedures.

         The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         For a discussion of DTC, see "Description of The Certificates--Book-
Entry Registration" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

         General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held as cash or invested in
Permitted Investments. Any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

         Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

         o    all payments and other collections on the mortgage loans and any
              REO Properties that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

              1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

              2.   payments and other collections received after the end of the related collection period;

              3.   amounts that are payable or reimbursable from the master
                   servicer's collection account to any person other than the certificateholders, including--

                   o    amounts payable to the master servicer or the special
                        servicer as compensation, including master servicing
                        fees, special servicing fees, workout fees, principal
                        recovery fees, assumption fees, modification fees and,
                        to the extent not otherwise

                                     S-127

                       applied to cover interest on Advances and/or certain
                       other actual or potential Additional Trust Fund
                       Expenses, Penalty Interest and late payment charges,

                   o    amounts payable in reimbursement of outstanding
                        Advances, together with interest on those Advances, and

                   o    amounts payable with respect to other expenses of the
                        trust; and

                   o    amounts payable to the holder of a B-Note Loan; and

              4.   amounts deposited in the master servicer's collection
                   account in error;

         o    any compensating interest payment deposited in the master
              servicer's collection account to cover Prepayment Interest
              Shortfalls incurred with respect to the mortgage loans during the related collection period;

         o    any P&I advances made with respect to that distribution date; and

         o    any amounts paid by the master servicer to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
              Certificates--Termination" in this prospectus supplement.

         See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Account" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

         With respect to each distribution date that occurs during March, commencing in March 2005, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account"
below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis (exclusive of the Deerbrook
Apartments Non-Pooled Portion).

         Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

         o    to pay itself a monthly fee which is described under "--The
              Trustee" below and any interest or other income earned on funds in the distribution account;

         o    to indemnify itself and various related persons, as described under "Description of the Governing Documents--Matters Regarding
              the Trustee" in the accompanying prospectus, and to indemnify the fiscal agent and various related persons, to the same extent;

         o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

         o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of
              Owners of REMIC Residual Certificates--Prohibited Transactions Tax
              and Other Taxes" in thE accompanying prospectus and "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement;

         o    to pay any separate REMIC administrator any amounts reimbursable to it;

         o    transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis (exclusive of the

                                     S-128

              Deerbrook Apartments Non-Pooled Portion), as and when described under "--Interest Reserve Account" below;

         o    to pay to the master servicer any amounts deposited by the master servicer in the distribution account not required to be deposited therein; and

         o    to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

         On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates. For any distribution date, those funds will consist of three separate components--

         o    the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related
              collection period, which will be paid to certain classes of certificateholders as described under "--Payments--Payments of
              Prepayment Premiums and Yield Maintenance Charges" below;

         o    the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments oF Additional Interest"
              below; and

         o    the remaining portion of those funds, which--

              1.   we refer to as the Available Distribution Amount; and

              2.   will be paid to the holders of all the certificates, other than the class Z certificates, as described under
                   "--Payments--Priority of Payments" and
                   "--Payments--Allocation of Payments on the Deerbrook
                   ApartmeNts Mortgage Loan; Payments on the Class DA
                   Certificates" below.

INTEREST RESERVE ACCOUNT

         The trustee must maintain an account, which may be a sub-account of the distribution account, in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis (excluding the Deerbrook Apartments Non-Pooled
Portion). That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account may be held as cash or invested in Permitted
Investments. Any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

         During January, except in a leap year, and February of each calendar year, beginning in 2005, the trustee will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis (excluding the Deerbrook
Apartments Non-Pooled Portion) and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will equal one day's interest (exclusive of
Penalty Interest, Additional Interest and any master servicing fees and trustee fees payable therefrom) accrued on the Stated Principal Balance of the subject loan (exclusive, in the case of the Deerbrook Apartments Mortgage Loan, of the
Allocated Principal Balance of the Deerbrook Apartments Non-Pooled Portion) as
of the end of the related collection period.

         During March of each calendar year, beginning in 2005, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that

                                     S-129

accrue interest on an Actual/360 Basis (excluding the Deerbrook Apartments
Non-Pooled Portion). All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the
Available Distribution Amount for the distribution date during the month of transfer.

CALCULATION OF PASS-THROUGH RATES

         The pass-through rates for the class A-1, A-2, A-3 and DA certificates will, in the case of each of these classes, be fixed at the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series 2004-KEY2
Certificates" in this prospectus supplement.

         The pass-through rates for the class A-1A, A-4, B, C, D, E, F, J, K, L,
M, N, P and Q certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of (a) the Weighted
Average Net Mortgage Rate for the related distribution date and (b) and the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series
2004-KEY2 Certificates" in this prospectus supplement.

         The pass-through rate for the class G certificates will, with respect to any interest accrual period, equal the Weighted Average Net Mortgage Rate for the related distribution date, minus 0.3860%.

         The pass-through rate for the class H certificates will, with respect to any interest accrual period, equal the Weighted Average Net Mortgage Rate for the related distribution date.

         The pass-through rate for the class DA certificates for each interest accrual period will equal the net mortgage rate for the Deerbrook Apartments
Mortgage Loan for the related distribution date.

         The pass-through rate for the class XP certificates, for each interest accrual period through and including the August 2011 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class XP strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of principal balance certificates. If all or a designated portion of the total principal balance of any class of principal balance certificates is identified under "--General"
above as being part of the total notional amount of the class XP certificates immediately prior to any distribution date, then that total principal balance
(or designated portion thereof) will represent a separate component of the notional amount of the class XP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the
August 2011 interest accrual period, on any particular component of the notional amount of the class XP certificates immediately prior to the related distribution date, the applicable class XP strip rate will equal the excess, if any, of:

         (1)      the lesser of (a) the reference rate specified in Annex D to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for the related distribution date, over

         (2)      the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance or a designated portion thereof, comprises such component.

         Following the August 2011 interest accrual period, the class XP certificates will cease to accrue interest. In connection therewith, the class
XP certificates will have a 0% pass-through rate for the September 2011 interest accrual period and for each interest accrual period thereafter.

                                     S-130

         The pass-through rate for the class XC certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XC certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of certain classes of principal balance certificates. In general, the total principal balance of each class of principal balance certificates (other than the class DA certificates) will constitute a separate component of the total notional amount of the class XC certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of those principal balance certificates is identified under "--General" above as being part of the total notional amount of the class XP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the August 2011 interest accrual period, on any particular component of the total notional amount of the class XC certificates immediately prior to the related distribution date, the applicable class XC strip rate will be calculated as follows:

         (1)      if such particular component consists of the entire total
                  principal balance of any class of principal balance
                  certificates, and if such total principal balance also
                  constitutes, in its entirety, a component of the total
                  notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted
                  Average Net Mortgage Rate for the related distribution date, over (b) the greater of (i) the reference rate specified on
                  Annex D to this prospectus supplement for such interest
                  accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of principal
                  balance certificates;

         (2)      if such particular component consists of a designated portion
                  (but not all) of the total principal balance of any class of principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class XP certificates
                  immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related distribution date, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates;

         (3)      if such particular component consists of the entire total
                  principal balance of any class of principal balance
                  certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted
                  Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of principal balance
                  certificates; and

         (4)      if such particular component consists of a designated portion
                  (but not all) of the total principal balance of any class of certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the
                  Weighted Average Net Mortgage Rate for the related
                  distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of
                  principal balance certificates.

                                     S-131

         Notwithstanding the foregoing, for purposes of accruing interest on the class XC certificates during each interest accrual period subsequent to the
August 2011 interest accrual period, the total principal balance of each class of principal balance certificates (other than the class DA certificates) will constitute a single separate component of the total notional amount of the class
XC certificates, and the applicable class XC strip rate with respect to each such component for each such interest period will equal the excess, if any, of
(a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component.

         For purpose of calculating the class XC and XP strip rates, the pass-through rate of each component will be the pass-through rate of the corresponding class of certificates.

         The class Z, R-LR, R-I and R-II certificates will not be
interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

         General. On each distribution date, the trustee will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

         In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five business days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

         Payments of Interest. All of the classes of the certificates will bear interest, except for the class Z, R-LR, R-I and R-II certificates.

         With respect to each interest-bearing class of the certificates, that interest will accrue during each interest accrual period based upon--

         o    the pass-through rate with respect to that class for that interest accrual period;

         o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

         o    the assumption that each year consists of twelve 30-day months, except that the class DA certificates will accrue on a Actual/360
              Basis.

         On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority oF Payments" and
"--Payments--Allocation of Payments on the Deerbrook Apartments Mortgage Loan;
Payments on the Class DA Certificates" below, the holders of each interest-bearing class of the certificates will be entitled to receive the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by:

         o    in the case of the class DA certificates, the product of--

                                     S-132

              1.   the total portion, if any, of the Net Aggregate Prepayment
                   Interest Shortfall for that distribution date that is
                   attributable to the Deerbrook Apartments Mortgage Loan;
                   multiplied by

              2.   a fraction, the numerator of which is generally equal to the total principal balance of the class DA certificates
                   outstanding immediately prior to that distribution date, and the denominator of which is equal to the Stated Principal
                   Balance of the Deerbrook Apartments Mortgage Loan
                   outstanding immediately prior to such distribution date; and

         o    in the case of each other class of interest-bearing class of certificates (except in the case of the class XC and XP
              certificates), the product of

              1.   the amount of any Net Aggregate Prepayment Interest
                   Shortfall (exclusive of any portion thereof allocable to the class DA certificates in accordance with the preceding
                   bullet) for that distribution date; multiplied by

              2.   a fraction, the numerator of which is the total amount of
                   interest accrued during the related interest accrual period with respect to that class of certificates, and the
                   denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the certificates,
                   exclusive of the class XP, XC and DA certificates.

         If the holders of any interest-bearing class of the certificates do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under
"--Payments--Priority of Payments" and "--Payments--Allocation of Payments on
the Deerbrook Apartments Mortgage Loan; Payments on The Class DA Certificates"
below.

         Payments of Principal. Subject to available funds and the priority of payments described under "--Payments--Priority oF Payments" and
"--Payments--Allocation of Payments on the Deerbrook Apartments Mortgage Loan;
Payments on the Class DA Certificates" below, the total amount of principal payable with respect to each class of the certificates, other than the class XC,
XP, Z, R-LR, R-I and R-II certificates, on each distribution date will equal that class's allocable share of the Principal Distribution Amount for that distribution date.

         In general, subject to available funds, for any distribution date, the total distributions of principal to be made with respect to the principal balance certificates on that distribution date will equal the Principal
Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on that distribution date will equal the portion of the Principal
Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as both the class
A-4 and A-1A certificates remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the A-4 or A-1A class has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

         As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

        o    reduced by any Nonrecoverable Advance, with interest thereon, or any Workout-Delayed Reimbursement Amount with respect to any mortgage loan or, in the case of a servicing advance, an A/B Loan
             Pair that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period;
             and

                                     S-133

        o    increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

         In general, if any Nonrecoverable Advance, with interest thereon, or
Workout-Delayed Reimbursement Amount with respect to a mortgage loan (including the portion of any P&I advance with respect to the Deerbrook Apartments
Non-Pooled Portion) is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution
Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution
Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "--Advances of Delinquent Monthly Debt Service
Payments and Reimbursement of Advances" below.

         The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

         In general, the portion of the Principal Distribution Amount that will be allocated to the class A-1, A-2, A-3 and A-4 certificates on each distribution date will equal:

         o    in the case of the class A-1 certificates, the lesser of--

              1.   the entire Loan Group 1 Principal Distribution Amount for
                   that distribution date; and

              2.   the total principal balance of the class A-1 certificates
                   immediately prior to that distribution date;

         o    in the case of the class A-2 certificates, the lesser of--

              1.   the entire Loan Group 1 Principal Distribution Amount for
                   that distribution date, reduced by any portion of that
                   amount allocable to the class A-1 certificates as described in the preceding bullet; and

              2.   the total principal balance of the class A-2 certificates
                   immediately prior to that distribution date;

         o    in the case of the class A-3 certificates, the lesser of--

              1.   the entire Loan Group 1 Principal Distribution Amount for
                   that distribution date, reduced by any portion of that
                   amount allocable to the class A-1 and A-2 certificates as
                   described in the preceding two bullets; and

              2.   the total principal balance of the class A-3 certificates
                   immediately prior to that distribution date; and

         o    in the case of the class A-4 certificates, the lesser of--

              1.   the entire Loan Group 1 Principal Distribution Amount for
                   that distribution date, reduced by any portion of that
                   amount allocable to the class A-1, A-2 and A-3 certificates as described in the preceding three bullets; and

              2.   the total principal balance of the class A-4 certificates
                   immediately prior to that distribution date.

                                     S-134

         In general, the portion of the Principal Distribution Amount that will be allocated to the class A-1A certificates on each distribution date will equal the lesser of--

         o    the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

         o    the total principal balance of the class A-1A certificates immediately prior to that distribution date.

         If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3 and A-4 certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1, A-2, A-3 and A-4 certificates) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of certificates. Similarly, if the
Loan Group 2 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then (following retirement of the class A-1A certificates) the remaining portion thereof would be allocated to the class A-1,
A-2, A-3 and A-4 certificates, in that order, up to the extent necessary to retire each such class of certificates.

         Notwithstanding the foregoing, if any of two or more of the A-1, A-2,
A-3, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate
Principal Balances in Connection With Realized Losses and Additional Trust Fund
Expenses" below, then the Principal Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3, A-4 and A-1A classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance and without regard to loan groups.

         Following the retirement of the class A-1, A-2, A-3, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

         o    the portion of that Principal Distribution Amount that remains unallocated; and

         o    the total principal balance of the particular class immediately prior to that distribution date.

                   ORDER OF ALLOCATION                   CLASS
              ------------------------------        ---------------
                            1                              B
                            2                              C
                            3                              D
                            4                              E
                            5                              F
                            6                              G
                            7                              H
                            8                              J
                            9                              K
                           10                              L
                           11                              M
                           12                              N
                           13                              P
                           14                              Q

         In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-4 and A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table

                                     S-135

be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

         Notwithstanding the foregoing, the portion of the Principal
Distribution Amount for any distribution date that represents the Class DA
Principal Payment Amount for that distribution date will be distributable to the holders of the class DA certificates and will not be allocable to any other class of principal balance certificates. However, there will not be a Class DA
Principal Payment Amount until the Allocated Principal Balance of the Deerbrook
Apartments Pooled Portion is reduced to zero.

         Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of principal balance certificates then, subject to available funds from time to time and the priority of payments described under "--Payments--Priority of Payments" below, thE holders of that class may receive reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under
"--Payments--Priority of Payments" below mean, in the case of any class of principal balance certificates, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below.

         In limited circumstances, the total principal balance of a class of principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of principal balance certificates. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool and that are included in the Principal Distribution Amount for such Distribution Date.

         Priority of Payments. On each distribution date, the trustee will apply the Available Distribution Amount (exclusive of the Class DA Available
Distribution Amount) for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the Available
Distribution Amount:

     ORDER OF            RECIPIENT CLASS
     PAYMENT               OR CLASSES                                  TYPE AND AMOUNT OF PAYMENT ***
----------------  ---------------------------  ------------------------------------------------------------------------

        1                  XC and XP*          From the entire Available Distribution Amount, interest up to the total interest payable on those classes, pro rata, based on entitlement, without regard to loan groups

                            A-1, A-2,          From the portion of the Available Distribution Amount
                          A-3 and A-4*         attributable to the mortgage loans in loan group 1, interest up to the total interest payable on those classes, pro rata, based on entitlement

                              A-1A*            From the portion of the Available Distribution Amount
                                               attributable to the mortgage loans in loan group 2,
                                               interest up to the total interest payable on such class

        2                   A-1, A-2,          Principal up to the Loan Group 1 Principal Distribution Amount
                          A-3 and A-4**        (and, if the class A-1A certificates are retired, any remaining portion of the Loan Group 2 Principal Distribution Amount), to
                                               class A-1, A-2, A-3 and A-4,
                                     S-136

     ORDER OF            RECIPIENT CLASS
     PAYMENT               OR CLASSES                                  TYPE AND AMOUNT OF PAYMENT ***
----------------  ---------------------------  ------------------------------------------------------------------------

                                               in that order, in each case until retired

                             A-1A**            Principal up to the Loan Group 2 Principal Distribution Amount (and, if
                                               the class A-4 certificates are retired, any remaining portion of the Loan
                                               Group 1 Principal Distribution Amount), until class A-1A is retired

        3                A-1, A-2, A-3,        Reimbursement  up to the loss  reimbursement  amounts  for those  classes,  pro
                          A-4 and A-1A         rata, based on entitlement, without regard to loan groups
------------------- -------------------------- --------------------------------------------------------------------------------

        4                       B              Interest up to the total interest payable on that class

        5                       B              Principal up to the portion of the Principal Distribution Amount allocable to that class

        6                       B              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        7                       C              Interest up to the total interest payable on that class

        8                       C              Principal up to the portion of the Principal Distribution Amount allocable to that class

        9                       C              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        10                      D              Interest up to the total interest payable on that class

        11                      D              Principal up to the portion of the Principal Distribution Amount allocable to that class

        12                      D              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        13                      E              Interest up to the total interest payable on that class

        14                      E              Principal up to the portion of the Principal Distribution Amount allocable to that class

        15                      E              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        16                      F              Interest up to the total interest payable on that class

        17                      F              Principal up to the portion of the Principal Distribution Amount allocable to that class

        18                      F              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

                                     S-137

     ORDER OF            RECIPIENT CLASS
     PAYMENT               OR CLASSES                                  TYPE AND AMOUNT OF PAYMENT ***
----------------  ---------------------------  ------------------------------------------------------------------------

        19                      G              Interest up to the total interest payable on that class

        20                      G              Principal up to the portion of the Principal Distribution Amount allocable to that class

        21                      G              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        22                      H              Interest up to the total interest payable on that class

        23                      H              Principal up to the portion of the Principal Distribution Amount allocable to that class

        24                      H              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        25                      J              Interest up to the total interest payable on that class

        26                      J              Principal up to the portion of the Principal Distribution Amount allocable to that class

        27                      J              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        28                      K              Interest up to the total interest payable on that class

        29                      K              Principal up to the portion of the Principal Distribution Amount allocable to that class

        30                      K              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        31                      L              Interest up to the total interest payable on that class

        32                      L              Principal up to the portion of the Principal Distribution Amount allocable to that class

        33                      L              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        34                      M              Interest up to the total interest payable on that class

        35                      M              Principal up to the portion of the Principal Distribution Amount allocable to that class

        36                      M              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        37                      N              Interest up to the total interest payable on that class

        38                      N              Principal up to the portion of the Principal Distribution Amount allocable to that class

        39                      N              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

                                     S-138

     ORDER OF            RECIPIENT CLASS
     PAYMENT               OR CLASSES                                  TYPE AND AMOUNT OF PAYMENT ***
----------------  ---------------------------  ------------------------------------------------------------------------

        40                      P              Interest up to the total interest payable on that class

        41                      P              Principal up to the portion of the Principal Distribution Amount allocable to that class

        42                      P              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        43                      Q              Interest up to the total interest payable on that class

        44                      Q              Principal up to the portion of the Principal Distribution Amount allocable to that class

        45                      Q              Reimbursement up to the loss reimbursement amount for that class
------------------- -------------------------- --------------------------------------------------------------------------------

        46             R-LR, R-I and R-II      Any remaining portion of the Available Distribution Amount

-------------------------------------------------------------------------------------------------------------------------------

----------------------
*    If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-4, A-1A, XC and XP classes, as set forth in the table above, is insufficient for that purpose, then the Available Distribution Amount (exclusive of the class DA Available
     Distribution Amount) will be applied to pay interest on all those classes, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-3 certificates is reduced to zero. In addition, for purposes of receiving distributions of principal from the
     Loan Group 1 Principal Distribution Amount, the holders of the class A-1,
     A-2, A-3 and A-4 certificates will have a prior right, relative to the holders of the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2 Principal Distribution Amount, the holders of the class A-1A certificates will have a prior right, relative to the holders of the class A-1, A-2, A-3 and A-4 certificates, to any available funds attributable to Loan Group 2. However, if any two or more of the A-1, A-2,
     A-3, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to
     Certificate Principal Balances in Connection With Realized Losses and
     Additional Trust Fund Expenses" below, payments of principal on the outstanding class A-1, A-2, A-3, A-4 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

***  In all cases, excludes Class DA Available Distribution Amount and Class DA
     Principal Payment Amount.

     Allocation of Payments on the Deerbrook Apartments Mortgage Loan; Payments
on the Class DA Certificates. On or prior to each distribution date, amounts received during the related collection period with respect to the Deerbrook
Apartments Mortgage Loan, together with any amounts advanced with respect to the
Deerbrook Apartments Mortgage Loan, subject to adjustment for interest reserve amounts with respect to the Deerbrook Apartments Pooled Portion, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to the Deerbrook
Apartments Mortgage Loan under the pooling and servicing agreement, will generally be applied as follows:

     o    first, for inclusion in the portion of the Available Distribution
          Amount distributable as described under "--Payments--Priority of
          Payments" above, as interest accrued with respect to the Deerbrook
          Apartments Pooled Portion, accrued, on a 30/360 Basis, at the applicable Net Mortgage Rate of the Deerbrook Apartments Pooled
          Portion from time to time, on the Allocated Principal Balance of the
          Deerbrook Apartments Pooled Portion, through but not including the

                                      S-39

          then-most recent due date for the Deerbrook Apartments Mortgage Loan, to the extent not previously received or advanced;

     o    second, for inclusion in the portion of the Available Distribution
          Amount distributed as described under "--Payments--PrioritY of
          Payments" above, as principal on the Deerbrook Apartments Pooled
          Portion in an amount equal to the lesser of (1) the Allocated
          Principal Balance of the Deerbrook Apartments Pooled Portion
          immediately prior to distribution date and (2) the entire Deerbrook
          Apartments Principal Payment Amount for the subject distribution date;

     o    third, for inclusion in the portion of the Available Distribution
          Amount distributable as described under "--Payments--Priority of
          Payments" above, as a reimbursement with respect to the Deerbrook
          Apartments Pooled PortioN for any Realized Losses and/or Additional
          Trust Fund Expenses incurred with respect to the Deerbrook Apartments
          Mortgage Loan that were not otherwise borne by the holders of the class DA certificates and that have not been previously reimbursed;

     o    fourth, for inclusion in the Class DA Available Distribution Amount, as interest with respect to the Deerbrook Apartments Non-Pooled
          Portion, accrued, on an Actual/360 Basis, at the Net Mortgage Rate of the Deerbrook Apartments Non-Pooled Portion, on the Allocated
          Principal Balance of the Deerbrook Apartments Non-Pooled Portion,
          through but not including the then-most recent due date for the
          Deerbrook Apartments Mortgage Loan, to the extent not previously received or advanced;

     o    fifth, for inclusion in the Class DA Available Distribution Amount, as principal of the Deerbrook Apartments Non-Pooled Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the
          Deerbrook Apartments Non-Pooled Portion immediately prior to the subject distribution date and (2) the excess, if any, of (a) the entire Deerbrook Apartments Principal Payment Amount for the subject distribution date, over (b) the payments of principal to be made with respect to the Deerbrook Apartments Pooled Portion on that distribution date in accordance with clause second above; and

     o    sixth, for inclusion in the Class DA Available Distribution Amount, as a reimbursement with respect to the Deerbrook Apartments Non-Pooled
          Portion for any Realized Losses and/or Additional Trust Fund Expenses
          incurred with respect to the Deerbrook Apartments Mortgage Loan that were borne by the holders of the class DA certificates and that have not been previously reimbursed.

     On each distribution date, the trustee will apply the Class DA Available
Distribution Amount for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Class DA Available Distribution Amount:

     o    first, to make distributions of interest to the holders of the class
          DA certificates up to the total interest distributable on that class on that distribution date;

     o    second, to make distributions of principal to the holders of the class
          DA certificates up to an amount (not to exceed the total principal balance of the class DA certificates outstanding immediately prior to such distribution date) equal to the Class DA Principal Payment Amount for that distribution date; and

     o    third, to make distributions of principal to the holders of the class
          DA certificates, up to an amount equal to, and in reimbursement of, all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions to Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses"
          below.

                                     S-140

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to each of the holders of class A-1, A-2, A-3, A-4,
A-1A, B, C, D, E, F, G and H certificates that are entitled to payments of principal on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to the product of--

     o    the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, principal payable to that class of certificates on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal
          Distribution Amount (or, so long as the class A-4 and A-1A certificates are outstanding, the Loan Group 1 Principal Distribution
          Amount or the Loan Group 2 Principal Distribution Amount, as
          applicable) for that distribution date (exclusive, if applicable, of any Class DA Principal Payment Amount).

     The discount rate applicable to any class of certificates with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant mortgage loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

     o    with the same coupon, the issue with the lowest yield will be selected; or

     o    with maturity dates equally close to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

     The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

     Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class XC certificates. After the distribution date on which the total principal balance of all classes of certificates, other than the class XC and XP certificates, senior to the class J certificates has been reduced to zero, the trustee will pay any prepayment consideration, net of workout fees and principal recovery fees payable from it, collected on the mortgage loans, entirely to the holders of the class XC certificates.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

     o    the collectability of any prepayment premium or yield maintenance charge.

                                     S-141

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Voluntary Prepayment Provisions" anD "--Other Prepayment Provisions" in
this prospectus supplement.

     NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

     Payments of Additional Interest. On each distribution date, any Additional
Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the certificates;

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the certificates; and

     o    the amount of all fees payable to the master servicer, the special servicer, the trustee and the fiscal agent under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o    first, to pay or reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

     o    second, as collections of principal, interest and other amounts due on the related mortgage loan (or, if the REO Property relates thereto, on an A/B Loan Pair).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED
LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates.

     On each distribution date, following the payments to be made to the certificateholders on that distribution date, the trustee will be required to allocate to the respective classes of the principal balance certificates
(exclusive of the class DA certificates), sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all Realized Losses and Additional Trust Fund
Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date and are not allocable to the class DA certificates as described below, but only to the extent that the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool
(reduced by the Allocated Principal Balance of the

                                     S-142

Deerbrook Apartments Non-Pooled Portion) that will be outstanding immediately following that distribution date exceeds the total principal balance of the principal balance certificates (exclusive of the class DA certificates)
following all payments made to certificateholders on that distribution date.

           ORDER OF ALLOCATION                       CLASS
           -------------------                       -----
                    1                                  Q
                    2                                  P
                    3                                  N
                    4                                  M
                    5                                  L
                    6                                  K
                    7                                  J
                    8                                  H
                    9                                  G
                    10                                 F
                    11                                 E
                    12                                 D
                    13                                 C
                    14                                 B
                    15                      A-1, A-2, A-3, A-4 and
                                            A-1A pro rata based on
                                           total principal balances

     The reductions in the total principal balances of the respective classes of principal balance certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the mortgage loans (exclusive of the Deerbrook Apartments Non-Pooled Portion) and those classes of certificates. A reduction of this type in the total principal balance of any of the foregoing classes of the principal balance certificates may result in a corresponding reduction in the total notional amount of the class XC and/or XP certificates.

     Notwithstanding the foregoing, all Realized Losses and Additional Trust
Fund Expenses, if any, in respect of or related to the Deerbrook Apartments
Mortgage Loan will be allocated--

     o    first, to the class DA certificates, up to the total principal balance of such class, but only to the extent that the total principal balance of that class exceeds the Allocated Principal Balance of the Deerbrook
          Apartments Non-Pooled Portion that will be outstanding immediately following the subject distribution date, and

     o    then, to the respective classes of principal balance certificates having principal balances (exclusive of the class DA certificates) as described above in this "--Reductions to Certificate Principal
          Balances in Connection with Realized Losses and Additional Trust Fund
          Expenses" section.

     Amounts otherwise payable with respect to the class DA certificates will not be available to cover Additional Trust Fund Expenses attributable to any mortgage loan other than the Deerbrook Apartments Mortgage Loan.

     A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and Additional
Interest, also will

                                     S-143

be treated as a Realized Loss. Furthermore, any Nonrecoverable Advance
reimbursed from principal collections will constitute a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and principal recovery fees paid to the special servicer;

     o    any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and
          Penalty Interest actually collected on the related mortgage loan;

     o    any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

     o    any unanticipated, non-mortgage loan specific expenses of the trust, including--

          1.   any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
               Governing Documents--Matters Regarding the Trustee" in the
               accompanying prospectus and any similar reimbursements and indemnifications to the fiscal agent and/or various related persons;

          2.   any reimbursements and indemnification to the master servicer, the special servicer, us and/or various related persons described under "Description of the Governing Documents--Matters Regarding
               the Master Servicer, the Special Servicer, the Manager and Us" in
               the accompanying prospectus; and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--Taxation of Owners of REMIC Residual
               Certificates--ProhibiteD Transactions Tax and Other Taxes" in the
               accompanying prospectus;

     o    any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a B-Note Loan by the trust, in its capacity as holder of the related A-Note Mortgage Loan, pursuant to the related A/B Intercreditor Agreement; and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage
          Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     In general, any losses and expenses that are associated with an A/B Loan
Pair will be allocated in accordance with the terms of the related A/B
Intercreditor Agreement, first, to the subject B-Note Loan and, second, to the subject A-Note Mortgage Loan. The portion of those losses and expenses allocated to an A-Note Mortgage Loan will be allocated among the certificates in the manner described above. See "Description of the Mortgage Pool--A/B Loan
Pair--Allocation of Payments Between the A-Note Mortgage Loan and thE B-Note
Loan" in this prospectus supplement.

     From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total Stated
Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount (and, accordingly, the distribution of such items

                                     S-144

as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates (exclusive of the class DA certificates) in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

     The master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged properties have become REO Properties), in each case net of related master servicing fees, that:

     o    were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

     The master servicer will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any
P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of (x) the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence, and (y)
a fraction, expressed as a percentage, the numerator of which is equal to the
Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

     With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the certificates on that distribution date (or a combination of both methods).

     The trustee or the fiscal agent will be required to make any P&I advance that the master servicer fails to make. See "--The Trustee" below.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related mortgage loan.
In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the master servicer, the trustee or the fiscal agent is not recoverable from proceeds of the related mortgage loan, and the master servicer and the trustee will be required to act in accordance with such determination. If the master servicer, the trustee or the fiscal agent makes any
P&I advance (including the portion of any P&I Advance with

                                     S-145

respect to the Deerbrook Apartments Non-Pooled Portion) that it or the special servicer subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO
Properties on deposit in the master servicer's collection account from time to time subject to the limitations and requirements described below. See also
"Description of The Certificates--Advances" in the accompanying prospectus and
"Servicing of the Mortgage Loans--Collection Account" in this prospectuS supplement.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

     o    each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO
Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

     None of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any P & I advance with respect to the
B-Note Loan.

     Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable out of collections on the related mortgage loan, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will have the right to be reimbursed for such
Advance and interest accrued on such Advance from amounts on deposit in the collection account that constitute principal collections

                                      S-146

received on all of the mortgage loans in the mortgage pool during the related collection period; provided, however, that if amounts of principal on deposit in the collection account are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in the collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the Advance that remains outstanding. In either case, the reimbursement will be made first from principal received on the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount will be reimbursable
(together with advance interest thereon) to the master servicer in full, only from amounts on deposit in the collection account that constitute principal received on all of the mortgage loans in the mortgage pool during the related collection period (net of amounts necessary to reimburse for Nonrecoverable
Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such
Advances and related interest thereon, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for
Nonrecoverable Advances and interest on Nonrecoverable Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" above. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the master servicer, constitute a violation of the Servicing Standard and/or with respect to the trustee or the fiscal agent, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

     In no event may the master servicer apply amounts otherwise distributable on the class DA certificates to pay and/or reimburse Advances attributable to mortgage loans other than the Deerbrook Apartments Mortgage Loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to prepare and make available electronically via its website at www.etrustee.net or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a trustee report substantially in the form of, and containing the information set forth in, Annex E to this prospectus supplement. The trustee's reporting statement will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential to the extent such information is not publicly available.

     The special servicer is required to deliver to the master servicer, not later than the time specified in the pooling and servicing agreement, on the business day following each determination date, beginning in October 2004, a
CMSA special servicer loan file that contains the information called for in, or that will enable the master servicer to produce, the CMSA reports required to be delivered by the master servicer to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

                                     S-147

     The master servicer is required to deliver to the trustee, not later than the time specified in the pooling and servicing agreement, on the third business day prior to each distribution date, beginning in October 2004, the CMSA loan periodic update file with respect to the subject distribution date.

     Beginning in November 2004, on each P&I advance date, not later than the time specified in the pooling and servicing agreement, the master servicer must deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

     o    a CMSA comparative financial status report;

     o    a CMSA delinquent loan status report;

     o    a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA historical liquidation report;

     o    a CMSA REO status report;

     o    a CMSA loan level reserve/LOC report

     o    a CMSA servicer watchlist;

     o    a CMSA property file;

     o    a CMSA loan set-up file; and

     o    a CMSA financial file.

     These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and the master servicer.

     In addition, the master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o    with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o    with respect to any mortgaged real property or REO Property, a CMSA
          NOI adjustment worksheet.

     Absent manifest error of which it has actual knowledge, neither the master servicer nor the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of the master servicer or the special servicer, as the case may be. None of the trustee, the master servicer and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicer and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

     Information Available From Trustee. The trustee will, and the master servicer may, but is not required to, make available each month to any interested party (i) the trustee report, (ii) the pooling and servicing agreement and (iii) this prospectus supplement and the accompanying prospectus on their respective internet websites. In addition, the trustee will make available each month, on each distribution date, the Unrestricted Servicer
Reports,

                                     S-148

the CMSA loan periodic update file, the CMSA loan setup file, the CMSA Bond level file, and the CMSA collateral summary file to any interested party on its internet website. The trustee will also make available each month, to the extent received, on each distribution date, (i) the Restricted Servicer Reports, and
(ii) the CMSA property file to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the trustee with certain required certifications, via the trustee's internet website initially located at www.etrustee.net with the use of a password (or other comparable restricted access mechanism) provided by the trustee. Assistance with the trustee's website can be obtained by calling its
CMBS customer service number: (312) 904-9664.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

     The trustee and the master servicer may require registration and the acceptance of a disclaimer in connection with providing access to its internet website. The trustee and the master servicer will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items (to the extent such items are in its possession):

     o    the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     o    all trustee reports and monthly reports of the master servicer delivered, or otherwise electronically made available, to
          certificateholders since the date of initial issuance of the offered certificates;

     o    all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the
          Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o    all accountants' reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o    the most recent inspection report with respect to each mortgaged real property for a mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under
          "Servicing of the Mortgage Loans--Inspections; Collection of Operating
          Information" in this prospectus supplement;

     o    the most recent appraisal, if any, with respect to each mortgaged real property for a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

                                     S-149

     o    the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under
          "Servicing of the Mortgage Loans--Inspections; Collection of Operating
          Information" in this prospectus supplement; and

     o    the mortgage files, including all documents, such as modifications, waivers and amendments of the mortgage loans, that are to be added to the mortgage files from time to time.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o    in the case of a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

     o    2% in the aggregate in the case of the class XC and XP certificates
          (allocated, pro rata, between the XC and XP classes based on their respective total notional amounts) and

     o    in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

     The holders of the class R-LR, R-I, R-II or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. In addition, if the master servicer is the holder of any class XC, XP, A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N,
P or Q certificate, the master servicer, in its capacity as a certificateholder, will have no voting rights with respect to matters concerning compensation affecting the master servicer. See "Description of The Certificates--Voting
Rights" in the accompanying prospectus.

                                     S-150

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     o    the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

     o    the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder of the certificates with the largest percentage of voting rights allocated to the controlling class (such holder referred to as the majority subordinate certificateholder), the master servicer or the special servicer, in that order of preference, after the Stated Principal Balance of the mortgage pool, including the
          Deerbrook Apartments Non-Pooled Portion, has been reduced to less than
          1.0% of the initial total principal balance of the principal balance certificates.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the master servicer, the special servicer or the majority subordinate certificateholder of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1.   the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
               Properties), together with interest thereon plus any accrued interest on P&I advances made with respect to such mortgage loans, unreimbursed servicing advances for those mortgage loans plus any accrued interest on such servicing advances, any
               reasonable costs and expenses incurred in connection with any such purchase and any other Additional Trust Fund Expenses
               (including any Additional Trust Fund Expenses previously
               reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

          2.   the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee, minus

     o    solely in the case of a purchase by the master servicer, the total of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

     IF A CONTROLLING CLASS REPRESENTATIVE HAS BEEN APPOINTED AND IS ACTING IN
THAT CAPACITY, THE CONTROLLING CLASS REPRESENTATIVE WILL HAVE THE RIGHT, IN LIEU
OF THE MAJORITY SUBORDINATE CERTIFICATEHOLDER TO EXERCISE THE PURCHASE RIGHTS OF
THAT HOLDER DESCRIBED ABOVE.

     In addition, if, following the date on which the total principal balances of the class A-1, A-2, A-3, A-4, A-1A, B, C, D and E certificates are reduced to zero, all of the remaining certificates are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates for all the mortgage loans and REO
Properties remaining in the trust fund at the time of exchange.

                                     S-151

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization Trust Services Group--Merrill Lynch Mortgage
Trust 2004-KEY2.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers;

     o    have a combined capital and surplus of at least $100,000,000; and

     o    be subject to supervision or examination by a federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will be calculated on the same interest accrual basis as the mortgage loans, which will be either a 30/360 basis or on an Actual/360 Basis, at 0.002% per annum on the Stated Principal Balance outstanding from time to time of each mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee", "--Duties
of the Trustee", "--Matters Regarding the TrusteE" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The
Netherlands, will act as fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street,
Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust
Services Group -Merrill Lynch Mortgage Trust, Series 2004-KEY2. The fiscal agent will be deemed to have been removed in the event of the resignation or removal of the trustee.

     The fiscal agent will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the certificates, the mortgage loans, this prospectus supplement (except for the information in the immediately preceding paragraph) or related documents. The duties and obligations of the fiscal agent consist

                                     S-152

only of making advances as described in this prospectus supplement; the fiscal agent will not be liable except for the performance of such duties and obligations.

     In the event that the master servicer and the trustee fail to make a required advance, the fiscal agent will be required to make such advance, provided that the fiscal agent will not be obligated to make any advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled to rely conclusively on any determination by the master servicer or the trustee, as applicable, that an advance, if made, would not be recoverable. The fiscal agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as the trustee and the master servicer.

     The duties and obligations of the fiscal agent will consist only of making advances as described above. The fiscal agent will not be liable except for the performance of such duties and obligations. The fiscal agent will be entitled to the same protections, immunities and indemnities as are afforded to the trustee.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor; and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for the certificate;

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the certificate;

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the certificate; and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates. The pass-through rates for the class A-4, B, C, D and E certificates are, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on the class A-4, B, C, D and E certificates could be adversely affected if mortgage loans with relatively high Net Mortgage Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates.
This means that the respective yields to maturity on the class A-4, B, C, D and
E certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the MortgagE Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

                                     S-153

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

     Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates with principal balances. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates with principal balances. See "Servicing of the Mortgage Loans--Modifications, Waivers,
Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates with principal balances.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, the mortgage loans in loan group
1) are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, the mortgage loans in loan group 1) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, the mortgage loans in loan group 1) could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates. See "Risk Factors--Risks Related to the Offered Certificates--
Yield

                                     S-154

Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

     The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the mortgage loans with relatively higher Net Mortgage Rates pay principal faster than the mortgage loans with relatively lower Net Mortgage Rates.

     As described in this prospectus supplement, the Loan Group 1 Principal
Distribution Amount (and, after the class A-1A certificates have been reduced to zero, any remaining Loan Group 2 Principal Distribution Amount) for each distribution date will generally be distributable first in respect of the class
A-1 certificates until the principal balance thereof is reduced to zero; second, in respect of the class A-2 certificates until the principal balance thereof is reduced to zero; third, in respect of the class A-3 certificates until the principal balance thereof is reduced to zero; and fourth, in respect of the class A-4 certificates until the principal balance thereof is reduced to zero;
and the Loan Group 2 Principal Distribution Amount (and, after the class A-4 certificates have been reduced to zero, any remaining Loan Group 1 Principal
Distribution Amount) for each distribution date will generally be distributable to the class A-1A certificates until the principal balance thereof is reduced to zero. After those distributions, the remaining Principal Distribution Amount
(exclusive of the Class DA Principal Payment Amount) will generally be distributable entirely in respect of the class B, C, D and E certificates, in that order, and then the respective classes of principal balance certificates not offered in this prospectus supplement (other than the class A-1A and DA certificates), in each case until the total principal balance of each of those classes of certificates is reduced to zero. The yield on the class A-1, A-2, A-3 and A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, on the mortgage loans in loan group 1) will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

     Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

     o    the additional losses result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates with principal balances.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

                                     S-155

     Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Mortgage Loans", "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

                                     S-156

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the mortgage loans
          (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

     Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority oF Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES

     The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

     For purposes of this prospectus supplement, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is September 29, 2004, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o    multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance of the certificate.

                                     S-157

     The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds.
The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto. As described in this prospectus supplement, the Loan Group 1
Principal Distribution Amount (and, after the class A-1A certificates have been reduced to zero, any remaining Loan Group 2 Principal Distribution Amount) for each distribution date will generally be distributable first in respect of the class A-1 certificates until the principal balance thereof is reduced to zero;
second, in respect of the class A-2 certificates until the principal balance thereof is reduced to zero; third, in respect of the class A-3 certificates until the principal balance thereof is reduced to zero; and fourth, in respect of the class A-4 certificates until the principal balance thereof is reduced to zero; and the Loan Group 2 Principal Distribution Amount (and, after the class
A-4 certificates have been reduced to zero, any remaining Loan Group 1 Principal
Distribution Amount) for each distribution date will generally be distributable to the class A-1A certificates until the principal balance thereof is reduced to zero. After those distributions, the remaining Principal Distribution Amount
(exclusive of the Class DA Principal Payment Amount) will generally be distributable entirely in respect of the class B, C, D and E Certificates, in that order, and then the respective classes of principal balance certificates not offered in this prospectus supplement (other than the class A-1A and DA certificates), in each case until the principal balance of such class of certificates is reduced to zero.

     The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates outstanding over time and their respective weighted average lives.

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES
-------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
-----------------                                   ------         -------         -------         -------        --------

Initial Percentage........................            100%            100%            100%            100%           100%
September 12, 2005........................             83%             83%             83%             83%            83%
September 12, 2006........................             64%             64%             64%             64%            64%
September 12, 2007........................             42%             42%             41%             41%            30%
September 12, 2008........................             18%              7%              0%              0%             0%
September 12, 2009 and thereafter.........              0%              0%              0%              0%             0%

Weighted Average Life (in Years)..........            2.5             2.4             2.4             2.3             2.2

                                     s-158

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES
-------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-----------------                                   ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
September 12, 2005.........................           100%            100%            100%            100%            100%
September 12, 2006.........................           100%            100%            100%            100%            100%
September 12, 2007.........................           100%            100%            100%            100%            100%
September 12, 2008.........................           100%            100%             98%             95%             89%
September 12, 2009.........................            50%             49%             48%             47%             47%
September 12, 2010 ........................             1%              0%              0%              0%              0%
September 12, 2011 and thereafter..........             0%              0%              0%              0%              0%

Weighted Average Life (in Years)...........           5.3             5.2             5.2             5.1             4.8

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES
-------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-----------------                                   ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
September 12, 2005.........................           100%            100%            100%            100%            100%
September 12, 2006.........................           100%            100%            100%            100%            100%
September 12, 2007.........................           100%            100%            100%            100%            100%
September 12, 2008.........................           100%            100%            100%            100%            100%
September 12, 2009.........................           100%            100%            100%            100%            100%
September 12, 2010.........................           100%             97%             94%             93%             93%
September 12, 2011.........................            52%             47%             45%             44%             44%
September 12, 2012.........................            38%             32%             30%             30%             30%
September 12, 2013.........................            16%              9%              8%              8%              8%
September 12, 2014 and thereafter..........             0%              0%              0%              0%              0%

Weighted Average Life (in Years)...........           7.7             7.5             7.4             7.4             7.3

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES
-------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-----------------                                   ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
September 12, 2005.........................           100%            100%            100%            100%            100%
September 12, 2006.........................           100%            100%            100%            100%            100%
September 12, 2007.........................           100%            100%            100%            100%            100%
September 12, 2008.........................           100%            100%            100%            100%            100%
September 12, 2009.........................           100%            100%            100%            100%            100%
September 12, 2010.........................           100%            100%            100%            100%            100%
September 12, 2011.........................           100%            100%            100%            100%            100%
September 12, 2012.........................           100%            100%            100%            100%            100%
September 12, 2013.........................           100%            100%            100%            100%            100%
September 12, 2014 and thereafter..........             0%              0%              0%              0%              0%

Weighted Average Life (in Years)...........           9.8             9.8             9.8             9.8             9.6

                                     S-159

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES
-----------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-----------------                                   ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
September 12, 2005.........................           100%            100%            100%            100%            100%
September 12, 2006.........................           100%            100%            100%            100%            100%
September 12, 2007.........................           100%            100%            100%            100%            100%
September 12, 2008.........................           100%            100%            100%            100%            100%
September 12, 2009.........................           100%            100%            100%            100%            100%
September 12, 2010.........................           100%            100%            100%            100%            100%
September 12, 2011.........................           100%            100%            100%            100%            100%
September 12, 2012.........................           100%            100%            100%            100%            100%
September 12, 2013.........................           100%            100%            100%            100%            100%
September 12, 2014 and thereafter..........             0%              0%              0%              0%              0%

Weighted Average Life (in Years)...........          10.0            10.0            10.0            10.0            9.7

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES
-----------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
-----------------                                   ------         -------         -------         -------        --------

Initial Percentage.........................           100%            100%            100%            100%           100%
September 12, 2005.........................           100%            100%            100%            100%           100%
September 12, 2006.........................           100%            100%            100%            100%           100%
September 12, 2007.........................           100%            100%            100%            100%           100%
September 12, 2008.........................           100%            100%            100%            100%           100%
September 12, 2009.........................           100%            100%            100%            100%           100%
September 12, 2010.........................           100%            100%            100%            100%           100%
September 12, 2011.........................           100%            100%            100%            100%           100%
September 12, 2012.........................           100%            100%            100%            100%           100%
September 12, 2013.........................           100%            100%            100%            100%           100%
September 12, 2014 and thereafter..........             0%              0%              0%              0%             0%

Weighted Average Life (in Years)...........          10.0            10.0            10.0           10.0             9.7

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS D CERTIFICATES
-----------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-----------------                                   ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
September 12, 2005.........................           100%            100%            100%            100%            100%
September 12, 2006.........................           100%            100%            100%            100%            100%
September 12, 2007.........................           100%            100%            100%            100%            100%
September 12, 2008.........................           100%            100%            100%            100%            100%
September 12, 2009.........................           100%            100%            100%            100%            100%
September 12, 2010.........................           100%            100%            100%            100%            100%
September 12, 2011.........................           100%            100%            100%            100%            100%
September 12, 2012.........................           100%            100%            100%            100%            100%
September 12, 2013.........................           100%            100%            100%            100%            100%
September 12, 2014 and thereafter..........             0%              0%              0%              0%              0%

Weighted Average Life (in Years)...........          10.0            10.0            10.0            10.0            9.7

                                     S-160

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS E CERTIFICATES
-----------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-----------------                                   ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
September 12, 2005.........................           100%            100%            100%            100%            100%
September 12, 2006.........................           100%            100%            100%            100%            100%
September 12, 2007.........................           100%            100%            100%            100%            100%
September 12, 2008.........................           100%            100%            100%            100%            100%
September 12, 2009.........................           100%            100%            100%            100%            100%
September 12, 2010.........................           100%            100%            100%            100%            100%
September 12, 2011.........................           100%            100%            100%            100%            100%
September 12, 2012.........................           100%            100%            100%            100%            100%
September 12, 2013.........................           100%            100%            100%            100%            100%
September 12, 2014 and thereafter..........             0%              0%              0%              0%              0%

Weighted Average Life (in Years)...........          10.0            10.0            10.0            10.0            9.7

     The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods, otherwise at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the B-Note Loan.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

     Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood
LLP, New York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II and the Deerbrook Apartments individual loan REMIC, respectively, will each qualify as a REMIC under the Code.

     The assets of REMIC I will generally include--

     o    the mortgage loans;

                                     S-161

     o    any REO Properties acquired on behalf of the certificateholders;

     o    the master servicer's collection account;

     o    the special servicer's REO account; and

     o    the trustee's distribution account and interest reserve account, but will exclude any collections of Additional Interest on the ARD Loans.

     However, the Deerbrook Apartments Mortgage Loan constitutes the sole asset of a separate REMIC and the regular interest in that loan REMIC will be an asset of REMIC I instead of that mortgage loan or any related REO Property. In addition, neither REMIC I nor the Deerbrook Apartments individual loan REMIC will include any collections of additional interest accrued, and deferred as to payment, with respect to any mortgage loan with an anticipated repayment date on any ARD Loan.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

     o    the class R-I certificates will evidence the sole class of residual interests in REMIC I;

     o    the class A-1, A-2, A-3, A-4, A-1A, XC, XP, B, C, D, E, F, G, H, J, K,
          L, M, N, P, Q and DA certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II;

     o    the class R-II certificates will evidence the sole class of residual interests in REMIC II; and

     o    the class R-LR certificates will evidence the sole class of residual interests in the Deerbrook Apartments individual loan REMIC.

     The portion of the trust consisting of Additional Interest on the ARD Loans will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets. See
"Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the
accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

     The offered certificates will not be issued with original issue discount.
Some of the offered certificates may be treated as being issued at a premium.
When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

     o    the ARD Loans will be paid in full on their respective anticipated repayment dates;

     o    no mortgage loan will otherwise be prepaid prior to maturity; and

     o    there will be no extension of maturity for any mortgage loan.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying prospectus.

     The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those

                                     S-162

regulations and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Regular Certificates--Premium" in the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear.
We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT". Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section
7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Code. In addition, the offered certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC, and "permitted assets"
under section 860L(c)(1)(G) of the Code in the hands of a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.
To the extent that less than

                                     S-163

95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1.   the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related mortgage loan documents allow that substitution,

     3.   the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

                                     S-164

     ERISA and section 4975 of the Code impose various requirements on--

     o    Plans, and

     o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

     A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation
Section 2510.3-101.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated and J.P. Morgan Securities Inc., identified as Prohibited
Transaction Exemptions 90-29 (which has been amended by Prohibited Transaction
Exemptions 97-34, 2000-58 and 2002-41), and 2002-19, respectively, and as subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the Exemption, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by
          Fitch, Moody's or S&P;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group, other than any of the Exemption Favored Parties;

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates;

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations; and

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that

                                     S-165

               person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of Fitch and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted
Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the
Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer, any sub-servicer, any provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan;

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

                                     S-166

     Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

     o    the continued holding of such offered certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

     In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of a Plan considering an investment in the offered certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption described in the accompanying prospectus will apply with respect to any particular investment by a Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

     Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA and the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

                                     S-167

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     Upon issuance, the class A-1, A-2, A-3, A-4, B and C certificates will constitute mortgage related securities for purposes of the Secondary Mortgage
Market Enhancement Act of 1984, as amended. However, in order to remain mortgage related securities, the class A-1, A-2, A-3, A-4, B and C certificates must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

     The remaining offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of these remaining certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Except as to the status of certain classes of offered certificates as mortgage-related securities, neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                     S-168

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement between us as seller, and Merrill Lynch, Pierce, Fenner & Smith Incorporated,
J.P. Morgan Securities Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Deutsche Bank Securities Inc., as underwriters, we have agreed to sell to each of the underwriters and each of the underwriters has agreed to purchase from us, severally but not jointly, the respective principal balances, or notional amounts, as applicable, of each class of the offered certificates as set forth below subject in each case to a variance of 5%:

                                                                 KEYBANC CAPITAL
                      MERRILL LYNCH,                               MARKETS, A
                         PIERCE,                                   DIVISION OF
                      FENNER & SMITH         J.P. MORGAN            MCDONALD           DEUTSCHE BANK
      CLASS            INCORPORATED        SECURITIES INC.      INVESTMENTS INC.      SECURITIES INC.
      -----            ------------        ---------------      ----------------      ---------------

Class A-1              $ 35,067,065         $ 23,932,935              --                     --
Class A-2              $100,290,024         $ 68,446,976          $25,000,000                --
Class A-3              $ 54,755,737         $ 37,370,263              --                     --
Class A-4              $175,778,717         $119,967,283          $25,000,000           $25,000,000
Class B                $ 15,735,008         $ 10,738,992              --                     --
Class C                $  4,969,419         $  3,391,581              --                     --
Class D                $ 13,251,190         $  9,043,810              --                     --
Class E                $  7,453,239         $  5,086,761              --                     --

     Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan
Securities Inc. are acting as co-lead managers and co-bookrunning managers for this offering. KeyBanc Capital Markets and Deutsche Bank Securities Inc. will act as co-managers for this offering. Merrill Lynch and J.P. Morgan are acting as co-bookrunning managers in the following manner: J.P. Morgan is acting as sole bookrunning manager with respect to 80.40% of the class A-4 certificates, and Merrill Lynch is acting as sole bookrunning manager with respect with respect to the remainder of the class A-4 certificates and all other classes of offered certificates.

     Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $764,257,057, before adjusting for accrued interest.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

     Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     We also have been advised by Merrill Lynch, J.P. Morgan and Deutsche Bank that each of them, through one or more of its affiliates, currently intends to make a market in the offered certificates; however, none of the

                                     S-169

above-mentioned underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk
Factors--Risks Related to the Offered Certificates--The Offered Certificates
Will Have Limited Liquidity and May Experience Fluctuations in Market Value
Unrelated to the Performance of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell
Your Offered Certificates and May Have an Adverse Effect on the Market Value of
Your Offered Certificates" in the accompanying prospectus.

     We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage
Lending, Inc., which is one of the mortgage loan sellers. J.P. Morgan Securities
Inc., one of the underwriters, is an affiliate of JPMorgan Chase Bank, which is one of the mortgage loan sellers. KeyBanc Capital Markets, a Division of
McDonald Investments Inc., one of the underwriters, is an affiliate of KeyBank
National Association, which is one of the mortgage loan sellers and is an affiliate of KeyCorp Real Estate Capital Markets, Inc., which is the master servicer and the special servicer. KeyBanc Capital Markets is a trade name under which corporate and investment banking services of KeyCorp and its subsidiaries, including McDonald Investments Inc. and KeyBank National Association, are
marketed to institutional clients.

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us by Sidley Austin Brown & Wood LLP, New York, New York and for the
underwriters by Latham & Watkins LLP, New York, New York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

            CLASS                    FITCH                    MOODY'S
            -----                    -----                    -------

          Class A-1                   AAA                       Aaa
          Class A-2                   AAA                       Aaa
          Class A-3                   AAA                       Aaa
          Class A-4                   AAA                       Aaa
           Class B                    AA                        Aa2
           Class C                    AA-                       Aa3
           Class D                     A                        A2
           Class E                    A-                        A3

     The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

                                     S-170

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust;

     o    whether or to what extent prepayments of principal may be received on the mortgage loans;

     o    the likelihood or frequency of prepayments of principal on the mortgage loans;

     o    the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls; and

     o    whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or
Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                     S-171

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

     "A-NOTE MORTGAGE LOAN" means the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Skyview
Plaza Shopping Center, which A-Note Mortgage Loan has a cut-off date principal balance of $6,240,000 and a corresponding B-Note Loan that has an unpaid principal balance as the cut-off date of $390,000.

     The A-Note Mortgage Loan and the B-Note Loan are secured by a single mortgage or deed of trust on a single mortgaged real property.

     "A/B INTERCREDITOR AGREEMENT" means, with respect to the A/B Loan Pair, the related intercreditor agreement among noteholders, as it may be amended from time to time, by and between KeyBank National Association, as the initial holder of the A-Note Mortgage Loan, and CBA-Mezzanine Capital Finance, LLC, as the
initial holder of the B-Note Loan. Following the inclusion of the A-Note
Mortgage Loan in the trust, the trust, acting through the trustee, will be holder of the A-Note Mortgage Loan and a party to the A/B Intercreditor
Agreement.

     "A/B LOAN PAIR" means the A-Note Mortgage Loan and the B-Note Loan, together.

     "A/B MATERIAL DEFAULT" means, with respect to the A/B Loan Pair, one of the following events: (a) either the A-Note Mortgage Loan or the B-Note Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

     "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

     "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

     "ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

                                     S-172

     "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

     o    arises out of a default on a mortgage loan or an otherwise unanticipated event; and

     o    is not covered by a servicing advance or a corresponding collection from the related borrower.

     "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

     "ALLOCATED PRINCIPAL BALANCE" means the portion of the Stated Principal
Balance of the Deerbrook Apartments Mortgage Loan allocated to the Deerbrook
Apartments Pooled Portion or the Deerbrook Apartments Non-Pooled Portion, as the
case may be, which portion, at any given time, will equal:

     o    in the case of the Deerbrook Apartments Pooled Portion, the lesser of--

          1.   the excess, if any, of (a) the portion of the cut-off date principal balance of the Deerbrook Apartments Mortgage Loan that is allocable to the Deerbrook Apartments Pooled Portion (which is
               $3,661,822), over (b) all collections and/or advances of
               principal with respect to the Deerbrook Apartments Mortgage Loan that have previously been allocated to the Deerbrook Apartments
               Pooled Portion, as described under "Description of the Offered
               Certificates--Payments--Allocation of Payments on the Deerbrook
               ApartmentS Mortgage Loan; Payments on the Class DA Certificates"
               in this prospectus supplement, and

          2.   the then Stated Principal Balance of the Deerbrook Apartments
               Mortgage Loan; and

     o    in the case of the Deerbrook Apartments Non-Pooled Portion, the lesser of--

          1.   the excess, if any, of (a) the portion of the cut-off date principal balance of the Deerbrook Apartments Mortgage Loan that is allocable to the Deerbrook Apartments Non-Pooled Portion
               (which is $410,000), over (b) all collections with respect to the
               Deerbrook Apartments Mortgage Loan that have previously been allocated to the Deerbrook Apartments Non-Pooled Portion, and
               included in the Class DA Available Distribution Amount, as described under "Description of the Offered
               Certificates--Payments--Allocation oF Payments on the Deerbrook
               Apartments Mortgage Loan; Payments on the Class DA Certificates"
               in this prospectus supplement, and

          2.   the excess, if any, of (a) the then Stated Principal Balance of the Deerbrook Apartments Mortgage Loan, over (b) the then
               Allocated Principal Balance of the Deerbrook Apartments Pooled
               Portion.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan as to which an
Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     1.   "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant
          Appraisal Trigger Event occurred, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication) of:

          o    the Stated Principal Balance of the subject mortgage loan;

          o    to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest accrued on the subject mortgage loan through the most

                                     S-173

               recent due date prior to the date of determination at the related
               Net Mortgage Rate (exclusive of any portion thereof that
               constitutes Additional Interest);

          o    all accrued but unpaid (from related collections) master
               servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
               Additional Trust Fund Expenses with respect to the subject mortgage loan;

          o    all related unreimbursed Advances made by or on behalf of the master servicer, the trustee or the fiscal agent with respect to the subject mortgage loan, together with (i) interest on those
               Advances and (ii) any related Unliquidated Advances; and

          o    all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

     2.   "y" is equal to the sum of (i) 90% of an amount equal to (A) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (B) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan and estimated liquidation expenses, and (ii) all escrows, reserves and letters of credit held as additional collateral with respect to such required appraisal loan.

     If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, and no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, then until the required appraisal or other valuation is obtained or performed, the
Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the
Stated Principal Balance of that mortgage loan.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

     o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

     o    60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

     o    60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property; or

     o    any balloon payment on such mortgage loan has not been paid by its scheduled maturity date unless the master servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such mortgage loan within 120 days after the due date of such balloon payment, provided the borrower continues, during that period, to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date.

                                     S-174

     "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this prospectuS supplement.

     "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

     (a)  an amount equal to the sum, without duplication, of the following amounts:

          (i)    the aggregate of all amounts on deposit in the master
                 servicer's collection account and the trustee's distribution account as of the close of business on the related
                 determination date and the amounts collected by or on behalf of the master servicer as of the close of business on such
                 determination date and required to be deposited in the
                 collection account;

          (ii)   the aggregate amount of all P&I advances made by the master servicer, the trustee or the fiscal agent for distribution on the certificates on such distribution date;

          (iii)  the aggregate amount transferred from the special servicer's
                 REO account and/or any separate custodial account maintained with respect to the A/B Loan Pair to the master servicer's collection account during the month of such distribution date, on or prior to the date on which P&I advances are required to be made in such month;

          (iv)   the aggregate amount deposited by the master servicer in its collection account for such distribution date in connection with Prepayment Interest Shortfalls; and

          (v)    for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan
                 (exclusive of the Deerbrook Apartments Non-Pooled Portion) that accrues interest on an Actual/360 Basis deposited in the
                 trustee's distribution account,

     exclusive of:

     (b)  any portion of the amounts described in clause (a) above that represents one or more of the following:

          (i)    any periodic payments collected but due on a due date after the end of the related collection period;

          (ii)   all amounts in the master servicer's collection account or the trustee's distribution account that are payable or reimbursable to any person other than the certificateholders from:

                 (A)  the master servicer's collection account, including, but not limited to, servicing compensation; and

                 (B)  the trustee's distribution account, including, but not limited to, trustee fees;

          (iii)  any prepayment premiums and yield maintenance charges;

          (iv)   any Additional Interest on the ARD Loans (which is separately distributed to the holders of the class Z certificates);

          (v)    if such distribution date occurs during February of any year or during January of any year that is not a leap year, the
                 interest reserve amounts in respect of each mortgage loan
                 (exclusive of the Deerbrook Apartments Non-Pooled Portion) that accrues interest on an Actual/360 Basis to be deposited in the trustee's interest reserve account and held for future
                 distribution; and

          (vi)   any amounts deposited in the master servicer's collection
                 account or the trustee's distribution account in error.

                                     S-175

     In no event will the Available Distribution Amount include amounts payable to the holder of the B-Note Loan.

     "B-NOTE LOAN" shall mean, with respect to the A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the trust fund, (ii) is subordinate in right of payment to the A-Note Mortgage Loan to the extent set forth in the A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as the A-Note
Mortgage Loan.

     "CLASS DA AVAILABLE DISTRIBUTION AMOUNT" means, in general, that portion of the Available Distribution Amount that is allocable to interest on, principal of, and loss/expense reimbursements with respect to the Deerbrook Apartments
Non-Pooled Portion in accordance with "Description of the Offered
Certificates--Payments--Allocation of Payments on the Deerbrook Apartments
Mortgage Loan; Payments on the Class DA Certificates" in this prospectus supplement.

     "CLASS DA PRINCIPAL PAYMENT AMOUNT" means, with respect to any distribution date, the amount of principal allocable to the Deerbrook Apartments Non-Pooled
Portion, without regard to available funds, in accordance with clause fifth of the first paragraph under "Description of the Offered Certificates--Payments--
Allocation of Payments on the Deerbrook Apartments Mortgage Loan; Payments oN
the Class DA Certificates" in this prospectus supplement.

     "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about September 29, 2004.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

     "CROSSED GROUP" means a group of related Crossed Loans.

     "DEERBROOK APARTMENTS MORTGAGE LOAN" means the mortgage loan secured by the
Deerbrook Apartments Property.

     "DEERBROOK APARTMENTS NON-POOLED PORTION" means the junior portion of the
Deerbrook Apartments Mortgage Loan that consists of $410,000 of the entire cut-off date principal balance of the Deerbrook Apartments Mortgage Loan.

     "DEERBROOK APARTMENTS POOLED PORTION" means the senior portion of the
Deerbrook Apartments Mortgage Loan that consists of $3,661,822 of the entire cut-off date principal balance of the Deerbrook Apartments Mortgage Loan.

     "DEERBROOK APARTMENTS PRINCIPAL PAYMENT AMOUNT" means, for any distribution date, an amount generally equal to that portion of the Principal Distribution
Amount for the subject distribution date described in clauses (a) through (d) of the definition of "Principal Distribution Amount" that are allocable to the
Deerbrook Apartments Mortgage Loan.

                                     S-176

     "DEERBROOK APARTMENTS PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Deerbrook Apartments.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "EXEMPTION" means, collectively, Prohibited Transaction Exemptions 90-29, as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41, and
2002-19, respectively, and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Merrill Lynch, Pierce, Fenner & Smith Incorporated;

     o    J.P. Morgan Securities Inc.;

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets; and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

     "FITCH" means Fitch, Inc.

     "IRS" means the Internal Revenue Service.

     "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

     "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

     o    the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately $1,114,730,373 and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus supplement;

     o    the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

     o    the pass-through rate for each class of certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is either an
          Actual/360 Basis or a 30/360 Basis;

                                     S-177

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o    there are no breaches of our representations and warranties regarding the mortgage loans;

     o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated
          CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     o    no mortgage loan is required to be repurchased by any mortgage loan seller;

     o    no prepayment premiums or yield maintenance charges are collected;

     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 12th day of each month, commencing in October 2004; and

     o    the offered certificates are settled on September 29 2004.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     o    the total payments made by the master servicer to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE RATE" means:

     o    with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of the applicable master servicing fee rate and the per annum rate at which the monthly trustee fee is calculated; provided, however, that, for purposes of calculating the Weighted Average Net
          Mortgage Rate and the pass-through rate for each of the non-fixed rate interest-bearing classes of certificates, namely class A-4, A-1A, B,
          C, D, E, F, G, H, J, K, L, M, N, P, Q, XC and XP certificates, from time to time--

          1.   the Net Mortgage Rate for the subject mortgage loan (or, in the case of the Deerbrook Apartments Mortgage Loan, for the Deerbrook
               Apartments Pooled Portion) will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the date of issuance of the
               certificates, and

          2.   if any mortgage loan does not accrue interest on the basis of a
               360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of those non-fixed rate interest-bearing classes of certificates, then the Net
               Mortgage Rate of such mortgage loan (or, in the case of the
               Deerbrook Apartments Mortgage Loan, for the Deerbrook Apartments
               Pooled Portion) for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan (or, in the case of the Deerbrook
               Apartments Mortgage Loan, in respect of the

                                     S-178

               Deerbrook Apartments Pooled Portion) on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan (or, in the case of the Deerbrook Apartments Mortgage Loan, in respect of the Deerbrook Apartments Pooled Portion) during such one-month period at the related mortgage interest rate (net of the per annum rate at which the master servicing fee and trustee fee is calculated); except that, with respect to any such mortgage loan (or, in the case of the Deerbrook Apartments
               Mortgage Loan, with respect to the Deerbrook Apartments Pooled
               Portion), the Net Mortgage Rate for the one month period (a)
               prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will not be adjusted as described in the preceding proviso and (b) prior to the due date in March will be determined
               inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year; and

     o    with respect to the Deerbrook Apartments Non-Pooled Portion, 6.2980%
          per annum.

     As of the cut-off date (without regard to the adjustment described in clause 2. of the proviso to the first bullet of the prior sentence), the Net
Mortgage Rates for the mortgage loans ranged from 4.598% per annum to 6.708%, with a weighted average (excluding the Deerbrook Apartments Non-Pooled Portion)
of those Net Mortgage Rates of 5.6749% per annum (without regard to the
Deerbrook Apartments Non-Pooled Portion). See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable from payments or other collections on or with respect to that mortgage loan or REO
Property (or, in the case of an A-Note Mortgage Loan, on or with respect to the related A/B Loan Pair).

     "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

     "PENALTY INTEREST" means any interest, other than late payment charges,
Additional Interest, prepayment premiums or yield maintenance charges, that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage interest rate.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

                                     S-179

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

     o    other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan;

     o    the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

     o    if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
          cross-collateralized loans; and

     o    if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related net mortgage interest rate for such mortgage loan and the trustee fee rate (net of any Penalty Interest and Additional Interest, if
applicable).

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

     "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

     (a)  the aggregate of the principal portions of all periodic payments
          (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by the master servicer, the trustee or the fiscal agent, as applicable, for such distribution date;

     (b)  the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

                                      S-180

     (c)  with respect to any mortgage loan as to which the related stated
          maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
          made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any periodic payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal
          Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above;

     (d)  the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and
          REO Properties during the related collection period and that were identified and applied by the master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any periodic payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause
          (a) above; and

     (e)  if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount
          (exclusive of the Class DA Principal Payment Amount) for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates
          (exclusive of the class DA certificates) on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

     If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the second preceding sentence, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

                                      S-181

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     The Principal Distribution Amount will not include any payments or other collections of principal on the B-Note Loan.

     "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of the
A-Note Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the B-Note Loan). If any portion of the debt due under a mortgage loan (other than Additional Interest and Penalty Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a
Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan (and interest on such Advances)
that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be Realized Losses.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee;

     2.   the Exemption-Favored Parties;

     3.   us;

     4.   the master servicer;

     5.   the special servicer;

     6.   any sub-servicers;

     7.   the mortgage loan sellers;

     8.   each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

     9.   any and all affiliates of any of the aforementioned persons.

                                      S-182

     "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet,
CMSA financial file, the CMSA comparative financial status report, the CMSA loan
Level reserve/LOC report and the CMSA reconciliation of funds report.

     "S&P" means Standard and Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, the obligation to service and administer the mortgage loans (including the B-Note Loan) for which that party is responsible under the pooling and servicing agreement:

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

     o    with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default and, if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the certificateholders and the holder of any related B-Note
          Loan, all taken as a collective whole, on a net present value basis
          (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests of the holders of the certificates and the trust fund and, in the case of the A/B Loan Pair, the holder of the B-Note Loan; and

     o    without regard to--

          1.   any relationship that the master servicer or the special
               servicer, as the case may be, or any of its affiliates may have with any of the borrowers, us, any mortgage loan seller or any other party to the transaction;

          2.   the ownership of any certificate by the master servicer or the special servicer, as the case may be, or by any of its
               affiliates;

          3.   the obligation of the master servicer or the special servicer, as the case may be, to make Advances;

          4.   the right of the master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
               agreement;

          5.   the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its
               affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

          6.   any obligation of the master servicer or any of its affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

          7.   any obligation of the master servicer or any of its affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

          8.   any debt the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers.

                                      S-183

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

     1.   the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

          (a)  except in the case of a balloon payment, for 60 days; or

          (b)  solely in the case of a delinquent balloon payment, (i) for one day (in the event that clause (b)(ii) following is not
               applicable), or (ii) if the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B) delivers a refinancing commitment on or prior to the related maturity date, then for such period (not to exceed 120 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

     2.   the master servicer, or the special servicer, with the consent of the controlling class representative, determines in its good faith reasonable judgment that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

     3.   the master servicer, or the special servicer, with the consent of the controlling class representative, determines in its good faith reasonable judgment that a non-payment default (other than an
          Acceptable Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the good faith, reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o    with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

                                      S-184

     If a Servicing Transfer Event exists with respect to one mortgage loan in an A/B Loan Pair, it will also be considered to exist for the other mortgage loan in the A/B Loan Pair.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

     o    will initially equal its cut-off date principal balance; and

     o    will be permanently reduced on each distribution date, to not less than zero, by--

          1.   all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
               Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal
               Distribution Amount" in this glossary;

          2.   any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

          3.   any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

     With respect to each mortgage loan relating to an REO Property, the "Stated
Principal Balance" will be an amount equal to the Stated Principal Balance of the predecessor mortgage loan as of the date of the acquisition of the related
REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

     o    all amounts, if any, collected with respect to the related REO
          Property that are allocable as principal of the related mortgage loan and that are included as part of the Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c)
          and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

     o    any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers
established by the Mortgage Bankers of America.

     "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

     o    is not a Nonrecoverable Advance;

     o    has been reimbursed to the party that made the Advance as a
          Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

     o    was originally made with respect to an item that has not been subsequently recovered out of collections on the subject mortgage loan.

     "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA Delinquent
Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage
Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report and, if
and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer
Reports.

     "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the Net Mortgage Rates for all the mortgage loans (or, in the case of the Deerbrook Apartments Mortgage Loan, for the Deerbrook Apartments
Pooled Portion), weighted on the basis of their respective Stated Principal
Balances (or, in the case of the Deerbrook Apartments Mortgage Loan, the
Allocated Principal Balance of the Deerbrook Apartments Pooled Portion)
immediately following the preceding distribution date.

                                     S-185

     "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

     The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

          (i) References to "UW DSCR (x)" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date. In the case of two (2)
     mortgage loans (loan numbers 3 and 49), the debt service coverage ratio was calculated assuming the application of a $3,250,000 letter of credit and
     $140,000 holdback, respectively, in reduction of the cut-off date principal balances of those two mortgage loans and assuming a revised debt service payment.

          (ii) The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home community, industrial, self storage and office properties (each, a "Rental Property");
     provided, however, for purposes of calculating the UW DSCR (x), provided in this prospectus supplement with respect to 19 mortgage loans, representing approximately 22.6% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins. In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

          In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

          In determining the "revenue" component of UW Net Cash Flow for each
     Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space

                                     S-186

     occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon.

          In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b)
     property management fees were generally assumed to be 3% to 7% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

          The borrowers' financial information used to determine UW Net Cash
     Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

          (iii) References to "Cut-off Date LTV %" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

          (iv) References to "Maturity LTV %" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or ARD Loan on its anticipated repayment date)
     (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date.

          (v) References to "Original Balance per Unit ($)" and "Cut-off Date
     Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a mobile home community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property.

                                     S-187

          (vi) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vii) References to "Admin. Fee %" for each mortgage loan represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trustee fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

          (viii) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date with respect to each ARD Loan).

          (ix) References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

          (x) References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated
     in the parentheses indicates the duration in years of such period
     (calculated for each mortgage loan from the date of its origination).
     References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required. References to "YM ()" represent the period for which the yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related mortgage loan documents.

          (xi) References to "Def ()" represent, with respect to each mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

          (xii) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to
     (a) in the case of multifamily properties and mobile home communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and
     (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented
     (depending on borrower reporting).

                                     S-188

          (xiii) References to "Capex Reserve ($)" under the heading "Upfront
     Escrow" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

          (xiv) References to "Engineering Reserve ($)" under the heading
     "Upfront Escrow" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xv) References to "Capex Reserve ($)" under the heading "Monthly
     Escrow" are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xvi) References to "TI/LC Reserve ($)" under the heading "Upfront
     Escrow" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xvii) References to "TI/LC Reserve ($)" under the heading "Monthly
     Escrow" are references to funded reserves, in addition to any escrows funded at loan closing for potential TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                     S-189

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN #     ORIGINATOR      PROPERTY NAME                                    STREET ADDRESS
------     ----------      -------------                                    --------------

  1        MLML            Crossroads Center                                4101 West Division Street
  2        MLML            Lodgian Portfolio                                Various
 2.01      MLML            Marriott - Aurora                                16455 East 40th Circle
 2.02      MLML            Courtyard by Marriott - Atlanta                  3332 Peachtree Road Northeast
 2.03      MLML            Doubletree Club - Philadelphia                   9461 Roosevelt Boulevard
 2.04      MLML            Crowne Plaza - Macon                             108 First Street
 2.05      MLML            Holiday Inn Select - Strongsville                15471 Royalton Road
 2.06      MLML            Holiday Inn - Marietta                           2265 Kingston Court
 2.07      MLML            Holiday Inn - Lancaster                          521 Greenfield Road
 2.08      MLML            Clarion - North Charleston                       7401 Northwoods Boulevard
  3        MLML            1900 Ocean Apartments (12)                       1900 East Ocean Boulevard
  4        MLML            ARC MHC 10 Year Loan                             Various
 4.01      MLML            Western Hills                                    13000 Southwest 5th Court
 4.02      MLML            Villa West (UT)                                  8400 South 4000 West Street
 4.03      MLML            Riverdale                                        5100 South 1050 West
 4.04      MLML            Cottonwood Grove                                 4500 14th Street
 4.05      MLML            Lakewood Estates                                 7171 West 60th Street
 4.06      MLML            Trailmont                                        1341 Dickerson Pike
 4.07      MLML            Chateau Jonesboro                                275 Upper Riverdale Road
 4.08      MLML            Terrace II                                       350 North Forest Drive
  5        MLML            1500 Eckington Place                             1500 Eckington Place NE
  6        Key             Beach Club and Viridian Lake Apartments          3621 and 3701 Winkler Avenue
  7        MLML            U-Haul Portfolio 3 Loan                          Various
 7.01      MLML            U-Haul Storage Hightstown                        979 Route 33 East
 7.02      MLML            U-Haul Storage Spring Valley                     8847 Jamacha Road
 7.03      MLML            U-Haul Storage Mayport Road                      1650 Mayport Road
 7.04      MLML            U-Haul Storage Saint Augustine                   3524 US Highway 1 South
 7.05      MLML            U-Haul Storage El Camino Ave                     1850 Glenrose Avenue
 7.06      MLML            U-Haul Storage South Tampa                       3826 West Marcum Street
 7.07      MLML            U-Haul Storage Byrne Road                        2366 Byrne Road
 7.08      MLML            U-Haul Center Malden                             124-126 Eastern Avenue
 7.09      MLML            U-Haul Storage New Smyrna                        500 Turnbull Bay Road
 7.10      MLML            U-Haul Storage Bethany                           2425 North MacArthur Boulevard
 7.11      MLML            U-Haul Storage Brunswick                         91 Gurnet Road
 7.12      MLML            U-Haul Storage Grant Road Blvd                   2423 North Palo Verde Boulevard
 7.13      MLML            U-Haul Storage Cheektowaga                       565 Ludwig Avenue
 7.14      MLML            U-Haul Storage Nafb                              2525 North Lamont Street
 7.15      MLML            U-Haul Storage Marietta                          100 Dodd Street Southeast
 7.16      MLML            U-Haul Storage Clarkston, Ga                     885 Northern Avenue
 7.17      MLML            U-Haul Storage Tx Central Pkwy                   200 Texas Central Parkway
 7.18      MLML            U-Haul Storage Gibraltar                         1414 Gibraltar Drive
  8        MLML            ARC MHC 5 Year Loan                              Various
 8.01      MLML            Green Park South/Southgate                        301 Greenpark South
 8.02      MLML            Misty Winds                                      5902 Ayers Street
 8.03      MLML            Sunset Vista                                     3615 South 8400 West Street
 8.04      MLML            Southridge Estates                               802 Southeast 80th Avenue
 8.05      MLML            Riverside (UT)                                   3595 South Street & 1300 West Street
 8.06      MLML            Hampton Acres                                    1511 South Hampton Road
  9        MLML            520 Broadway (13)                                520 Broadway
  10       MLML            U-Haul Portfolio 2 Loan                          Various
10.01      MLML            U-Haul Storage Hanover                           49 Franks Lane
10.02      MLML            U-Haul Storage Of Park Street                    5200 Park Street
10.03      MLML            U-Haul Storage Clementon                         270 White Horse Pike
10.04      MLML            U-Haul Storage Orange City                       2861 Enterprise Road
10.05      MLML            U-Haul Storage Salem Turnpike                    3434 Salem Turnpike
10.06      MLML            U-Haul Storage Apple Valley                      800 High Street
10.07      MLML            U-Haul Hoffman Estates                           2475 Pembroke Avenue
10.08      MLML            U-Haul Storage Beavercreek                       1168 Old Mill Lane
10.09      MLML            U-Haul Storage 103rd Street                      6805 103rd Street
10.10      MLML            U-Haul Stg Wilma Rudolph Blvd                    2830 Wilma Rudolph Boulevard
10.11      MLML            U-Haul Storage Lincoln                           2500 Northeast 36th Street
10.12      MLML            U-Haul Storage New Port Richey                   6209 US Highway 19
10.13      MLML            U-Haul Storage Sparkman Drive                    1903 Sparkman Drive
10.14      MLML            U-Haul Storage Clarkston                         3605 Sams Road
10.15      MLML            U-Haul Storage Pflugerville                      1617 Three Points Road
10.16      MLML            U-Haul Storage Gaithersburg                      7831 Beechcraft Avenue
  11       JPMCB           150 & 200 Meadowlands Parkway                    150 and 200 Meadowlands Parkway
  12       JPMCB           Jefferson Commons                                3424 Jefferson Commons Drive
  13       MLML            Northsight Village Shopping Center               15020, 15040, 15050, 15060, 15090 North Northsight
                                                                              Boulevard and 15509 North Hayden Road
  14       MLML            West Chester Commons                             230 East Rosedale Road
  15       Key             Castaic Village Shopping Center                  31810 to 31970 North Castaic Road
  16       JPMCB           Kendall Value Center                             6801 Southwest 117th Avenue
  17       MLML            West River Shopping Centre                       30000 - 30180 Grand River Avenue
  18       MLML            1100 Wall St.                                    1100 Wall Street
  19       Key             First & Main South                               2995-3036 New Center Point
  20       MLML            Hampton Inn Long Island                          2000 North Ocean Avenue
  21       JPMCB           855 Franklin Avenue                              855 Franklin Avenue
  22       JPMCB           1200 Ashwood                                     1200 Ashwood Parkway
  23       JPMCB           The Grove Shopping Center                        1206 West 75th Street
  24       MLML            Staybridge Suites (14)                           6845 Old Dominion Drive
  25       MLML            One New Hampshire                                1 New Hampshire Avenue
  26       JPMCB           Sky Harbor MHP                                   4825 Genessee Street
  27       MLML            Radisson  Providence Harbor                      220 India Street
  28       Key             Hidden Hills Apartments                          4346 Hidden Hills Drive
  29       Key             Brookside Apartments                             5008 Sierra Place
  30       MLML            Darakjian Portfolio                              Various
30.01      MLML            Kingsbrook Mobile Home Estates                   4600 North Van Dyke Road
30.02      MLML            Keego Harbor Mobile Home Park                    3170 Orchard Lake Road
30.03      MLML            Crystal Downs Mobile Village                     2701 Crystal Lake Road
30.04      MLML            Twin Pines Mobile Home Park                      2701 Calhoun Road
  31       JPMCB           Sunset Strip Shopping Center                     10855 Southwest 72nd Street
  32       JPMCB           Oaktree Village Shopping Center                  23162 & 23166 Los Alisos Boulevard
  33       Key             H-K Valley Shopping Center                       17607-17643 Sherman Way
  34       MLML            Sabal Key Apartments                             1600 Wellesley Circle
  35       MLML            975 Trust Industrial                             975 Corporate Center Parkway
  36       Key             Widewater Commons Shopping Center                4001 Widewaters Parkway
  37       MLML            Stanford Ranch Plaza                             3001-3071 Stanford Ranch Road
  38       JPMCB           Reflections by the Lake Apartments (15)          11225 19th Avenue Southeast
  39       MLML            Almond Plaza                                     7154-7222 Regional Street
  40       Key             Los Angeles Self Storage                         1000 West Sixth Street
  41       JPMCB           Park Plaza Apartments                            120 East Main Street
  42       MLML            Chino Hills Professional Plaza (15)              2140 Grand Avenue
  43       JPMCB           1122 Franklin Avenue                             1122 Franklin Avenue
  44       JPMCB           Timber Ridge Apartments                          4345 Timber Ridge Trail
  45       JPMCB           Windhaven SC                                     3601-3701 North Dallas Parkway
  46       Key             Oberlin Science Center                           5871 Oberlin Drive
  47       MLML            Walnut Apartments                                15400 Francisquito Avenue
  48       Key             Buckner Commons Shopping Center                  9208 E.R.L. Thornton Freeway
  49       MLML            The Bluffs of Lakewood (16)                      7510 East Grand Avenue
  50       Key             Skyview Plaza Shopping Center                    15937 State Route 170
  51       MLML            Wiggins Pass Crossing                            13500 & 13510 North Tamiami Trail
  52       Key             CVS/Coit Medical Office Building                 7995 LBJ Freeway
  53       Key             Walgreens Vista                                  802 South Santa Fe Avenue
  54       MLML            One Corporate Plaza                              3500 Porsche Way
  55       MLML            Founder's Square                                 1901 Long Prairie Road
  56       JPMCB           Elm & Reeves Plaza                               Various
56.01      JPMCB           Reeves Plaza                                     345 South Reeves Drive
56.02      JPMCB           Elm Plaza                                        129 South Elm Drive
  57       JPMCB           Alcott Plaza Apartments                          9401 Alcott Street
  58       MLML            Holiday Inn South Kingstown                      3009 Tower Hill Road
  59       JPMCB           Powell Crossing Shopping Center                  4131 State Route 750
  60       JPMCB           Pomona Business Center                           302 Pomona Drive
  61       JPMCB           Quarry Creek                                     3420 and 3430 Marron Road
  62       JPMCB           Tuscan Retail Center                             6500-6550 MacArthur Boulevard
  63       JPMCB           1801 Pittsburgh Avenue                           1801 Pittsburgh Avenue
  64       Key             Albertson's Center                               6945-7095 Austin Bluffs Parkway
  65       Key             Babies R Us Plaza                                26520 Lorain Road
  66       Key             Abbott Self Storage I                            3020 Charlotte Avenue
  67       JPMCB           Troy Hill Corporate Center                       7125 Troy Hill Drive
  68       Key             Union Bay Apartments                             526 Yale Avenue North
  69       Key             Circuit City                                     8099 Moores Lane
  70       MLML            Westeinde Industrial Portfolio                   Various
70.01      MLML            Tulsa                                            5304 South 125th East Avenue
70.02      MLML            Farmers Branch                                   13703-13707 Gamma Road
70.03      MLML            Plano                                            1212 10th Street
  71       JPMCB           Roseville Professional Center                    2233 North Hamline Avenue
  72       JPMCB           Laurel Pointe                                    37655-37699 Six Mile Road
  73       Key             Bradley Dana Warehouse                           1141 & 1241 East 12th Street
  74       Key             Deerbrook Apartments (17)                        701-803 Deerbrook Circle
  75       Key             London Village Apartments                        332 Muirwood Drive
  76       JPMCB           Westwood Village Shopping Center                 4200 West Illinois Avenue
  77       Key             Porterville Marketplace                          1277-1361 Henderson Avenue
  78       Key             Shurgard Self Storage                            Various
78.01      Key             Shurgard of Southaven                            1002 Goodman Road
78.02      Key             Shurgard of Wolfchase                            7495 Highway 64
  79       JPMCB           Scottsdale Wal-Mart (Pad #5)                     15227 North Northsight Boulevard
  80       MLML            Old Spanish Trail Crossings II                   9565 East 22nd Street
  81       Key             Sports Authority                                 2720 North Mall Road
  82       MLML            Northlite Commons I                              2235 Spider Drive
  83       MLML            Michael's Bellingham                             4383 Meridian Street
  84       Key             TDK Building                                     1221 Business Center Drive
  85       JPMCB           Westfield Shopping Center                        803 North Houk Road
  86       MLML            Walgreens - Las Vegas                            7845 West Flamingo Road
  87       Key             Park at Fife Apartments                          2126 62nd Avenue East
  88       Key             Walgreens Lisle                                  1010 Maple Avenue
  89       Key             Petal Shopping Center                            793 U.S. Highway 42
  90       JPMCB           Spring Garden Plaza                              4000 Spring Garden Street
  91       MLML            1263 Westwood Blvd.                              1263 Westwood Boulevard
  92       JPMCB           6500 North Lincoln Avenue                        6500 North Lincoln Avenue
  93       Key             Spring Cypress Ground Leases                     22601-22609 Tomball Parkway
  94       JPMCB           Southside Plaza                                  4061 Bellaire Boulevard
  95       MLML            Walgreens - Memphis                              1201 Getwell Road
  96       Key             Bethany Plaza Shopping Center                    2640 West Bethany Home Road
  97       JPMCB           Swanson Office Building                          74 West Long Lake Road
  98       JPMCB           870 Franklin Avenue                              870 Franklin Avenue
  99       JPMCB           Tanasbourne Center                               2785 Northwest Town Center Drive
 100       Key             Rubicon in Windward Phase I                      1005 Alderman Drive
 101       Key             Rubicon in Windward Phase II                     1005 Alderman Drive
 102       JPMCB           Largo Landing                                    10289 Ulmerton Road
 103       JPMCB           Walgreens Drug Store                             12606 Westpark Drive
 104       JPMCB           YBI Building                                     7505 Greenway Center Drive
 105       Key             Shurgard of Stones River                         310 North Thompson Lane
 106       JPMCB           20-150 Pratt Oval                                20-150 Pratt Oval
 107       JPMCB           Pahrump Retail Shops                             250 South Highway 160
 108       JPMCB           6733 Curran Street                               6733 Curran Street
 109       Key             Abbott Self Storage 2                            2021 Pittway Drive
 110       JPMCB           Magnolia Crossing Mobile Home Park               79 McKinley Circle
 111       JPMCB           251 East Avenue (18)                             251 East Avenue K6
 112       JPMCB           77 West Street                                   77 West Street
 113       Key             McDowell Mountain Business Center                16445 North 91st Street
 114       JPMCB           244 East Avenue                                  244-254 East Avenue K4
 115       JPMCB           Bailey Road Storage                              10921 Bailey Road

                                                                                          NUMBER OF     PROPERTY
    LOAN #     CITY                      STATE      ZIP CODE    COUNTY                    PROPERTIES    TYPE
    ------     ----                      -----      --------    ------                    ----------    ----

      1        St. Cloud                  MN         56301      Stearns                       1         Retail
      2        Various                  Various     Various     Various                       8         Hospitality
     2.01      Aurora                     CO         80011      Adams                         1         Hospitality
     2.02      Atlanta                    GA         30326      Fulton                        1         Hospitality
     2.03      Philadelphia               PA         19114      Philadelphia                  1         Hospitality
     2.04      Macon                      GA         31201      Bibb                          1         Hospitality
     2.05      Strongsville               OH         44136      Cuyahoga                      1         Hospitality
     2.06      Marietta                   GA         30067      Cobb                          1         Hospitality
     2.07      Lancaster                  PA         17601      Lancaster                     1         Hospitality
     2.08      North Charleston           SC         29406      Charleston                    1         Hospitality
      3        Long Beach                 CA         90802      Los Angeles                   1         Multifamily
      4        Various                  Various     Various     Various                       8         Manufactured Housing
     4.01      Davie                      FL         33325      Broward                       1         Manufactured Housing
     4.02      West Jordan                UT         84088      Salt Lake                     1         Manufactured Housing
     4.03      Riverdale                  UT         84405      Weber                         1         Manufactured Housing
     4.04      Plano                      TX         75074      Collin                        1         Manufactured Housing
     4.05      Davenport                  IA         52804      Scott                         1         Manufactured Housing
     4.06      Goodlettsville             TN         37072      Davidson                      1         Manufactured Housing
     4.07      Jonesboro                  GA         30236      Clayton                       1         Manufactured Housing
     4.08      Casper                     WY         82609      Natrona                       1         Manufactured Housing
      5        Washington                 DC         20002      District of Columbia          1         Office
      6        Fort Myers                 FL         33916      Lee                           1         Multifamily
      7        Various                  Various     Various     Various                       18        Self Storage
     7.01      Monroe                     NJ          8831      Middlesex                     1         Self Storage
     7.02      Spring Valley              CA         91977      San Diego                     1         Self Storage
     7.03      Atlantic Beach             FL         32233      Duval                         1         Self Storage
     7.04      Saint Augustine            FL         32086      Saint Johns                   1         Self Storage
     7.05      Sacramento                 CA         95815      Sacramento                    1         Self Storage
     7.06      Tampa                      FL         33616      Hillsborough                  1         Self Storage
     7.07      Toledo                     OH         43614      Lucas                         1         Self Storage
     7.08      Malden                     MA         02148      Middlesex                     1         Self Storage
     7.09      New Smyrna Beach           FL         32168      Volusia                       1         Self Storage
     7.10      Oklahoma City              OK         73127      Oklahoma                      1         Self Storage
     7.11      Brunswick                  ME         04011      Cumberland                    1         Self Storage
     7.12      Tucson                     AZ         85716      Pima                          1         Self Storage
     7.13      Cheektowaga                NY         14227      Erie                          1         Self Storage
     7.14      Las Vegas                  NV         89115      Clark                         1         Self Storage
     7.15      Marietta                   GA         30060      Cobb                          1         Self Storage
     7.16      Clarkston                  GA         30021      Dekalb                        1         Self Storage
     7.17      Waco                       TX         76712      McLennan                      1         Self Storage
     7.18      Jackson                    MS         39204      Hinds                         1         Self Storage
      8        Various                  Various     Various     Various                       6         Manufactured Housing
     8.01      Pelham                     AL         35124      Shelby                        1         Manufactured Housing
     8.02      Corpus Christi             TX         78415      Nueces                        1         Manufactured Housing
     8.03      Magna                      UT         84044      Salt Lake                     1         Manufactured Housing
     8.04      Des Moines                 IA         50320      Polk                          1         Manufactured Housing
     8.05      West Valley City           UT         84119      Salt Lake                     1         Manufactured Housing
     8.06      DeSoto                     TX         75115      Dallas                        1         Manufactured Housing
      9        Santa Monica               CA         90401      Los Angeles                   1         Office
      10       Various                  Various     Various     Various                       16        Self Storage
    10.01      Hanover                    MA         02339      Plymouth                      1         Self Storage
    10.02      Saint Petersburg           FL         33709      Pinellas                      1         Self Storage
    10.03      Clementon                  NJ         08021      Camden                        1         Self Storage
    10.04      De Bary                    FL         32713      Volusia                       1         Self Storage
    10.05      Roanoke                    VA         24017      Roanoke City                  1         Self Storage
    10.06      Clinton                    MA         01510      Worcester                     1         Self Storage
    10.07      Hoffman Estates            IL         60195      Cook                          1         Self Storage
    10.08      Beavercreek                OH         45432      Greene                        1         Self Storage
    10.09      Jacksonville               FL         32210      Duval                         1         Self Storage
    10.10      Clarksville                TN         37040      Montgomery                    1         Self Storage
    10.11      Oklahoma City              OK         73111      Oklahoma                      1         Self Storage
    10.12      New Port Richey            FL         34652      Pasco                         1         Self Storage
    10.13      Huntsville                 AL         35816      Madison                       1         Self Storage
    10.14      Clarkston                  GA         30021      DeKalb                        1         Self Storage
    10.15      Pflugerville               TX         78660      Travis                        1         Self Storage
    10.16      Gaithersburg               MD         20879      Montgomery                    1         Self Storage
      11       Secaucus                   NJ          7094      Hudson                        1         Office
      12       Tampa                      FL         33613      Hillsborough                  1         Multifamily
      13       Scottsdale                 AZ         85260      Maricopa                      1         Retail
      14       West Chester               PA         19382      Chester                       1         Multifamily
      15       Castaic                    CA         91384      Los Angeles                   1         Retail
      16       Miami                      FL         33183      Miami-Dade                    1         Retail
      17       Farmington Hills           MI         48336      Oakland                       1         Retail
      18       Los Angeles                CA         90015      Los Angeles                   1         Retail
      19       Colorado Springs           CO         80922      El Paso                       1         Retail
      20       Farmingville               NY         11738      Suffolk                       1         Hospitality
      21       Garden City                NY         11530      Nassau                        1         Mixed Use
      22       Atlanta                    GA         30338      Dekalb                        1         Office
      23       Downers Grove              IL         60516      Du Page                       1         Retail
      24       McLean                     VA         22101      Fairfax                       1         Hospitality
      25       Portsmouth                 NH          3801      Rockingham                    1         Office
      26       Cheektowaga                NY         14225      Erie                          1         Manufactured Housing
      27       Providence                 RI          2903      Providence                    1         Hospitality
      28       Kalamazoo                  MI         49006      Kalamazoo                     1         Multifamily
      29       Tampa                      FL         33617      Hillsborough                  1         Multifamily
      30       Various                    MI        Various     Various                       4         Manufactured Housing
    30.01      Almont                     MI         48003      Lapeer                        1         Manufactured Housing
    30.02      Keego Harbor               MI         48320      Oakland                       1         Manufactured Housing
    30.03      Whitehall                  MI         49461      Muskegon                      1         Manufactured Housing
    30.04      Albion                     MI         49224      Calhoun                       1         Manufactured Housing
      31       Miami                      FL         33183      Miami-Dade                    1         Retail
      32       Mission Viejo              CA         92691      Orange                        1         Retail
      33       Van Nuys                   CA         91406      Los Angeles                   1         Retail
      34       Naples                     FL         34116      Collier                       1         Multifamily
      35       Santa Rosa                 CA         95407      Sonoma                        1         Industrial
      36       Knightdale                 NC         27545      Wake                          1         Retail
      37       Rocklin                    CA         95765      Placer                        1         Retail
      38       Everett                    WA         98208      Snohomish                     1         Multifamily
      39       Dublin                     CA         94568      Alameda                       1         Retail
      40       Los Angeles                CA         90017      Los Angeles                   1         Self Storage
      41       Lexington                  KY         40507      Fayette                       1         Multifamily
      42       Chino Hills                CA         91709      San Bernardino                1         Office
      43       Garden City                NY         11530      Nassau                        1         Office
      44       Grand Rapids               MI         49519      Kent                          1         Multifamily
      45       Plano                      TX         75093      Collin                        1         Retail
      46       San Diego                  CA         92121      San Diego                     1         Industrial
      47       La Puente                  CA         91744      Los Angeles                   1         Multifamily
      48       Dallas                     TX         75228      Dallas                        1         Retail
      49       Dallas                     TX         75214      Dallas                        1         Multifamily
      50       East Liverpool             OH         43920      Columbiana                    1         Retail
      51       Naples                     FL         34110      Collier                       1         Retail
      52       Dallas                     TX         75240      Dallas                        1         Mixed Use
      53       Vista                      CA         92084      San Diego                     1         Retail
      54       Ontario                    CA         91764      San Bernardino                1         Office
      55       Flower Mound               TX         75022      Denton                        1         Retail
      56       Beverly Hills              CA         90212      Los Angeles                   2         Multifamily
    56.01      Beverly Hills              CA         90212      Los Angeles                   1         Multifamily
    56.02      Beverly Hills              CA         90212      Los Angeles                   1         Multifamily
      57       Los Angeles                CA         90035      Los Angeles                   1         Multifamily
      58       South Kingstown            RI          2879      Washington                    1         Hospitality
      59       Powell                     OH         43065      Delaware                      1         Retail
      60       Greensboro                 NC         27407      Guilford                      1         Office
      61       Oceanside                  CA         92056      San Diego                     1         Retail
      62       Irving                     TX         75039      Dallas                        1         Retail
      63       Erie                       PA         16502      Erie                          1         Industrial
      64       Colorado Springs           CO         80918      El Paso                       1         Retail
      65       North Olmsted              OH         44070      Cuyahoga                      1         Retail
      66       Nashville                  TN         37209      Davidson                      1         Self Storage
      67       Elkridge                   MD         21075      Howard                        1         Industrial
      68       Seattle                    WA         98109      King                          1         Multifamily
      69       Franklin                   TN         37027      Williamson                    1         Retail
      70       Various                  Various     Various     Various                       3         Industrial
    70.01      Tulsa                      OK         74146      Tulsa                         1         Industrial
    70.02      Farmers Branch             TX         75244      Dallas                        1         Industrial
    70.03      Plano                      TX         75074      Collin                        1         Industrial
      71       Roseville                  MN         55113      Ramsey                        1         Office
      72       Livonia                    MI         48152      Wayne                         1         Mixed Use
      73       Mishawaka                  IN         46544      St. Joseph                    1         Industrial
      74       Knob Noster                MO         65336      Johnson                       1         Multifamily
      75       London                     OH         43140      Madison                       1         Multifamily
      76       Midland                    TX         79703      Midland                       1         Retail
      77       Porterville                CA         93257      Tulare                        1         Retail
      78       Various                  Various     Various     Various                       2         Self Storage
    78.01      Horn Lake                  MS         38637      De Soto                       1         Self Storage
    78.02      Memphis                    TN         38133      Shelby                        1         Self Storage
      79       Scottsdale                 AZ         85260      Maricopa                      1         Retail
      80       Tucson                     AZ         85748      Pima                          1         Retail
      81       Virginia Beach             VA         23452      Virginia Beach City           1         Retail
      82       Concord                    NC         28083      Cabarrus                      1         Retail
      83       Bellingham                 WA         98226      Whatcom                       1         Retail
      84       Mount Prospect             IL         60056      Cook                          1         Office
      85       Delaware                   OH         43015      Delaware                      1         Retail
      86       Las Vegas                  NV         89147      Clark                         1         Retail
      87       Fife                       WA         98424      Pierce                        1         Multifamily
      88       Lisle                      IL         60532      DuPage                        1         Retail
      89       Petal                      MS         39465      Forrest                       1         Retail
      90       Greensboro                 NC         27407      Guilford                      1         Office
      91       Los Angeles                CA         90024      Los Angeles                   1         Office
      92       Lincolnwood                IL         60712      Cook                          1         Industrial
      93       Houston                    TX         77070      Harris                        1         Retail
      94       Houston                    TX         77025      Harris                        1         Retail
      95       Memphis                    TN         38111      Shelby                        1         Retail
      96       Phoenix                    AZ         85017      Maricopa                      1         Retail
      97       Bloomfield Hills           MI         48304      Oakland                       1         Office
      98       Garden City                NY         11530      Nassau                        1         Retail
      99       Hillsboro                  OR         97006      Washington                    1         Retail
     100       Alpharetta                 GA         30005      Fulton                        1         Industrial
     101       Alpharetta                 GA         30005      Fulton                        1         Industrial
     102       Largo                      FL         33771      Pinellas                      1         Retail
     103       Houston                    TX         77082      Harris                        1         Retail
     104       Greenbelt                  MD         20770      Prince Georges                1         Office
     105       Murfreesboro               TN         37129      Rutherford                    1         Self Storage
     106       Glen Cove                  NY         11542      Nassau                        1         Industrial
     107       Pahrump                    NV         89048      Nye                           1         Retail
     108       McLean                     VA         22101      Fairfax                       1         Office
     109       Nashville                  TN         37207      Davidson                      1         Self Storage
     110       Magnolia                   DE         19962      Kent                          1         Manufactured Housing
     111       Lancaster                  CA         93535      Kern                          1         Office
     112       Annapolis                  MD         21401      Anne Arundel                  1         Office
     113       Scottsdale                 AZ         85260      Maricopa                      1         Office
     114       Lancaster                  CA         93535      Los Angeles                   1         Office
     115       Cornelius                  NC         28031      Mecklenburg                   1         Self Storage

               PROPERTY                                         YEAR       TOTAL             UNIT OF
    LOAN #     SUBTYPE                       YEAR BUILT      RENOVATED     SF/UNITS          MEASURE            OCCUPANCY % (1)
    ------     -------                       ----------      ---------     --------         ---------           ---------------

      1        Anchored                         1966            2004       775,319          SF                       95.7
      2        Full Service                   Various         Various        1,786          Rooms                    63.9
     2.01      Full Service                     1998                           238          Rooms                    79.7
     2.02      Full Service                     1996                           181          Rooms                    67.6
     2.03      Full Service                     1971            1997           189          Rooms                    69.9
     2.04      Full Service                     1970            2003           297          Rooms                    49.0
     2.05      Full Service                     1966            1996           302          Rooms                    68.0
     2.06      Full Service                     1975            1996           193          Rooms                    55.2
     2.07      Full Service                     1971            2000           189          Rooms                    55.6
     2.08      Full Service                     1981            2001           197          Rooms                    68.3
      3        Conventional                     1966            2003           266          Units                    95.1
      4        Manufactured Housing           Various         Various        1,445          Pads                     93.9
     4.01      Manufactured Housing             1971                           394          Pads                     96.2
     4.02      Manufactured Housing             1973                           211          Pads                     96.7
     4.03      Manufactured Housing             1967                           232          Pads                     96.1
     4.04      Manufactured Housing             1985            1999           152          Pads                     80.3
     4.05      Manufactured Housing             1976            1997           180          Pads                     90.6
     4.06      Manufactured Housing             1968                           131          Pads                     93.1
     4.07      Manufactured Housing             1968                            75          Pads                     100.0
     4.08      Manufactured Housing             1975                            70          Pads                     98.6
      5        CBD                              1914            2000       247,955          SF                       100.0
      6        Garden                           1991             0             640          Units                    93.9
      7        Self Storage                   Various         Various      756,146          SF                       81.9
     7.01      Self Storage                     1985                        94,140          SF                       86.9
     7.02      Self Storage                     1985                        66,242          SF                       87.8
     7.03      Self Storage                     1983                        68,336          SF                       83.8
     7.04      Self Storage                     1986                        35,872          SF                       86.1
     7.05      Self Storage                     1986                        46,075          SF                       80.0
     7.06      Self Storage                     1988                        44,471          SF                       79.2
     7.07      Self Storage                     1990                        50,625          SF                       76.6
     7.08      Self Storage                     1890             0          19,757          SF                       70.7
     7.09      Self Storage                     1967            1987        25,152          SF                       96.4
     7.10      Self Storage                     1979            1995        45,350          SF                       79.1
     7.11      Self Storage                     1986                        22,625          SF                       95.1
     7.12      Self Storage                     1979                        27,180          SF                       89.0
     7.13      Self Storage                     1984                        44,068          SF                       71.5
     7.14      Self Storage                     1984                        45,460          SF                       84.4
     7.15      Self Storage                     1984                        44,450          SF                       69.7
     7.16      Self Storage                     1988                        35,000          SF                       66.9
     7.17      Self Storage                     1984                        24,205          SF                       91.8
     7.18      Self Storage                     1972                        17,138          SF                       83.8
      8        Manufactured Housing           Various         Various        1,561          Pads                     83.9
     8.01      Manufactured Housing             1972                           421          Pads                     93.6
     8.02      Manufactured Housing             1984                           354          Pads                     82.2
     8.03      Manufactured Housing             1986                           207          Pads                     76.3
     8.04      Manufactured Housing             1968            1998           259          Pads                     85.3
     8.05      Manufactured Housing             1998                           201          Pads                     81.6
     8.06      Manufactured Housing             1981                           119          Pads                     68.1
      9        Suburban                         1981                       113,141          SF                       79.7
      10       Self Storage                   Various         Various      766,924          SF                       78.1
    10.01      Self Storage                     1989                        64,650          SF                       78.9
    10.02      Self Storage                     1989                        56,200          SF                       100.0
    10.03      Self Storage                     1988                        58,400          SF                       82.7
    10.04      Self Storage                     1986                        32,654          SF                       85.4
    10.05      Self Storage                     1975            1986        58,687          SF                       72.1
    10.06      Self Storage                     1980                        38,900          SF                       75.0
    10.07      Self Storage                     1978             0          73,845          SF                       72.2
    10.08      Self Storage                     1990                        42,750          SF                       86.3
    10.09      Self Storage                     1979                        54,350          SF                       73.7
    10.10      Self Storage                     1985                        35,700          SF                       84.9
    10.11      Self Storage                     1975                        38,655          SF                       90.9
    10.12      Self Storage                     1989                        52,688          SF                       86.8
    10.13      Self Storage                     1978                        46,225          SF                       67.7
    10.14      Self Storage                     1987                        27,875          SF                       87.1
    10.15      Self Storage                     1986                        36,420          SF                       52.4
    10.16      Self Storage                     1986                        48,925          SF                       56.7
      11       Suburban                         1978            2004       211,962          SF                       91.7
      12       Student                          2000                         1,002          Beds                     94.3
      13       Shadow Anchored                  2001                        94,719          SF                       97.4
      14       Student                          2004                           128          Units                    100.0
      15       Anchored                         1992            2003       122,974          SF                       93.0
      16       Anchored                         1983            2003       178,036          SF                       100.0
      17       Anchored                         1989            1995       291,333          SF                       98.8
      18       Unanchored                       1992                        59,436          SF                       95.6
      19       Shadow Anchored                  2003                       136,869          SF                       97.7
      20       Limited Service                  2002                           161          Rooms                    79.8
      21       Office/Retail                    1937            1999        79,123          SF                       100.0
      22       Suburban                         1984            1998       183,073          SF                       81.7
      23       Anchored                         1986            2003       204,762          SF                       89.1
      24       Extended Stay                    2001                           143          Rooms                    78.1
      25       Suburban                         2002                       107,746          SF                       87.1
      26       Manufactured Housing             1960            2000           638          Pads                     93.9
      27       Full Service                     1989            2001           136          Rooms                    72.3
      28       Student                          2003                           120          Units                    98.3
      29       Garden                           1973            2003           354          Units                    90.7
      30       Manufactured Housing           Various         Various          503          Pads                     94.8
    30.01      Manufactured Housing             1968            1988           233          Pads                     94.4
    30.02      Manufactured Housing             1945            1955            93          Pads                     100.0
    30.03      Manufactured Housing             1956            1980           104          Pads                     94.2
    30.04      Manufactured Housing             1972                            73          Pads                     90.4
      31       Anchored                         1984                        81,998          SF                       100.0
      32       Unanchored                       1989                        80,223          SF                       98.0
      33       Anchored                         1967            1995        68,695          SF                       98.3
      34       Garden                           1988            2000           200          Units                    97.0
      35       Office/Warehouse                 2000                       124,237          SF                       100.0
      36       Anchored                         2002                        84,328          SF                       89.7
      37       Anchored                         2002                        98,121          SF                       95.3
      38       Garden                           1990                           192          Units                    92.7
      39       Unanchored                       1980            1995        51,155          SF                       97.8
      40       Self Storage                     1925            1999       113,254          SF                       89.3
      41       Conventional                     1987            2004           201          Units                    90.0
      42       Medical                          2003                        39,618          SF                       94.4
      43       Suburban                         1975            2002        49,455          SF                       100.0
      44       Garden                           1986            2003           180          Units                    96.7
      45       Anchored                         2000            2002        66,674          SF                       83.1
      46       Office/Warehouse                 1985            2003        33,728          SF                       100.0
      47       Garden                           1979                           128          Units                    97.7
      48       Shadow Anchored                  2003                        55,845          SF                       91.4
      49       Garden                           1986            1996           233          Units                    85.4
      50       Anchored                         1979            2000        84,629          SF                       100.0
      51       Unanchored                       2001                        48,839          SF                       90.6
      52       Retail/Office                    1979            2004        28,560          SF                       91.2
      53       Single Tenant                    2002                        15,120          SF                       100.0
      54       Suburban                         1998                        43,908          SF                       100.0
      55       Unanchored                       2001                        40,811          SF                       84.4
      56       Garden                         Various                           13          Units                    100.0
    56.01      Garden                           2003                            10          Units                    100.0
    56.02      Garden                           2002                             3          Units                    100.0
      57       Garden                           2003                            16          Units                    100.0
      58       Full Service                     1968            2000           107          Rooms                    53.2
      59       Shadow Anchored                  2002                        48,750          SF                       93.8
      60       Industrial/Office                1987            1998       100,332          SF                       99.1
      61       Anchored                         2004                        29,665          SF                       100.0
      62       Unanchored                       2004                        18,821          SF                       100.0
      63       Warehouse/Distribution           1968            1997       325,114          SF                       100.0
      64       Anchored                         2003                        75,879          SF                       100.0
      65       Anchored                         1979            2002        67,450          SF                       100.0
      66       Self Storage                     1948            1995       107,589          SF                       85.9
      67       Office/Warehouse                 2003                        65,697          SF                       49.6
      68       Mid/High Rise                    1994                            73          Units                    91.8
      69       Single Tenant                    1995                        42,349          SF                       100.0
      70       Office/Warehouse               Various         Various      111,000          SF                       100.0
    70.01      Office/Warehouse                 2002                        33,000          SF                       100.0
    70.02      Office/Warehouse                 1970            2000        38,000          SF                       100.0
    70.03      Office/Warehouse                 1999                        40,000          SF                       100.0
      71       Suburban                         1969                        51,369          SF                       100.0
      72       Office/Retail                    2000                        18,212          SF                       100.0
      73       Warehouse/Distribution           1971            1997       136,564          SF                       100.0
      74       Garden                           1989            2003           161          Units                    100.0
      75       Garden                           1989                           112          Units                    95.5
      76       Unanchored                       1981            2003       111,120          SF                       93.6
      77       Shadow Anchored                  1992                        28,056          SF                       100.0
      78       Self Storage                   Various         Various      123,440          SF                       73.5
    78.01      Self Storage                     1998            2004        63,851          SF                       61.0
    78.02      Self Storage                     1997                        59,590          SF                       86.8
      79       Anchored                         2004                        11,030          SF                       100.0
      80       Shadow Anchored                  2004                        13,144          SF                       100.0
      81       Single Tenant                    1987            1994        41,262          SF                       100.0
      82       Shadow Anchored                  2003                        21,648          SF                       100.0
      83       Single Tenant                    2004                        23,686          SF                       100.0
      84       Suburban                         1985                        43,250          SF                       100.0
      85       Shadow Anchored                  2001                        33,625          SF                       100.0
      86       Single Tenant                    1999                        13,905          SF                       100.0
      87       Garden                           1975            1994           104          Units                    95.2
      88       Single Tenant                    2004                        14,490          SF                       100.0
      89       Shadow Anchored                  2002                        30,180          SF                       94.7
      90       Flex                             1983            2000        52,116          SF                       100.0
      91       Office/Retail                    1951            1998        10,835          SF                       100.0
      92       Flex                             1958            1971        61,548          SF                       100.0
      93       Shadow Anchored                  2003                       165,305          SF                       95.5
      94       Anchored                         1960            2001        18,172          SF                       94.5
      95       Single Tenant                    2004                        14,490          SF                       100.0
      96       Anchored                         1986                        76,846          SF                       100.0
      97       Suburban                         1967            1999        23,058          SF                       100.0
      98       Anchored                         1950            2000        11,500          SF                       100.0
      99       Shadow Anchored                  1997            2004         8,652          SF                       82.1
     100       Office/Warehouse                 1996                        47,684          SF                       72.9
     101       Office/Warehouse                 1996                        44,618          SF                       100.0
     102       Anchored                         1991            2003        16,000          SF                       100.0
     103       Single Tenant                    2004                        14,560          SF                       100.0
     104       Suburban                         1985            2004        21,939          SF                       100.0
     105       Self Storage                     1998                        62,375          SF                       99.5
     106       Office/Warehouse                 1929            2001        68,222          SF                       100.0
     107       Shadow Anchored                  2003                        11,651          SF                       100.0
     108       Suburban                         1981            2003        10,381          SF                       100.0
     109       Self Storage                     1965            1998        60,525          SF                       87.6
     110       Manufactured Housing             1986                            72          Pads                     91.7
     111       Suburban                         1992                        15,300          SF                       100.0
     112       Suburban                         1981                        12,780          SF                       100.0
     113       Office/Warehouse                 2003            2004        13,582          SF                       86.4
     114       Suburban                         1987            1994        33,580          SF                       100.0
     115       Self Storage                     1996            2001        67,090          SF                       81.5

                  OCCUPANCY           APPRAISED    APPRAISAL       CUT-OFF DATE           ORIGINAL           ORIGINAL BALANCE
    LOAN #           DATE             VALUE ($)       DATE          LTV (%) (2)        BALANCE ($) (3)         PER UNIT ($)
    ------           ----             ---------       ----          -----------        ---------------         ------------

      1            7/21/04           145,100,000    7/15/04            62.8             91,200,000.00               118
      2            4/30/04            95,000,000     5/1/04            67.0             63,801,000.00             35,723
     2.01          4/30/04            26,800,000     5/1/04                             17,554,000.00
     2.02          4/30/04            21,300,000     5/1/04                             15,975,000.00
     2.03          4/30/04            13,400,000     5/1/04                             9,768,000.00
     2.04          4/30/04            10,700,000     5/1/04                             6,950,000.00
     2.05          4/30/04             8,600,000     5/1/04                             6,228,000.00
     2.06          4/30/04             5,500,000     5/1/04                             2,750,000.00
     2.07          4/30/04             4,700,000     5/1/04                             2,444,000.00
     2.08          4/30/04             4,000,000     5/1/04                             2,132,000.00
      3             5/7/04            61,000,000    10/1/04            75.4             46,000,000.00             172,932
      4            7/31/04            43,570,000    Various            79.6             34,880,000.00             24,138
     4.01          7/31/04            14,900,000     1/1/04                             11,920,000.00
     4.02          7/31/04             7,100,000    12/1/03                             5,680,000.00
     4.03          7/31/04             6,990,000    11/10/03                            5,592,000.00
     4.04          7/31/04             4,750,000     1/1/04                             3,800,000.00
     4.05          7/31/04             3,800,000     8/1/03                             3,040,000.00
     4.06          7/31/04             2,900,000    11/17/03                            2,320,000.00
     4.07          7/31/04             1,930,000     8/1/03                             1,568,000.00
     4.08          7/31/04             1,200,000     1/1/04                              960,000.00
      5             5/1/04            62,500,000     4/1/04            53.3             33,300,000.00               134
      6            8/31/04            40,530,000    3/10/04            79.3             32,150,000.00             50,234
      7            Various            41,280,000    4/30/04            63.2             26,150,000.00               35
     7.01          4/20/04             8,320,000    4/30/04                             5,560,000.00
     7.02          4/19/04             6,910,000    4/30/04                             4,650,000.00
     7.03          4/20/04             2,830,000    4/30/04                             2,180,000.00
     7.04          4/20/04             1,860,000    4/30/04                             1,420,000.00
     7.05          4/20/04             2,920,000    4/30/04                             1,310,000.00
     7.06          4/20/04             2,160,000    4/30/04                             1,300,000.00
     7.07          4/20/04             2,200,000    4/30/04                             1,230,000.00
     7.08          4/19/04             1,600,000    4/30/04                             1,210,000.00
     7.09          4/20/04             1,630,000    4/30/04                             1,190,000.00
     7.10          4/19/04             1,450,000    4/30/04                             1,090,000.00
     7.11          4/20/04             1,520,000    4/30/04                             1,070,000.00
     7.12          4/20/04             1,350,000    4/30/04                              850,000.00
     7.13          4/20/04             1,000,000    4/30/04                              650,000.00
     7.14          4/20/04             1,000,000    4/30/04                              610,000.00
     7.15          4/20/04             1,700,000    4/30/04                              600,000.00
     7.16          4/20/04             1,600,000    4/30/04                              470,000.00
     7.17          4/20/04               750,000    4/30/04                              450,000.00
     7.18          4/19/04               480,000    4/30/04                              310,000.00
      8            7/31/04            33,280,000    Various            77.1             25,833,000.00             16,549
     8.01          7/31/04             8,100,000    7/10/03                             6,480,000.00
     8.02          7/31/04             6,620,000     8/1/03                             5,223,000.00
     8.03          7/31/04             5,760,000    12/1/03                             4,680,000.00
     8.04          7/31/04             5,350,000     1/1/04                             4,270,000.00
     8.05          7/31/04             5,100,000    12/1/03                             4,080,000.00
     8.06          7/31/04             2,350,000     1/1/04                             1,100,000.00
      9            8/12/04            32,100,000     3/1/04            76.6             24,600,000.00               217
      10           Various            39,480,000    4/30/04            61.3             24,240,000.00               32
    10.01          4/20/04             4,770,000    4/30/04                             3,410,000.00
    10.02          4/20/04             4,370,000    4/30/04                             3,100,000.00
    10.03          4/20/04             4,040,000    4/30/04                             2,730,000.00
    10.04          4/20/04             2,470,000    4/30/04                             1,900,000.00
    10.05          4/20/04             2,600,000    4/30/04                             1,890,000.00
    10.06          4/20/04             2,460,000    4/30/04                             1,540,000.00
    10.07          4/19/04             3,500,000    4/30/04                             1,510,000.00
    10.08          4/20/04             2,020,000    4/30/04                             1,500,000.00
    10.09          4/20/04             1,800,000    4/30/04                             1,370,000.00
    10.10          4/20/04             1,600,000    4/30/04                             1,040,000.00
    10.11          4/19/04             1,710,000    4/30/04                             1,030,000.00
    10.12          4/20/04             1,350,000    4/30/04                              960,000.00
    10.13          4/20/04             1,200,000    4/30/04                              850,000.00
    10.14          4/19/04             1,190,000    4/30/04                              550,000.00
    10.15          4/19/04             1,200,000    4/30/04                              530,000.00
    10.16          4/20/04             3,200,000    4/30/04                              330,000.00
      11           7/31/04            30,200,000    5/14/04            79.9             24,160,000.00               114
      12           6/25/04            30,300,000    5/13/04            78.9             23,900,000.00             23,852
      13            7/8/04            28,190,000    6/14/04            79.8             22,500,000.00               238
      14            8/1/04            27,150,000     8/1/04            79.9             21,700,000.00             169,531
      15            7/2/04            25,800,000     4/5/04            79.8             20,648,000.00               168
      16            6/1/04            25,500,000     6/3/04            77.3             19,700,000.00               111
      17            4/1/04            23,700,000     5/1/04            79.7             18,900,000.00               65
      18            5/1/04            21,730,000    2/18/04            75.4             16,400,000.00               276
      19            5/3/04            26,200,000     4/8/04            62.5             16,500,000.00               121
      20           4/30/04            23,900,000    5/13/04            66.9             16,000,000.00             99,379
      21            6/1/04            19,800,000     7/1/04            79.5             15,750,000.00               199
      22           2/25/04            22,000,000     5/6/04            70.5             15,500,000.00               85
      23           6/23/04            18,700,000    6/12/04            74.9             14,000,000.00               68
      24           5/31/04            22,700,000     7/1/04            59.5             13,500,000.00             94,406
      25            7/6/04            16,800,000    4/23/04            79.2             13,350,000.00               124
      26           7/13/04            16,200,000     6/7/04            80.0             12,960,000.00             20,313
      27           5/31/04            17,300,000     7/1/04            69.3             12,000,000.00             88,235
      28           5/31/04            15,000,000     6/3/04            73.6             11,040,000.00             92,000
      29           6/28/04            13,590,000     5/4/04            77.9             10,600,000.00             29,944
      30           5/11/04            12,650,000    Various            81.7             10,335,000.00             20,547
    30.01          5/11/04             6,750,000    6/10/04                             5,514,723.32
    30.02          5/11/04             2,350,000    6/10/04                             1,919,940.71
    30.03          5/11/04             2,100,000    6/10/04                             1,715,691.70
    30.04          5/11/04             1,450,000    6/11/04                             1,184,644.27
      31            6/1/04            13,500,000     6/3/04            76.3             10,300,000.00               126
      32           7/19/04            14,350,000    3/29/04            69.7             10,000,000.00               125
      33           5/15/04            13,350,000    3/23/04            74.8             10,012,000.00               146
      34           3/25/04            14,200,000     3/6/04            70.2             10,000,000.00             50,000
      35            6/1/04            12,500,000    4/16/04            78.3             9,800,000.00                79
      36            6/1/04            12,450,000    4/23/04            77.8             9,715,000.00                115
      37            4/1/04            14,250,000    4/21/04            63.6             9,080,000.00                93
      38            6/6/04            13,500,000    5/12/04            64.8             8,750,000.00              45,573
      39            4/1/04            13,720,000    4/19/04            63.7             8,750,000.00                171
      40           4/14/04            12,500,000    4/30/04            69.6             8,725,000.00                77
      41           8/10/04            10,700,000    5/21/04            78.5             8,400,000.00              41,791
      42           4/19/04            10,450,000    5/19/04            78.9             8,250,000.00                208
      43            6/1/04            10,400,000     7/1/04            79.3             8,250,000.00                167
      44            8/4/04            10,000,000    5/19/04            78.5             7,850,000.00              43,611
      45            8/1/04            15,500,000    6/16/04            50.5             7,850,000.00                118
      46            6/4/04            11,160,000    4/21/04            67.1             7,500,000.00                222
      47            5/1/04            11,800,000     5/4/04            56.7             6,700,000.00              52,344
      48           7/22/04             8,600,000    6/24/04            73.8             6,350,000.00                114
      49           2/29/04             8,010,000    8/28/03            78.8             6,360,000.00              27,296
      50            7/6/04             7,800,000    5/17/04            80.0             6,240,000.00                74
      51           5/12/04             8,500,000    4/22/04            73.2             6,225,000.00                127
      52            6/1/04             7,325,000    5/13/04            76.5             5,600,000.00                196
      53            4/5/04             7,610,000     4/1/04            72.7             5,550,000.00                367
      54           2/29/04             6,800,000     4/6/04            79.8             5,440,000.00                124
      55           1/31/04             7,070,000    2/20/04            76.1             5,400,000.00                132
      56            7/8/04            11,350,000     6/7/04            44.1             5,000,000.00              384,615
    56.01           7/8/04             8,900,000     6/7/04                             4,000,000.00              400,000
    56.02           7/8/04             2,450,000     6/7/04                             1,000,000.00              333,333
      57           6/16/04             8,350,000     6/7/04            59.8             5,000,000.00              312,500
      58           5/31/04             9,000,000     7/1/04            55.5             5,000,000.00              46,729
      59           6/16/04             6,500,000    6/28/04            75.4             4,900,000.00                101
      60           7/12/04             6,100,000    5/26/04            80.0             4,880,000.00                49
      61            8/3/04             7,200,000    6/10/04            66.7             4,800,000.00                162
      62           5/24/04             6,000,000    5/21/04            78.3             4,700,000.00                250
      63            7/2/04             6,850,000     6/9/04            67.3             4,625,000.00                14
      64            6/2/04             6,500,000     6/1/04            68.3             4,450,000.00                59
      65           6/11/04             5,600,000    2/12/04            76.8             4,300,000.00                64
      66           7/24/04             5,645,000    3/24/04            74.2             4,191,000.00                39
      67           6/22/04             5,100,000    5/24/04            80.4             4,100,000.00                62
      68           2/23/04             9,755,000    5/11/04            42.0             4,100,000.00              56,164
      69           4/26/04             5,475,000    4/21/04            74.6             4,100,000.00                97
      70            9/1/04             5,530,000    Various            73.3             4,080,000.00                37
    70.01           9/1/04             1,770,000    4/10/04                             1,405,000.00
    70.02           9/1/04             2,060,000     4/2/04                             1,359,000.00
    70.03           9/1/04             1,700,000     4/2/04                             1,316,000.00
      71            7/6/04             5,000,000     5/6/04            79.9             4,000,000.00                78
      72           6/30/04             4,900,000    5/26/04            78.6             3,850,000.00                211
      73           4/22/04             5,550,000     4/5/04            68.6             3,825,000.00                28
      74            4/1/04             5,540,000    10/28/03           66.1             4,100,000.00              25,466
      75           6/25/04             4,750,000     7/1/04            76.7             3,650,000.00              32,589
      76            8/1/04             5,100,000    6/15/04            70.6             3,600,000.00                32
      77            6/4/04             4,850,000    5/31/04            74.1             3,600,000.00                128
      78           Various             5,490,000     7/9/04            61.9             3,400,000.00                28
    78.01          7/25/04             3,165,000     7/9/04                             1,960,109.29
    78.02          7/24/04             2,325,000     7/9/04                             1,439,890.71
      79           4/21/04             4,240,000     9/1/04            79.6             3,376,000.00                306
      80            6/1/04             4,265,000    6/10/04            78.8             3,360,000.00                256
      81           5/20/04             4,400,000     5/4/04            74.9             3,300,000.00                80
      82           8/20/04             4,230,000     3/8/04            76.6             3,250,000.00                150
      83            9/1/04             4,400,000     7/1/04            70.8             3,115,000.00                132
      84           5/24/04             4,250,000    4/28/04            72.9             3,100,000.00                72
      85           7/29/04             4,600,000    6/28/04            66.3             3,050,000.00                91
      86            9/1/04             4,800,000     3/5/04            62.5             3,000,000.00                216
      87           5/26/04             4,250,000    4/27/04            70.4             3,000,000.00              28,846
      88            4/9/04             5,550,000     5/1/04            53.8             3,000,000.00                207
      89           5/21/04             3,800,000    4/13/04            74.8             2,850,000.00                94
      90           7/12/04             3,550,000    5/26/04            80.0             2,840,000.00                54
      91            3/2/04             3,700,000     3/3/04            75.4             2,800,000.00                258
      92            7/1/04             3,550,000     6/4/04            76.8             2,725,000.00                44
      93            6/1/04             3,750,000    5/21/04            72.5             2,725,000.00                16
      94            6/1/04             3,750,000    3/25/04            71.8             2,700,000.00                149
      95            9/1/04             4,680,000    4/19/04            55.5             2,600,000.00                179
      96           6/22/04             4,000,000     6/8/04            64.9             2,600,000.00                34
      97            5/1/04             3,575,000    5/20/04            69.9             2,500,001.00                108
      98           6/28/04             3,500,000     7/1/04            71.4             2,500,000.00                217
      99           7/14/04             3,125,000     6/7/04            79.9             2,500,000.00                289
     100           6/25/04             3,375,000    5/26/04            71.4             2,412,500.00                51
     101           6/30/04             3,400,000    5/26/04            70.9             2,412,500.00                54
     102            6/1/04             3,000,000    5/20/04            79.9             2,400,000.00                150
     103            9/1/04             4,000,000    6/23/04            58.8             2,350,000.00                161
     104           6/23/04             3,100,000    5/14/04            72.5             2,250,000.00                103
     105            7/2/04             3,100,000     7/8/04            71.8             2,225,000.00                36
     106            5/1/04             3,900,000    5/26/04            53.8             2,100,000.00                31
     107            6/1/04             2,250,000     5/7/04            73.3             1,650,000.00                142
     108            5/1/04             2,020,000    5/28/04            79.9             1,615,000.00                156
     109           7/24/04             2,045,000    3/24/04            73.3             1,500,000.00                25
     110            5/4/04             1,820,000     4/9/04            80.0             1,456,000.00              20,222
     111           3/31/04             1,840,000     6/6/04            74.7             1,380,000.00                90
     112           6/23/04             1,960,000    5/14/04            69.3             1,360,000.00                106
     113           6/15/04             1,930,000     6/4/04            67.4             1,300,000.00                96
     114            7/1/04             3,200,000     6/4/04            40.4             1,300,000.00                39
     115           6/29/04             1,825,000    5/24/04            65.5             1,195,000.00                18

                                                            CUT-OFF DATE          LOAN        % OF            % OF
                   CUT-OFF DATE         % OF INITIAL           BALANCE            GROUP       LOAN            LOAN
    LOAN #       BALANCE ($) (3)        POOL BALANCE        PER UNIT ($)         1 OR 2     GROUP 1          GROUP 2
    ------       ---------------        ------------        -------------        ------     -------          -------

      1           91,096,748.22             8.2%                    117             1        10.7%
      2           63,655,539.30             5.7%                 35,641             1         7.4%
     2.01         17,513,978.42             1.6%                 73,588             1         2.0%
     2.02         15,938,578.40             1.4%                 88,058             1         1.9%
     2.03          9,745,729.81             0.9%                 51,565             1         1.1%
     2.04          6,934,154.61             0.6%                 23,347             1         0.8%
     2.05          6,213,800.70             0.6%                 20,575             1         0.7%
     2.06          2,743,730.24             0.2%                 14,216             1         0.3%
     2.07          2,438,427.89             0.2%                 12,902             1         0.3%
     2.08          2,127,139.23             0.2%                 10,798             1         0.2%
      3           46,000,000.00             4.1%                172,932             2                        17.2%
      4           34,671,176.28             3.1%                 23,994             2                        12.9%
     4.01         11,848,635.93             1.1%                 30,073             2                         4.4%
     4.02          5,645,994.30             0.5%                 26,758             2                         2.1%
     4.03          5,558,521.15             0.5%                 23,959             2                         2.1%
     4.04          3,777,249.71             0.3%                 24,850             2                         1.4%
     4.05          3,021,799.77             0.3%                 16,788             2                         1.1%
     4.06          2,306,110.35             0.2%                 17,604             2                         0.9%
     4.07          1,558,612.51             0.1%                 20,782             2                         0.6%
     4.08           954,252.56              0.1%                 13,632             2                         0.4%
      5           33,300,000.00             3.0%                    134             1         3.9%
      6           32,150,000.00             2.9%                 50,234             2                        12.0%
      7           26,090,967.07             2.3%                     35             1         3.1%
     7.01          5,547,448.45             0.5%                     59             1         0.6%
     7.02          4,639,502.75             0.4%                     70             1         0.5%
     7.03          2,175,078.71             0.2%                     32             1         0.3%
     7.04          1,416,794.39             0.1%                     39             1         0.2%
     7.05          1,307,042.71             0.1%                     28             1         0.2%
     7.06          1,297,065.28             0.1%                     29             1         0.2%
     7.07          1,227,223.31             0.1%                     24             1         0.1%
     7.08          1,207,268.46             0.1%                     61             1         0.1%
     7.09          1,187,313.61             0.1%                     47             1         0.1%
     7.10          1,087,539.35             0.1%                     24             1         0.1%
     7.11          1,067,584.50             0.1%                     47             1         0.1%
     7.12           848,081.15              0.1%                     31             1         0.1%
     7.13           648,532.64              0.1%                     15             1         0.1%
     7.14           608,622.94              0.1%                     13             1         0.1%
     7.15           598,645.52              0.1%                     13             1         0.1%
     7.16           468,938.99              0.0%                     13             1         0.1%
     7.17           448,984.14              0.0%                     19             1         0.1%
     7.18           309,300.18              0.0%                     18             1         0.0%
      8           25,661,113.80             2.3%                 16,439             2                         9.6%
     8.01          6,436,883.73             0.6%                 15,290             2                         2.4%
     8.02          5,188,247.49             0.5%                 14,656             2                         1.9%
     8.03          4,648,860.47             0.4%                 22,458             2                         1.7%
     8.04          4,241,588.51             0.4%                 16,377             2                         1.6%
     8.05          4,052,852.72             0.4%                 20,163             2                         1.5%
     8.06          1,092,680.88             0.1%                  9,182             2                         0.4%
      9           24,600,000.00             2.2%                    217             1         2.9%
      10          24,185,278.84             2.2%                     32             1         2.8%
    10.01          3,402,302.02             0.3%                     53             1         0.4%
    10.02          3,093,001.83             0.3%                     55             1         0.4%
    10.03          2,723,837.10             0.2%                     47             1         0.3%
    10.04          1,895,710.80             0.2%                     58             1         0.2%
    10.05          1,885,733.37             0.2%                     32             1         0.2%
    10.06          1,536,523.49             0.1%                     39             1         0.2%
    10.07          1,506,591.21             0.1%                     20             1         0.2%
    10.08          1,496,613.79             0.1%                     35             1         0.2%
    10.09          1,366,907.26             0.1%                     25             1         0.2%
    10.10          1,037,652.23             0.1%                     29             1         0.1%
    10.11          1,027,674.80             0.1%                     27             1         0.1%
    10.12           957,832.83              0.1%                     18             1         0.1%
    10.13           848,081.15              0.1%                     18             1         0.1%
    10.14           548,758.39              0.0%                     20             1         0.1%
    10.15           528,803.54              0.0%                     15             1         0.1%
    10.16           329,255.03              0.0%                      7             1         0.0%
      11          24,139,176.27             2.2%                    114             1         2.8%
      12          23,900,000.00             2.1%                 23,852             2                         8.9%
      13          22,500,000.00             2.0%                    238             1         2.6%
      14          21,700,000.00             1.9%                169,531             2                         8.1%
      15          20,588,673.52             1.8%                    167             1         2.4%
      16          19,700,000.00             1.8%                    111             1         2.3%
      17          18,900,000.00             1.7%                     65             1         2.2%
      18          16,386,535.54             1.5%                    276             1         1.9%
      19          16,382,161.58             1.5%                    120             1         1.9%
      20          15,981,180.49             1.4%                 99,262             1         1.9%
      21          15,750,000.00             1.4%                    199             1         1.8%
      22          15,500,000.00             1.4%                     85             1         1.8%
      23          14,000,000.00             1.3%                     68             1         1.6%
      24          13,500,000.00             1.2%                 94,406             1         1.6%
      25          13,308,034.54             1.2%                    124             1         1.6%
      26          12,960,000.00             1.2%                 20,313             1         1.5%
      27          11,985,626.31             1.1%                 88,130             1         1.4%
      28          11,040,000.00             1.0%                 92,000             2                         4.1%
      29          10,579,937.39             0.9%                 29,887             2                         3.9%
      30          10,335,000.00             0.9%                 20,547             1         1.2%
    30.01          5,514,723.32             0.5%                 23,668             1         0.6%
    30.02          1,919,940.71             0.2%                 20,645             1         0.2%
    30.03          1,715,691.70             0.2%                 16,497             1         0.2%
    30.04          1,184,644.27             0.1%                 16,228             1         0.1%
      31          10,300,000.00             0.9%                    126             1         1.2%
      32          10,000,000.00             0.9%                    125             1         1.2%
      33           9,987,659.05             0.9%                    145             1         1.2%
      34           9,969,473.82             0.9%                 49,847             2                         3.7%
      35           9,783,390.09             0.9%                     79             1         1.1%
      36           9,690,667.44             0.9%                    115             1         1.1%
      37           9,065,067.63             0.8%                     92             1         1.1%
      38           8,750,000.00             0.8%                 45,573             2                         3.3%
      39           8,742,623.01             0.8%                    171             1         1.0%
      40           8,698,945.08             0.8%                     77             1         1.0%
      41           8,400,000.00             0.8%                 41,791             2                         3.1%
      42           8,250,000.00             0.7%                    208             1         1.0%
      43           8,250,000.00             0.7%                    167             1         1.0%
      44           7,850,000.00             0.7%                 43,611             2                         2.9%
      45           7,832,848.53             0.7%                    117             1         0.9%
      46           7,487,698.53             0.7%                    222             1         0.9%
      47           6,688,495.89             0.6%                 52,254             2                         2.5%
      48           6,344,583.30             0.6%                    114             1         0.7%
      49           6,308,708.52             0.6%                 27,076             2                         2.4%
      50           6,240,000.00             0.6%                     74             1         0.7%
      51           6,225,000.00             0.6%                    127             1         0.7%
      52           5,600,000.00             0.5%                    196             1         0.7%
      53           5,532,437.76             0.5%                    366             1         0.6%
      54           5,424,172.34             0.5%                    124             1         0.6%
      55           5,380,736.81             0.5%                    132             1         0.6%
      56           5,000,000.00             0.4%                384,615             1         0.6%
    56.01          4,000,000.00             0.4%                400,000             1         0.5%
    56.02          1,000,000.00             0.1%                333,333             1         0.1%
      57           4,995,578.30             0.4%                312,224             1         0.6%
      58           4,994,095.01             0.4%                 46,674             1         0.6%
      59           4,900,000.00             0.4%                    101             1         0.6%
      60           4,880,000.00             0.4%                     49             1         0.6%
      61           4,800,000.00             0.4%                    162             1         0.6%
      62           4,700,000.00             0.4%                    250             1         0.5%
      63           4,609,673.80             0.4%                     14             1         0.5%
      64           4,437,724.86             0.4%                     58             1         0.5%
      65           4,300,000.00             0.4%                     64             1         0.5%
      66           4,186,317.02             0.4%                     39             1         0.5%
      67           4,100,000.00             0.4%                     62             1         0.5%
      68           4,092,785.95             0.4%                 56,066             2                         1.5%
      69           4,081,887.31             0.4%                     96             1         0.5%
      70           4,055,235.98             0.4%                     37             1         0.5%
    70.01          1,396,472.19             0.1%                     42             1         0.2%
    70.02          1,350,751.40             0.1%                     36             1         0.2%
    70.03          1,308,012.39             0.1%                     33             1         0.2%
      71           3,996,924.32             0.4%                     78             1         0.5%
      72           3,850,000.00             0.3%                    211             1         0.5%
      73           3,809,634.00             0.3%                     28             1         0.4%
      74           3,661,821.71             0.3%                 22,744             2                         1.4%
      75           3,643,724.72             0.3%                 32,533             2                         1.4%
      76           3,600,000.00             0.3%                     32             1         0.4%
      77           3,594,048.35             0.3%                    128             1         0.4%
      78           3,400,000.00             0.3%                     28             1         0.4%
    78.01          1,960,109.29             0.2%                      -             1         0.2%
    78.02          1,439,890.71             0.1%                      -             1         0.2%
      79           3,376,000.00             0.3%                    306             1         0.4%
      80           3,360,000.00             0.3%                    256             1         0.4%
      81           3,295,446.74             0.3%                     80             1         0.4%
      82           3,240,229.01             0.3%                    150             1         0.4%
      83           3,115,000.00             0.3%                    132             1         0.4%
      84           3,100,000.00             0.3%                     72             1         0.4%
      85           3,050,000.00             0.3%                     91             1         0.4%
      86           2,997,752.65             0.3%                    216             1         0.4%
      87           2,992,231.86             0.3%                 28,771             2                         1.1%
      88           2,986,746.85             0.3%                    206             1         0.3%
      89           2,843,226.08             0.3%                     94             1         0.3%
      90           2,840,000.00             0.3%                     54             1         0.3%
      91           2,788,920.02             0.3%                    257             1         0.3%
      92           2,725,000.00             0.2%                     44             1         0.3%
      93           2,720,565.86             0.2%                     16             1         0.3%
      94           2,693,720.79             0.2%                    148             1         0.3%
      95           2,597,171.67             0.2%                    179             1         0.3%
      96           2,596,248.16             0.2%                     34             1         0.3%
      97           2,500,001.00             0.2%                    108             1         0.3%
      98           2,500,000.00             0.2%                    217             1         0.3%
      99           2,497,987.45             0.2%                    289             1         0.3%
     100           2,409,995.90             0.2%                     51             1         0.3%
     101           2,409,995.86             0.2%                     54             1         0.3%
     102           2,397,989.78             0.2%                    150             1         0.3%
     103           2,350,000.00             0.2%                    161             1         0.3%
     104           2,246,299.80             0.2%                    102             1         0.3%
     105           2,225,000.00             0.2%                     36             1         0.3%
     106           2,100,000.00             0.2%                     31             1         0.2%
     107           1,648,799.57             0.1%                    142             1         0.2%
     108           1,613,629.51             0.1%                    156             1         0.2%
     109           1,498,334.34             0.1%                     25             1         0.2%
     110           1,456,000.00             0.1%                 20,222             1         0.2%
     111           1,374,089.09             0.1%                     90             1         0.2%
     112           1,357,763.44             0.1%                    106             1         0.2%
     113           1,300,000.00             0.1%                     96             1         0.2%
     114           1,292,119.62             0.1%                     38             1         0.2%
     115           1,195,000.00             0.1%                     18             1         0.1%

                                                                                NET
                  CROSSED         RELATED         INTEREST       ADMIN.       MORTGAGE                              IO MONTHLY
    LOAN #       LOAN (4)       BORROWER (5)       RATE %      FEE % (6)     RATE % (6)   ACCRUAL TYPE         DEBT SERVICE ($) (19)
    ------       --------       ------------       ------      ---------     ----------   ------------         ---------------------

      1                                            4.7270       0.03200        4.6950     Actual/360
      2                                            6.5770       0.03200        6.5450     Actual/360
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
      3                                            5.1000       0.03200        5.0680     Actual/360                198,215.28
      4              8               8             5.5300       0.03200        5.4980     Actual/360
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
      5                                            6.0150       0.03200        5.9830     Actual/360
      6                                            4.7000       0.10200        4.5980     Actual/360                127,669.73
      7             10               10            6.6250       0.03200        6.5930     Actual/360
     7.01
     7.02
     7.03
     7.04
     7.05
     7.06
     7.07
     7.08
     7.09
     7.10
     7.11
     7.12
     7.13
     7.14
     7.15
     7.16
     7.17
     7.18
      8              4               4             5.0500       0.03200        5.0180     Actual/360
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
      9                                            6.1540       0.03200        6.1220     Actual/360                127,909.18
      10             7               7             6.6250       0.03200        6.5930     Actual/360
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
    10.15
    10.16
      11                                           5.8500       0.03200        5.8180     Actual/360
      12                                           5.4800       0.03200        5.4480     Actual/360                110,659.21
      13                                           5.7800       0.03200        5.7480     Actual/360                109,880.21
      14                                           5.7070       0.03200        5.6750     Actual/360
      15                                           5.6800       0.05200        5.6280     Actual/360
      16                             31            5.3700       0.06261        5.3074     Actual/360                 89,307.38
      17                                           5.5370       0.03200        5.5050     Actual/360                 88,418.97
      18                                           6.0360       0.03200        6.0040     Actual/360
      19                             64            4.9000       0.05200        4.8480     Actual/360
      20                                           6.4100       0.03200        6.3780     Actual/360
      21                           43,98           5.9100       0.03200        5.8780     Actual/360
      22                                           5.5300       0.03200        5.4980     Actual/360                 72,421.24
      23                                           5.4200       0.03200        5.3880     Actual/360
      24                                           6.4000       0.03200        6.3680     Actual/360
      25                                           5.2800       0.03200        5.2480     Actual/360
      26                                           5.6700       0.03200        5.6380     Actual/360                 62,086.50
      27                             58            6.3200       0.03200        6.2880     Actual/360
      28                                           5.8800       0.10200        5.7780     Actual/360                 54,847.33
      29                                           5.4900       0.05200        5.4380     Actual/360
      30                                           5.7500       0.03200        5.7180     Actual/360
    30.01
    30.02
    30.03
    30.04
      31                             16            5.3700       0.09200        5.2780     Actual/360                 46,693.71
      32                                           5.7000       0.03200        5.6680     Actual/360                 48,159.72
      33                                           6.2600       0.05200        6.2080     Actual/360
      34                                           5.4120       0.03200        5.3800     Actual/360
      35                                           5.9250       0.03200        5.8930     Actual/360
      36                                           6.1100       0.05200        6.0580     Actual/360
      37                             39            6.0400       0.03200        6.0080     Actual/360
      38                                           5.5200       0.03200        5.4880     Actual/360                 40,250.00
      39                             37            5.9350       0.03200        5.9030     Actual/360
      40                                           5.5100       0.10200        5.4080     Actual/360
      41                                           5.2600       0.03200        5.2280     Actual/360
      42                                           5.6400       0.03200        5.6080     Actual/360                 38,775.00
      43                           21,98           5.9100       0.03200        5.8780     Actual/360
      44                                           5.7000       0.03200        5.6680     Actual/360
      45                                           5.9200       0.03200        5.8880     30/360
      46                                           6.0500       0.10200        5.9480     Actual/360
      47                                           5.8750       0.03200        5.8430     Actual/360
      48                                           5.8900       0.05200        5.8380     Actual/360
      49                                           5.6250       0.03200        5.5930     Actual/360
      50                                           5.6800       0.05200        5.6280     Actual/360                 29,946.22
      51                                           5.8750       0.03200        5.8430     Actual/360
      52                                           5.9700       0.05200        5.9180     Actual/360
      53                                           5.2500       0.05200        5.1980     Actual/360
      54                                           5.6250       0.03200        5.5930     Actual/360
      55                                           5.9320       0.03200        5.9000     Actual/360
      56                             57            5.4500       0.03200        5.4180     Actual/360
    56.01
    56.02
      57                             56            5.7500       0.03200        5.7180     Actual/360
      58                             27            6.3900       0.03200        6.3580     Actual/360
      59                                           6.1300       0.08200        6.0480     Actual/360
      60                             90            5.5300       0.03200        5.4980     Actual/360                 22,801.01
      61                                           6.3800       0.12200        6.2580     Actual/360
      62                                           5.7000       0.09200        5.6080     Actual/360
      63                                           5.8700       0.03200        5.8380     Actual/360
      64                             19            5.6100       0.05200        5.5580     Actual/360
      65                                           5.4900       0.05200        5.4380     Actual/360                 19,945.73
      66                            109            6.6600       0.05200        6.6080     Actual/360
      67                                           5.8700       0.09200        5.7780     Actual/360
      68                             87            5.7800       0.05200        5.7280     Actual/360
      69                                           5.9000       0.05200        5.8480     30/360
      70                                           6.1500       0.03200        6.1180     Actual/360
    70.01
    70.02
    70.03
      71                                           6.2800       0.03200        6.2480     Actual/360
      72                                           6.1900       0.03200        6.1580     Actual/360                 20,135.41
      73                                           6.0000       0.05200        5.9480     Actual/360
      74                                           6.3500       0.05200        6.2980     Actual/360
      75                                           5.8700       0.10200        5.7680     Actual/360
      76                                           5.8400       0.03200        5.8080     Actual/360
      77                                           6.0200       0.10200        5.9180     Actual/360
      78                            105            5.7500       0.05200        5.6980     Actual/360
    78.01
    78.02
      79                                           5.9900       0.03200        5.9580     Actual/360
      80                                           5.4900       0.09200        5.3980     Actual/360
      81                                           6.2900       0.05200        6.2380     30/360
      82                                           5.4800       0.03200        5.4480     Actual/360
      83                                           6.5000       0.03200        6.4680     Actual/360
      84                                           6.4200       0.05200        6.3680     30/360                     16,585.00
      85                                           6.0800       0.08200        5.9980     Actual/360
      86                                           6.3750       0.03200        6.3430     Actual/360
      87                             68            5.9400       0.05200        5.8880     Actual/360
      88                                           5.9000       0.05200        5.8480     30/360
      89                                           6.4800       0.05200        6.4280     Actual/360
      90                             60            5.4800       0.03200        5.4480     Actual/360                 13,149.46
      91                                           5.4900       0.03200        5.4580     Actual/360
      92                                           5.7500       0.03200        5.7180     Actual/360
      93                                           6.0800       0.10200        5.9780     Actual/360
      94                                           6.4800       0.03200        6.4480     Actual/360
      95                                           4.9000       0.03200        4.8680     Actual/360
      96                                           6.0000       0.05200        5.9480     30/360
      97                                           6.1600       0.03200        6.1280     Actual/360                 13,011.58
      98                           21,43           5.8600       0.03200        5.8280     Actual/360
      99                                           6.1100       0.03200        6.0780     Actual/360
     100            101             101            6.1500       0.05200        6.0980     Actual/360
     101            100             100            6.1500       0.05200        6.0980     Actual/360
     102                                           5.9600       0.03200        5.9280     Actual/360
     103                                           5.8000       0.09200        5.7080     Actual/360
     104                                           6.0400       0.03200        6.0080     Actual/360
     105                             78            5.7500       0.05200        5.6980     Actual/360
     106                                           6.2000       0.03200        6.1680     Actual/360
     107                                           6.4800       0.03200        6.4480     Actual/360
     108                                           5.9100       0.03200        5.8780     Actual/360
     109                             66            6.6900       0.05200        6.6380     Actual/360
     110                                           5.5100       0.03200        5.4780     Actual/360                 6,778.32
     111            114             114            6.0000       0.03200        5.9680     Actual/360
     112                                           6.0400       0.03200        6.0080     Actual/360
     113                                           6.7600       0.05200        6.7080     30/360
     114            111             111            5.6500       0.03200        5.6180     Actual/360
     115                                           6.3800       0.03200        6.3480     Actual/360

                        IO ANNUAL               MONTHLY P&I DEBT             ANNUAL P&I DEBT                              FIRST
    LOAN #          DEBT SERVICE ($)               SERVICE ($)                 SERVICE ($)            NOTE DATE        PAYMENT DATE
    ------          ----------------               -----------                 -----------            ---------        ------------

      1                                            474,478.85                 5,693,746.20              7/26/04           9/1/04
      2                                            433,863.71                 5,206,364.52              6/25/04           8/1/04
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
      3               2,378,583.33                 249,756.90                 2,997,082.80              5/12/04           7/1/04
      4                                            198,701.83                 2,384,421.96              2/18/04           4/1/04
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
      5                                            199,971.58                 2,399,658.96               8/9/04          10/1/04
      6               1,532,036.81                 166,742.06                 2,000,904.72              3/31/04           5/1/04
      7                                            178,614.63                 2,143,375.56              6/30/04           8/1/04
     7.01
     7.02
     7.03
     7.04
     7.05
     7.06
     7.07
     7.08
     7.09
     7.10
     7.11
     7.12
     7.13
     7.14
     7.15
     7.16
     7.17
     7.18
      8                                            139,467.60                 1,673,611.20              2/18/04           4/1/04
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
      9               1,534,910.17                                                                      5/20/04           7/1/04
      10                                           165,568.59                 1,986,823.08              6/30/04           8/1/04
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
    10.15
    10.16
      11                                           142,529.73                 1,710,356.76              7/15/04           9/1/04
      12              1,327,910.56                 135,401.82                 1,624,821.84              6/30/04           8/7/04
      13              1,318,562.50                 131,733.31                 1,580,799.72              7/14/04           9/1/04
      14                                           126,043.17                 1,512,518.04              8/16/04          10/1/04
      15                                           119,579.51                 1,434,954.12               5/5/04           7/1/04
      16              1,071,688.56                 110,252.94                 1,323,035.28              8/11/04          10/1/04
      17              1,061,027.63                 107,751.28                 1,293,015.36               6/3/04           8/1/04
      18                                            98,706.19                 1,184,474.28              7/29/04           9/1/04
      19                                           107,983.27                 1,295,799.24              5/28/04           7/1/04
      20                                           107,135.07                 1,285,620.84              7/15/04           9/1/04
      21                                            93,519.80                 1,122,237.60              8/31/04          10/1/04
      22               869,054.86                   88,299.26                 1,059,591.12              8/16/04          10/1/04
      23                                            78,789.18                  945,470.16               8/30/04          10/1/04
      24                                            90,311.20                 1,083,734.40              8/20/04          10/1/04
      25                                            73,967.45                  887,609.40               5/26/04           7/1/04
      26               745,038.00                   74,973.69                  899,684.28                8/3/04          10/1/04
      27                                            79,680.36                  956,164.32               7/30/04           9/1/04
      28               658,168.00                   65,341.05                  784,092.60                7/7/04           9/1/04
      29                                            60,119.15                  721,429.80               6/29/04           8/1/04
      30                                            60,312.25                  723,747.00               8/27/04          10/1/04
    30.01
    30.02
    30.03
    30.04
      31               560,324.52                   57,644.94                  691,739.28               8/13/04          10/1/04
      32               577,916.64                   58,040.04                  696,480.48               7/29/04           9/1/04
      33                                            66,108.00                  793,296.00               6/14/04           8/1/04
      34                                            56,228.01                  674,736.12                5/4/04           7/1/04
      35                                            58,284.24                  699,410.88               6/25/04           8/1/04
      36                                            63,248.75                  758,985.00               6/22/04           8/1/04
      37                                            54,672.91                  656,074.92               6/30/04           8/1/04
      38                                            49,791.39                  597,496.68                9/1/04          10/1/04
      39                                            52,095.57                  625,146.84               7/19/04           9/1/04
      40                                            49,594.35                  595,132.20               5/17/04           7/1/04
      41                                            46,437.15                  557,245.80               8/18/04          10/1/04
      42                                            47,569.81                  570,837.72                9/3/04          10/1/04
      43                                            48,986.56                  587,838.72               8/31/04          10/1/04
      44                                            45,561.43                  546,737.16               8/16/04          10/1/04
      45                                            55,878.14                  670,537.68               7/30/04           9/1/04
      46                                            45,207.67                  542,492.04               6/30/04           8/1/04
      47                                            39,633.03                  475,596.36                6/9/04           8/1/04
      48                                            37,623.55                  451,482.60               7/26/04           9/1/04
      49                                            36,611.75                  439,341.00              12/18/03           2/1/04
      50               359,354.67                   38,992.71                  467,912.52               7/12/04           9/1/04
      51                                            36,823.23                  441,878.76               8/26/04          10/1/04
      52                                            33,466.90                  401,602.80               8/13/04          10/1/04
      53                                            30,647.31                  367,767.72               5/13/04           7/1/04
      54                                            31,315.71                  375,788.52               5/28/04           7/1/04
      55                                            32,140.03                  385,680.36               4/27/04           6/1/04
      56                                            28,232.80                  338,793.60                8/2/04          10/1/04
    56.01
    56.02
      57                                            29,178.64                  350,143.68               7/13/04           9/1/04
      58                                            33,417.49                  401,009.88               7/30/04           9/1/04
      59                                            29,788.76                  357,465.12                8/6/04          10/1/04
      60               273,612.11                   27,800.03                  333,600.36               7/20/04           9/1/04
      61                                            29,961.45                  359,537.40                8/9/04          10/1/04
      62                                            27,278.82                  327,345.84               8/12/04          10/1/04
      63                                            38,704.29                  464,451.48               7/16/04           9/1/04
      64                                            27,619.99                  331,439.88               6/29/04           8/1/04
      65               239,348.76                   25,478.68                  305,744.16               3/17/04           5/1/04
      66                                            28,718.37                  344,620.44               7/27/04           9/1/04
      67                                            24,239.95                  290,879.40                8/3/04          10/1/04
      68                                            24,004.68                  288,056.16               6/18/04           8/1/04
      69                                            26,166.31                  313,995.72               5/11/04           7/1/04
      70                                            29,584.55                  355,014.60               5/17/04           7/1/04
    70.01
    70.02
    70.03
      71                                            24,706.79                  296,481.48                7/8/04           9/1/04
      72               241,624.93                   23,555.08                  282,660.96               7/27/04           9/1/04
      73                                            24,644.53                  295,734.36               5/14/04           7/1/04
      74                                            23,311.94                  279,743.28               12/5/03           2/1/04
      75                                            21,579.47                  258,953.64               6/30/04           8/1/04
      76                                            22,844.03                  274,128.36                9/1/04          10/1/04
      77                                            21,630.13                  259,561.56               6/29/04           8/1/04
      78                                            21,389.62                  256,675.44               8/10/04          10/1/04
    78.01
    78.02
      79                                            20,219.13                  242,629.56               8/31/04          10/1/04
      80                                            19,056.00                  228,672.00               8/18/04          10/1/04
      81                                            21,850.76                  262,209.12               7/12/04           9/1/04
      82                                            18,412.38                  220,948.56               5/14/04           7/1/04
      83                                            19,688.92                  236,267.04                8/5/04          10/1/04
      84               199,020.00                   20,776.73                  249,320.76                6/1/04           8/1/04
      85                                            18,443.46                  221,321.52                8/6/04          10/1/04
      86                                            18,716.10                  224,593.20                7/2/04           9/1/04
      87                                            19,219.16                  230,629.92                6/8/04           8/1/04
      88                                            19,146.08                  229,752.96                5/6/04           7/1/04
      89                                            17,976.47                  215,717.64               5/21/04           7/1/04
      90               157,793.56                   16,089.59                  193,075.08               7/20/04           9/1/04
      91                                            15,880.53                  190,566.36                4/6/04           6/1/04
      92                                            15,902.36                  190,828.32                8/6/04          10/1/04
      93                                            16,478.17                  197,738.04               6/30/04           8/1/04
      94                                            18,196.87                  218,362.44               6/28/04           8/1/04
      95                                            13,798.89                  165,586.68                7/2/04           9/1/04
      96                                            16,751.84                  201,022.08                7/2/04           9/1/04
      97               156,138.95                   15,246.90                  182,962.80               7/12/04           9/1/04
      98                                            14,764.49                  177,173.88               8/31/04          10/1/04
      99                                            15,166.02                  181,992.24               7/30/04           9/1/04
     100                                            15,280.34                  183,364.08                7/9/04           9/1/04
     101                                            15,280.34                  183,364.08                7/9/04           9/1/04
     102                                            14,327.55                  171,930.60                7/7/04           9/1/04
     103                                            19,577.61                  234,931.32               8/30/04          10/1/04
     104                                            13,547.80                  162,573.60               6/29/04           8/1/04
     105                                            13,997.62                  167,971.44               7/30/04          10/1/04
     106                                            15,288.35                  183,460.20                9/1/04          10/1/04
     107                                            10,407.43                  124,889.16               7/30/04           9/1/04
     108                                            9,589.49                   115,073.88               7/20/04           9/1/04
     109                                            10,306.91                  123,682.92               7/27/04           9/1/04
     110                81,339.84                   8,949.81                   107,397.72               7/13/04           9/1/04
     111                                            13,040.91                  156,490.92               7/16/04           9/1/04
     112                                            8,188.89                    98,266.68               6/29/04           8/1/04
     113                                            8,440.42                   101,285.04                8/5/04          10/1/04
     114                                            14,205.24                  170,462.88               7/16/04           9/1/04
     115                                            9,947.14                   119,365.68               8/11/04          10/1/04

                     REM.                                                                PAYMENT         GRACE           MATURITY/
    LOAN #           TERM          REM. AMORT       I/O PERIOD (7)       SEASONING      DUE DATE        PERIOD         ARD DATE (8)
    ------           ----          ----------       --------------       ---------      --------        ------         ------------

      1               71               359                 0                 1              1              5              8/1/10
      2               58               298                 0                 2              1              0              7/1/09
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
      3              117               360                36                 3              1              5              6/1/14
      4              114               354                 0                 6              1              0              3/1/14
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
      5              120               360                 0                 0              1              5              9/1/14
      6               79               360                24                 5              1              5              4/1/11
      7              118               298                 0                 2              1              5              7/1/14
     7.01
     7.02
     7.03
     7.04
     7.05
     7.06
     7.07
     7.08
     7.09
     7.10
     7.11
     7.12
     7.13
     7.14
     7.15
     7.16
     7.17
     7.18
      8               54               354                 0                 6              1              0              3/1/09
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
      9               57                0                 60                 3              1              5              6/1/09
      10             118               298                 0                 2              1              5              7/1/14
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
    10.15
    10.16
      11             119               359                 0                 1              1              7              8/1/14
      12              58               360                24                 2              7              0              7/7/09
      13             119               360                36                 1              1              5              8/1/14
      14             120               360                 0                 0              1              5              9/1/14
      15             117               357                 0                 3              1              5              6/1/14
      16             120               360                23                 0              1              7              9/1/14
      17             118               360                24                 2              1              5              7/1/14
      18             119               359                 0                 1              1              5              8/1/14
      19             117               237                 0                 3              1              5              6/1/14
      20             119               299                 0                 1              1              5              8/1/14
      21             120               360                 0                 0              1              8              9/1/14
      22              84               360                24                 0              1             10              9/1/11
      23             120               360                 0                 0              1              7              9/1/14
      24             120               300                 0                 0              1              5              9/1/14
      25             117               357                 0                 3              1              5              6/1/14
      26             120               360                24                 0              1              7              9/1/14
      27             119               299                 0                 1              1              5              8/1/14
      28              83               360                24                 1              1              5              8/1/11
      29              82               358                 0                 2              1              5              7/1/11
      30             120               360                 0                 0              1              5              9/1/14
    30.01
    30.02
    30.03
    30.04
      31             120               360                23                 0              1              7              9/1/14
      32              59               360                24                 1              1              7              8/1/09
      33             118               298                 0                 2              1              5              7/1/14
      34              57               357                 0                 3              1              5              6/1/09
      35             118               358                 0                 2              1              5              7/1/14
      36             118               298                 0                 2              1              5              7/1/14
      37             118               358                 0                 2              1              5              7/1/14
      38             121               360                 1                 0              1             10              10/1/14
      39             119               359                 0                 1              1              5              8/1/14
      40              81               357                 0                 3              1              5              6/1/11
      41             120               360                 0                 0              1              7              9/1/14
      42             121               360                 1                 0              1              5              10/1/14
      43             120               360                 0                 0              1              8              9/1/14
      44             120               360                 0                 0              1             10              9/1/14
      45             239               239                 0                 1              1              7              8/1/24
      46             118               358                 0                 2              1              5              7/1/14
      47             118               358                 0                 2              1              5              7/1/14
      48             119               359                 0                 1              1              7              8/1/14
      49             112               352                 0                 8              1              5              1/1/14
      50             119               300                12                 1              1              5              8/1/14
      51             120               360                 0                 0              1              5              9/1/14
      52             120               360                 0                 0              1              5              9/1/14
      53             117               357                 0                 3              1              5              6/1/14
      54             117               357                 0                 3              1              5              6/1/14
      55             116               356                 0                 4              1              5              5/1/14
      56             120               360                 0                 0              1              7              9/1/14
    56.01
    56.02
      57             119               359                 0                 1              1              7              8/1/14
      58             119               299                 0                 1              1              5              8/1/14
      59             120               360                 0                 0              1              7              9/1/14
      60              83               360                24                 1              1              7              8/1/11
      61             180               360                 0                 0              1              7              9/1/19
      62             120               360                 0                 0              1              7              9/1/14
      63             179               179                 0                 1              1              7              8/1/19
      64             118               298                 0                 2              1              5              7/1/14
      65             115               324                36                 5              1              5              4/1/14
      66             119               299                 0                 1              1              5              8/1/14
      67             120               360                 0                 0              1              7              9/1/14
      68             118               358                 0                 2              1              5              7/1/14
      69             117               297                 0                 3              1              5              6/1/14
      70             237               237                 0                 3              1              5              6/1/24
    70.01
    70.02
    70.03
      71             119               359                 0                 1              1             10              8/1/14
      72             107               360                24                 1              1              7              8/1/13
      73             117               297                 0                 3              1              5              6/1/14
      74             172               352                 0                 8              1              5              1/1/19
      75             118               358                 0                 2              1              5              7/1/14
      76             120               300                 0                 0              1              7              9/1/14
      77             118               358                 0                 2              1              5              7/1/14
      78             120               300                 0                 0              1              5              9/1/14
    78.01
    78.02
      79             120               360                 0                 0              1              7              9/1/14
      80             120               360                 0                 0              1              5              9/1/14
      81             179               299                 0                 1              1              5              8/1/19
      82             117               357                 0                 3              1              5              6/1/14
      83             120               360                 0                 0              1              5              9/1/14
      84             118               300                12                 2              1              5              7/1/14
      85             120               360                 0                 0              1              7              9/1/14
      86             119               359                 0                 1              1              5              8/1/14
      87             118               298                 0                 2              1              5              7/1/14
      88             237               297                 0                 3              1              5              6/1/24
      89             117               357                 0                 3              1             10              6/1/14
      90              83               360                24                 1              1              7              8/1/11
      91             116               356                 0                 4              1              5              5/1/14
      92             120               360                 0                 0              1              7              9/1/14
      93             118               358                 0                 2              1              5              7/1/14
      94             118               298                 0                 2              1              7              7/1/14
      95              83               359                 0                 1              1              5              8/1/11
      96             119               299                 0                 1              1              5              8/1/14
      97             107               360                24                 1              1              7              8/1/13
      98             120               360                 0                 0              1              8              9/1/14
      99             119               359                 0                 1              1              7              8/1/14
     100             119               323                 0                 1              1              5              8/1/14
     101             119               323                 0                 1              1              5              8/1/14
     102             119               359                 0                 1              1              7              8/1/14
     103             180               180                 0                 0              1              7              9/1/19
     104             118               358                 0                 2              1              7              7/1/14
     105             120               300                 0                 0              1              5              9/1/14
     106             240               240                 0                 0              1              7              9/1/24
     107             119               359                 0                 1              1              7              8/1/14
     108             119               359                 0                 1              1              7              8/1/14
     109             119               299                 0                 1              1              5              8/1/14
     110             119               300                24                 1              1              7              8/1/14
     111             150               150                 0                 1              1              7              3/1/17
     112             118               358                 0                 2              1              7              7/1/14
     113             120               360                 0                 0              1              5              9/1/14
     114             119               119                 0                 1              1              7              8/1/14
     115             192               192                 0                 0              1              7              9/1/20

                                  FINAL
                                 MATURITY         MATURITY/ARD              MATURITY
    LOAN #     ARD LOAN            DATE        BALANCE ($) (3) (9)          LTV % (2)
    ------     --------            ----        -------------------          ---------

      1        No                                  82,038,403                 56.5
      2        No                                  58,186,345                 61.2
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
      3        No                                  40,813,291                 66.9
      4        No                                  29,165,129                 66.9
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
      5        No                                  28,246,992                 45.2
      6        No                                  29,514,078                 72.8
      7        No                                  20,671,519                 50.1
     7.01
     7.02
     7.03
     7.04
     7.05
     7.06
     7.07
     7.08
     7.09
     7.10
     7.11
     7.12
     7.13
     7.14
     7.15
     7.16
     7.17
     7.18
      8        No                                  23,843,091                 71.6
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
      9        No                                  24,600,000                 76.6
      10       No                                  19,161,668                 48.5
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
    10.15
    10.16
      11       No                                  20,396,195                 67.5
      12       No                                  22,937,559                 75.7
      13       No                                  20,246,736                 71.8
      14       No                                  18,238,864                 67.2
      15       Yes                   6/1/34        17,342,567                 67.2
      16       No                                  17,172,829                 67.3
      17       No                                  16,572,562                 69.9
      18       No                                  13,921,545                 64.1
      19       No                                  10,355,277                 39.5
      20       No                                  12,558,350                 52.5
      21       No                                  13,318,731                 67.3
      22       No                                  14,405,724                 65.5
      23       No                                  11,663,543                 62.4
      24       No                                  10,591,118                 46.7
      25       No                                  11,074,332                 65.9
      26       No                                  11,398,322                 70.4
      27       No                                   9,391,038                 54.3
      28       No                                  10,310,835                 68.7
      29       Yes                   7/1/34         9,480,861                 69.8
      30       No                                   8,697,880                 68.8
    30.01
    30.02
    30.03
    30.04
      31       No                                   8,978,687                 66.5
      32       No                                   9,614,358                 67.0
      33       No                                   7,820,864                 58.6
      34       No                                   9,278,570                 65.3
      35       No                                   8,292,675                 66.3
      36       Yes                   7/1/29         7,551,096                 60.7
      37       No                                   7,709,541                 54.1
      38       No                                   7,312,401                 54.2
      39       No                                   7,405,577                 54.0
      40       No                                   7,806,702                 62.5
      41       No                                   6,962,947                 65.1
      42       No                                   6,920,531                 66.2
      43       No                                   6,976,479                 67.1
      44       No                                   6,596,530                 66.0
      45       No                                       2                      0.0
      46       No                                   6,369,879                 57.1
      47       No                                   5,661,049                 48.0
      48       No                                   5,367,155                 62.4
      49       No                                   5,333,564                 66.6
      50       No                                   4,966,093                 63.7
      51       No                                   5,258,595                 61.9
      52       No                                   4,743,960                 64.8
      53       Yes                   6/1/34         4,599,548                 60.4
      54       No                                   4,561,473                 67.1
      55       No                                   4,570,494                 64.6
      56       No                                   4,169,449                 36.7
    56.01
    56.02
      57       No                                   4,208,402                 50.4
      58       No                                   3,921,922                 43.6
      59       No                                   4,170,431                 64.2
      60       No                                   4,535,646                 74.4
      61       No                                   3,565,865                 49.5
      62       No                                   3,949,515                 65.8
      63       No                                    61,317                    0.9
      64       No                                   3,400,307                 52.3
      65       Yes                   4/1/34         3,735,030                 66.7
      66       Yes                   8/1/29         3,316,187                 58.7
      67       No                                   3,462,976                 67.9
      68       No                                   3,454,367                 35.4
      69       No                                   3,120,742                 57.0
      70       No                                    100,860                   1.8
    70.01
    70.02
    70.03
      71       No                                   3,419,563                 68.4
      72       No                                   3,492,099                 71.3
      73       No                                   2,961,763                 53.4
      74       No                                   2,632,723                 47.5
      75       No                                   3,083,543                 64.9
      76       No                                   2,772,029                 54.4
      77       No                                   3,054,851                 63.0
      78       No                                   2,609,976                 47.5
    78.01
    78.02
      79       No                                   2,861,615                 67.5
      80       No                                   2,805,457                 65.8
      81       No                                   1,942,592                 44.1
      82       No                                   2,712,984                 64.1
      83       Yes                   9/1/34         2,679,242                 60.9
      84       No                                   2,489,362                 58.6
      85       No                                   2,592,110                 56.4
      86       Yes                   8/1/34         2,571,608                 53.6
      87       No                                   2,318,472                 54.6
      88       No                                    992,725                  17.9
      89       No                                   2,450,326                 64.5
      90       No                                   2,637,723                 74.3
      91       No                                   2,338,285                 63.2
      92       No                                   2,293,345                 64.6
      93       Yes                   7/1/34         2,316,422                 61.8
      94       No                                   2,124,367                 56.6
      95       No                                   2,296,300                 49.1
      96       No                                   1,985,151                 49.6
      97       No                                   2,266,303                 63.4
      98       No                                   2,110,942                 60.3
      99       No                                   2,126,778                 68.1
     100       No                                   1,957,983                 58.0
     101       No                                   1,957,983                 57.6
     102       No                                   2,032,747                 67.8
     103       No                                    30,008                    0.8
     104       No                                   1,910,404                 61.6
     105       No                                   1,707,999                 55.1
     106       No                                    51,897                    1.3
     107       No                                   1,418,569                 63.0
     108       No                                   1,365,845                 67.6
     109       Yes                   8/1/29         1,188,035                 58.1
     110       No                                   1,194,475                 65.6
     111       No                                    14,154                    0.8
     112       No                                   1,154,734                 58.9
     113       No                                   1,109,182                 57.5
     114       No                                     8,533                    0.3
     115       No                                    20,264                    1.1

                                                                      REMAINING
    LOAN #                                               PREPAYMENT PROVISION (PAYMENTS) (10)
    ------                                               ------------------------------------

      1                                                          LO(24),Def(40),O(7)
      2                                                          LO(24),Def(31),O(3)
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
      3                                                          LO(24),Def(89),O(4)
      4                                                          LO(24),Def(87),O(3)
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
      5                                                          LO(24),Def(92),O(4)
      6                                                          LO(24),Def(52),O(3)
      7                                                          LO(24),Def(91),O(3)
     7.01
     7.02
     7.03
     7.04
     7.05
     7.06
     7.07
     7.08
     7.09
     7.10
     7.11
     7.12
     7.13
     7.14
     7.15
     7.16
     7.17
     7.18
      8                                                          LO(24),Def(27),O(3)
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
      9                                                          LO(24),Def(15),O(18)
      10                                                         LO(24),Def(91),O(3)
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
    10.15
    10.16
      11                                                         LO(24),Def(91),O(4)
      12                                                         LO(24),Def(30),O(4)
      13                                                         LO(24),Def(91),O(4)
      14                                                         LO(24),Def(92),O(4)
      15                                                         LO(24),Def(89),O(4)
      16                                                         LO(24),Def(92),O(4)
      17                                                         LO(24),Def(91),O(3)
      18                                                         LO(24),Def(91),O(4)
      19                                                         LO(24),Def(90),O(3)
      20                                                         LO(24),Def(91),O(4)
      21                                                         LO(24),Def(92),O(4)
      22                                                         LO(24),Def(57),O(3)
      23                                                      LO(60),GRTR1%orYM(56),O(4)
      24                                                      LO(24),GRTR1%orYM(93),O(3)
      25                                                         LO(24),Def(91),O(2)
      26                                                         LO(24),Def(93),O(3)
      27                                                         LO(24),Def(88),O(7)
      28                                                         LO(24),Def(56),O(3)
      29                                                         LO(24),Def(54),O(4)
      30                                                         LO(24),Def(94),O(2)
    30.01
    30.02
    30.03
    30.04
      31                                                         LO(24),Def(92),O(4)
      32                                                         LO(24),Def(31),O(4)
      33                                                         LO(24),Def(91),O(3)
      34                                                      LO(32),2%(12),1%(10),O(3)
      35                                                         LO(24),Def(90),O(4)
      36                                                         LO(24),Def(90),O(4)
      37                                                         LO(24),Def(90),O(4)
      38                                                         LO(24),Def(93),O(4)
      39                                                         LO(24),Def(91),O(4)
      40                                                         LO(24),Def(53),O(4)
      41                                                         LO(24),Def(92),O(4)
      42                                                         LO(24),Def(93),O(4)
      43                                                         LO(24),Def(92),O(4)
      44                                                         LO(24),Def(92),O(4)
      45                                                     LO(95),GRTR1%orYM(119),O(25)
      46                                                         LO(24),Def(91),O(3)
      47                                                         LO(24),Def(90),O(4)
      48                                                         LO(24),Def(92),O(3)
      49                                                         LO(24),Def(84),O(4)
      50                                                         LO(24),Def(92),O(3)
      51                                                         LO(24),Def(92),O(4)
      52                                                         LO(24),Def(92),O(4)
      53                                                         LO(24),Def(89),O(4)
      54                                                         LO(24),Def(89),O(4)
      55                                                         LO(24),Def(90),O(2)
      56                                                         LO(24),Def(92),O(4)
    56.01
    56.02
      57                                                         LO(24),Def(91),O(4)
      58                                                         LO(24),Def(88),O(7)
      59                                                         LO(24),Def(92),O(4)
      60                                                         LO(24),Def(56),O(3)
      61                                                     LO(60),GRTR1%orYM(107),O(13)
      62                                                         LO(24),Def(92),O(4)
      63                                                        LO(24),Def(142),O(13)
      64                                                         LO(24),Def(91),O(3)
      65                                                         LO(24),Def(86),O(5)
      66                                                         LO(24),Def(91),O(4)
      67                                                         LO(24),Def(92),O(4)
      68                                                      LO(58),GRTRYMor1%(57),O(3)
      69                                                      LO(57),GRTRYMor1%(57),O(3)
      70                                                         LO(24),Def(211),O(2)
    70.01
    70.02
    70.03
      71                                                         LO(24),Def(91),O(4)
      72                                                         LO(24),Def(79),O(4)
      73                                                      LO(57),GRTRYMor1%(57),O(3)
      74                                                         LO(24),Def(145),O(3)
      75                                                         LO(24),Def(91),O(3)
      76                                                         LO(24),Def(92),O(4)
      77                                                         LO(24),Def(91),O(3)
      78                                                         LO(24),Def(93),O(3)
    78.01
    78.02
      79                                                         LO(24),Def(92),O(4)
      80                                                      LO(24),GRTR1%orYM(92),O(4)
      81                                                     LO(59),GRTRYMor1%(117),O(3)
      82                                                         LO(24),Def(89),O(4)
      83                                                         LO(24),Def(95),O(1)
      84                                                      LO(34),GRTRYMor1%(81),O(3)
      85                                                         LO(24),Def(92),O(4)
      86                                                         LO(24),Def(94),O(1)
      87                                                         LO(24),Def(91),O(3)
      88                                                     LO(57),GRTRYMor1%(177),O(3)
      89                                                         GRTRYMor1%(113),O(4)
      90                                                         LO(24),Def(56),O(3)
      91                                                         LO(24),Def(88),O(4)
      92                                                         LO(24),Def(92),O(4)
      93                           GRTRYMor5%(9),GRTRYMor4%(12),GRTRYMor3%(12),GRTRYMor2%(12),GRTRYM1%or1%(69),O(4)
      94                                                         LO(24),Def(90),O(4)
      95                                                         LO(24),Def(57),O(2)
      96                                        GRTRYMor1%(35),5%(36),4%(12),3%(12),2%(12),1%(9),O(3)
      97                                                         LO(24),Def(79),O(4)
      98                                                         LO(24),Def(92),O(4)
      99                                                         LO(24),Def(91),O(4)
     100                                            LO(35),5%(24),4%(24),3%(12),2%(12),1%(9),O(3)
     101                                            LO(35),5%(24),4%(24),3%(12),2%(12),1%(9),O(3)
     102                                                         LO(24),Def(91),O(4)
     103                                                        LO(24),Def(143),O(13)
     104                                                      LO(58),GRTR1%orYM(56),O(4)
     105                                                         LO(24),Def(93),O(3)
     106                                                        LO(24),Def(191),O(25)
     107                                                         LO(24),Def(91),O(4)
     108                                                         LO(24),Def(91),O(4)
     109                                                         LO(24),Def(91),O(4)
     110                                                         LO(24),Def(91),O(4)
     111                                                         LO(24),Def(118),O(8)
     112                                                      LO(58),GRTR1%orYM(56),O(4)
     113                                            LO(60),5%(12),4%(12),3%(12),2%(12),1%(9),O(3)
     114                                                         LO(24),Def(91),O(4)
     115                                                        LO(24),Def(155),O(13)

                                                         MOST RECENT         MOST RECENT
    LOAN #            2002 NOI ($)       2003 NOI ($)      NOI ($)            NOI DATE             UW NOI ($)         UW NCF ($)
    ------            ------------       ------------      -------            --------             ----------         ----------

      1                 9,331,289          9,571,920      9,454,627            3/31/04            10,204,576          9,653,215
      2                 9,854,041          8,595,769      9,169,908            4/30/04            10,629,752          8,879,345
     2.01               2,741,545          2,336,044      2,506,397            4/30/04             2,867,719          2,457,884
     2.02               2,565,850          2,185,124      2,240,951            4/30/04             2,733,693          2,482,794
     2.03               1,194,134          1,258,133      1,458,231            4/30/04             1,504,518          1,291,802
     2.04               1,395,800            852,634       953,539             4/30/04               964,665            735,780
     2.05               1,023,805            957,074       989,893             4/30/04             1,467,312          1,197,429
     2.06                 -60,590            150,274       249,568             4/30/04               293,806            172,906
     2.07                 709,725            335,107       374,712             4/30/04               412,664            279,344
     2.08                 283,772            521,378       396,620             4/30/04               385,374            261,407
      3                 1,754,219          2,065,755      2,329,667            3/31/04             3,564,134          3,504,284
      4                 3,625,407          3,946,224      3,974,122            3/31/04             3,532,276          3,460,023
     4.01               1,214,205          1,335,704      1,308,300            3/31/04             1,257,024          1,237,324
     4.02                 595,768            675,154       690,336             3/31/04               596,554            586,003
     4.03                 603,250            660,316       655,086             3/31/04               576,530            564,930
     4.04                 363,917            389,327       401,761             3/31/04               335,912            328,312
     4.05                 356,822            364,863       367,745             3/31/04               288,410            279,409
     4.06                 270,802            236,386       253,866             3/31/04               235,440            228,889
     4.07                 163,706            156,189       159,643             3/31/04               142,063            138,313
     4.08                  56,937            128,285       137,385             3/31/04               100,343             96,843
      5                 3,118,368          3,303,786      3,316,206            3/31/04             3,825,472          3,763,482
      6                 2,459,942          2,572,412      3,147,246            5/31/04             2,658,499          2,478,294
      7                 3,509,996          3,385,916      3,351,442            3/31/04             3,527,339          3,413,919
     7.01                 674,332            670,343       681,966             3/31/04               711,599            697,478
     7.02                 485,613            536,144       614,169             3/31/04               594,127            584,191
     7.03                 203,955            245,337       276,950             3/31/04               289,115            278,865
     7.04                 156,136            177,095       190,389             3/31/04               206,217            200,836
     7.05                 297,604            277,709       152,705             3/31/04               179,125            172,214
     7.06                 206,770            178,613       164,446             3/31/04               177,634            170,963
     7.07                 229,017            187,253       178,976             3/31/04               170,444            162,850
     7.08                 177,507            147,772       130,515             3/31/04               171,687            168,724
     7.09                 140,695            121,206       140,696             3/31/04               152,448            148,675
     7.10                  95,512             88,427       134,818             3/31/04               141,689            134,887
     7.11                 144,014            130,545       142,281             3/31/04               145,910            142,516
     7.12                  91,100             70,125       104,965             3/31/04               118,422            114,346
     7.13                 109,729            117,385       84,881              3/31/04                96,866             90,256
     7.14                 130,924            117,231       81,933              3/31/04                92,625             85,806
     7.15                 157,098            145,291       83,490              3/31/04                91,321             84,654
     7.16                 144,645             96,542       86,407              3/31/04                73,950             68,700
     7.17                  59,938             56,105       59,715              3/31/04                61,450             57,819
     7.18                   5,407             22,793       42,140              3/31/04                52,710             50,139
      8                 2,244,592          2,922,899      2,935,102            3/31/04             2,597,090          2,519,039
     8.01                 770,946            871,510       873,377             3/31/04               760,920            739,870
     8.02                 464,396            512,408       504,112             3/31/04               476,798            459,097
     8.03                 533,644            483,368       470,338             3/31/04               477,827            467,477
     8.04                 285,116            548,945       521,178             3/31/04               381,954            369,004
     8.05                 149,898            353,794       395,264             3/31/04               400,095            390,045
     8.06                  40,592            152,874       170,833             3/31/04                99,496             93,546
      9                 2,574,271          2,551,735                                               2,143,314          2,085,281
      10                3,453,349          3,179,908      3,097,616            3/31/04             3,314,116          3,198,952
    10.01                 453,419            414,115       420,713             3/31/04               440,627            430,930
    10.02                 306,459            302,815       377,346             3/31/04               401,098            392,698
    10.03                 350,314            362,409       342,028             3/31/04               355,924            347,164
    10.04                 232,230            231,510       246,424             3/31/04               270,340            265,442
    10.05                 268,783            240,203       246,514             3/31/04               252,581            243,778
    10.06                 258,917            239,581       203,265             3/31/04               206,279            200,399
    10.07                 222,992            228,264       156,136             3/31/04               212,081            201,005
    10.08                 191,049            177,522       190,235             3/31/04               201,425            195,012
    10.09                 149,322            176,066       187,544             3/31/04               204,063            195,845
    10.10                 110,616            109,186       121,551             3/31/04               144,909            139,509
    10.11                 122,423             88,205       134,447             3/31/04               143,474            137,676
    10.12                  95,432             92,734       136,939             3/31/04               136,111            128,207
    10.13                 122,814            121,761       115,535             3/31/04               122,094            115,160
    10.14                  85,658             66,849       76,031              3/31/04                81,767             77,586
    10.15                 127,198            116,768       56,851              3/31/04                80,753             75,290
    10.16                 355,723            211,920       86,057              3/31/04                60,590             53,251
      11                1,367,199          1,120,999                                               2,463,535          2,228,257
      12                1,992,300          2,154,343      2,267,437            7/31/04             2,254,617          2,129,367
      13                1,163,146          1,594,234      1,641,779            4/30/04             2,070,516          1,954,310
      14                                                                                           2,036,477          1,978,877
      15                1,093,176          1,332,159      1,420,999            3/31/04             1,793,911          1,724,341
      16                1,712,494          1,656,593      1,623,118            3/31/04             1,844,243          1,706,036
      17                1,998,755          1,903,234                                               1,847,248          1,732,685
      18                1,757,867          1,836,039      1,795,014            3/31/04             1,785,052          1,673,119
      19                                                  2,187,822            4/30/04             1,896,851          1,786,515
      20                1,567,410          2,407,349      2,424,603            4/30/04             2,232,642          2,006,977
      21                1,364,698          1,482,731      1,359,900            6/30/04             1,574,505          1,437,524
      22                1,779,647          1,609,361      1,854,232            3/31/04             1,557,718          1,359,845
      23                  817,050            845,016      1,620,622            6/30/04             1,547,069          1,396,809
      24                1,217,300          2,123,792      2,339,136            5/31/04             2,331,144          2,104,330
      25                                     811,946      1,570,959            5/1/04              1,528,400          1,384,749
      26                  986,611          1,054,274                                               1,245,350          1,181,550
      27                1,496,003          1,546,330      1,541,591            5/31/04             1,563,437          1,389,934
      28                                                  1,279,198            5/31/04             1,059,953          1,023,953
      29                  473,659                         1,008,960            5/31/04               981,836            891,212
      30                  910,906          1,030,837      1,015,309            5/31/04             1,100,316          1,075,166
    30.01                 461,024            547,242       542,226             5/31/04               598,918            587,268
    30.02                 164,495            181,630       170,777             5/31/04               175,546            170,896
    30.03                 175,221            183,556       185,887             5/31/04               199,921            194,721
    30.04                 110,168            118,412       116,420             5/31/04               125,931            122,281
      31                  750,820            905,723       925,384             3/31/04               990,765            911,045
      32                1,061,579            920,216                                                 988,644            892,376
      33                  978,083          1,170,839      1,198,068            4/30/04             1,126,305          1,024,884
      34                1,092,570            793,464       838,468             3/31/04               950,747            893,311
      35                  847,231          1,041,569      1,113,515            3/31/04             1,041,974            946,930
      36                                     917,126       973,102             3/31/04               991,304            911,121
      37                                     339,972                                                 928,709            883,165
      38                1,020,826            855,249       850,411             6/30/04               886,616            838,257
      39                  812,510            908,859                                                 863,827            809,913
      40                  507,682            884,618      1,017,780            3/31/04               862,970            848,890
      41                                     892,016       936,379             6/30/04               854,529            804,279
      42                                                                                             823,628            751,519
      43                  522,028            782,178       735,272             6/30/04               823,437            731,945
      44                  775,342            730,410       678,401             8/31/04               720,057            675,057
      45                                                   757,518             4/30/04               966,694            873,225
      46                                                   682,486             5/31/04               861,321            782,586
      47                  661,649            694,632       711,977             3/31/04               685,599            651,167
      48                                                   356,713             7/1/04                681,399            616,963
      49                  612,077            598,991       542,549             5/31/04               569,745            511,495
      50                  734,182            691,939       805,730             5/31/04               675,386            600,536
      51                  552,368            448,803                                                 660,107            614,600
      52                   52,211            160,868       601,812             7/7/04                581,617            501,761
      53                                     542,822       545,001             3/31/04               528,650            526,382
      54                  602,982            657,471       779,412             4/30/04               592,452            528,790
      55                  284,469            517,989       535,579             1/31/04               604,086            562,322
      56                                     349,736                                                 618,186            614,907
    56.01                                    258,444                                                 496,938            494,438
    56.02                                     91,292                                                 121,249            120,469
      57                                                   139,570             5/31/04               427,954            423,954
      58                  917,829            783,783       716,449             5/31/04               735,215            643,135
      59                   41,482            284,006       339,914             6/30/04               565,268            511,643
      60                  548,389            550,970                                                 578,885            495,609
      61                                                                                             545,165            503,025
      62                                                                                             498,553            472,275
      63                  628,003            749,591       666,443             4/30/04               652,727            564,180
      64                                                   142,627             5/31/04               514,895            438,487
      65                  235,754            397,664       474,858             2/29/04               449,801            394,962
      66                  517,873            567,608       644,930             6/30/04               475,689            459,504
      67                                                                                             431,464            402,879
      68                  476,295            406,638       830,346             2/29/04               437,274            408,074
      69                                                                                             421,086            411,025
      70                  374,892            320,815                                                 462,795            408,715
    70.01                                                                                            152,611            140,196
    70.02                 171,000            180,500                                                 157,346            136,671
    70.03                 203,892            140,315                                                 152,838            131,848
      71                  584,409            559,379       532,728             3/31/04               418,761            368,596
      72                  373,125            392,169       400,601             4/30/04               407,368            375,066
      73                                                                                             436,470            393,660
      74                  321,214            592,563       493,447             4/30/04               498,736            440,238
      75                  374,386            397,967       412,095             5/30/04               375,832            347,832
      76                  441,920            417,892       468,561             6/30/04               469,964            408,848
      77                                                                                             401,254            363,063
      78                                     307,601       373,428             6/30/04               371,902            353,393
    78.01                                    133,288       171,056             6/30/04               170,473            160,902
    78.02                                    174,313       202,372             6/30/04               201,429            192,491
      79                                                                                             322,547            310,416
      80                                                                                             334,657            312,819
      81                                     411,000                                                 377,948            343,835
      82                                                                                             379,743            356,091
      83                                                                                             299,328            295,775
      84                                                                                             361,645            303,885
      85                  290,343            392,282       446,087             6/30/04               365,917            328,930
      86                                                                                             335,620            332,144
      87                  353,719            383,464       310,428             5/31/04               323,386            292,186
      88                                                                                             383,150            380,976
      89                                     248,464       295,791             4/30/04               312,826            279,974
      90                  366,125            358,227                                                 345,783            308,260
      91                                                                                             274,420            256,265
      92                  180,170            291,699       307,658             4/30/04               281,709            246,113
      93                                      29,600       196,423             5/31/04               248,726            248,726
      94                                                   238,877             3/17/04               299,294            273,597
      95                                                                                             320,461            320,461
      96                  349,087            380,631       429,194             6/22/04               354,895            288,715
      97                  378,851            364,804       374,051             4/30/04               316,055            275,709
      98                  273,118            287,641       226,944             6/30/04               248,116            246,966
      99                                                                                             244,876            231,249
     100                  314,200            244,863                                                 267,631            229,812
     101                  333,105            369,685                                                 274,984            228,967
     102                                                                                             244,064            224,740
     103                                                                                             286,322            284,138
     104                  260,958            261,810       267,698             5/31/04               254,165            222,698
     105                                     211,709       259,082             6/30/04               245,213            235,857
     106                  244,764            303,178       346,427             4/30/04               353,665            315,237
     107                                                   131,912             5/31/04               194,722            181,322
     108                   10,979            112,860       154,009             4/30/04               164,863            152,924
     109                  224,313            194,129       234,712             6/30/04               182,268            173,193
     110                  186,609            192,447       175,107             4/30/04               142,804            139,204
     111                  188,730            225,798       225,798             5/31/04               208,101            191,730
     112                  155,409            118,347       167,570             5/31/04               152,377            138,127
     113                                                   67,386              6/30/04               139,851            124,622
     114                  262,834            267,900       276,856             5/31/04               232,258            203,851
     115                  106,380            153,559       178,969             6/30/04               147,623            142,688

                          UW
    LOAN #        DSCR (X) (2) (11)        TITLE TYPE        PML %
    ------        -----------------        ----------        -----

      1                  1.70                  Fee
      2                  1.71                Various
     2.01                1.71                  Fee
     2.02                1.71                  Fee
     2.03                1.71                  Fee
     2.04                1.71                  Fee
     2.05                1.71                  Fee
     2.06                1.71                  Fee
     2.07                1.71             Fee/Leasehold
     2.08                1.71                  Fee
      3                  1.26                  Fee           18.00
      4                  1.45                  Fee
     4.01                1.45                  Fee
     4.02                1.45                  Fee           10.00
     4.03                1.45                  Fee           6.00
     4.04                1.45                  Fee
     4.05                1.45                  Fee
     4.06                1.45                  Fee
     4.07                1.45                  Fee
     4.08                1.45                  Fee
      5                  1.57                  Fee
      6                  1.24                  Fee
      7                  1.59                  Fee
     7.01                1.59                  Fee
     7.02                1.59                  Fee           11.00
     7.03                1.59                  Fee
     7.04                1.59                  Fee
     7.05                1.59                  Fee           10.00
     7.06                1.59                  Fee
     7.07                1.59                  Fee
     7.08                1.59                  Fee
     7.09                1.59                  Fee
     7.10                1.59                  Fee
     7.11                1.59                  Fee
     7.12                1.59                  Fee
     7.13                1.59                  Fee
     7.14                1.59                  Fee
     7.15                1.59                  Fee
     7.16                1.59                  Fee
     7.17                1.59                  Fee
     7.18                1.59                  Fee
      8                  1.51                  Fee
     8.01                1.51                  Fee
     8.02                1.51                  Fee
     8.03                1.51                  Fee           7.00
     8.04                1.51                  Fee
     8.05                1.51                  Fee           8.00
     8.06                1.51                  Fee
      9                  1.36                  Fee           15.00
      10                 1.61                  Fee
    10.01                1.61                  Fee
    10.02                1.61                  Fee
    10.03                1.61                  Fee
    10.04                1.61                  Fee
    10.05                1.61                  Fee
    10.06                1.61                  Fee
    10.07                1.61                  Fee
    10.08                1.61                  Fee
    10.09                1.61                  Fee
    10.10                1.61                  Fee
    10.11                1.61                  Fee
    10.12                1.61                  Fee
    10.13                1.61                  Fee
    10.14                1.61                  Fee
    10.15                1.61                  Fee
    10.16                1.61                  Fee
      11                 1.30                  Fee
      12                 1.31                  Fee
      13                 1.24                  Fee
      14                 1.31                  Fee
      15                 1.20                  Fee           17.00
      16                 1.29                  Fee
      17                 1.34                  Fee
      18                 1.41                  Fee           16.00
      19                 1.38                  Fee
      20                 1.56                  Fee
      21                 1.28                  Fee
      22                 1.28                  Fee
      23                 1.48                  Fee
      24                 1.94                  Fee
      25                 1.56               Leasehold
      26                 1.31                  Fee
      27                 1.45             Fee/Leasehold
      28                 1.31                  Fee
      29                 1.24                  Fee
      30                 1.49                  Fee
    30.01                1.49                  Fee
    30.02                1.49                  Fee
    30.03                1.49                  Fee
    30.04                1.49                  Fee
      31                 1.32                  Fee
      32                 1.28                  Fee           17.00
      33                 1.29                  Fee           19.00
      34                 1.32                  Fee
      35                 1.35                  Fee           15.00
      36                 1.20                  Fee
      37                 1.35                  Fee           8.00
      38                 1.40                  Fee           6.00
      39                 1.30                  Fee           19.50
      40                 1.43                  Fee           17.00
      41                 1.44                  Fee
      42                 1.32                  Fee           13.30
      43                 1.25                  Fee
      44                 1.23                  Fee
      45                 1.30                  Fee
      46                 1.44                  Fee           19.00
      47                 1.37                  Fee           18.00
      48                 1.37                  Fee
      49                 1.19                  Fee
      50                 1.28                  Fee
      51                 1.39                  Fee
      52                 1.25                  Fee
      53                 1.43                  Fee           10.00
      54                 1.41                  Fee           18.00
      55                 1.46                  Fee
      56                 1.81                  Fee
    56.01                1.81                  Fee           14.00
    56.02                1.81                  Fee           8.00
      57                 1.21                  Fee           8.00
      58                 1.60                  Fee
      59                 1.43                  Fee
      60                 1.49                  Fee
      61                 1.40                  Fee           10.00
      62                 1.44                  Fee
      63                 1.21                  Fee
      64                 1.32                  Fee
      65                 1.29                  Fee
      66                 1.33                  Fee
      67                 1.39                  Fee
      68                 1.42                  Fee           14.00
      69                 1.31                  Fee
      70                 1.15                  Fee
    70.01                1.15                  Fee
    70.02                1.15                  Fee
    70.03                1.15                  Fee
      71                 1.24                  Fee
      72                 1.33                  Fee
      73                 1.33                  Fee
      74                 1.57                  Fee
      75                 1.34                  Fee
      76                 1.49             Fee/Leasehold
      77                 1.40                  Fee           10.00
      78                 1.38                  Fee
    78.01                1.38                  Fee
    78.02                1.38                  Fee           10.00
      79                 1.28                  Fee
      80                 1.37                  Fee
      81                 1.31                  Fee
      82                 1.61                  Fee
      83                 1.25                  Fee           13.00
      84                 1.22                  Fee
      85                 1.49                  Fee
      86                 1.48                  Fee
      87                 1.27                  Fee           10.00
      88                 1.66                  Fee
      89                 1.30                  Fee
      90                 1.60                  Fee
      91                 1.34                  Fee           19.70
      92                 1.29                  Fee
      93                 1.26                  Fee
      94                 1.25               Leasehold
      95                 1.94                  Fee
      96                 1.44                  Fee
      97                 1.51                  Fee
      98                 1.39                  Fee
      99                 1.27                  Fee           10.00
     100                 1.25                  Fee
     101                 1.25                  Fee
     102                 1.31                  Fee
     103                 1.21                  Fee
     104                 1.37                  Fee
     105                 1.40                  Fee
     106                 1.72                  Fee
     107                 1.45                  Fee
     108                 1.33                  Fee
     109                 1.40                  Fee
     110                 1.30                  Fee
     111                 1.23                  Fee           11.00
     112                 1.41                  Fee
     113                 1.23                  Fee
     114                 1.20                  Fee           18.00
     115                 1.20                  Fee

                                                                 UPFRONT ESCROW
              ----------------------------------------------------------------------------------------------------------------------

              ENGINEERING         CAPEX           ENVIR.             TI/LC            RE TAX              INS.              OTHER
LOAN #        RESERVE ($)      RESERVE ($)      RESERVE ($)       RESERVE ($)       RESERVE ($)       RESERVE ($)        RESERVE ($)
------        -----------      -----------      -----------       -----------       -----------       -----------        -----------

  1
  2           2,985,668                             1,613                             600,000            623,900            11,805
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
  3             300,625                                                                18,776              9,297
  4             103,625            6,021                                              145,195             21,144           425,991
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
  5                                                               4,000,000            60,892             59,000
  6
  7             444,481          120,000                                              122,332
 7.01
 7.02
 7.03
 7.04
 7.05
 7.06
 7.07
 7.08
 7.09
 7.10
 7.11
 7.12
 7.13
 7.14
 7.15
 7.16
 7.17
 7.18
  8           1,045,844            6,504                                              101,407             20,727           282,159
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
  9                                                               1,100,000            29,417             28,004
  10            140,025          225,000                                              191,083
10.01
10.02
10.03
10.04
10.05
10.06
10.07
10.08
10.09
10.10
10.11
10.12
10.13
10.14
10.15
10.16
  11
  12             22,500                                                               425,387
  13                                                                                  115,000              9,099
  14                                                                                  143,701              9,363
  15                                                                100,000            37,992             11,393
  16                                                                                  257,875             80,376           185,400
  17            259,588                                                                47,864
  18                                                                                  117,321
  19                                                                 47,250            12,230              5,968
  20                                                                                   64,446             59,464           311,834
  21                                                                                  194,743
  22                                                              1,300,000           130,850              8,811
  23
  24                                                                                   57,416             44,241
  25                                                                275,000            10,938              4,299           475,000
  26             75,000                                                               506,076              7,974
  27                                                                                   35,234             47,134           296,601
  28                                                                                   34,400             10,236
  29              7,552                                                               159,307             10,481
  30             41,250                                                                28,388             14,073
30.01
30.02
30.03
30.04
  31                                                                                   94,439             56,402
  32                                               37,500                              47,224              4,151
  33              2,112                                               6,250            25,600             17,821
  34            201,795                                                                95,743             19,386
  35                                                                                   33,142              5,562           280,000
  36                                                                    703            32,585              5,631
  37                                                                                   17,500              1,665            95,000
  38                                                                                   28,372             21,167
  39                                                                                   94,500              2,053
  40                                                  625                              20,821              6,270
  41             89,747                                                                66,352             28,930
  42                                                                                   10,631                            2,092,000
  43                                                                                  175,243
  44                                                                                   45,869              8,200
  45              1,000
  46                                                                300,000            13,938             17,351            15,000
  47                                                                                   49,119
  48                                                                  3,208            85,134             24,566            48,000
  49             94,600                                                                14,757             27,070            56,400
  50                                                                  1,775             6,008              2,987             7,500
  51                                                                                   42,461             15,812
  52             42,275                                               4,583            64,457              4,799           170,954
  53
  54                                                                654,750             9,662              2,955
  55                                                                 78,211            46,647
  56                                                                                                                         5,038
56.01
56.02
  57                                                                                   25,533             10,609
  58                                                                                    9,779             31,958           232,456
  59                                                                                   20,052              3,668
  60
  61                                                                                   31,422                              109,912
  62                                                                                   80,029              3,983
  63                                                                                   61,681             22,010
  64                                                                 23,426             2,389              1,854           206,540
  65                                                                100,000            29,581              1,340             1,500
  66            110,000                               625                              51,032              1,441             7,500
  67                                                                                   18,062              2,757
  68
  69
  70                                                                100,000            37,204              3,966
70.01
70.02
70.03
  71                                                                 75,000            78,601              4,362
  72              9,875                                                                 9,701              9,643
  73
  74              4,879                                                                 8,216              2,237
  75                                                                                   10,441             17,696
  76                                                                                   39,534              2,000            80,000
  77                                                                  1,000             9,030              2,994
  78
78.01
78.02
  79                                                                                   25,277                811           176,350
  80                                                                                   22,750
  81
  82                                                                                   12,575                634
  83             10,659                                             240,000             9,320              1,546            27,318
  84
  85                                                                                   14,775              2,246
  86             25,000                                                                                                     18,716
  87             31,250                                                                26,683              9,311
  88             50,000
  89                                                                  1,761            14,806                590
  90
  91             18,562                                                                 1,936                758
  92                                                                                   76,211              9,433
  93
  94                                                                                   37,700              2,911
  95             13,625
  96
  97                                                                100,000             8,554              2,031
  98                                                                                   50,700
  99                                                                                    4,892              1,700
 100                                                                                   38,489                              150,000
 101                                                                                   38,489
 102              6,250                                                                30,211              1,358
 103
 104                                                                100,000            43,493              2,281
 105
 106                                                                                   13,889
 107                                                                                    2,029                354
 108              7,500                                                                 6,487                794
 109                                                3,625                              22,128              1,062             5,000
 110             14,058                                                                 2,010              2,103
 111
 112                                                                 60,000            17,711              1,895
 113                                                                                   10,025
 114
 115                                                                                   10,742              2,282

                                                              MONTHLY ESCROW
                  ------------------------------------------------------------------------------------------------------

                     CAPEX            ENVIR.             TI/LC             RE TAX             INS.              OTHER
    LOAN #        RESERVE ($)       RESERVE ($)       RESERVE ($)       RESERVE ($)        RESERVE ($)       RESERVE ($)
    ------        -----------       -----------       -----------       -----------        -----------       -----------

      1
      2                4.0%                                                127,200            70,100             5,902
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
      3               4,988                                                  9,388             9,297
      4               6,021                                                 45,494             6,524
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
      5               5,166                                                 60,892             5,900
      6              15,040                                                 49,321            19,823
      7               9,462                                                 36,209            11,697
     7.01
     7.02
     7.03
     7.04
     7.05
     7.06
     7.07
     7.08
     7.09
     7.10
     7.11
     7.12
     7.13
     7.14
     7.15
     7.16
     7.17
     7.18
      8               6,504                                                 56,743             5,004
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
      9               1,840                              30,000             29,417             2,800
      10              9,611                                                 51,487            14,773
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
    10.15
    10.16
      11              1,766                               8,333
      12             10,438                                                 44,778
      13              1,576                                                 19,167             1,137
      14              2,667                                                 20,529             4,682
      15              1,058                                                 12,664             2,848
      16              2,285                               7,639             23,443             7,307
      17              3,010                                                  7,977
      18                743                               8,333             13,915
      19                                                                     6,115             1,194
      20               4.0%                                                 21,482             8,495
      21                                                                    36,490
      22              2,670                                                 26,170             2,937
      23
      24               4.0%                                                 14,354             4,022
      25              1,796                              12,500             10,938             1,433
      26              2,259                                                 51,715             2,658
      27               4.0%                                                 19,187             5,238
      28              2,750                                                 24,262             5,118
      29              7,552                                                 19,913            10,481
      30              2,096                                                  9,463             1,564
    30.01
    30.02
    30.03
    30.04
      31                708                               3,417              8,585             5,640
      32              1,369                               6,685             11,806             2,075
      33              2,112                               6,250              8,533             3,564
      34              4,786                                                 13,678             6,287
      35              1,553                               6,200             11,047             1,376
      36                                                    703              4,655             1,877
      37              1,158                                                 17,500             1,665
      38              4,030                                                 14,186             5,292
      39              1,151                                                 13,500             2,053
      40                                                                     6,940             1,045
      41              4,157                                                  6,032             7,233
      42                298                               2,377              2,255             1,633
      43                                                                    29,323
      44              3,000                                                 17,071
      45
      46                562                               2,917              3,484             1,798
      47                                                                     9,824
      48                698                               3,208
      49              4,854                                                 14,757             6,768
      50              1,340                               1,775
      51                610                               3,182              6,066             1,318
      52                571                               4,583
      53
      54                732                                                  4,831               591
      55                510                               2,551              9,329             1,162
      56
    56.01
    56.02
      57                333                                                  5,107               816
      58               4.0%                                                  5,325             3,551
      59                                                  3,300              5,013
      60              2,947                               4,181
      61                                                                     6,284
      62
      63                813                               8,333              8,291             2,446
      64                                                                       796               309
      65                961                                 700              7,395               670
      66              1,349
      67                                                  1,667              4,516               306
      68
      69
      70                925                               2,775              7,917             1,322
    70.01
    70.02
    70.03
      71                900                                                 13,100
      72                321                               1,111              3,234             1,071
      73
      74              4,879                                                  3,100             2,982
      75              2,333                                                  5,221             1,966
      76              1,389                               6,019              4,568             2,000
      77                888                               1,000              2,474               748
      78
    78.01
    78.02
      79                 92                               1,609              2,298               270
      80                219                               1,625              3,250
      81
      82                271                                 833              1,796               317
      83                                                                     3,107               515
      84
      85                                                  2,775              3,694
      86                290                                                                      587
      87              2,600                                                  3,812             1,552
      88
      89                377                               1,761              2,961
      90                750                               2,172
      91                352                                                  1,936               758
      92                718                               2,248             10,684               858
      93
      94                177                               1,960              4,712               970
      95                                                                                         161
      96
      97                344                               1,666              4,277               508
      98                                                                     8,470
      99                144                               1,000              1,223               425
     100                                                                     4,277
     101                                                                     4,277
     102                352                               1,258              2,746               679
     103
     104                275                               2,083              3,954               326
     105
     106                                                                     5,353
     107                150                               1,000                676               177
     108                115                               1,250              1,622               199
     109                758
     110                203                                                    155               526
     111
     112                160                               1,667              1,610               271
     113
     114
     115                276                                                    977               254

                                                           LARGEST TENANT
                          ------------------------------------------------------------------------------

                 SINGLE                                                                         LEASE
    LOAN #       TENANT   TENANT NAME                                             UNIT SIZE   EXPIRATION
    ------       ------   -----------                                             ---------   ----------

      1            No     JC Penney                                                 167,652     1/31/06
      2            No
     2.01          No
     2.02          No
     2.03          No
     2.04          No
     2.05          No
     2.06          No
     2.07          No
     2.08          No
      3            No
      4            No
     4.01          No
     4.02          No
     4.03          No
     4.04          No
     4.05          No
     4.06          No
     4.07          No
     4.08          No
      5            No     XM Satellite Radio, Inc.                                  149,062    11/30/19
      6            No
      7            No
     7.01          No
     7.02          No
     7.03          No
     7.04          No
     7.05          No
     7.06          No
     7.07          No
     7.08          No
     7.09          No
     7.10          No
     7.11          No
     7.12          No
     7.13          No
     7.14          No
     7.15          No
     7.16          No
     7.17          No
     7.18          No
      8            No
     8.01          No
     8.02          No
     8.03          No
     8.04          No
     8.05          No
     8.06          No
      9            No     Four Media Company                                         20,159     9/30/10
      10           No
    10.01          No
    10.02          No
    10.03          No
    10.04          No
    10.05          No
    10.06          No
    10.07          No
    10.08          No
    10.09          No
    10.10          No
    10.11          No
    10.12          No
    10.13          No
    10.14          No
    10.15          No
    10.16          No
      11           No     Medical Economics Company, Inc.                            77,615     2/29/12
      12           No
      13           No     Ultimate Electronics                                       34,277    12/31/16
      14           No
      15           No     Ralph's                                                    47,579    10/31/17
      16           No     BJ's Wholesale Club                                       106,484    11/30/12
      17           No     Target                                                    105,154     1/31/20
      18           No     Sabora Fashion                                              6,024     6/30/06
      19           No     Linens 'N Things                                           30,000     1/31/14
      20           No
      21           No     Salomon Smith Barney                                       33,187     8/31/09
      22           No     Gifford, Hillegass                                         24,212     7/31/09
      23           No     Michaels Stores                                            32,100      2/1/07
      24           No
      25           No     International Office                                       20,381     6/30/07
      26           No
      27           No
      28           No
      29           No
      30           No
    30.01          No
    30.02          No
    30.03          No
    30.04          No
      31           No     Food Star                                                  16,740      7/1/10
      32           No     24Hr Fitness                                               11,553     4/18/13
      33           No     Greenland Market                                           28,272     4/30/19
      34           No
      35           No     Amy's Kitchen Inc.                                         31,883     2/28/07
      36           No     Lowes Foods                                                49,494      9/3/22
      37           No     Albertson's Store                                          57,560    10/14/27
      38           No
      39           No     Pasta Primavera Cafe & Bakery                               4,563     1/31/07
      40           No
      41           No
      42           No     Pomona Valley Hospital                                     19,169    11/30/13
      43           No     Arc Excess & Surplus                                       24,520     5/31/12
      44           No
      45           No     Abuelos Mexican Restaurant                                  9,100    11/30/15
      46           No     Kemia, Inc.                                                17,125    10/31/13
      47           No
      48           No     Dollar Tree                                                 9,945     9/30/08
      49           No
      50           No     Giant Eagle, Inc.                                          56,629     4/30/11
      51           No     Wood Floor Co                                               6,900     5/31/08
      52           No     Richardson Dialysis Center                                  9,475     2/14/06
      53          Yes     Walgreens                                                  15,120     5/31/62
      54           No     CU Cooperative Systems                                     21,732     6/30/07
      55           No     Brinker International Inc. - Chili's                        5,457     8/31/11
      56           No
    56.01          No
    56.02          No
      57           No
      58           No
      59           No     Petland                                                     6,000    12/31/06
      60           No     Sutton & Kennerly, Inc.                                     4,920      1/4/06
      61           No     PetsMart, Inc.                                             21,870     7/31/19
      62           No     Fidelity Investments                                        7,500     7/20/14
      63           No     Zurn Industries                                           211,094    11/29/07
      64           No     Albertson's Inc. (Store/Gas Ground Lease)                  56,760     3/31/24
      65           No     Babies R Us                                                43,835     1/31/11
      66           No
      67           No     Prime Office Products, Inc.                                33,131    10/31/09
      68           No
      69          Yes     Circuit City                                               42,349    11/30/17
      70        Various
    70.01          No     SCP Pool Distributors, LLC                                 25,000     2/28/13
    70.02         Yes     Southwestern Bell Telephone                                38,000     6/15/05
    70.03          No     SCP Pool Distributors, LLC                                 20,000    10/31/05
      71           No     Crossroads Financial                                        2,297    10/31/06
      72           No     Concord Title                                               4,366     7/31/08
      73          Yes     Krizman International, Inc.                               136,564     6/30/15
      74           No
      75           No
      76           No     Goodwill                                                   18,781     4/30/08
      77           No     Big 5                                                      10,000     1/31/18
      78           No
    78.01          No
    78.02          No
      79           No     Bellini Baby                                                5,000      7/1/09
      80           No     AT&T Wireless                                               2,306     4/14/09
      81          Yes     Sports Authority                                           41,262     11/9/19
      82           No     Stretch Your Dollar                                         5,576      9/7/08
      83          Yes     Michaels                                                   23,686     6/30/14
      84          Yes     TDK Corporation of America                                 43,250     6/30/10
      85           No     Hallmark Cards                                              5,000     2/28/07
      86          Yes     Walgreens                                                  13,905     5/31/59
      87           No
      88          Yes     Walgreens                                                  14,490     2/28/24
      89           No     Dollar Tree                                                 8,000     1/31/08
      90           No     Lighting Creations, Inc.                                    6,356    12/31/04
      91           No     Websciences                                                 3,000    12/14/04
      92           No     United States Post Office                                  39,276     6/14/08
      93           No     Bank of America                                            50,000    11/30/18
      94           No     Nick's Pasta                                                3,592    12/31/08
      95          Yes     Walgreens                                                  14,490     7/31/29
      96           No     Food City                                                  36,555     3/31/07
      97           No     Hardig, Parsons, Pederson                                   6,757    12/31/06
      98          Yes     Kings                                                      11,500      2/1/21
      99           No     ReMax Realty                                                3,280    11/30/08
     100           No     Technology General Contractors, LLC                         6,750    11/30/08
     101           No     Aelera Corporation                                         27,048     3/31/07
     102           No     West Marine                                                 6,000     10/1/08
     103          Yes     Walgreens                                                  14,560     1/31/79
     104           No     Columbia Bank                                               7,786     5/31/06
     105           No
     106           No     Automated Systems National                                  9,100      8/1/06
     107           No     K Fashions                                                  4,348     1/31/09
     108           No     Abraxas Corporation                                         3,723     7/31/06
     109           No
     110           No
     111          Yes     County of Los Angeles                                      15,300      2/1/17
     112           No     Anne Arundel County MD                                      2,673     1/31/06
     113           No     GeoTek, Inc.                                                6,169     4/30/07
     114           No     AIL Systems Inc. (EDO Technical Services)                  23,580     2/28/09
     115           No

                                              2ND LARGEST TENANT
               ---------------------------------------------------------------------
                                                                             LEASE
    LOAN #     TENANT NAME                                   UNIT SIZE    EXPIRATION
    ------     -----------                                   ---------    ----------

      1        Sears                                           126,515       6/30/09
      2
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
      3
      4
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
      5        Qwest Communications                             98,893       4/15/19
      6
      7
     7.01
     7.02
     7.03
     7.04
     7.05
     7.06
     7.07
     7.08
     7.09
     7.10
     7.11
     7.12
     7.13
     7.14
     7.15
     7.16
     7.17
     7.18
      8
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
      9        Diversified Mercury Communication                15,914        4/5/05
      10
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
    10.15
    10.16
      11       Delta Galil USA, Inc.                            37,408       6/14/11
      12
      13       Audio Express                                     6,544       1/31/07
      14
      15       Rite Aid                                         27,985        2/1/14
      16       Ramco Trading Corp.                              15,000        9/9/08
      17       Kohl's                                           75,328       8/31/11
      18       Georgette                                         4,391       7/31/06
      19       Staples the Office Superstore, Inc.              20,388       3/31/18
      20
      21       TSI (NYSC)                                       25,026       2/28/20
      22       TEK                                              20,595       7/31/05
      23       Grants Appliance                                 30,000       10/1/11
      24
      25       Willis of NH, Inc.                               17,029       6/30/12
      26
      27
      28
      29
      30
    30.01
    30.02
    30.03
    30.04
      31       Tequendama                                        7,274        3/1/05
      32       Market                                           11,185       2/28/08
      33       Korea Garden Restaurant                           3,983        1/1/08
      34
      35       Marmot Mountain Ltd.                             29,181       8/31/05
      36       Blockbuster Video                                 6,014      10/31/09
      37       Blockbuster Video                                 5,200       8/31/12
      38
      39       Sue Mills, Inc.                                   3,920      10/31/06
      40
      41
      42       Wells Fargo Home Mortgage                         5,069       6/30/07
      43       A & Z Software                                    8,392      12/31/11
      44
      45       @17 Studio                                        8,713       6/30/12
      46       Phenomix Corporation                             16,603       1/31/11
      47
      48       King Chef Buffet                                  7,400       7/31/12
      49
      50       Sears Retail Dealer Store                         8,000       8/31/07
      51       Mr. J's Tavern                                    3,967       2/28/11
      52       Pain Net                                         10,345        1/1/06
      53
      54       Best, Best and Krieger, LLC                       8,223       2/28/09
      55       Cici's Pizza                                      4,009       8/31/11
      56
    56.01
    56.02
      57
      58
      59       Hallmark                                          5,000       7/31/07
      60       Wendy W. Burns                                    4,554       8/31/08
      61       Pacific Dental                                    2,689       7/31/14
      62       Victor Osmani                                     2,800       5/14/14
      63       TTI Plastics                                     44,800       6/29/10
      64       R&P Liquors, Inc.                                 5,064       3/31/14
      65       Party America                                     8,615       1/31/09
      66
      67       Unitec, Inc.                                     32,566       3/31/14
      68
      69
      70
    70.01      Anixter Inc.                                      8,000       7/31/09
    70.02
    70.03      Randall Thomas Investments L.L.C.                20,000       6/30/06
      71       Perfetti & Oberg                                  2,278       7/31/07
      72       Quality Real Estate                               4,325       7/31/05
      73
      74
      75
      76       Kaplan Inc                                       14,713      12/31/13
      77       Payless Shoesource                                3,000       9/30/07
      78
    78.01
    78.02
      79       Aloha Sunshine & Smoothies                        1,600        7/1/09
      80       Panda Express                                     2,003       6/30/14
      81
      82       The Shoe Department                               5,330       10/1/13
      83
      84
      85       Rainbow Apparel                                   4,800       6/30/06
      86
      87
      88
      89       Shoe Show                                         5,000       3/31/08
      90       Robertson, Brown & Comick                         5,966       1/31/07
      91       Westwood Communities Corp.                        2,515       2/28/09
      92       Jay Trading, Inc.                                11,726      12/31/05
      93       Whataburger                                      41,392       5/30/28
      94       Krispy Kreme                                      3,000       5/13/17
      95
      96       Deja Vu                                           4,902       1/31/05
      97       Long Lake Rental Assoc.                           4,261       6/30/06
      98
      99       CaboFresh Mexican                                 2,534       2/28/14
     100       Custom Hardwoods, Ltd.                            3,680       4/30/05
     101       XS International                                 11,110      11/30/04
     102       Verizon                                           5,000        6/1/09
     103
     104       Physiotherapy Assoc.                              6,064       9/30/07
     105
     106       Professional Tape Corp.                           8,100       12/1/06
     107       Dotty's Bar                                       3,200      12/31/13
     108       Physiotherapy Associates, Inc.                    3,117       4/30/08
     109
     110
     111
     112       Toucan                                            2,673      10/31/06
     113       Interwest Brokerage                               5,561      12/31/08
     114       SPARTA, Inc.                                     10,000      10/25/08
     115

                                                  3RD LARGEST TENANT
               ----------------------------------------------------------------------------------------

                                                                                                LEASE
    LOAN #     TENANT NAME                                                    UNIT SIZE      EXPIRATION
    ------     -----------                                                    ---------      ----------

      1        Marshall Field's (ground lease)                                  100,000         1/31/27
      2
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
      3
      4
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
      5
      6
      7
     7.01
     7.02
     7.03
     7.04
     7.05
     7.06
     7.07
     7.08
     7.09
     7.10
     7.11
     7.12
     7.13
     7.14
     7.15
     7.16
     7.17
     7.18
      8
     8.01
     8.02
     8.03
     8.04
     8.05
     8.06
      9        New Urban West, Inc.                                              12,358         4/30/06
      10
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
    10.10
    10.11
    10.12
    10.13
    10.14
    10.15
    10.16
      11       Datek Online Holdings Corp.                                       32,610         2/28/10
      12
      13       DEJA A VOUS                                                        5,154         5/31/09
      14
      15       Baby's Boom                                                        5,000          1/1/09
      16       Loehman's Inc                                                      9,000         2/28/09
      17       Phoenix Theatres II                                               32,000         1/31/14
      18       Fiesta Fashion                                                     4,064        10/31/07
      19       Petsmart, Inc.                                                    19,107         4/30/18
      20
      21       Viking                                                             7,250         7/31/11
      22       Facility Pro.com Corp. Sublease Verizon Wireless                  19,624         9/30/05
      23       Harlem Furniture                                                  29,750          9/1/09
      24
      25       Pierce Atwood                                                     14,483         2/28/08
      26
      27
      28
      29
      30
    30.01
    30.02
    30.03
    30.04
      31       Sherwin Williams                                                   5,659         10/1/09
      32       McCues                                                             7,632         1/31/05
      33       501 Music Studio                                                   3,524         1/31/08
      34
      35       M.A. Silver Corks USA                                             13,522         4/30/06
      36       CiCi's Pizza                                                       4,200        10/31/12
      37       Downey Savings & Loan                                              3,257         3/31/07
      38
      39       China Village Restaurant                                           3,160        12/31/07
      40
      41
      42       Nihar Tanna                                                        2,232          6/1/09
      43       Advest, Inc.                                                       6,766        11/30/11
      44
      45       Steak and Ale                                                      7,325         1/31/15
      46
      47
      48       Hollywood Video                                                    6,000         1/31/14
      49
      50       Dollar Zone of East Liverpool LLC                                  6,000         1/31/06
      51       Champions DC                                                       3,573        12/31/11
      52       Subway                                                             1,400         4/30/09
      53
      54       Riverside Cement                                                   7,913         8/31/09
      55       Bicycles Plus, Inc.                                                3,997         8/31/06
      56
    56.01
    56.02
      57
      58
      59       Washington Mutual Bank                                             5,000         7/31/08
      60       Nike, Inc.                                                         3,402        12/31/05
      61       Wells Fargo                                                        2,651         7/31/09
      62       Moe's Southwest Grill                                              2,482         4/30/14
      63       Vista Lighting                                                    44,220        11/29/08
      64       Summit Cleaners                                                    3,175         5/31/14
      65       Dollar Tree                                                        8,000         9/30/07
      66
      67
      68
      69
      70
    70.01
    70.02
    70.03
      71       Adelphi Mortgage                                                   2,205         5/31/07
      72       AT&T Wireless                                                      3,404         7/31/06
      73
      74
      75
      76       Bio Medical Application of Texas                                  10,421         8/31/07
      77       Pinetree Fashions                                                  2,984         5/31/07
      78
    78.01
    78.02
      79       Gamestop                                                           1,530          7/1/09
      80       Subway                                                             1,400         5/31/09
      81
      82       CT Communications                                                  3,198         8/18/13
      83
      84
      85       CopperTude                                                         4,200        11/30/08
      86
      87
      88
      89       Cato's                                                             3,900         1/31/08
      90       Geoscience Group of Charlotte                                      3,938         1/31/06
      91       C. Mulligan                                                        1,400         1/14/05
      92       Adler-Weiner Research                                             10,546        10/31/08
      93       IHOP                                                              36,047         5/31/23
      94       Prescription Labs, Inc.                                            2,425         2/28/09
      95
      96       Western Motor Vehicle Testing                                      4,200         2/28/05
      97       Garratt & Bachand                                                  3,645        12/31/07
      98
      99       Nextel                                                             1,290        12/14/08
     100       Massey Services                                                    3,600         6/30/06
     101       Enterprise Electric, Inc.                                          3,600        12/31/04
     102       Mattress Giant                                                     5,000         11/1/08
     103
     104       Fifth Management                                                   3,022         7/31/09
     105
     106       Jacques Ebert Assoc., Inc.                                         8,000         10/1/05
     107       H&R Block                                                          1,653        12/31/08
     108       Gimbert Associates, Inc.                                           1,811        10/31/06
     109
     110
     111
     112       Morgan State University                                            2,560         1/31/05
     113
     114
     115

                             FOOTNOTES TO ANNEX A-1
--------------------------------------------------------------------------------

(1)      For mortgage loans secured by multiple mortgaged real properties, the
         Occupancy % for such Mortgage Loans is the weighted average Occupancy %
         of each Mortgaged Property based on square footage, number of units, number of pads, number of rooms or Appraised Value ($).

(2)      With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x), Cut-Off LTV (%) and Maturity LTV (%) are
         illustrated based upon the individual loan data without consideration to the crossed data.

(3)      For mortgage loans secured by multiple Mortgaged Properties, each
         Mortgage Loan's Original Balance($), Cut-Off Date Balance($) and
         Maturity/ARD Balance($) are allocated to the respective mortgaged properties based on the mortgage loan documentation or an allocation determined by Appraised Value($).

(4)      Each Loan number identifies a group of crossed loans.

(5)      Each Loan number identifies a group of related borrowers.

(6)      For each mortgage loan, the Admin. Fee % represents the master servicing fee rate, the primary servicing fee rate, the Trustee Fee
         Rate and a correspondence fee rate, if applicable, in total. The Net
         Mortgage Rate % equates to the related Interest Rate % less the related
         Admin. Fee %.

(7)      For mortgage loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the mortgage loan.

(8)      For ARD Loans, the related Anticipated Repayment Date.

(9)      For ARD Loans, calculated as of the related Anticipated Repayment Date.

(10)     The "LO" component of the prepayment provision represents remaining lockout payments, "Def" represents remaining defeasance payments, "O"
         represents remaining open periods, and "YM" represents remaining yield maintenance periods.

(11)     UW DSCR (x) for loans with partial interest-only periods is shown after the expiration of the I/O period.

(12)     UW DSCR (x) for the 1900 Ocean Apartments Loan was calculated by applying a $3,250,000 Letter of Credit posted by the borrower at the origination of the loan. Before taking this Letter of Credit into account, the UW DSCR (x) is 1.17.

(13)     The 520 Broadway Loan is interest-only for the full term with no amortization. UW DSCR (x) is calculated based upon the IO Annual Debt
         Service ($) which is calculated as the product of (i) the Original
         Balance ($), (ii) the Interest Rate %, and (iii) 365/360.

(14)     In the case of the Staybridge Suites mortgage loan, both the borrower--the owner of the leasehold interest--and the holder of the fee interest pledged their interests in the mortgaged property to secure the mortgage loan.

(15)     With respect to the Reflections by the Lake Apartments Loan and the
         Chino Hills Professional Plaza Loan, the Rem. Term, First Payment Date,
         I/O Period & IO Monthly Debt Service ($), and the Remaining Prepayment
         Provision (Payments), for these loans were adjusted to include 1 interest-only period to reflect the interest payment the Trust will receive on October 1, 2004.

(16)     UW DSCR (x) for the Bluffs of Lakewood was calculated after taking into account a peformance reserve of $140,000. Before taking this reserve into account, the UW DSCR (x) is 1.16.

(17)     The Deerbrook Apartments Loan Monthly P&I Debt Service ($) and Annual
         P&I Debt Service ($) reflects the average of the first 12 principal and interest payments made to the trust on the senior component. The Rem.
         Amort reflects the remaining amortization term of the full mortgage loan.

(18)     With respect to the 251 East Avenue Loan, which is fully-amortizing and has a maturity date in 2017, the related mortgaged property is subject to a tenant purchase option. The related lease grants the tenant, the
         County of Los Angeles, an exclusive option to purchase the mortgage property for $1.00 in February 2017 and requires that the tenant prepay the remaining principal balance. The lease provides for the early exercise of the purchase option without regard to the terms of the mortgage loan, including any restrictions on prepayment, with the consent of the borrower. In the event of an early exercise of the purchase option, the 251 East Avenue Loan may be prepaid.

(19)     IO Monthly Debt Service ($) has been determined by dividing IO Annual
         Debt Service ($) by 12.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              ANNEX A-2 (ALL LOANS)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                        AGGREGATE                                   REMAINING               WTD. AVG.     MATURITY
                            NUMBER OF    CUT-OFF     % OF INITIAL     WTD. AVG.      TERM TO    WTD. AVG.    CUT-OFF     DATE OR ARD
                            MORTGAGE  DATE PRINCIPAL MORTGAGE POOL  MORTGAGE RATE  MATURITY/ARD    DSCR   DATE LTV RATIO  LTV RATIO
MORTGAGE LOAN SELLER          LOANS      BALANCE        BALANCE          (%)          (MOS.)       (X)         (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

MLML                            36       616,843,273       55.3          5.741           99        1.50        69.9          60.8
JPMCB                           44       277,978,601       24.9          5.717          116        1.34        74.0          65.6
KeyBank National Association    35       219,908,499       19.7          5.649          111        1.31        73.0          60.2
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:         115   $1,114,730,373      100.0%         5.717%         106        1.42x       71.6%         61.8%
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   WTD. AVG.                              WTD. AVG.
                         NUMBER OF    AGGREGATE                                   REMAINING               WTD. AVG.       MATURITY
                         MORTGAGED     CUT-OFF      % OF INITIAL    WTD. AVG.      TERM TO    WTD. AVG.    CUT-OFF      DATE OR ARD
                            REAL    DATE PRINCIPAL  MORTGAGE POOL MORTGAGE RATE  MATURITY/ARD    DSCR   DATE LTV RATIO   LTV RATIO
PROPERTY TYPE            PROPERTIES    BALANCE         BALANCE         (%)          (MOS.)       (X)         (%)             (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                       46       399,576,288        35.8         5.519          111         1.42        70.8            60.3
    Anchored                 19       244,503,348        21.9         5.353          106         1.45        70.2            60.7
    Shadow Anchored          12        73,081,601         6.6         5.679          118         1.34        73.5            60.6
    Unanchored                7        55,034,895         4.9         5.889          108         1.38        72.3            62.3
    Single Tenant             8        26,956,443         2.4         5.831          141         1.44        66.9            50.5
Multifamily                  19       217,722,758        19.5         5.381          100         1.31        74.0            65.5
Office                       20       162,061,130        14.5         5.853          105         1.40        71.9            63.6
Hospitality                  12       110,116,441         9.9         6.495           84         1.68        65.8            56.6
Manufactured Housing         20        85,083,290         7.6         5.433           98         1.45        79.2            69.1
Self Storage                 41        71,479,842         6.4         6.420          115         1.54        64.4            51.8
Industrial                   12        43,490,624         3.9         5.990          142         1.34        72.0            61.5
Mixed Use                     3        25,200,000         2.3         5.966          118         1.28        78.7            67.3
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:     173    $1,114,730,373       100.0%        5.717%         106         1.42x       71.6%           61.8%
====================================================================================================================================

                              ANNEX A-2 (ALL LOANS)

PROPERTY LOCATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                                               WTD. AVG.                                  WTD. AVG.
                       NUMBER OF     AGGREGATE                                 REMAINING                  WTD. AVG.       MATURITY
                       MORTGAGED      CUT-OFF     % OF INITIAL    WTD. AVG.     TERM TO    WTD. AVG.       CUT-OFF       DATE OR ARD
                          REAL     DATE PRINCIPAL MORTGAGE POOL MORTGAGE RATE MATURITY/ARD    DSCR      DATE LTV RATIO    LTV RATIO
STATE                  PROPERTIES     BALANCE        BALANCE         (%)         (MOS.)       (X)            (%)             (%)
------------------------------------------------------------------------------------------------------------------------------------

California                 25       227,026,999        20.4         5.740         109         1.34           72.2           63.2
    Southern               21       198,128,876        17.8         5.702         107         1.34           72.7           63.9
    Northern                4        28,898,123         2.6         5.996         118         1.35           68.6           58.0
Florida                    17       140,460,742        12.6         5.413          92         1.33           76.1           68.0
Minnesota                   2        95,093,673         8.5         4.792          73         1.68           63.5           57.0
Texas                      17        61,225,893         5.5         5.806         134         1.35           71.7           64.1
New York                    7        58,189,713         5.2         6.010         124         1.38           74.7           63.2
Michigan                    9        54,475,001         4.9         5.745         110         1.35           78.1           68.7
Georgia                    10        49,111,410         4.4         6.173          76         1.52           68.8           62.0
Pennsylvania                4        38,493,832         3.5         6.002         107         1.42           74.3           65.0
Colorado                    3        38,333,865         3.4         5.748          90         1.52           65.2           50.9
Arizona                     6        33,980,329         3.0         5.848         119         1.28           77.7           68.0
Dist. of Columbia           1        33,300,000         3.0         6.015         120         1.57           53.3           45.2
New Jersey                  3        32,410,462         2.9         6.048         119         1.38           75.5           63.0
Ohio                        8        31,071,363         2.8         6.048         106         1.45           72.9           61.8
Illinois                    5        24,318,338         2.2         5.718         134         1.46           71.4           55.8
North Carolina              5        21,845,896         2.0         5.820         110         1.38           77.7           66.3
Virginia                    4        20,294,810         1.8         6.364         129         1.76           63.8           48.1
Utah                        4        19,906,229         1.8         5.320          88         1.48           78.5           69.0
Tennessee                   8        19,372,364         1.7         5.958         113         1.45           70.5           56.2
Washington                  4        18,950,018         1.7         5.804         120         1.36           61.8           51.3
Rhode Island                2        16,979,721         1.5         6.341         119         1.49           65.2           51.2
New Hampshire               1        13,308,035         1.2         5.280         117         1.56           79.2           65.9
Kentucky                    1         8,400,000         0.8         5.260         120         1.44           78.5           65.1
Maryland                    4         8,033,318         0.7         5.977         119         1.40           75.5           63.8
Alabama                     2         7,284,965         0.7         5.233          61         1.52           75.3           68.9
Iowa                        2         7,263,388         0.7         5.250          79         1.49           78.1           69.6
Massachusetts               3         6,146,094         0.6         6.625         118         1.61           61.7           48.8
Nevada                      3         5,255,175         0.5         6.437         119         1.48           66.0           56.2
Mississippi                 3         5,112,636         0.5         6.209         118         1.35           69.2           57.1
Indiana                     1         3,809,634         0.3         6.000         117         1.33           68.6           53.4
Missouri                    1         3,661,822         0.3         6.350         172         1.57           66.1           47.5
Oklahoma                    3         3,511,686         0.3         6.436         165         1.42           66.7           49.3
Oregon                      1         2,497,987         0.2         6.110         119         1.27           79.9           68.1
South Carolina              1         2,127,139         0.2         6.577          58         1.71           67.0           61.2
Delaware                    1         1,456,000         0.1         5.510         119         1.30           80.0           65.6
Maine                       1         1,067,585         0.1         6.625         118         1.59           63.2           50.1
Wyoming                     1           954,253         0.1         5.530         114         1.45           79.6           66.9
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:   173    $1,114,730,373       100.0%        5.717%        106         1.42x          71.6%          61.8%
====================================================================================================================================

                              ANNEX A-2 (ALL LOANS)

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.  REMAINING               WTD. AVG.     MATURITY
                          NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL   MORTGAGE    TERM TO    WTD. AVG.    CUT-OFF     DATE OR ARD
RANGE OF CUT-OFF DATE     MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL    RATE    MATURITY/ARD    DSCR   DATE LTV RATIO  LTV RATIO
BALANCES ($)                LOANS          BALANCE          BALANCE        (%)       (MOS.)       (X)         (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

 1,195,000 -  2,999,999       30           67,154,589         6.0         5.993       128         1.39        69.6          58.3
 3,000,000 -  3,999,999       15           52,092,829         4.7         6.037       126         1.37        73.2          59.3
 4,000,000 -  4,999,999       14           63,133,298         5.7         5.944       132         1.36        69.4          57.2
 5,000,000 -  5,999,999        5           26,937,347         2.4         5.649       118         1.47        70.3          59.1
 6,000,000 -  6,999,999        5           31,806,788         2.9         5.790       118         1.32        72.3          60.4
 7,000,000 -  7,999,999        3           23,170,547         2.1         5.887       160         1.32        65.4          61.6
 8,000,000 -  9,999,999       11           99,587,826         8.9         5.784       110         1.33        72.7          61.2
10,000,000 - 12,999,999        7           77,200,564         6.9         5.751       101         1.34        75.5          66.4
13,000,000 - 19,999,999       10          159,407,912        14.3         5.667       116         1.44        72.8          60.5
20,000,000 - 49,999,999       13          359,486,386        32.2         5.660       102         1.38        73.8          64.9
50,000,000 - 91,096,748        2          154,752,288        13.9         5.488        66         1.70        64.5          58.4
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:      115       $1,114,730,373       100.0%        5.717%      106         1.42x       71.6%         61.8%
====================================================================================================================================

Minimum: $1,195,000
Maximum: $91,096,748
Average: $9,693,308

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 WTD. AVG.                               WTD. AVG.
                                                                                 REMAINING                WTD. AVG.      MATURITY
                      NUMBER OF  AGGREGATE CUT-OFF % OF INITIAL    WTD. AVG.      TERM TO    WTD. AVG.     CUT-OFF      DATE OR ARD
RANGE OF               MORTGAGE    DATE PRINCIPAL  MORTGAGE POOL MORTGAGE RATE  MATURITY/ARD    DSCR    DATE LTV RATIO   LTV RATIO
MORTGAGE RATES (%)      LOANS         BALANCE         BALANCE         (%)          (MOS.)       (X)          (%)            (%)
------------------------------------------------------------------------------------------------------------------------------------

4.700 - 4.999              4         142,226,081        12.8         4.744            78        1.56         66.4           58.1
5.000 - 5.499             17         208,880,146        18.7         5.293            98        1.38         75.8           67.2
5.500 - 5.599              7          92,856,121         8.3         5.528           106        1.39         75.8           66.0
5.600 - 5.699              8          65,501,399         5.9         5.658           118        1.27         78.1           66.3
5.700 - 5.749              4          44,250,000         4.0         5.703           106        1.30         77.2           66.8
5.750 - 5.999             31         204,302,102        18.3         5.864           126        1.32         73.2           62.9
6.000 - 6.249             22         146,001,834        13.1         6.076           113        1.41         68.4           59.6
6.250 - 6.760             22         210,712,689        18.9         6.505           104        1.58         66.4           54.9
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:  115      $1,114,730,373       100.0%        5.717%          106        1.42x        71.6%          61.8%
====================================================================================================================================

Minimum: 4.7000%
Maximum: 6.7600%
Weighted Average: 5.7165%

                              ANNEX A-2 (ALL LOANS)

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                  WTD. AVG.                             WTD. AVG.
                                                                      WTD. AVG.  REMAINING                 WTD. AVG.    MATURITY
                                      AGGREGATE CUT-OFF % OF INITIAL  MORTGAGE     TERM TO    WTD. AVG.     CUT-OFF    DATE OR ARD
                          NUMBER OF     DATE PRINCIPAL  MORTGAGE POOL   RATE    MATURITY/ARD    DSCR    DATE LTV RATIO  LTV RATIO
RANGE OF DSCRS (X)     MORTGAGE LOANS      BALANCE         BALANCE       (%)        (MOS.)       (X)          (%)          (%)
------------------------------------------------------------------------------------------------------------------------------------

1.15 - 1.19                   2            10,363,945         0.9       5.830         161        1.17         76.6         66.6
1.20 - 1.24                  15           127,572,663        11.4       5.538         110        1.23         76.8         68.2
1.25 - 1.29                  19           166,268,157        14.9       5.610         112        1.27         75.4         65.3
1.30 - 1.34                  23           196,138,622        17.6       5.733         112        1.31         75.8         66.6
1.35 - 1.39                  12            94,694,998         8.5       5.786         102        1.37         70.8         60.4
1.40 - 1.44                  16            90,443,969         8.1       5.788         119        1.42         71.1         59.6
1.45 - 1.49                  10            92,549,092         8.3       5.738         115        1.47         76.1         63.7
1.50 - 1.59                   7           120,503,119        10.8       5.926         106        1.56         65.9         55.6
1.60 - 1.94                  11           216,195,809        19.4       5.697          83        1.71         63.2         55.3
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:     115        $1,114,730,373       100.0%      5.717%        106        1.42x        71.6%        61.8%
====================================================================================================================================

Minimum: 1.15x
Maximum: 1.94x
Weighted Average: 1.42x

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                                       AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
RANGE OF CUT-OFF           NUMBER OF     DATE PRINCIPAL   MORTGAGE POOL   RATE    MATURITY/ARD   DSCR    DATE LTV RATIO   LTV RATIO
DATE LTV RATIOS (%)     MORTGAGE LOANS      BALANCE          BALANCE      (%)         (MOS.)      (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

40.38 - 49.99                  3            10,384,906          0.9       5.605         119       1.58         42.8          36.1
50.00 - 59.99                 10            81,344,936          7.3       6.024         139       1.58         55.1          45.0
60.00 - 64.99                 10           193,306,847         17.3       5.448          96       1.59         62.8          52.6
65.00 - 69.99                 16           148,530,609         13.3       6.290          92       1.54         67.6          58.6
70.00 - 74.99                 28           135,189,348         12.1       5.890         113       1.33         72.8          61.4
75.00 - 81.70                 48           545,973,727         49.0       5.569         106       1.33         78.4          68.5
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:      115        $1,114,730,373        100.0%      5.717%        106       1.42x        71.6%         61.8%
====================================================================================================================================

Minimum: 40.38%
Maximum: 81.70%
Weighted Average: 71.56%

                              ANNEX A-2 (ALL LOANS)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                                       AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
RANGE OF MATURITY DATE     NUMBER OF     DATE PRINCIPAL   MORTGAGE POOL   RATE    MATURITY/ARD   DSCR    DATE LTV RATIO   LTV RATIO
OR ARD LTV RATIOS (%)   MORTGAGE LOANS      BALANCE          BALANCE      (%)         (MOS.)      (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                8            24,808,967          2.2      5.973        209        1.27         60.0           N/A
17.90 - 49.99                  15           131,480,252         11.8      6.004        126        1.58         58.0          44.5
50.00 - 54.99                  12           103,448,386          9.3      6.190        119        1.45         65.4          52.6
55.00 - 59.99                  14           136,885,120         12.3      5.229         87        1.58         65.8          56.9
60.00 - 62.49                  10           116,030,093         10.4      6.220         86        1.55         70.3          61.4
62.50 - 64.99                  14            70,190,166          6.3      5.897        113        1.39         75.1          63.9
65.00 - 67.49                  22           285,569,629         25.6      5.509        112        1.32         77.3          66.6
67.50 - 69.99                  11            92,976,645          8.3      5.773        111        1.32         79.1          68.6
70.00 - 76.60                   9           153,341,114         13.8      5.432         78        1.34         78.6          73.3
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:       115        $1,114,730,373        100.0%     5.717%       106        1.42x        71.6%         61.8%
====================================================================================================================================

Minimum: 17.90%
Maximum: 76.60%
Weighted Average: 61.79%

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                           NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
RANGE OF REMAINING         MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO   LTV RATIO
TERMS TO MATURITY (MOS.)     LOANS          BALANCE          BALANCE      (%)         (MOS.)      (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

 54 -  84                      15          337,168,929         30.2       5.443         67        1.51        70.5          65.2
 85 - 119                      59          487,079,581         43.7       5.851        118        1.37        72.7          60.6
120 - 240                      41          290,481,863         26.1       5.808        131        1.41        70.9          59.7
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:       115       $1,114,730,373        100.0%      5.717%       106        1.42x       71.6%         61.8%
====================================================================================================================================

Minimum: 54 mos.
Maximum: 240 mos.
Weighted Average: 106 mos.

                              ANNEX A-2 (ALL LOANS)

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                           NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
RANGE OF ORIGINAL          MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO   LTV RATIO
AMORTIZATION TERMS (MOS.)    LOANS          BALANCE          BALANCE      (%)         (MOS.)      (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                    1           24,600,000          2.2      6.154          57       1.36        76.6          76.6
120 - 299                        9           41,191,129          3.7      5.546         172       1.31        61.0          39.5
300 - 329                       28          241,790,297         21.7      6.364         105       1.54        67.4          54.8
330 - 360                       77          807,148,948         72.4      5.518         104       1.40        73.2          63.9
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        115       $1,114,730,373        100.0%     5.717%        106       1.42x       71.6%         61.8%
====================================================================================================================================

Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average: 342 mos.

ESCROWS

------------------------------------------------------------------------------------------------------------------------------------
ESCROW TYPE            NUMBER OF MORTGAGE LOANS     AGGREGAGE CUT-OFF DATE PRINCIPAL BALANCE      % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

TI/LC Reserves                   41                              269,703,086                                    42.8
Real Estate Tax                  85                              886,620,480                                    79.5
Insurance                        70                              762,120,231                                    68.4
Replacement Reserves             78                              846,063,657                                    75.9

LOCKBOX TYPES

------------------------------------------------------------------------------------------------------------------------------------
LOCKBOX TYPE           NUMBER OF MORTGAGE LOANS     AGGREGAGE CUT-OFF DATE PRINCIPAL BALANCE      % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Hard                             17                              321,285,823                                     28.8
Soft-Springing Hard              10                              204,720,579                                     18.4
Springing                        12                               90,266,212                                      8.1

                            ANNEX A-2 (LOAN GROUP 1)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                           NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
                           MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO   LTV RATIO
MORTGAGE LOAN SELLER         LOANS          BALANCE          BALANCE      (%)         (MOS.)      (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

MLML                           29         465,844,305          55.0       5.866         99        1.55        67.9           58.8
JPMCB                          40         229,078,601          27.1       5.767        122        1.34        73.6           64.9
KeyBank National Association   28         151,747,998          17.9       5.812        119        1.32        72.3           57.2
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        97        $846,670,903         100.0%      5.829%       109        1.45x       70.2%          60.1%
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                           NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
                        MORTGAGED REAL   DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO   LTV RATIO
PROPERTY TYPE              PROPERTIES       BALANCE          BALANCE      (%)         (MOS.)      (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                         46          399,576,288         47.2       5.519         111       1.42         70.8          60.3
  Anchored                     19          244,503,348         28.9       5.353         106       1.45         70.2          60.7
  Shadow Anchored              12           73,081,601          8.6       5.679         118       1.34         73.5          60.6
  Unanchored                    7           55,034,895          6.5       5.889         108       1.38         72.3          62.3
  Single Tenant                 8           26,956,443          3.2       5.831         141       1.44         66.9          50.5
Office                         20          162,061,130         19.1       5.853         105       1.40         71.9          63.6
Hospitality                    12          110,116,441         13.0       6.495          84       1.68         65.8          56.6
Self Storage                   41           71,479,842          8.4       6.420         115       1.54         64.4          51.8
Industrial                     12           43,490,624          5.1       5.990         142       1.34         72.0          61.5
Mixed Use                       3           25,200,000          3.0       5.966         118       1.28         78.7          67.3
Manufactured Housing            6           24,751,000          2.9       5.694         120       1.38         80.7          69.4
Multifamily                     3            9,995,578          1.2       5.600         120       1.51         51.9          43.6
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:       143         $846,670,903        100.0%      5.829%        109       1.45x        70.2%         60.1%
====================================================================================================================================

                            ANNEX A-2 (LOAN GROUP 1)

PROPERTY LOCATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                           NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
                        MORTGAGED REAL   DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO   LTV RATIO
STATE                      PROPERTIES       BALANCE          BALANCE      (%)         (MOS.)      (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

California                     23         174,338,503         20.6        5.903         106       1.36         72.0          62.8
  Southern                     19         145,440,380         17.2        5.885         104       1.36         72.6          63.7
  Northern                      4          28,898,123          3.4        5.996         118       1.35         68.6          58.0
Minnesota                       2          95,093,673         11.2        4.792          73       1.68         63.5          57.0
New York                        7          58,189,713          6.9        6.010         124       1.38         74.7          63.2
Florida                        12          52,012,694          6.1        5.781         119       1.39         72.8          61.9
Georgia                         9          47,552,798          5.6        6.194          75       1.52         68.4          61.9
Texas                          13          44,859,007          5.3        5.960         150       1.34         69.3          61.9
Colorado                        3          38,333,865          4.5        5.748          90       1.52         65.2          50.9
Michigan                        7          35,585,001          4.2        5.713         117       1.39         79.5          69.3
Arizona                         6          33,980,329          4.0        5.848         119       1.28         77.7          68.0
Dist. of Columbia               1          33,300,000          3.9        6.015         120       1.57         53.3          45.2
New Jersey                      3          32,410,462          3.8        6.048         119       1.38         75.5          63.0
Ohio                            7          27,427,638          3.2        6.072         105       1.46         72.4          61.4
Illinois                        5          24,318,338          2.9        5.718         134       1.46         71.4          55.8
North Carolina                  5          21,845,896          2.6        5.820         110       1.38         77.7          66.3
Virginia                        4          20,294,810          2.4        6.364         129       1.76         63.8          48.1
Tennessee                       7          17,066,253          2.0        6.015         113       1.45         69.2          54.7
Rhode Island                    2          16,979,721          2.0        6.341         119       1.49         65.2          51.2
Pennsylvania                    3          16,793,832          2.0        6.383          91       1.57         67.1          61.2
New Hampshire                   1          13,308,035          1.6        5.280         117       1.56         79.2          65.9
Maryland                        4           8,033,318          0.9        5.977         119       1.40         75.5          63.8
Massachusetts                   3           6,146,094          0.7        6.625         118       1.61         61.7          48.8
Nevada                          3           5,255,175          0.6        6.437         119       1.48         66.0          56.2
Mississippi                     3           5,112,636          0.6        6.209         118       1.35         69.2          57.1
Indiana                         1           3,809,634          0.4        6.000         117       1.33         68.6          53.4
Oklahoma                        3           3,511,686          0.4        6.436         165       1.42         66.7          49.3
Washington                      1           3,115,000          0.4        6.500         120       1.25         70.8          60.9
Oregon                          1           2,497,987          0.3        6.110         119       1.27         79.9          68.1
South Carolina                  1           2,127,139          0.3        6.577          58       1.71         67.0          61.2
Delaware                        1           1,456,000          0.2        5.510         119       1.30         80.0          65.6
Maine                           1           1,067,585          0.1        6.625         118       1.59         63.2          50.1
Alabama                         1             848,081          0.1        6.625         118       1.61         61.3          48.5
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:       143        $846,670,903        100.0%       5.829%        109       1.45x        70.2%         60.1%
====================================================================================================================================

                            ANNEX A-2 (LOAN GROUP 1)

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                           NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
RANGE OF CUT-OFF           MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO   LTV RATIO
DATE BALANCES ($)           LOANS          BALANCE          BALANCE        (%)         (MOS.)     (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

 1,195,000 -  2,999,999        29          64,162,357          7.6        5.995         129       1.39         69.6          58.5
 3,000,000 -  3,999,999        13          44,787,282          5.3        6.025         122       1.36         73.5          59.8
 4,000,000 -  4,999,999        13          59,040,512          7.0        5.955         134       1.36         71.3          58.9
 5,000,000 -  5,999,999         5          26,937,347          3.2        5.649         118       1.47         70.3          59.1
 6,000,000 -  6,999,999         3          18,809,583          2.2        5.815         119       1.35         75.6          62.7
 7,000,000 -  7,999,999         2          15,320,547          1.8        5.984         180       1.37         58.6          57.1
 8,000,000 -  9,999,999         8          72,468,352          8.6        5.928         114       1.31         73.3          61.1
10,000,000 - 12,999,999         5          55,580,626          6.6        5.775         109       1.37         75.5          65.3
13,000,000 - 19,999,999        10         159,407,912         18.8        5.667         116       1.44         72.8          60.5
20,000,000 - 49,999,999         7         175,404,096         20.7        6.117         110       1.43         69.3          59.9
50,000,000 - 91,096,748         2         154,752,288         18.3        5.488          66       1.70         64.5          58.4
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        97        $846,670,903        100.0%       5.829%         109      1.45x        70.2%         60.1%
====================================================================================================================================

Minimum: $1,195,000
Maximum: $91,096,748
Average: $8,728,566

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                           NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
RANGE OF MORTGAGE          MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO   LTV RATIO
RATES (%)                   LOANS           BALANCE          BALANCE       (%)        (MOS.)      (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

4.727 - 4.999                   3         110,076,081         13.0        4.757         78        1.66         62.6          53.8
5.000 - 5.499                  11          84,369,621         10.0        5.384        118        1.44         74.8          63.8
5.500 - 5.599                   5          49,434,945          5.8        5.529         97        1.35         75.1          67.5
5.600 - 5.699                   7          59,192,690          7.0        5.661        119        1.28         78.0          66.2
5.700 - 5.749                   2          14,700,000          1.7        5.700         79        1.33         72.5          66.6
5.750 - 5.999                  26         175,844,864         20.8        5.863        129        1.32         74.5          64.0
6.000 - 6.249                  22         146,001,834         17.2        6.076        113        1.41         68.4          59.6
6.250 - 6.760                  21         207,050,868         24.5        6.507        103        1.58         66.4          55.1
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        97        $846,670,903        100.0%       5.829%       109        1.45x        70.2%         60.1%
====================================================================================================================================

Minimum: 4.7270%
Maximum: 6.7600%
Weighted Average: 5.8293%

                            ANNEX A-2 (LOAN GROUP 1)

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                           NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
                           MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO   LTV RATIO
RANGE OF DSCRS (X)           LOANS          BALANCE          BALANCE       (%)        (MOS.)      (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

1.15 - 1.24                    13           81,047,962           9.6      5.892        131        1.21         75.3          66.0
1.25 - 1.34                    35          243,161,348          28.7      5.797        119        1.30         75.3          64.8
1.35 - 1.44                    24          157,207,686          18.6      5.827        109        1.39         72.2          61.2
1.45 - 1.54                    10           60,377,916           7.1      5.875        116        1.48         73.9          61.9
1.55 - 1.59                     4           88,680,182          10.5      6.155        119        1.57         62.6          51.1
1.60 - 1.94                    11          216,195,809          25.5      5.697         83        1.71         63.2          55.3
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        97         $846,670,903         100.0%     5.829%       109        1.45x        70.2%         60.1%
===================================================================================================================================

Minimum: 1.15x
Maximum: 1.94x
Weighted Average: 1.45x

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                           NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
RANGE OF CUT-OFF           MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO   LTV RATIO
DATE LTV RATIOS (%)          LOANS          BALANCE          BALANCE       (%)        (MOS.)      (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

40.38 - 49.99                  2            6,292,120            0.7       5.491       120        1.68         43.3         36.7
50.00 - 59.99                  9           74,656,440            8.8       6.037       141        1.60         55.0         44.7
60.00 - 64.99                  9          184,556,847           21.8       5.445        95        1.59         62.7         52.5
65.00 - 69.99                 15          144,868,787           17.1       6.289        90        1.54         67.7         58.9
70.00 - 74.99                 25          111,187,643           13.1       5.932       120        1.34         73.0         60.4
75.00 - 81.70                 37          325,109,067           38.4       5.767       113        1.33         78.6         68.0
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:       97         $846,670,903          100.0%      5.829%      109        1.45x        70.2%        60.1%
====================================================================================================================================

Minimum: 40.38%
Maximum: 81.70%
Weighted Average: 70.20%

                            ANNEX A-2 (LOAN GROUP 1)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                           NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
RANGE OF MATURITY DATE     MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO   LTV RATIO
OR ARD LTV RATIOS (%)        LOANS          BALANCE          BALANCE       (%)        (MOS.)      (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing               8           24,808,967          2.9        5.973        209        1.27         60.0           N/A
17.90 - 49.99                 12          117,037,149         13.8        6.008        125        1.59         58.4          44.5
50.00 - 54.99                 10           91,706,154         10.8        6.262        119        1.46         65.3          52.4
55.00 - 59.99                 14          136,885,120         16.2        5.229         87        1.58         65.8          56.9
60.00 - 62.49                 10          116,030,093         13.7        6.220         86        1.55         70.3          61.4
62.50 - 64.99                 13           66,546,441          7.9        5.899        113        1.39         75.0          63.8
65.00 - 67.49                 15          150,670,270         17.8        5.607        111        1.32         77.2          66.6
67.50 - 69.99                  9           71,356,707          8.4        5.799        119        1.34         80.1          68.4
70.00 - 76.60                  6           71,630,000          8.5        5.882         93        1.33         78.7          73.4
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:       97         $846,670,903        100.0%       5.829%       109        1.45x        70.2%         60.1%
====================================================================================================================================

Minimum: 17.90%
Maximum: 76.60%
Weighted Average: 60.05%

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                           NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
RANGE OF REMAINING         MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO   LTV RATIO
TERMS TO MATURITY (MOS.)     LOANS          BALANCE          BALANCE       (%)        (MOS.)      (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

 57 -  84                      9          223,868,404          26.4       5.568         67        1.60         67.1          61.9
 85 - 119                     52          382,682,458          45.2       5.974        118        1.38         72.2          59.6
120 - 240                     36          240,120,041          28.4       5.843        133        1.42         69.8          58.9
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:       97         $846,670,903         100.0%      5.829%       109        1.45x        70.2%         60.1%
====================================================================================================================================

Minimum: 57 mos.
Maximum: 240 mos.
Weighted Average: 109 mos.

                            ANNEX A-2 (LOAN GROUP 1)

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                           NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
RANGE OF ORIGINAL          MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO   LTV RATIO
AMORTIZATION TERMS (MOS.)    LOANS          BALANCE          BALANCE       (%)        (MOS.)      (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                   1          24,600,000           2.9       6.154         57        1.36         76.6          76.6
120 - 299                       9          41,191,129           4.9       5.546        172        1.31         61.0          39.5
300 - 329                      27         238,798,065          28.2       6.370        105        1.55         67.3          54.8
330 - 360                      60         542,081,709          64.0       5.598        108        1.43         71.9          62.2
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        97        $846,670,903         100.0%      5.829%       109        1.45x        70.2%         60.1%
====================================================================================================================================

Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average: 336 mos.

ESCROWS

------------------------------------------------------------------------------------------------------------------------------------
ESCROW TYPE           NUMBER OF MORTGAGE LOANS      AGGREGAGE CUT-OFF DATE PRINCIPAL BALANCE      % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

TI/LC Reserves                  41                               269,703,086                                    42.8
Real Estate Tax                 68                               622,653,796                                    73.5
Insurance                       56                               536,592,043                                    63.4
Replacement Reserves            62                               588,785,469                                    69.5

LOCKBOX TYPES

------------------------------------------------------------------------------------------------------------------------------------
LOCKBOX TYPE         NUMBER OF MORTGAGE LOANS       AGGREGAGE CUT-OFF DATE PRINCIPAL BALANCE      % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Hard                            16                               297,385,823                                    35.1
Soft-Springing Hard              6                               101,198,289                                    12.0
Springing                       10                                69,716,801                                     8.2

                            ANNEX A-2 (LOAN GROUP 2)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     WTD. AVG.                            WTD. AVG.
                                                                         WTD. AVG.   REMAINING              WTD. AVG.     MATURITY
                            NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF     DATE OR ARD
                            MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO  LTV RATIO
MORTGAGE LOAN SELLER          LOANS          BALANCE          BALANCE       (%)        (MOS.)      (X)          (%)          (%)
------------------------------------------------------------------------------------------------------------------------------------

MLML                            7          150,998,968          56.3       5.354        102       1.36          76.3         66.8
KeyBank National Association    7           68,160,502          25.4       5.284         91       1.29          74.7         66.8
JPMCB                           4           48,900,000          18.2       5.485         90       1.34          76.2         68.5
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        18         $268,059,470         100.0%      5.360%        97       1.34x         75.9%        67.1%
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                           NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
                        MORTGAGED REAL   DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO   LTV RATIO
PROPERTY TYPE              PROPERTIES       BALANCE          BALANCE      (%)         (MOS.)      (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                    16          207,727,180         77.5       5.370         99        1.30         75.1         66.6
Manufactured Housing           14           60,332,290         22.5       5.326         88        1.48         78.5         68.9
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        30         $268,059,470        100.0%      5.360%        97        1.34x        75.9%        67.1%
====================================================================================================================================

PROPERTY LOCATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                             WTD. AVG.
                                                                        WTD. AVG.   REMAINING              WTD. AVG.      MATURITY
                           NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF      DATE OR ARD
                        MORTGAGED REAL   DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO   LTV RATIO
STATE                      PROPERTIES       BALANCE          BALANCE      (%)         (MOS.)      (X)          (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------

Florida                         5          88,448,047         33.0        5.197         76        1.30         78.0          71.6
California                      2          52,688,496         19.7        5.198        117        1.27         73.0          64.5
  Southern                      2          52,688,496         19.7        5.198        117        1.27         73.0          64.5
Pennsylvania                    1          21,700,000          8.1        5.707        120        1.31         79.9          67.2
Utah                            4          19,906,229          7.4        5.320         88        1.48         78.5          69.0
Michigan                        2          18,890,000          7.0        5.805         98        1.28         75.6          67.6
Texas                           4          16,366,887          6.1        5.382         90        1.37         78.3          68.6
Washington                      3          15,835,018          5.9        5.667        120        1.38         60.0          49.4
Kentucky                        1           8,400,000          3.1        5.260        120        1.44         78.5          65.1
Iowa                            2           7,263,388          2.7        5.250         79        1.49         78.1          69.6
Alabama                         1           6,436,884          2.4        5.050         54        1.51         77.1          71.6
Missouri                        1           3,661,822          1.4        6.350        172        1.57         66.1          47.5
Ohio                            1           3,643,725          1.4        5.870        118        1.34         76.7          64.9
Tennessee                       1           2,306,110          0.9        5.530        114        1.45         79.6          66.9
Georgia                         1           1,558,613          0.6        5.530        114        1.45         79.6          66.9
Wyoming                         1             954,253          0.4        5.530        114        1.45         79.6          66.9
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        30        $268,059,470        100.0%       5.360%        97        1.34x        75.9%         67.1%
====================================================================================================================================

                            ANNEX A-2 (LOAN GROUP 2)

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     WTD. AVG.                            WTD. AVG.
                                                                         WTD. AVG.   REMAINING              WTD. AVG.     MATURITY
                            NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF     DATE OR ARD
RANGE OF CUT-OFF            MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO  LTV RATIO
DATE BALANCES ($)             LOANS          BALANCE          BALANCE       (%)        (MOS.)      (X)          (%)          (%)
------------------------------------------------------------------------------------------------------------------------------------

 2,992,232 -  3,999,999         3          10,297,778           3.8        6.061        137        1.40         71.1         55.7
 4,000,000 -  5,999,999         1           4,092,786           1.5        5.780        118        1.42         42.0         35.4
 6,000,000 -  7,999,999         3          20,847,204           7.8        5.733        117        1.26         71.6         60.4
 8,000,000 -  9,999,999         3          27,119,474          10.1        5.400         97        1.38         71.0         61.6
10,000,000 - 12,999,999         2          21,619,937           8.1        5.689         83        1.28         75.7         69.2
13,000,000 - 46,000,000         6         184,082,290          68.7        5.225         94        1.34         78.1         69.8
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        18        $268,059,470         100.0%       5.360%        97        1.34x        75.9%        67.1%
====================================================================================================================================

Minimum: $2,992,232
Maximum: $46,000,000
Average: $14,892,193

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     WTD. AVG.                            WTD. AVG.
                                                                         WTD. AVG.   REMAINING              WTD. AVG.     MATURITY
                            NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF     DATE OR ARD
RANGE OF MORTGAGE           MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO  LTV RATIO
RATES (%)                     LOANS          BALANCE          BALANCE       (%)        (MOS.)      (X)          (%)          (%)
------------------------------------------------------------------------------------------------------------------------------------

4.700 - 5.299                    4          112,211,114        41.9        4.986         92        1.32         77.1         69.5
5.300 - 5.499                    3           44,449,411        16.6        5.467         63        1.30         76.7         72.0
5.500 - 5.699                    3           49,729,885        18.6        5.540        115        1.41         76.9         64.6
5.700 - 5.749                    2           29,550,000        11.0        5.705        120        1.29         79.5         66.9
5.750 - 6.350                    6           32,119,060        12.0        5.924        112        1.37         65.3         56.0
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:         18         $268,059,470       100.0%       5.360%        97        1.34x        75.9%        67.1%
====================================================================================================================================

Minimum: 4.7000%
Maximum: 6.3500%
Weighted Average: 5.3603%

                            ANNEX A-2 (LOAN GROUP 2)

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     WTD. AVG.                            WTD. AVG.
                                                                         WTD. AVG.   REMAINING              WTD. AVG.     MATURITY
                            NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF     DATE OR ARD
                            MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO  LTV RATIO
RANGE OF DSCRS (X)            LOANS          BALANCE          BALANCE       (%)        (MOS.)      (X)          (%)          (%)
------------------------------------------------------------------------------------------------------------------------------------

1.19 - 1.24                     4           56,888,646          21.2       5.087         89        1.23         78.9         70.6
1.25 - 1.29                     2           48,992,232          18.3       5.151        117        1.26         75.1         66.1
1.30 - 1.34                     5           70,253,199          26.2       5.624         84        1.31         77.0         69.9
1.35 - 1.39                     1            6,688,496           2.5       5.875        118        1.37         56.7         48.0
1.40 - 1.44                     3           21,242,786           7.9       5.467        120        1.42         65.8         54.9
1.45 - 1.57                     3           63,994,112          23.9       5.384         93        1.48         77.8         67.7
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        18         $268,059,470         100.0%      5.360%        97        1.34x        75.9%        67.1%
====================================================================================================================================

Minimum: 1.19x
Maximum: 1.57x
Weighted Average: 1.34x

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     WTD. AVG.                            WTD. AVG.
                                                                         WTD. AVG.   REMAINING              WTD. AVG.     MATURITY
                            NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF     DATE OR ARD
RANGE OF CUT-OFF            MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO  LTV RATIO
DATE LTV RATIOS (%)           LOANS          BALANCE          BALANCE       (%)        (MOS.)      (X)          (%)          (%)
------------------------------------------------------------------------------------------------------------------------------------

42.00 - 59.99                   2           10,781,282          4.0        5.839        118        1.39         51.1         43.2
60.00 - 64.99                   1            8,750,000          3.3        5.520        121        1.40         64.8         54.2
65.00 - 79.90                  15          248,528,188         92.7        5.334         95        1.33         77.3         68.6
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        18         $268,059,470        100.0%       5.360%        97        1.34x        75.9%        67.1%
====================================================================================================================================

Minimum: 42.00%
Maximum: 79.90%
Weighted Average: 75.86%

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     WTD. AVG.                            WTD. AVG.
                                                                         WTD. AVG.   REMAINING              WTD. AVG.     MATURITY
                            NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF     DATE OR ARD
RANGE OF MATURITY DATE      MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO  LTV RATIO
OR ARD LTV RATIOS (%)         LOANS          BALANCE          BALANCE       (%)        (MOS.)      (X)          (%)          (%)
------------------------------------------------------------------------------------------------------------------------------------

35.40 - 49.99                   3           14,443,104           5.4       5.969        132        1.43         54.9         44.3
50.00 - 64.99                   3           15,385,957           5.7       5.685        120        1.36         68.7         56.8
65.00 - 67.49                   7          134,899,359          50.3       5.401        112        1.33         77.4         66.6
67.50 - 69.99                   2           21,619,937           8.1       5.689         83        1.28         75.7         69.2
70.00 - 75.70                   3           81,711,114          30.5       5.038         65        1.35         78.5         73.3
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        18         $268,059,470         100.0%      5.360%        97        1.34x        75.9%        67.1%
====================================================================================================================================

Minimum: 35.40%
Maximum: 75.70%
Weighted Average: 67.11%

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     WTD. AVG.                            WTD. AVG.
                                                                         WTD. AVG.   REMAINING              WTD. AVG.     MATURITY
                            NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF     DATE OR ARD
RANGE OF REMAINING          MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO  LTV RATIO
TERMS TO MATURITY (MOS.)      LOANS          BALANCE          BALANCE       (%)        (MOS.)      (X)          (%)          (%)
------------------------------------------------------------------------------------------------------------------------------------

 54 -  84                       6          113,300,525         42.3        5.195         68        1.33         77.2         71.8
 85 - 119                       7          104,397,123         38.9        5.402        116        1.34         74.4         64.0
120 - 172                       5           50,361,822         18.8        5.646        124        1.35         75.8         63.0
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        18         $268,059,470        100.0%       5.360%        97        1.34x        75.9%        67.1%
===================================================================================================================================

Minimum: 54 mos.
Maximum: 172 mos.
Weighted Average: 97 mos.

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     WTD. AVG.                            WTD. AVG.
                                                                         WTD. AVG.   REMAINING              WTD. AVG.     MATURITY
                            NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  MORTGAGE     TERM TO   WTD. AVG.    CUT-OFF     DATE OR ARD
RANGE OF ORIGINAL           MORTGAGE      DATE PRINCIPAL   MORTGAGE POOL   RATE     MATURITY/ARD  DSCR    DATE LTV RATIO  LTV RATIO
AMORTIZATION TERMS (MOS.)     LOANS          BALANCE          BALANCE       (%)        (MOS.)      (X)          (%)          (%)
------------------------------------------------------------------------------------------------------------------------------------

300 - 329                       1           2,992,232           1.1        5.940        118        1.27         70.4         54.6
330 - 360                      17         265,067,238          98.9        5.354         97        1.34         75.9         67.2
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:        18        $268,059,470         100.0%       5.360%        97        1.34x        75.9%        67.1%
====================================================================================================================================

Minimum: 300 mos.
Maximum: 360 mos.
Weighted Average: 359 mos.

ESCROWS

------------------------------------------------------------------------------------------------------------------------------------
ESCROW TYPE            NUMBER OF MORTGAGE LOANS     AGGREGAGE CUT-OFF DATE PRINCIPAL BALANCE      % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Real Estate Tax                   17                              263,966,684                                     98.5
Insurance                         14                              225,528,188                                     84.1
Replacement Reserves              16                              257,278,188                                     96.0

LOCKBOX TYPES

------------------------------------------------------------------------------------------------------------------------------------
LOCKBOX TYPE           NUMBER OF MORTGAGE LOANS     AGGREGAGE CUT-OFF DATE PRINCIPAL BALANCE      % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Soft-Springing Hard               4                               103,522,290                                     38.6
Hard                              1                                23,900,000                                      8.9
Springing                         2                                20,549,411                                      7.7

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

  LOAN #    ORIGINATOR     PROPERTY NAME                              STREET ADDRESS                              CITY
  ------    ----------     -------------                              --------------                              ----

     3         MLML        1900 Ocean Apartments                      1900 East Ocean Boulevard                   Long Beach
     4         MLML        ARC MHC 10 Year Loan                       Various                                     Various
   4.01        MLML        Western Hills                              13000 Southwest 5th Court                   Davie
   4.02        MLML        Villa West (UT)                            8400 South 4000 West Street                 West Jordan
   4.03        MLML        Riverdale                                  5100 South 1050 West                        Riverdale
   4.04        MLML        Cottonwood Grove                           4500 14th Street                            Plano
   4.05        MLML        Lakewood Estates                           7171 West 60th Street                       Davenport
   4.06        MLML        Trailmont                                  1341 Dickerson Pike                         Goodlettsville
   4.07        MLML        Chateau Jonesboro                          275 Upper Riverdale Road                    Jonesboro
   4.08        MLML        Terrace II                                 350 North Forest Drive                      Casper
     6         Key         Beach Club and Viridian Lake Apartments    3621 and 3701 Winkler Avenue                Fort Myers
     8         MLML        ARC MHC 5 Year Loan                        Various                                     Various
   8.01        MLML        Green Park South/Southgate                  301 Greenpark South                        Pelham
   8.02        MLML        Misty Winds                                5902 Ayers Street                           Corpus Christi
   8.03        MLML        Sunset Vista                               3615 South 8400 West Street                 Magna
   8.04        MLML        Southridge Estates                         802 Southeast 80th Avenue                   Des Moines
   8.05        MLML        Riverside (UT)                             3595 South Street & 1300 West Street        West Valley City
   8.06        MLML        Hampton Acres                              1511 South Hampton Road                     DeSoto
    12        JPMCB        Jefferson Commons                          3424 Jefferson Commons Drive                Tampa
    14         MLML        West Chester Commons                       230 East Rosedale Road                      West Chester
    26        JPMCB        Sky Harbor MHP                             4825 Genessee Street                        Cheektowaga
    28         Key         Hidden Hills Apartments                    4346 Hidden Hills Drive                     Kalamazoo
    29         Key         Brookside Apartments                       5008 Sierra Place                           Tampa
    30         MLML        Darakjian Portfolio                        Various                                     Various
   30.01       MLML        Kingsbrook Mobile Home Estates             4600 North Van Dyke Road                    Almont
   30.02       MLML        Keego Harbor Mobile Home Park              3170 Orchard Lake Road                      Keego Harbor
   30.03       MLML        Crystal Downs Mobile Village               2701 Crystal Lake Road                      Whitehall
   30.04       MLML        Twin Pines Mobile Home Park                2701 Calhoun Road                           Albion
    34         MLML        Sabal Key Apartments                       1600 Wellesley Circle                       Naples
    38        JPMCB        Reflections by the Lake Apartments         11225 19th Avenue Southeast                 Everett
    41        JPMCB        Park Plaza Apartments                      120 East Main Street                        Lexington
    44        JPMCB        Timber Ridge Apartments                    4345 Timber Ridge Trail                     Grand Rapids
    47         MLML        Walnut Apartments                          15400 Francisquito Avenue                   La Puente
    49         MLML        The Bluffs of Lakewood                     7510 East Grand Avenue                      Dallas
    56        JPMCB        Elm & Reeves Plaza                         Various                                     Beverly Hills
   56.01      JPMCB        Reeves Plaza                               345 South Reeves Drive                      Beverly Hills
   56.02      JPMCB        Elm Plaza                                  129 South Elm Drive                         Beverly Hills
    57        JPMCB        Alcott Plaza Apartments                    9401 Alcott Street                          Los Angeles
    68         Key         Union Bay Apartments                       526 Yale Avenue North                       Seattle
    74         Key         Deerbrook Apartments                       701-803 Deerbrook Circle                    Knob Noster
    75         Key         London Village Apartments                  332 Muirwood Drive                          London
    87         Key         Park at Fife Apartments                    2126 62nd Avenue East                       Fife
    110       JPMCB        Magnolia Crossing Mobile Home Park         79 McKinley Circle                          Magnolia

                                                       NUMBER OF        PROPERTY                       PROPERTY
LOAN #    STATE     ZIP CODE        COUNTY            PROPERTIES        TYPE                           SUBTYPE
------    -----     --------        ------            ----------        ----                           -------

  3         CA        90802         Los Angeles            1            Multifamily                    Conventional
  4      Various     Various        Various                8            Manufactured Housing           Manufactured Housing
 4.01       FL        33325         Broward                             Manufactured Housing           Manufactured Housing
 4.02       UT        84088         Salt Lake                           Manufactured Housing           Manufactured Housing
 4.03       UT        84405         Weber                               Manufactured Housing           Manufactured Housing
 4.04       TX        75074         Collin                              Manufactured Housing           Manufactured Housing
 4.05       IA        52804         Scott                               Manufactured Housing           Manufactured Housing
 4.06       TN        37072         Davidson                            Manufactured Housing           Manufactured Housing
 4.07       GA        30236         Clayton                             Manufactured Housing           Manufactured Housing
 4.08       WY        82609         Natrona                             Manufactured Housing           Manufactured Housing
  6         FL        33916         Lee                    1            Multifamily                    Garden
  8      Various     Various        Various                6            Manufactured Housing           Manufactured Housing
 8.01       AL        35124         Shelby                              Manufactured Housing           Manufactured Housing
 8.02       TX        78415         Nueces                              Manufactured Housing           Manufactured Housing
 8.03       UT        84044         Salt Lake                           Manufactured Housing           Manufactured Housing
 8.04       IA        50320         Polk                                Manufactured Housing           Manufactured Housing
 8.05       UT        84119         Salt Lake                           Manufactured Housing           Manufactured Housing
 8.06       TX        75115         Dallas                              Manufactured Housing           Manufactured Housing
  12        FL        33613         Hillsborough           1            Multifamily                    Student
  14        PA        19382         Chester                1            Multifamily                    Student
  26        NY        14225         Erie                   1            Manufactured Housing           Manufactured Housing
  28        MI        49006         Kalamazoo              1            Multifamily                    Student
  29        FL        33617         Hillsborough           1            Multifamily                    Garden
  30        MI       Various        Various                4            Manufactured Housing           Manufactured Housing
30.01       MI        48003         Lapeer                              Manufactured Housing           Manufactured Housing
30.02       MI        48320         Oakland                             Manufactured Housing           Manufactured Housing
30.03       MI        49461         Muskegon                            Manufactured Housing           Manufactured Housing
30.04       MI        49224         Calhoun                             Manufactured Housing           Manufactured Housing
  34        FL        34116         Collier                1            Multifamily                    Garden
  38        WA        98208         Snohomish              1            Multifamily                    Garden
  41        KY        40507         Fayette                1            Multifamily                    Conventional
  44        MI        49519         Kent                   1            Multifamily                    Garden
  47        CA        91744         Los Angeles            1            Multifamily                    Garden
  49        TX        75214         Dallas                 1            Multifamily                    Garden
  56        CA        90212         Los Angeles            2            Multifamily                    Garden
56.01       CA        90212         Los Angeles            1            Multifamily                    Garden
56.02       CA        90212         Los Angeles            1            Multifamily                    Garden
  57        CA        90035         Los Angeles            1            Multifamily                    Garden
  68        WA        98109         King                   1            Multifamily                    Mid/High Rise
  74        MO        65336         Johnson                1            Multifamily                    Garden
  75        OH        43140         Madison                1            Multifamily                    Garden
  87        WA        98424         Pierce                 1            Multifamily                    Garden
 110        DE        19962         Kent                   1            Manufactured Housing           Manufactured Housing

                                                                                         STUDIO/PAD
                                                                            ----------------------------------------
                                   LOAN                                                                   AVERAGE
                CUT-OFF DATE      GROUP                                        NO. OF                     STUDIO/
LOAN #           BALANCE ($)      1 OR 2     TOTAL UNITS/PADS               STUDIOS/PADS                PAD RENT ($)
------           -----------      ------     ----------------               ------------                ------------

  3            46,000,000.00        2                266                           84                      1,107
  4            34,671,176.28        2              1,445
 4.01          11,848,635.93        2                394                          394                        470
 4.02           5,645,994.30        2                211                          211                        365
 4.03           5,558,521.15        2                232                          232                        300
 4.04           3,777,249.71        2                152                          152                        375
 4.05           3,021,799.77        2                180                          180                        282
 4.06           2,306,110.35        2                131                          131                        295
 4.07           1,558,612.51        2                 75                           75                        268
 4.08             954,252.56        2                 70                           70                        195
  6            32,150,000.00        2                640
  8            25,661,113.80        2              1,561
 8.01           6,436,883.73        2                421                          421                        255
 8.02           5,188,247.49        2                354                          354                        273
 8.03           4,648,860.47        2                207                          207                        315
 8.04           4,241,588.51        2                259                          259                        290
 8.05           4,052,852.72        2                201                          201                        340
 8.06           1,092,680.88        2                119                          119                        291
  12           23,900,000.00        2              1,002
  14           21,700,000.00        2                128
  26           12,960,000.00        1                638                          638                        317
  28           11,040,000.00        2                120
  29           10,579,937.39        2                354                           32                        450
  30           10,335,000.00        1                503
30.01           5,514,723.32        1                233                          233                        295
30.02           1,919,940.71        1                 93                           93                        310
30.03           1,715,691.70        1                104                          104                        259
30.04           1,184,644.27        1                 73                           73                        244
  34            9,969,473.82        2                200
  38            8,750,000.00        2                192
  41            8,400,000.00        2                201                           22                        660
  44            7,850,000.00        2                180
  47            6,688,495.89        2                128
  49            6,308,708.52        2                233
  56            5,000,000.00        1                 13
56.01           4,000,000.00        1                 10
56.02           1,000,000.00        1                  3
  57            4,995,578.30        1                 16
  68            4,092,785.95        2                 73                           14                        647
  74            3,661,821.71        2                161
  75            3,643,724.72        2                112
  87            2,992,231.86        2                104
 110            1,456,000.00        1                 72                           72                        275

                           ONE BEDROOM                                             TWO BEDROOM
                --------------------------------------               ---------------------------------------

                  NO. OF                   AVERAGE                     NO. OF                   AVERAGE
LOAN #          1-BR UNITS               1-BR RENT ($)               2-BR UNITS               2-BR RENT ($)
------          ----------               -------------               ----------               -------------

  3                101                       1,342                       52                       2,245
  4
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
  6                308                         644                      332                         791
  8
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
  12                30                         724                      180                         489
  14                10                         695                        5                       1,290
  26
  28
  29               192                         527                      110                         728
  30
30.01
30.02
30.03
30.04
  34                64                         735                      136                         835
  38                40                         669                      108                         736
  41                67                         771                      112                       1,006
  44                34                         650                      146                         743
  47                76                         772                       52                         917
  49               175                         524                       58                         638
  56
56.01                                                                     6                       5,083
56.02
  57                                                                     13                       3,312
  68                39                         900                       20                       1,248
  74                33                         338                      127                         428
  75                56                         470                       56                         623
  87                52                         486                       52                         580
 110

                               THREE BEDROOM                                     FOUR BEDROOM
                    --------------------------------------          --------------------------------------

                      NO. OF                    AVERAGE               NO. OF                    AVERAGE
   LOAN #           3-BR UNITS               3-BR RENT ($)          4-BR UNITS               4-BR RENT ($)
   ------           ----------               -------------          ----------               -------------

     3                  28                       2,788                   1                        4,499
     4
    4.01
    4.02
    4.03
    4.04
    4.05
    4.06
    4.07
    4.08
     6
     8
    8.01
    8.02
    8.03
    8.04
    8.05
    8.06
     12                216                         450                 576                          422
     14                 13                       1,785                 100                        2,300
     26
     28                 60                       1,197                  60                        1,553
     29                 20                         840
     30
   30.01
   30.02
   30.03
   30.04
     34
     38                 44                         899
     41
     44
     47
     49
     56
   56.01                 4                       7,275
   56.02                 3                       5,333
     57                  3                       3,600
     68
     74                  1                         475
     75
     87
    110

                      UTILITIES           ELEVATOR
   LOAN #            TENANT PAYS           PRESENT
   ------            -----------           -------

     3            E, W, S                    Yes
     4            Various
    4.01          E, W, S
    4.02          E, W, S
    4.03          E, W
    4.04          E, G, W, S
    4.05          E, G, W, S
    4.06          E, G, W, S
    4.07          E
    4.08          E, G, W, S
     6            E, G, W, S                 No
     8            Various
    8.01          E, G, W, S
    8.02          E, W, S
    8.03          E, G, W, S
    8.04          E, G, W, S
    8.05          E, W, S
    8.06          E, G, W, S
     12           None                       No
     14           None                       Yes
     26           E, G
     28           E, G, W                    No
     29           E, W, S                    No
     30           Various
   30.01          E, G, W, S
   30.02          E, G, W, S
   30.03          E, G, W, S
   30.04          E
     34           E, W, S                    No
     38           E, G, W, S                 No
     41           None                       Yes
     44           E, G                       No
     47           E, G                       No
     49           E, W, S                    No
     56           E, G, W, S                 Yes
   56.01          E, G, W, S                 Yes
   56.02          E, G, W, S                 Yes
     57           E, G, W, S                 Yes
     68           E                          Yes
     74           E, G                       No
     75           E                          No
     87           E                          No
    110           E, G

                                                                         ANNEX C

[MERRILL LYNCH LOGO OMITTED]    [JPMORGAN LOGO OMITTED]   [KEYBANK LOGO OMITTED]

                      STRUCTURAL AND COLLATERAL TERM SHEET

                          $760,279,000 (APPROXIMATE)

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2

     CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS D
                                  AND CLASS E

                     MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

                                    Issuer

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                   Depositor

                     MERRILL LYNCH MORTGAGE LENDING, INC.
                              JPMORGAN CHASE BANK
                         KEYBANK NATIONAL ASSOCIATION

                             Mortgage Loan Sellers

                   KEYCORP REAL ESTATE CAPITAL MARKETS, INC.

                     Master Servicer and Special Servicer

                       LASALLE BANK NATIONAL ASSOCIATION

                                    Trustee

                              ABN AMRO BANK N.V.

                                 Fiscal Agent

                              SEPTEMBER 17, 2004

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES OR OTHERWISE, WILL BE
SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS
AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU. This
material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH & CO.                                                   JPMORGAN

KEYBANC CAPITAL MARKETS                               DEUTSCHE BANK SECURITIES

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------
OFFERED CERTIFICATES

                                                              APPROX.
                             INITIAL          APPROX.       PERCENTAGE      WEIGHTED
       EXPECTED RATINGS    CERTIFICATE     TOTAL INITIAL    OF INITIAL      AVERAGE         PRINCIPAL     ASSUMED FINAL
       -----------------    PRINCIPAL          CREDIT        MORTGAGE         LIFE            WINDOW      DISTRIBUTION     RATE
CLASS   FITCH   MOODY'S      BALANCE (1)      SUPPORT      POOL BALANCE     (YEARS)(2)    (MON./YR.)(2)      DATE(2)       TYPE
==================================================================================================================================

  A-1    AAA      Aaa      $ 59,000,000       14.000%          5.293%         2.537        10/04-06/09      6/12/09        Fixed
----------------------------------------------------------------------------------------------------------------------------------
  A-2    AAA      Aaa      $193,737,000       14.000%         17.380%         5.298        06/09-10/10      10/12/10       Fixed
----------------------------------------------------------------------------------------------------------------------------------
  A-3    AAA      Aaa      $ 92,126,000       14.000%          8.264%         7.695        10/10-05/14      5/12/14        Fixed
----------------------------------------------------------------------------------------------------------------------------------
  A-4    AAA      Aaa      $345,746,000       14.000%         31.016%         9.818        05/14-09/14      9/12/14         (3)
----------------------------------------------------------------------------------------------------------------------------------
   B     AA       Aa2      $ 26,474,000       11.625%          2.375%         9.953        09/14-09/14      9/12/14         (3)
----------------------------------------------------------------------------------------------------------------------------------
   C     AA-      Aa3      $  8,361,000       10.875%          0.750%         9.953        09/14-09/14      9/12/14         (3)
----------------------------------------------------------------------------------------------------------------------------------
   D      A        A2      $ 22,295,000        8.875%          2.000%         9.953        09/14-09/14      9/12/14         (3)
----------------------------------------------------------------------------------------------------------------------------------
   E      A-       A3      $ 12,540,000        7.750%          1.125%         9.953        09/14-09/14      9/12/14         (3)
----------------------------------------------------------------------------------------------------------------------------------

NON-OFFERED CERTIFICATES

                                  INITIAL                           APPROX.
                                CERTIFICATE          APPROX.      PERCENTAGE
         EXPECTED RATINGS    PRINCIPAL BALANCE    TOTAL INITIAL   OF INITIAL     WEIGHTED      PRINCIPAL    ASSUMED FINAL
        -------------------     OR NOTIONAL           CREDIT       MORTGAGE    AVERAGE LIFE      WINDOW     DISTRIBUTION    RATE
 CLASS    FITCH    MOODY'S       AMOUNT(1)           SUPPORT     POOL BALANCE   (YEARS)(2)   (MON./YR.)(2)     DATE(2)      TYPE
==================================================================================================================================

   XC     (4)       (4)       $1,114,730,373(5)        N/A            N/A           (4)           (4)           (4)        Variable
----------------------------------------------------------------------------------------------------------------------------------
   XP     (4)       (4)       $1,081,992,000(5)        N/A            N/A           (4)           (4)           (4)        Variable
----------------------------------------------------------------------------------------------------------------------------------
  A-1A    (4)       (4)       $  268,059,000         14.000%        24.047%         (4)           (4)           (4)          (3)
----------------------------------------------------------------------------------------------------------------------------------
    F     (4)       (4)       $   15,328,000          6.375%         1.375%         (4)           (4)           (4)          (3)
----------------------------------------------------------------------------------------------------------------------------------
    G     (4)       (4)       $   11,147,000          5.375%         1.000%         (4)           (4)           (4)          (6)
----------------------------------------------------------------------------------------------------------------------------------
    H     (4)       (4)       $   15,328,000          4.000%         1.375%         (4)           (4)           (4)          (6)
----------------------------------------------------------------------------------------------------------------------------------
    J     (4)       (4)       $    6,967,000          3.375%         0.625%         (4)           (4)           (4)          (3)
----------------------------------------------------------------------------------------------------------------------------------
    K     (4)       (4)       $    5,573,000          2.875%         0.500%         (4)           (4)           (4)          (3)
----------------------------------------------------------------------------------------------------------------------------------
    L     (4)       (4)       $    4,181,000          2.500%         0.375%         (4)           (4)           (4)          (3)
----------------------------------------------------------------------------------------------------------------------------------
    M     (4)       (4)       $    2,786,000          2.250%         0.250%         (4)           (4)           (4)          (3)
----------------------------------------------------------------------------------------------------------------------------------
    N     (4)       (4)       $    2,787,000          2.000%         0.250%         (4)           (4)           (4)          (3)
----------------------------------------------------------------------------------------------------------------------------------
    P     (4)       (4)       $    5,574,000          1.500%         0.500%         (4)           (4)           (4)          (3)
----------------------------------------------------------------------------------------------------------------------------------
    Q     (4)       (4)       $   16,721,373           N/A           1.500%         (4)           (4)           (4)          (3)
----------------------------------------------------------------------------------------------------------------------------------
  DA(7)   (4)       (4)       $      410,000           N/A            N/A           (4)           (4)           (4)         Fixed
----------------------------------------------------------------------------------------------------------------------------------

   (1)   In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

   (2)   As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates (except in the case of ARD loans which are assumed to prepay on their anticipated repayment dates) and the other Modeling
         Assumptions described in the prospectus supplement.

   (3)   The pass-through rates on the class A-4, class A-1A, class B, class
         C, class D, class E, class F, class J, class K, class L, class M, class N, class P and class Q certificates will equal a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

   (4)   Not offered pursuant to the prospectus and prospectus supplement. Any information provided herein regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

   (5)   The class XC and class XP certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class XC and class XP certificates, as described in the prospectus supplement. The interest rate applicable to each component of the class XC and class XP certificates for each distribution date will equal the rate specified in the prospectus supplement.

   (6)   The pass-through rates on the class G and class H certificates will equal the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months, less a specified percentage in the case of Class G).

   (7)   Class DA is entitled to payments on the non-pooled component of the
         Dearbrook Apartments mortgage loan. Class DA is not offered.

   *     The class R-LR, class R-I, class R-II and class Z certificates are not offered by the prospectus supplement or represented in the table above. Any information provided herein regarding the terms of those certificates is provided only to enhance your understanding of the offered certificates and the overall transaction.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       1

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

STRUCTURAL REPRESENTATION(1)
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]

                         Month     0     6    12    18    24    30    36    42    48    54    60    66    72    78    84   Maturity

Class A-1     AAA/Aaa                                                                                                       $59.0mm
Class A-2     AAA/Aaa                                                                                                      $193.7mm
Class A-3     AAA/Aaa                                                                                                       $92.1mm
Class A-1A    AAA/Aaa                                                                                                      $268.1mm
Class A-4     AAA/Aaa                                                                                                      $345.7mm
Class B       AA/Aa2                                                                                                        $26.5mm
Class C       AA-/Aa3                                                                                                        $8.4mm
Class D       A/A2                                                                                                          $22.3mm
Class E       A-/A3                                                                                                         $12.5mm
Class F       (2)                                                                                                           $15.3mm
Class G       (2)                                                                                                           $11.1mm
Class H       (2)                                                                                                           $15.3mm
Class J       (2)                                                                                                            $7.0mm
Class K       (2)                                                                                                            $5.6mm
Class L       (2)                                                                                                            $4.2mm
Classes M-Q   (2)                                                                                                           $27.9mm

     [ ]  XC + XP IO     [ ] XC(3)      [ ] XP(4)
          Strip              Notional       Notional

Note: Classes not drawn to scale.
---------------------------------

(1)  The structural representation is depicted as of the cut-off date.

(2)  Not offered pursuant to the prospectus and prospectus supplement. Any information provided herein regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

(3)  The total notional amount of all the class XC Certificates will equal the total principal balance of the class A-1, A-2, A-3, A-4, A-1A, B, C, D, E,
     F, G, H, J, K, L, M, N, P and Q Certificates.

(4)  The interest rate for the class XP certificates will equal the weighted average of the class XP strip rates. The class XP strip rates relate to and accrue on the following components:

     a)   from the initial distribution date through and including the distribution date in March 2005, components corresponding to a portion of each of the class A-1 and A-1A certificates and the certificate balances of the class A-2 through L certificates;

     b)   during the period following the distribution date in March 2005 through and including the distribution date in September 2005, components corresponding to a portion of each of the class A-1 and
          A-1A certificates and the certificate balances of the class A-2 through L certificates;

     c)   during the period following the distribution date in September 2005 through and including the distribution date in March 2006, components corresponding to a portion of each of the class A-1 and A-1A certificates and the certificate balances of the class A-2 through L certificates;

     d)   during the period following the distribution date in March 2006 through and including the distribution date in September 2006, components corresponding to a portion of each of the class A-1 and
          A-1A certificates and the certificate balances of the class A-2 through L certificates;

     e)   during the period following the distribution date in September 2006 through and including the distribution date in March 2007, components corresponding to a portion of each of the class A-2, A-1A and K certificates and the certificate balances of the class A-3 through J certificates;

     f)   during the period following the distribution date in March 2007 through and including the distribution date in September 2007, components corresponding to a portion of each of the class A-2, A-1A and J certificates and the certificate balances of the class A-3 through H certificates;

     g)   during the period following the distribution date in September 2007 through and including the distribution date in March 2008, components corresponding to a portion of each of the class A-2, A-1A and H certificates and the certificate balances of the class A-3 through G certificates;

     h)   during the period following the distribution date in March 2008 through and including the distribution date in September 2008, components corresponding to a portion of each of the class A-2, A-1A and G certificates and the certificate balances of the class A-3 through F certificates;

     i)   during the period following the distribution date in September 2008 through and including the distribution date in March 2009, components corresponding to a portion of each of the class A-2, A-1A and F certificates and the certificate balances of the class A-3 through E certificates;

     j)   during the period following the distribution date in March 2009 through and including the distribution date in September 2009, components corresponding to a portion of each of the class A-2, A-1A and F certificates and the certificate balances of the class A-3 through E certificates;

     k)   during the period following the distribution date in September 2009 through and including the distribution date in March 2010, components corresponding to a portion of each of the class A-3, A-1A and E certificates and the certificate balances of the class A-4 through D certificates;

     l)   during the period following the distribution date in March 2010 through and including the distribution date in September 2010, components corresponding to a portion of each of the class A-3, A-1A and E certificates and the certificate balances of the class A-4 through D certificates;

     m)   during the period following the distribution date in September 2010 through and including the distribution date in March 2011, components corresponding to a portion of each of the class A-4, A-1A and D certificates and the certificate balances of the class B and C certificates;

     n)   during the period following the distribution date in March 2011 through and including the distribution date in September 2011, components corresponding to a portion of each of the class A-4, A-1A and D certificates and the certificate balances of the class B and C certificates;

After the distribution date in September 2011, the class XP strip rates will all be 0% per annum. The pass-through rate of the class of the class XC certificates will equal the weighted average of the class XC strip rates as further described in the prospectus supplement.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       2

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------
NOTE:  CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE
       MEANINGS ASCRIBED TO THEM IN THE PROSPECTUS SUPPLEMENT.

ISSUE TYPE         Sequential pay REMIC. Class A-1, A-2, A-3, A-4, B, C, D and E
                   certificates are offered publicly. All other certificates
                   will be privately placed to qualified institutional buyers or to institutional accredited investors.

CUT-OFF DATE       References in this term sheet to the "cut-off date" mean,
                   with respect to each mortgage loan, except as provided below, the related due date of that mortgage loan in September 2004 or, with respect to those mortgage loans that were originated in August 2004, if any, and have their first payment date in
                   October 2004, September 1, 2004 or, with respect to those
                   mortgage loans, if any, that were originated in September
                   2004 and have their first payment due date in November 2004, the date of origination. Any payments or collections that
                   represent amounts due on or before that date will not belong to the trust fund.

MORTGAGE POOL      The mortgage pool consists of 115 mortgage loans with an
                   aggregate initial mortgage pool balance of $1,114,730,373, subject to a variance of plus or minus 5.0%. The mortgage
                   loans are secured by mortgaged real properties located
                   throughout 35 states and the District of Columbia.

LOAN GROUPS        For purposes of making distributions to the class A-1, A-2,
                   A-3, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group
                   1 and loan group 2. Loan group 1 will consist of 97 mortgage loans, representing approximately 76.0% of the initial
                   mortgage pool balance and loan group 2 will consist of 18
                   mortgage loans, representing approximately 24.0% of the
                   initial mortgage pool balance. Loan group 2 will include
                   approximately 95.4% of all the mortgage loans secured by
                   multifamily properties and approximately 70.9% of all the
                   mortgage loans secured by manufactured housing community
                   properties.

ISSUER             Merrill Lynch Mortgage Trust 2004-KEY2

DEPOSITOR          Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN      Merrill Lynch Mortgage Lending, Inc (MLML).......55.3% of initial mortgage pool balance
SELLERS            JPMorgan Chase Bank (JPMCB)......................24.9% of initial mortgage pool balance
                   KeyBank National Association (KEY)...............19.7% of initial mortgage pool balance

UNDERWRITERS       Merrill Lynch, Pierce, Fenner & Smith Incorporated
                   J.P. Morgan Securities Inc.
                   KeyBanc Capital Markets, a Division of McDonald Investments
                      Inc.
                   Deutsche Bank Securities Inc.

TRUSTEE            LaSalle Bank National Association

FISCAL AGENT       ABN AMRO Bank N.V.

MASTER SERVICER    KeyCorp Real Estate Capital Markets, Inc.

SPECIAL SERVICER   KeyCorp Real Estate Capital Markets, Inc.

RATING AGENCIES    Fitch, Inc.
                   Moody's Investors Service, Inc.

DENOMINATIONS      $25,000 minimum for the offered certificates.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       3

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

CLOSING DATE         On or about September 29, 2004.

SETTLEMENT TERMS     Book-entry through DTC for all offered certificates.

DETERMINATION DATE   For any distribution date, the fourth business day prior to the distribution date.

DISTRIBUTION DATE    The 12th day of each month or, if the 12th day is not a
                     business day, on the next succeeding business day,
                     beginning in October 2004.

INTEREST             Each class of offered certificates will be entitled on each
DISTRIBUTIONS        distribution date to interest accrued during the prior
                     calendar month at its pass-through rate for such
                     distribution date on the outstanding certificate balance of such class immediately prior to such distribution date.
                     Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a 360-day year.
                     Interest on the offered certificates will be distributed on each distribution date, to the extent of available funds,
                     in sequential order of class designations, except that the class A-1, A-2, A-3, A-4, A-1A, XC and XP are pari passu in entitlement to interest. In general, payments of interest
                     in respect of the class A-1, A-2, A-3 and A-4 certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class A-1A certificates will be made to
                     the extent of available funds attributable to the mortgage loans in loan group 2, and payments of interest in respect of the class XC and XP certificates will be made to the
                     extent of available funds attributable to mortgage loans in both loan groups. However, if application of available
                     funds as described in the preceding sentence would result
                     in an interest shortfall to any of those classes of
                     certificates, then payments of interest will be made with
                     respect to all of those classes without regard to loan
                     groups.

PRINCIPAL            Except as described below, principal will be distributed on
DISTRIBUTIONS        each distribution date, to the extent of available funds,
                     to the most senior class of sequential pay certificates
                     outstanding until its certificate balance is reduced to
                     zero. To the extent of available funds, payments of
                     principal are generally made (i) to the class A-1, A-2, A-3 and A-4 certificates, in that order, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 1 and, after the principal
                     balance of the class A-1A certificates has been reduced to zero, the funds received or advanced with respect to
                     principal on mortgage loans in loan group 2, in each case
                     until the principal balance of the subject class of
                     certificates is reduced to zero, and (ii) to the class A-1A certificates, in an amount equal to the funds received or
                     advanced with respect to principal on mortgage loans in
                     loan group 2 and, after the principal balance of the class
                     A-4 certificates has been reduced to zero, the funds
                     received or advanced with respect to principal on mortgage loans in loan group 1, until the principal balance of the
                     class A-1A certificates is reduced to zero. Following
                     retirement of the class A-1, A-2, A-3, A-4 and A-1A
                     certificates, to the extent of available funds, amounts
                     distributable as principal will be distributed on each
                     distribution date to the class B, C, D, E, F, G, H, J, K,
                     L, M, N, P and Q certificates, in that order, in each case until the related certificate balance of the subject class of certificates is reduced to zero. If, due to losses, the certificate balances of the class B through class Q
                     certificates are reduced to zero, payments of principal to the class A-1, class A-2, class A-3, class A-4 and class
                     A-1A certificates will be made on a pro rata basis without regard to loan groups.

LOSSES               Losses realized on the mortgage loans and certain
                     default-related and other unanticipated expenses, if any,
                     will be allocated to the class Q, P, N, M, L, K, J, H, G,
                     F, E, D, C and B certificates, in that order, and then, pro rata to the class A-1, A-2, A-3, A-4 and A-1A certificates.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       4

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

CLASS DA             The class DA certificates, which will have a $410,000
                     initial certificate balance, represent a subordinate
                     interest in the Deerbrook Apartments loan. Notwithstanding the discussion above, the class DA certificates are the
                     first loss piece with respect to that loan, but no other,
                     and will entitle holders to receive principal payments once the principal balance of the senior interest in that loan
                     (which is being pooled with the other mortgage loans) is
                     paid in full.

PREPAYMENT           Any prepayment premiums or yield maintenance charges
PREMIUMS AND         collected will be distributed to certificateholders on the
YIELD MAINTENANCE    distribution date following the collection period in which
CHARGES              the prepayment occurred. On each distribution date, the
                     holders of each class of offered certificates and of the
                     class F, G, H and A-1A certificates then entitled to
                     principal distributions (to the extent such prepayment
                     premium or yield maintenance charge is collected from
                     mortgage loans in the loan group from which such class of
                     certificates is receiving payments of principal) will be
                     entitled to a portion of prepayment premiums or yield
                     maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges,
                     net of workout fees and principal recovery fees payable
                     from it, multiplied by (b) a fraction, which in no event
                     may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the
                     denominator of which is equal to the excess, if any, of the mortgage rate of the prepaid mortgage loan over the
                     relevant discount rate, multiplied by (c) a fraction, the
                     numerator of which is equal to the amount of principal
                     distributable on such class of certificates on that
                     distribution date, and the denominator of which is the
                     total principal distribution amount for that distribution
                     date; provided that, if the A-4 and A-1A classes were both outstanding as of the commencement of business on such
                     distribution date, then the number in clause (c) will be a fraction, the numerator of which is equal to the amount of principal distributable on the subject class of
                     certificates on such distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the total principal distribution amount for such distribution date that is
                     attributable to the loan group that includes the prepaid
                     mortgage loan.

                     The portion, if any, of the prepayment premiums or yield
                     maintenance charges remaining after any payments described above will be distributed to the holders of the class XC
                     certificates.

ADVANCES             The master servicer and, if it fails to do so, the trustee
                     (or the fiscal agent on its behalf), will be obligated to
                     make P&I advances and servicing advances, including
                     advances of delinquent property taxes and insurance, but
                     only to the extent that such advances are considered
                     recoverable, and, in the case of P&I advances, subject to
                     appraisal reductions that may occur.

APPRAISAL            If any of certain adverse events or circumstances described
REDUCTIONS           in the prospectus supplement occur or exist with respect to any mortgage loan or the mortgaged real property for any
                     mortgage loan, that mortgage loan will be considered a
                     required appraisal loan. An appraisal reduction will
                     generally be made in the amount, if any, by which the
                     principal balance of the required appraisal loan (plus
                     other amounts overdue or advanced in connection with such
                     loan) exceeds 90% of the appraised value of the related
                     mortgaged real property plus all escrows and reserves
                     (including letters of credit) held with respect to the
                     mortgage loan. As a result of calculating an appraisal
                     reduction amount for a given mortgage loan, the interest
                     portion of any P&I advance for such loan will be reduced,
                     which will have the effect of reducing the amount of
                     interest available for distribution to the certificates.

                     A required appraisal loan will cease to be a required
                     appraisal loan when the related mortgage loan has been
                     brought current for at least three consecutive months and
                     no other circumstances exist which would cause such
                     mortgage loan to be a required appraisal loan.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       5

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

OPTIONAL             The master servicer, the special servicer and certain
TERMINATION          certificateholders will have the option to terminate the
                     trust, in whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on
                     which the stated principal balance of the mortgage loans
                     (including the non-pooled portion of the Deerbrook Apts.
                     Mortgage Loan) is less than approximately 1.0% of the
                     initial total principal balance of the certificates with
                     principal balances. Such purchase price will generally be
                     at a price equal to the unpaid aggregate principal balance of the mortgage loans, plus accrued and unpaid interest and certain other additional trust fund expenses and the fair
                     market value of any REO properties acquired by the trust
                     following foreclosure.

                     In addition, if, following the date on which the total
                     principal balances of the class A-1, A-2, A-3, A-4, B, C, D and E certificates are reduced to zero, all of the
                     remaining certificates are held by the same
                     certificateholder, the trust fund may also be terminated,
                     subject to such additional conditions as may be set forth
                     in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates for all the
                     mortgage loans and REO properties remaining in the trust
                     fund at the time of exchange.

CONTROLLING CLASS    The class of sequential pay certificates (other than the
                     class DA certificates) (a) which bears the latest
                     alphabetical class designation and (b) the certificate
                     balance of which is not less than 25% of its original
                     certificate balance; provided, however, that if no such
                     class of sequential pay certificates satisfies clause (b)
                     above, the controlling class will be the outstanding class of sequential pay certificates (other than the class DA
                     certificates) bearing the latest alphabetical class
                     designation. The holders of certificates representing a
                     majority interest in the controlling class will have the
                     right, subject to the conditions described in the
                     prospectus supplement, to replace the special servicer and select a representative that may direct and advise the
                     special servicer on various servicing matters.

ERISA                The offered certificates are expected to be ERISA eligible.

SMMEA                The class A-1, A-2, A-3, A-4, B and C certificates will,
                     and the class D and E certificates will not, be
                     "mortgage-related securities" for the purposes of the
                     Secondary Mortgage Market Enhancement Act of 1984.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       6

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

CONTACTS

          MERRILL LYNCH & CO.               JPMORGAN
             John Mulligan                 Brian Baker
        (212) 449-3860 (Phone)       (212) 834-3813 (Phone)
        (212) 738-1491 (Fax)         (212) 834-6598 (Fax)

               Rich Sigg                   Glenn Riis
        (212) 449-3860 (Phone)       (212) 834-3813 (Phone)
        (212) 738-1491 (Fax)         (212) 834-6598 (Fax)

             David Rodgers                Andrew Taylor
        (212) 449-3611 (Phone)       (212) 834-3813 (Phone)
        (212) 449-3658 (Fax)         (212) 834-6598 (Fax)

     KEYBANC CAPITAL MARKETS          DEUTSCHE BANK SECURITIES INC.
          Joe Chinnici                       Scott Waynebern
      (216) 689-0281 (Phone)             (212) 250-5149 (Phone)
       (216) 689-4233 (Fax)              (212) 797-5630 (Fax)

          Audrey Saccardi                      Lainie Kaye
      (216) 689-0302 (Phone)             (212) 250-5270 (Phone)
       (216) 689-0950 (Fax)              (212) 797-4488 (Fax)

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       7

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information and statistical data concerning the mortgage loans is approximate. For mortgage loans secured by multiple properties, the cut-off date balance is allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated based on either (i) an individual property's appraised value as a percentage of the total appraised value of all the properties, including the subject individual property, securing the same mortgage loan or (ii) an individual property's underwritten net operating income as a percentage of the total net operating income of all the properties, including the subject individual property, securing the same mortgage loan. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their scheduled principal balances as of the cut-off date. All information presented herein (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with companion loans is calculated without regard to any companion loans, and all information presented herein (including loan-to-value ratios and debt service coverage ratios) with respect to the Deerbrook Apartments loan is calculated without regard to the portion of that loan evidenced by the class DA certificates. Unless otherwise indicated, all figures presented and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, as of the cut-off date. Original and remaining term to stated maturity and loan-to-value ratio at maturity information with respect to mortgage loans that have anticipated repayment dates are presented using the anticipated repayment dates instead of the stated
maturity dates.

GENERAL CHARACTERISTICS

--------------------------------------------------------------------------------

                                                                                  ALL MORTGAGE          LOAN             LOAN
                                                                                     LOANS            GROUP 1          GROUP 2

Initial mortgage pool/loan group balance ....................................   $1,114,730,373     $846,670,930     $268,059,470
Number of mortgage loans ....................................................              115               97               18
Number of mortgaged real properties .........................................              173              143               30
Percentage of investment-grade, shadow rated loans
 (loan no. 1)(1).............................................................              8.2%            10.8%             0.0%
Average cut-off date principal balance ......................................   $    9,693,308     $  8,728,566     $ 14,892,193
Largest cut-off date principal balance ......................................   $   91,096,748     $ 91,096,748     $ 46,000,000
Smallest cut-off date principal balance .....................................   $    1,195,000     $  1,195,000     $  2,992,232
Weighted average mortgage interest rate .....................................           5.7165%          5.8293%          5.3603%
Highest mortgage interest rate ..............................................           6.7600%          6.7600%          6.3500%
Lowest mortgage interest rate ...............................................           4.7000%          4.7270%          4.7000%
Number of cross-collateralized mortgage loans ...............................                8                6                2
Cross-collateralized mortgage loans as a percentage of initial mortgage
 pool/loan group balance ....................................................             10.6%             6.8%            22.5%
Number of multi-property mortgage loans .....................................                9                7                2
Multi-property mortgage loans as a percentage of initial mortgage
 pool/loan group balance ....................................................             17.7%            16.1%            22.5%
Weighted average underwritten debt service coverage ratio ...................             1.42x            1.45x            1.34x
Highest underwritten debt service coverage ratio(2)..........................             1.94x            1.94x            1.57x
Lowest underwritten debt service coverage ratio(2)...........................             1.15x            1.15x            1.19x
Weighted average cut-off date loan-to-value ratio(2).........................             71.6%            70.2%            75.9%
Highest cut-off date loan-to-value ratio ....................................             81.7%            81.7%            79.9%
Lowest cut-off date loan-to-value ratio .....................................             40.4%            40.4%            42.0%
Weighted average original term to maturity or anticipated repayment date
 (months) ...................................................................              108              110              100
Longest original term to maturity or anticipated repayment date (months) ....              240              240              180
Shortest original term to maturity or anticipated repayment date (months) ...               60               60               60
Weighted average remaining term to maturity or anticipated repayment
 date (months) ..............................................................              106              109               97
Longest remaining term to maturity or anticipated repayment date
 (months) ...................................................................              240              240              172
Shortest remaining term to maturity or anticipated repayment date
 (months) ...................................................................               54               57               54

---------------------

(1)  It has been confirmed by Fitch, Inc. and Moody's Investors Service, Inc.,
     in accordance with their respective methodologies, that this mortgage loan has credit characteristics consistent with investment-grade rated obligations.

(2)  In the case of two (2) mortgage loans (loan numbers 3 and 49), the debt service coverage ratio was calculated assuming the application of a
     $3,250,000 letter of credit and $140,000 holdback, respectively, in reduction of the cut-off date principal balance of those mortgage loans and assuming a revised debt service payment.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       8

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL
--------------------------------------------------------------------------------

                            % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE

-----------------------------------------------------------------------------------------------------------------------------------
                      % OF INITIAL
                      MORTGAGE POOL                                     MANUFACTURED   MIXED                   SELF
 STATE                   BALANCE      RETAIL    OFFICE    MULTIFAMILY     HOUSING       USE    HOSPITALITY   STORAGE    INDUSTRIAL
-----------------------------------------------------------------------------------------------------------------------------------

California .........       20.4         8.0       3.9         5.6            --          --         --         1.3         1.5
 Southern ..........       17.8         6.4       3.9         5.6            --          --         --         1.2         0.7
 Northern ..........        2.6         1.6        --          --            --          --         --         0.1         0.9
Florida ............       12.6         3.5        --         6.9           1.1          --         --         1.2          --
Minnesota ..........        8.5         8.2       0.4          --            --          --         --          --          --
Texas ..............        5.5         3.2        --         0.6           0.9         0.5         --         0.1         0.2
New York ...........        5.2         0.2       0.7          --           1.2         1.4        1.4         0.1         0.2
Michigan ...........        4.9         1.7       0.2         1.7           0.9         0.3         --          --          --
Georgia ............        4.4          --       1.4          --           0.1          --        2.3         0.1         0.4
Pennsylvania .......        3.5          --        --         1.9            --          --        1.1          --         0.4
Colorado ...........        3.4         1.9        --          --            --          --        1.6          --          --
Arizona ............        3.0         2.9       0.1          --            --          --         --         0.1          --
Dist. of Columbia...        3.0          --       3.0          --            --          --         --          --          --
New Jersey .........        2.9          --       2.2          --            --          --         --         0.7          --
Ohio ...............        2.8         1.7        --         0.3            --          --        0.6         0.2          --
Illinois ...........        2.2         1.5       0.3          --            --          --         --         0.1         0.2
North Carolina .....        2.0         1.2       0.7          --            --          --         --         0.1          --
Virginia ...........        1.8         0.3       0.1          --            --          --        1.2         0.2          --
Utah ...............        1.8          --        --          --           1.8          --         --          --          --
Tennessee ..........        1.7         0.6        --          --           0.2          --         --         0.9          --
Washington .........        1.7         0.3        --         1.4            --          --         --          --          --
Rhode Island .......        1.5          --        --          --            --          --        1.5          --          --
New Hampshire ......        1.2          --       1.2          --            --          --         --          --          --
Kentucky ...........        0.8          --        --         0.8            --          --         --          --          --
Maryland ...........        0.7          --       0.3          --            --          --         --          --         0.4
Alabama ............        0.7          --        --          --           0.6          --         --         0.1          --
Iowa ...............        0.7          --        --          --           0.7          --         --          --          --
Massachusetts ......        0.6          --        --          --            --          --         --         0.6          --
Nevada .............        0.5         0.4        --          --            --          --         --         0.1          --
Mississippi ........        0.5         0.3        --          --            --          --         --         0.2          --
Indiana ............        0.3          --        --          --            --          --         --          --         0.3
Missouri ...........        0.3          --        --         0.3            --          --         --          --          --
Oklahoma ...........        0.3          --        --          --            --          --         --         0.2         0.1
Oregon .............        0.2         0.2        --          --            --          --         --          --          --
South Carolina .....        0.2          --        --          --            --          --        0.2          --          --
Delaware ...........        0.1          --        --          --           0.1          --         --          --          --
Maine ..............        0.1          --        --          --            --          --         --         0.1          --
Wyoming ............        0.1          --        --          --           0.1          --         --          --          --
                          -----        ----      ----        ----           ---         ---        ---         ---         ---
Total ..............      100.0%       35.8%     14.5%       19.5%          7.6%        2.3%       9.9%        6.4%        3.9%
                          -----        ----      ----        ----           ---         ---        ---         ---         ---

---------------------
(1)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above and Southern California includes areas below 93600.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       9

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                                            CUT-OFF DATE     % OF INITIAL
                                                     NUMBER OF MORTGAGE      PRINCIPAL      MORTGAGE POOL
                                                           LOANS              BALANCE          BALANCE
-----------------------------------------------------------------------------------------------------------

Interest-only Loans ..............................            1            $ 24,600,000          2.2%
Single Tenant ....................................           12              37,740,166          3.4
Loans (greater than) 50% Single Tenant ...........           27             155,953,350         14.0
Current Secondary Debt ...........................            7             202,123,583         18.1
Future Secondary Debt Permitted ..................           16             177,131,571         15.9
Lockbox ..........................................           39             616,272,614         55.3
Escrow Types(1)
 TI/LC(2) ........................................           41             269,703,086         24.2
 Real Estate Tax .................................           85             886,620,480         79.5
 Insurance .......................................           70             762,120,231         68.4
 Replacement Reserves ............................           78             846,063,657         75.9

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                                            CUT-OFF DATE     % OF INITIAL
                                                     NUMBER OF MORTGAGE      PRINCIPAL       LOAN GROUP 1
                                                           LOANS              BALANCE          BALANCE
-----------------------------------------------------------------------------------------------------------

Interest-only Loans ..............................            1            $ 24,600,000          2.9%
Single Tenant ....................................           12              37,740,166          4.5
Loans (greater than) 50% Single Tenant ...........           27             155,953,350         18.4
Current Secondary Debt ...........................            4             164,592,288         19.4
Future Secondary Debt Permitted ..................           14             145,462,097         17.2
Lockbox ..........................................           32             468,300,913         55.3
Escrow Types(1)
 TI/LC(2) ........................................           41             269,703,086         24.2
 Real Estate Tax .................................           68             622,653,796         73.5
 Insurance .......................................           56             536,592,043         63.4
 Replacement Reserves ............................           62             588,785,469         69.5

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                                            CUT-OFF DATE     % OF INITIAL
                                                     NUMBER OF MORTGAGE      PRINCIPAL      LOAN GROUP 2
                                                           LOANS              BALANCE         BALANCE
-----------------------------------------------------------------------------------------------------------

Interest-only Loans ..............................            0            $          0          0.0%
Single Tenant ....................................            0                       0          0.0
Loans (greater than) 50% Single Tenant ...........            0                       0          0.0
Current Secondary Debt ...........................            3              37,531,296         14.0
Future Secondary Debt Permitted ..................            2              31,669,474         11.8
Lockbox ..........................................            7             147,971,701         55.2
Escrow Types(1)
 TI/LC(2) ........................................            0                       0          0.0
 Real Estate Tax .................................           17             263,966,684         98.5
 Insurance .......................................           14             225,528,188         84.1
 Replacement Reserves ............................           16             257,278,188         96.0

---------------------
(1)  Does not include mortgage loans with upfront reserves.

(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by Office, Retail, Mixed Use and Industrial properties.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                     CUT-OFF DATE BALANCE ($)
-------------------------------------------------------------------
          RANGE OF              # OF        AGGREGATE
        CUT-OFF DATE          MORTGAGE     CUT-OFF DATE    % OF
          BALANCES             LOANS       BALANCE ($)     POOL
-------------------------------------------------------------------

  $1,195,000 - 2,999,999          30        67,154,589      6.0%
   3,000,000 - 3,999,999          15        52,092,829      4.7
   4,000,000 - 4,999,999          14        63,133,298      5.7
   5,000,000 - 5,999,999           5        26,937,347      2.4
   6,000,000 - 6,999,999           5        31,806,788      2.9
   7,000,000 - 7,999,999           3        23,170,547      2.1
   8,000,000 - 9,999,999          11        99,587,826      8.9
  10,000,000 - 12,999,999          7        77,200,564      6.9
  13,000,000 - 19,999,999         10       159,407,912     14.3
  20,000,000 - 49,999,999         13       359,486,386     32.2
  50,000,000 - 91,096,748          2       154,752,288     13.9
-------------------------------------------------------------------
 TOTAL:                          115    $1,114,730,373    100.0%
-------------------------------------------------------------------
 Min: $1,195,000      Max: $91,096,748      Average: $9,693,308
-------------------------------------------------------------------

-----------------------------------------------------------
        ORIGINAL TERM TO STATED MATURITY/ARD (MOS)
-----------------------------------------------------------
                       # OF        AGGREGATE
      RANGE OF       MORTGAGE     CUT-OFF DATE      % OF
   ORIGINAL TERMS     LOANS       BALANCE ($)       POOL
-----------------------------------------------------------

       60 - 60            6       157,786,127       14.2%
       61 - 84            9       179,382,802       16.1
       85 - 120          87       722,300,581       64.8
      121 - 240          13        55,260,863        5.0
-----------------------------------------------------------
 TOTAL:                 115    $1,114,730,373      100.0%
-----------------------------------------------------------
 Min: 60 mos.     Max: 240 mos.      Wtd. Avg.: 108 mos.
-----------------------------------------------------------

-----------------------------------------------------------
        REMAINING TERM TO STATED MATURITY/ARD (MOS)
-----------------------------------------------------------
      RANGE OF         # OF        AGGREGATE
     REMAINING       MORTGAGE     CUT-OFF DATE    % OF
       TERMS          LOANS       BALANCE ($)     POOL
-----------------------------------------------------------

       54 - 84           15       337,168,929     30.2%
       85 - 119          59       487,079,581     43.7
      120 - 240          41       290,481,863     26.1
-----------------------------------------------------------
 TOTAL:                 115    $1,114,730,373    100.0%
-----------------------------------------------------------
 Min: 54 mos.    Max: 240 mos.     Wtd. Avg.: 106 mos.
-----------------------------------------------------------

-------------------------------------------------------------
            CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------------
       RANGE OF           # OF        AGGREGATE
     CUT-OFF DATE       MORTGAGE     CUT-OFF DATE    % OF
      LTV RATIOS         LOANS       BALANCE ($)     POOL
-------------------------------------------------------------

     40.38 - 49.99          3         10,384,906      0.9%
     50.00 - 59.99         10         81,344,936      7.3
     60.00 - 64.99         10        193,306,847     17.3
     65.00 - 69.99         16        148,530,609     13.3
     70.00 - 74.99         28        135,189,348     12.1
     75.00 - 81.70         48        545,973,727     49.0
-------------------------------------------------------------
 TOTAL:                    115    $1,114,730,373    100.0%
-------------------------------------------------------------
 Min: 40.38%      Max: 81.70%        Wtd. Average: 71.56%
-------------------------------------------------------------

------------------------------------------------------------
              ORIGINAL AMORTIZATION TERM (MOS)
------------------------------------------------------------
   RANGE OF ORIGINAL     # OF        AGGREGATE
     AMORTIZATION      MORTGAGE    CUT-OFF DATE     % OF
        TERMS           LOANS       BALANCE ($)     POOL
------------------------------------------------------------

    Interest Only           1        24,600,000      2.2%
      120 - 299             9        41,191,129      3.7
      300 - 329            28       241,790,297     21.7
      330 - 360            77       807,148,946     72.4
------------------------------------------------------------
 TOTAL:                   115    $1,114,730,373    100.0%
------------------------------------------------------------
 Min: 120 mos.    Max: 360 mos.      Wtd. Avg.: 342 mos.(2)
------------------------------------------------------------

---------------------------------------------------------
            REMAINING AMORTIZATION TERM (MOS)
---------------------------------------------------------
      RANGE OF
      REMAINING         # OF       AGGREGATE
    AMORTIZATION      MORTGAGE    CUT-OFF DATE   % OF
       TERMS           LOANS      BALANCE ($)    POOL
---------------------------------------------------------

        0 - 60            1        24,600,000     2.2%
       85 - 120           1         1,292,120     0.1
      121 - 360         113     1,088,838,254    97.7
---------------------------------------------------------
 TOTAL:                 115    $1,114,730,373   100.0%
---------------------------------------------------------
 Min: 0 mos.    Max:360 mos.    Wtd. Avg.: 340 mos.(2)
---------------------------------------------------------

------------------------------------------------------------
          LOAN-TO-VALUE RATIO AT MATURITY/ARD (%)
------------------------------------------------------------
       RANGE OF           # OF        AGGREGATE
     MATURITY/ARD       MORTGAGE     CUT-OFF DATE    % OF
      LTV RATIOS         LOANS       BALANCE ($)     POOL
------------------------------------------------------------

   Fully Amortizing         8        24,808,967      2.2%
     17.90 - 49.99         15       131,480,252     11.8
     50.00 - 54.99         12       103,448,386      9.3
     55.00 - 59.99         14       136,885,120     12.3
     60.00 - 62.49         10       116,030,093     10.4
     62.50 - 64.99         14        70,190,166      6.3
     65.00 - 67.49         22       285,569,629     25.6
     67.50 - 69.99         11        92,976,645      8.3
     70.00 - 76.60          9       153,341,114     13.8
------------------------------------------------------------
 TOTAL:                   115    $1,114,730,373    100.0%
------------------------------------------------------------
 Min: 17.90%      Max: 76.60%        Wtd. Avg.: 61.79%(1)
------------------------------------------------------------

-----------------------------------------------------------
              DEBT SERVICE COVERAGE RATIO (X)
-----------------------------------------------------------
                         # OF        AGGREGATE
                       MORTGAGE    CUT-OFF DATE    % OF
    RANGE OF DSCRS      LOANS      BALANCE ($)     POOL
-----------------------------------------------------------

      1.15 - 1.19          2        10,363,945      0.9%
      1.20 - 1.24         15       127,572,663     11.4
      1.25 - 1.29         19       166,268,157     14.9
      1.30 - 1.34         23       196,138,622     17.6
      1.35 - 1.39         12        94,694,998      8.5
      1.40 - 1.44         16        90,443,969      8.1
      1.45 - 1.49         10        92,549,092      8.3
      1.50 - 1.59          7       120,503,119     10.8
      1.60 - 1.94         11       216,195,809     19.4
-----------------------------------------------------------
 TOTAL:                  115    $1,114,730,373    100.0%
-----------------------------------------------------------
 Min: 1.15x         Max: 1.94x         Wtd. Avg.: 1.42x
-----------------------------------------------------------

-------------------------------------------------------------
                      MORTGAGE RATE (%)
-------------------------------------------------------------
                          # OF        AGGREGATE
   RANGE OF MORTGAGE    MORTGAGE     CUT-OFF DATE    % OF
        RATES            LOANS       BALANCE ($)     POOL
-------------------------------------------------------------

     4.700 - 4.999          4       142,226,081     12.8%
     5.000 - 5.499         17       208,880,146     18.7
     5.500 - 5.599          7        92,856,121      8.3
     5.600 - 5.699          8        65,501,399      5.9
     5.700 - 5.749          4        44,250,000      4.0
     5.750 - 5.999         31       204,302,102     18.3
     6.000 - 6.249         22       146,001,834     13.1
     6.250 - 6.760         22       210,712,689     18.9
-------------------------------------------------------------
 TOTAL:                   115    $1,114,730,373    100.0%
-------------------------------------------------------------
 Min: 4.7000%    Max: 6.7600%       Wtd. Avg.: 5.7165%
-------------------------------------------------------------

---------------------
(1) Does not include fully amortizing loans.
(2) Does not include interest only loans.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------
                   CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------
           RANGE OF            # OF      AGGREGATE     % OF
        CUT-OFF DATE         MORTGAGE   CUT-OFF DATE  GROUP
          BALANCES            LOANS     BALANCE ($)     1
--------------------------------------------------------------

  1,195,000 - 2,999,999        29       64,162,357     7.6%
  3,000,000 - 3,999,999        13       44,787,282     5.3
  4,000,000 - 4,999,999        13       59,040,512     7.0
  5,000,000 - 5,999,999         5       26,937,347     3.2
  6,000,000 - 6,999,999         3       18,809,583     2.2
  7,000,000 - 7,999,999         2       15,320,547     1.8
  8,000,000 - 9,999,999         8       72,468,352     8.6
 10,000,000 - 12,999,999        5       55,580,626     6.6
 13,000,000 - 19,999,999       10      159,407,912    18.8
 20,000,000 - 49,999,999        7      175,404,096    20.7
 50,000,000 - 91,096,748        2      154,752,288    18.3
--------------------------------------------------------------
 TOTAL:                        97     $846,670,903   100.0%
--------------------------------------------------------------
 Min: $1,195,000    Max: $91,096,748    Average: $8,728,566
--------------------------------------------------------------

-----------------------------------------------------
     ORIGINAL TERM TO STATED MATURITY/ARD (MOS)
-----------------------------------------------------
                     # OF       AGGREGATE
     RANGE OF      MORTGAGE   CUT-OFF DATE   % OF
 ORIGINAL TERMS     LOANS     BALANCE ($)   GROUP 1
-----------------------------------------------------

     60 -  60         3       98,255,539    11.6%
     61 -  84         6      126,612,865    14.8
     85 - 120        77      579,953,458    68.5
    121 - 240        11       42,849,041     5.1
-----------------------------------------------------
 TOTAL:              97     $846,670,903   100.0%
-----------------------------------------------------
 Min: 60 mos.   Max: 240 mos.   Wtd. Avg.: 110 mos.
-----------------------------------------------------

----------------------------------------------------
    REMAINING TERM TO STATED MATURITY/ARD (MOS)
----------------------------------------------------
     RANGE OF       # OF      AGGREGATE
   REMAINING      MORTGAGE  CUT-OFF DATE    % OF
     TERMS         LOANS     BALANCE ($)   GROUP 1
----------------------------------------------------

     57 - 84         9      223,868,404    26.4%
     85 - 119       52      382,682,458    45.2
    120 - 240       36      240,120,041    28.4
----------------------------------------------------
 TOTAL:             97     $846,670,903   100.0%
----------------------------------------------------
 Min: 57 mos.  Max: 240 mos.  Wtd. Avg.: 109 mos.
----------------------------------------------------

--------------------------------------------------------
          CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------
      RANGE OF          # OF      AGGREGATE
    CUT-OFF DATE      MORTGAGE   CUT-OFF DATE    % OF
     LTV RATIOS        LOANS     BALANCE ($)   GROUP 1
--------------------------------------------------------

   40.38 - 49.99         2        6,292,120     0.7%
   50.00 - 59.99         9       74,656,440     8.8
   60.00 - 64.99         9      184,556,847    21.8
   65.00 - 69.99        15      144,868,787    17.1
   70.00 - 74.99        25      111,187,643    13.1
   75.00 - 81.70        37      325,109,067    38.4
--------------------------------------------------------
 TOTAL:                 97     $846,670,903   100.0%
--------------------------------------------------------
 Min: 40.38%    Max: 81.70%     Wtd. Average: 70.20%
--------------------------------------------------------

-----------------------------------------------------
          ORIGINAL AMORTIZATION TERM (MOS)
-----------------------------------------------------
    RANGE OF
    ORIGINAL        # OF       AGGREGATE
  AMORTIZATION    MORTGAGE   CUT-OFF DATE    % OF
      TERMS        LOANS      BALANCE ($)  GROUP 1
-----------------------------------------------------

   Interest Only      1       24,600,000     2.9%
     120 - 299        9       41,191,129     4.9
     300 - 329       27      238,798,065    28.2
     330 - 360       60      542,081,709    64.0
-----------------------------------------------------
 TOTAL:              97     $846,670,903   100.0%
-----------------------------------------------------
 Min: 120 mos.  Max: 360 mos.  Wtd. Avg.: 336 mos.(2)
-----------------------------------------------------

----------------------------------------------------
         REMAINING AMORTIZATION TERM (MOS)
----------------------------------------------------
    RANGE OF
    REMAINING      # OF      AGGREGATE
  AMORTIZATION   MORTGAGE   CUT-OFF DATE   % OF
     TERMS        LOANS     BALANCE ($)   GROUP 1
----------------------------------------------------

     0 - 118         1       24,600,000     2.9%
   119 - 120         1        1,292,120     0.1
   121 - 360        95      820,778,784    96.9
----------------------------------------------------
 TOTAL:             97     $846,670,903   100.0%
----------------------------------------------------
 Min: 0 mos.   Max: 360 mos.   Wtd. Avg.: 335 mos.(2)
----------------------------------------------------

------------------------------------------------------
       LOAN-TO-VALUE RATIO AT MATURITY/ARD (%)
------------------------------------------------------
     RANGE OF        # OF      AGGREGATE
   MATURITY/ARD    MORTGAGE   CUT-OFF DATE    % OF
    LTV RATIOS      LOANS     BALANCE ($)   GROUP 1
------------------------------------------------------

 Fully Amortizing      8       24,808,967     2.9%
   17.90 - 49.99      12      117,037,149    13.8
   50.00 - 54.99      10       91,706,154    10.8
   55.00 - 59.99      14      136,885,120    16.2
   60.00 - 62.49      10      116,030,093    13.7
   62.50 - 64.99      13       66,546,441     7.9
   65.00 - 67.49      15      150,670,270    17.8
   67.50 - 69.99       9       71,356,707     8.4
   70.00 - 76.60       6       71,630,000     8.5
------------------------------------------------------
 TOTAL:               97     $846,670,903   100.0%
------------------------------------------------------
 Min: 17.90%    Max: 76.60%    Wtd. Avg.: 60.05%(1)
------------------------------------------------------

-------------------------------------------------------
            DEBT SERVICE COVERAGE RATIO (X)
-------------------------------------------------------
                       # OF      AGGREGATE
      RANGE OF       MORTGAGE   CUT-OFF DATE   % OF
       DSCRS          LOANS     BALANCE ($)   GROUP 1
-------------------------------------------------------

    1.15 - 1.24        13       81,047,962     9.6%
    1.25 - 1.34        35      243,161,348    28.7
    1.35 - 1.44        24      157,207,686    18.6
    1.45 - 1.54        10       60,377,916     7.1
    1.55 - 1.59         4       88,680,182    10.5
    1.60 - 1.94        11      216,195,809    25.5
-------------------------------------------------------
 TOTAL:                97     $846,670,903   100.0%
-------------------------------------------------------
 Min: 1.15x       Max: 1.94x       Wtd. Avg.: 1.45x
-------------------------------------------------------

------------------------------------------------------
                  MORTGAGE RATE (%)
------------------------------------------------------
                      # OF      AGGREGATE
     RANGE OF       MORTGAGE   CUT-OFF DATE   % OF
  MORTGAGE RATES     LOANS     BALANCE ($)   GROUP 1
------------------------------------------------------

   4.727 - 4.999       3      110,076,081    13.0%
   5.000 - 5.499      11       84,369,621    10.0
   5.500 - 5.599       5       49,434,945     5.8
   5.600 - 5.699       7       59,192,690     7.0
   5.700 - 5.749       2       14,700,000     1.7
   5.750 - 5.999      26      175,844,864    20.8
   6.000 - 6.249      22      146,001,834    17.2
   6.250 - 6.760      21      207,050,868    24.5
------------------------------------------------------
 TOTAL:               97     $846,670,903   100.0%
------------------------------------------------------
 Min: 4.7270%    Max: 6.7600%     Wtd. Avg.: 5.8293%
------------------------------------------------------

---------------------
(1)  Does not include fully amortizing loans.
(2)  Does not include interest only loans.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

------------------------------------------------------------
                  CUT-OFF DATE BALANCE ($)
------------------------------------------------------------
                             # OF
          RANGE OF           MORT-    AGGREGATE
        CUT-OFF DATE         GAGE   CUT-OFF DATE    % OF
          BALANCES           LOANS   BALANCE ($)   GROUP 2
------------------------------------------------------------

  2,992,232 -  3,999,999       3     10,297,778     3.8%
  4,000,000 -  5,999,999       1      4,092,786     1.5
  6,000,000 -  7,999,999       3     20,847,204     7.8
  8,000,000 -  9,999,999       3     27,119,474    10.1
 10,000,000 - 12,999,999       2     21,619,937     8.1
 13,000,000 - 46,000,000       6    184,082,290    68.7
------------------------------------------------------------
 TOTAL:                       18   $268,059,470   100.0%
------------------------------------------------------------
 Min: $2,992,232    Max: $46,000,000   Average: $14,892,193
------------------------------------------------------------

-----------------------------------------------------
     ORIGINAL TERM TO STATED MATURITY/ARD (MOS)
-----------------------------------------------------
                     # OF       AGGREGATE
    RANGE OF       MORTGAGE   CUT-OFF DATE   % OF
 ORIGINAL TERMS     LOANS     BALANCE ($)   GROUP 2
-----------------------------------------------------

     60 - 60          3       59,530,588    22.2%
     61 - 84          3       53,769,937    20.1
     85 - 120        10      142,347,123    53.1
    121 - 180         2       12,411,822     4.6
-----------------------------------------------------
 TOTAL:              18     $268,059,470   100.0%
-----------------------------------------------------
 Min: 60 mos.   Max: 180 mos.   Wtd. Avg.: 100 mos.
-----------------------------------------------------

----------------------------------------------------
    REMAINING TERM TO STATED MATURITY/ARD (MOS)
----------------------------------------------------
    RANGE OF        # OF      AGGREGATE
   REMAINING      MORTGAGE   CUT-OFF DATE    % OF
     TERMS         LOANS     BALANCE ($)    GROUP 2
----------------------------------------------------

     54 - 84         6       113,300,525    42.3%
     85 - 119        7       104,397,123    38.9
    120 - 172        5        50,361,822    18.8
----------------------------------------------------
 TOTAL:             18      $268,059,470   100.0%
----------------------------------------------------
 Min:54 mos.   Max: 172 mos.   Wtd. Avg.: 97 mos.
----------------------------------------------------

---------------------------------------------------------
          CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------
       RANGE OF         # OF      AGGREGATE
    CUT-OFF DATE      MORTGAGE   CUT-OFF DATE     % OF
     LTV RATIOS         LOANS     BALANCE ($)    GROUP 2
---------------------------------------------------------

    42.00 - 59.99         2       10,781,282     4.0%
    60.00 - 64.99         1        8,750,000     3.3
    65.00 - 79.90        15      248,528,188    92.7
---------------------------------------------------------
 TOTAL:                  18     $268,059,470   100.0%
---------------------------------------------------------
 Min: 42.00%      Max: 79.90%    Wtd. Average: 75.86%
---------------------------------------------------------

----------------------------------------------------
          ORIGINAL AMORTIZATION TERM (MOS)
----------------------------------------------------
    RANGE OF
    ORIGINAL        # OF      AGGREGATE
  AMORTIZATION    MORTGAGE   CUT-OFF DATE    % OF
     TERMS         LOANS     BALANCE ($)    GROUP 2
----------------------------------------------------

    300 - 329        1        2,992,232     1.1%
    330 - 360       17      265,067,238    98.9
----------------------------------------------------
 TOTAL:             18     $268,059,470   100.0%
----------------------------------------------------
 Min: 300 mos.  Max: 360 mos.  Wtd. Avg.: 359 mos.(2)
----------------------------------------------------

-----------------------------------------------------
          REMAINING AMORTIZATION TERM (MOS)
-----------------------------------------------------
    RANGE OF
   REMAINING        # OF     AGGREGATE
  AMORTIZATION    MORTGAGE  CUT-OFF DATE      % OF
     TERMS         LOANS     BALANCE ($)    GROUP 2
-----------------------------------------------------

   298 - 360         18     268,059,470      100.0%
-----------------------------------------------------
 TOTAL:              18    $268,059,470      100.0%
-----------------------------------------------------
 Min: 298 mos.  Max: 360 mos.  Wtd. Avg.: 357 mos.(2)
-----------------------------------------------------

------------------------------------------------------
       LOAN-TO-VALUE RATIO AT MATURITY/ARD (%)
------------------------------------------------------
     RANGE OF         # OF      AGGREGATE
   MATURITY/ARD     MORTGAGE   CUT-OFF DATE    % OF
    LTV RATIOS       LOANS      BALANCE ($)   GROUP 2
------------------------------------------------------

   35.40 - 49.99       3       14,443,104      5.4%
   50.00 - 64.99       3       15,385,957      5.7
   65.00 - 67.49       7      134,899,359     50.3
   67.50 - 69.99       2       21,619,937      8.1
   70.00 - 75.70       3       81,711,114     30.5
------------------------------------------------------
 TOTAL:               18     $268,059,470    100.0%
------------------------------------------------------
 Min: 35.40%    Max: 75.70%    Wtd. Avg.: 67.11%(1)
------------------------------------------------------

-----------------------------------------------------
           DEBT SERVICE COVERAGE RATIO (X)
-----------------------------------------------------
                    # OF      AGGREGATE
     RANGE OF     MORTGAGE   CUT-OFF DATE     % OF
      DSCRS         LOANS     BALANCE ($)    GROUP 2
-----------------------------------------------------

    1.19 - 1.24       4       56,888,646      21.2%
    1.25 - 1.29       2       48,992,232      18.3
    1.30 - 1.34       5       70,253,199      26.2
    1.35 - 1.39       1        6,688,496       2.5
    1.40 - 1.44       3       21,242,786       7.9
    1.45 - 1.57       3       63,994,112      23.9
-----------------------------------------------------
 TOTAL:              18     $268,059,470     100.0%
-----------------------------------------------------
 Min: 1.19x       Max: 1.57x      Wtd. Avg.: 1.34x
-----------------------------------------------------

------------------------------------------------------
                  MORTGAGE RATE (%)
------------------------------------------------------
                      # OF      AGGREGATE
     RANGE OF       MORTGAGE   CUT-OFF DATE    % OF
  MORTGAGE RATES     LOANS     BALANCE ($)    GROUP 2
------------------------------------------------------

   4.700 - 5.299       4      112,211,114    41.9%
   5.300 - 5.499       3       44,449,411    16.6
   5.500 - 5.699       3       49,729,885    18.6
   5.700 - 5.749       2       29,550,000    11.0
   5.750 - 6.350       6       32,119,060    12.0
------------------------------------------------------
 TOTAL:               18     $268,059,470   100.0%
------------------------------------------------------
 Min:4.7000%     Max: 6.3500%    Wtd. Avg.: 5.3603%
------------------------------------------------------

---------------------
(1) Does not include fully amortizing loans.
(2) Does not include interest only loans.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

--------------------------------------------------------------------------------
The following table and summaries describe the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool as measured by cut-off date principal balance:

                                                       NUMBER OF
                                                       MORTGAGE
                                                        LOANS/        CUT-OFF       SHADOW
                                   MORTGAGE            MORTGAGED       DATE         RATING
                                     LOAN      LOAN      REAL        PRINCIPAL      FITCH/
            LOAN NAME               SELLER    GROUP   PROPERTIES     BALANCE(1)    MOODY'S(2)
--------------------------------------------------------------------------------------------

 Crossroads Center ..............    MLML    1             1/1     $ 91,096,748   BBB-/Baa(3)
 Lodgian Portfolio ..............    MLML    1             1/8       63,655,539      N/A
 ARC MHC Portfolio Loans(6)......    MLML    2            2/14       60,332,290      N/A

 U-Haul Portfolio Loans(7).......    MLML    1            2/34       50,276,246      N/A
 1900 Ocean Apartments ..........    MLML    2             1/1       46,000,000      N/A
 1500 Eckington Place ...........    MLML    1             1/1       33,300,000      N/A
 Beach Club and Viridian
    Lake Apartments .............     KEY    2             1/1       32,150,000      N/A
 520 Broadway ...................    MLML    1             1/1       24,600,000      N/A
 150 & 200 Meadowlands
    Parkway .....................    JPMCB   1             1/1       24,139,176      N/A
 Jefferson Commons ..............    JPMCB   2             1/1       23,900,000      N/A
                                                          ----     ------------
 TOTAL/WEIGHTED AVERAGE .........                        12/63     $449,450,000

                                     % OF
                                    INITIAL                                 LOAN                 CUT-OFF
                                   MORTGAGE                               BALANCE                 DATE
                                     POOL       PROPERTY     PROPERTY       PER                    LTV
            LOAN NAME               BALANCE       TYPE         SIZE(3)    SF/UNIT      DSCR       RATIO
---------------------------------------------------------------------------------------------------------

 Crossroads Center ..............     8.2%       Retail       775,319    $     117      1.70x      62.8%
 Lodgian Portfolio ..............     5.7     Hospitality       1,786       35,641      1.71       67.0
 ARC MHC Portfolio Loans(6)......     5.4         MHC(4)        3,006       20,071      1.47       78.5
                                                  Self
 U-Haul Portfolio Loans(7).......     4.5       Storage     1,523,070           33      1.60       62.3
 1900 Ocean Apartments ..........     4.1        Multi(5)         266      172,932      1.26(8)    75.4
 1500 Eckington Place ...........     3.0        Office       247,955          134      1.57       53.3
 Beach Club and Viridian
    Lake Apartments .............     2.9        Multi(5)         640       50,234      1.24       79.3
 520 Broadway ...................     2.2        Office       113,141          217      1.36       76.6
 150 & 200 Meadowlands
    Parkway .....................     2.2        Office       211,962          114      1.30       79.9
 Jefferson Commons ..............     2.1        Multi(5)       1,002       23,852      1.31       78.9
                                     ----                                              ------      ----
 TOTAL/WEIGHTED AVERAGE .........    40.3%                                             1.51X       69.7%

---------------------
(1)  In the case of each cross-collateralized mortgage loan group, the aggregate cut-off date principal balance of the mortgage loans making up that group.
(2)  Fitch, Inc. and Moody's Investors Service, Inc. have indicated that, in accordance with their respective methodologies, the credit characteristics of the related loan are consistent with the characteristics of obligations having the ratings shown.
(3)  Property size is indicated in pads (for manufactured housing community properties), rooms (for hospitality properties), units (for multifamily rental properties except for the Jefferson Commons Loan which is indicated
     in beds) and square feet (for office, self storage and retail properties)
     as applicable.
(4)  Manufactured housing community.
(5)  Multifamily rental property.
(6)  The ARC MHC 10 Year Loan and the ARC MHC 5 Year Loan, which are cross-collateralized and cross-defaulted, are collectively referred to as the ARC MHC Portfolio Loans.
(7)  The U-Haul Portfolio 2 Loan and the U-Haul Portfolio 3 Loan, which are cross-collaterialized and cross-defaulted are collectively referred to as the U-Haul Portfolio Loans.
(8)  DSCR was calculated by assuming the application of a $3,250,000 performance reserve in the form of a letter of credit in reduction of the cut-off date principal balance and the re-amortization of the reduced cut-off date balance.

MORTGAGE POOL PREPAYMENT PROFILE

--------------------------------------------------------------------------------

                                                               % OF
                                                            REMAINING          % OF
                                           AGGREGATE      MORTGAGE POOL      REMAINING
                MONTHS      NUMBER OF      REMAINING        BALANCE--      MORTGAGE POOL
                 SINCE       MORTGAGE      PRINCIPAL         LOCKOUT/     BALANCE--YIELD
    DATE     CUT-OFF DATE     LOANS         BALANCE(1)    DEFEASANCE(2)    MAINTENANCE
-----------------------------------------------------------------------------------------

 3/1/2005           6          115      $1,108,530,003         99.27%           0.73%
 3/1/2006          18          115       1,095,840,414         99.27            0.73
 3/1/2007          30          115       1,080,847,975         97.77            2.23
 3/1/2008          42          115       1,063,684,495         93.87            2.27
 3/1/2009          54          114       1,021,222,058         93.69            2.32
 3/1/2010          66          109         878,695,390         82.82            6.86
 3/1/2011          78          108         779,418,551         86.65            7.56
 3/1/2012          90          100         682,169,740         90.46            8.44
 3/1/2013         102          100         665,245,277         89.63            9.27
 3/1/2014         114           96         607,119,774         74.16            9.43
 3/1/2015         126           11          24,146,771         43.72           56.28
 3/1/2016         138           11          22,275,188         42.16           57.84
 3/1/2017         150           10          20,269,884         40.13           59.87
 3/1/2018         162           10          18,314,082         38.09           61.91
 3/1/2019         174            9          13,622,489         20.07           50.39
 3/1/2020         186            5           6,469,459         33.33           65.46
 3/1/2021         198            4           5,308,145         32.79           67.21
 3/1/2022         210            4           4,157,692         31.24           68.76
 3/1/2023         222            4           2,935,730         17.68           40.83
 3/1/2024         234            4           1,637,874         11.42           63.20
 3/1/2025         246            0                  --             0               0

                  % OF            % OF            % OF            % OF            % OF           % OF
               REMAINING       REMAINING       REMAINING       REMAINING       REMAINING       REMAINING
             MORTGAGE POOL   MORTGAGE POOL   MORTGAGE POOL   MORTGAGE POOL   MORTGAGE POOL   MORTGAGE POOL
              BALANCE: 5%     BALANCE: 4%     BALANCE: 3%     BALANCE: 2%     BALANCE: 1%      BALANCE--
    DATE        PENALTY         PENALTY         PENALTY         PENALTY         PENALTY          OPEN          TOTAL
-----------------------------------------------------------------------------------------------------------------------

 3/1/2005           0%              0%              0%              0%              0%              0%         100.00%
 3/1/2006           0               0               0               0               0               0          100.00
 3/1/2007           0               0               0               0               0               0          100.00
 3/1/2008        0.66               0               0            0.89               0            2.31          100.00
 3/1/2009        0.67               0               0               0            0.91            2.41          100.00
 3/1/2010        0.40            0.50               0               0               0            9.42          100.00
 3/1/2011           0            0.99               0               0               0            4.80          100.00
 3/1/2012           0               0            1.10               0               0               0          100.00
 3/1/2013           0               0               0            1.10               0               0          100.00
 3/1/2014           0               0               0               0            1.17           15.24          100.00
 3/1/2015           0               0               0               0               0               0          100.00
 3/1/2016           0               0               0               0               0               0          100.00
 3/1/2017           0               0               0               0               0               0          100.00
 3/1/2018           0               0               0               0               0               0          100.00
 3/1/2019           0               0               0               0               0           29.53          100.00
 3/1/2020           0               0               0               0               0            1.21          100.00
 3/1/2021           0               0               0               0               0               0          100.00
 3/1/2022           0               0               0               0               0               0          100.00
 3/1/2023           0               0               0               0               0           41.49          100.00
 3/1/2024           0               0               0               0               0           25.38          100.00
 3/1/2025           0               0               0               0               0               0               0

---------------------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD Loans are assumed to pay in full on their respective anticipated repayment dates. Otherwise calculated based on Modeling Assumptions to be described in the prospectus supplement.
(2)  Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

CROSSROADS CENTER
-----------------

   [GRAPHIC OMITTED]                                 [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                           1
 Location (City/State)                                             St. Cloud, MN
 Property Type                                                   Anchored Retail
 Size (Sq. Ft.)                                                          775,319
 Percentage In-line Occupancy as of July 21, 2004                         82.53%
 Year Built/Renovated                                                  1966/2004
 Appraisal Value                                                    $145,100,000
 # of Tenants                                                                115
 Average Rent Per Square Foot                                             $10.32
 Underwritten In-line Occupancy                                            81.1%
 Underwritten Revenues                                               $15,109,983
 Underwritten Total Expenses                                          $4,905,407
 Underwritten Net Operating Income (NOI)                             $10,204,577
 Underwritten Net Cash Flow (NCF)                                     $9,653,215
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               LOAN INFORMATION(1)
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                       MLML
 Loan Group                                                                    1
 Origination Date                                                        7/26/04
 Cut-off Date Principal Balance                                      $91,096,748
 Cut-off Date Loan Balance Per SF                                           $118
 Percentage of Initial Mortgage Pool Balance                                8.2%
 Number of Mortgage Loans                                                      1
 Type of Security (fee/leasehold)                                            Fee
 Mortgage Rate                                                            4.727%
 Amortization Type                                                       Balloon
 IO Period (Months)                                                            0
 Original Term to Maturity/ARD (Months)                                       72
 Original Amortization Term (Months)                                         360
 Lockbox                                                                 Hard(2)
 Cut-off Date LTV Ratio                                                    62.8%
 LTV Ratio at Maturity or ARD                                              56.5%
 Underwritten DSCR on NOI                                                  1.79x
 Underwritten DSCR on NCF                                                  1.70x
--------------------------------------------------------------------------------

---------------------
(1)  Fitch, Inc. and Moody's Investors Service, Inc., have indicated that in accordance with their respective methodologies, the credit characteristics of the Crossroads Center Loan are consistent with the characteristics of
     BBB-/Baa3 obligations, respectively.
(2)  The loan is structured with a lockbox account into which all rents and other revenues from the Crossroads Center property are required to be deposited. Prior to the occurrence of a Cash Management Trigger Event, amounts in the lockbox account are swept daily to a borrower controlled account. Upon the occurrence of a Cash Management Trigger Event, amounts in the lockbox account are swept into a cash management account controlled by the lender. A "Cash Management Trigger Event" occurs upon the earlier of an event of default or the debt service coverage ratio falling below 1.06x.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Crossroads Center Loan") is evidenced by a promissory note in the original principal amount of $91,200,000 and secured by a mortgage encumbering a regional mall located at 4101 West Division Street, St.
Cloud, Minnesota (the "Crossroads Center Property"). The Crossroads Center Loan
represents 8.2% of the initial mortgage pool balance and 10.8% of the initial loan group 1 balance. The Crossroads Center Loan was originated on July 26,
2004, and has a principal balance as of the cut-off date of $91,096,748.

The Crossroads Center Loan has a remaining term of 71 months and a scheduled maturity of August 1, 2010. The Crossroads Center Loan may be prepaid on or after February 1, 2010, and permits defeasance with United States government obligations beginning two years after the securitization of the Crossroads
Center Loan.

THE BORROWER. The borrowing entity is St. Cloud Mall L.L.C., which is a single purpose bankruptcy remote entity. Legal counsel to the borrower delivered a non-consolidation opinion with the origination of the Crossroads Center Loan.
St. Cloud Mall L.L.C. is 100% owned by St. Cloud Mall Holding L.L.C., which is
100% owned by GGP Limited Partnership, whose parent company is General Growth
Properties, Inc (NYSE: GGP). Headquartered in Chicago, General Growth
Properties, Inc. ("GGP") and its predecessor companies have been in the shopping center business for fifty years. GGP is currently the third largest regional mall Real Estate Investment Trust ("REIT") in the United States ranked by equity capitalization. GGP had ownership interests in, or management responsibility for
177 regional shopping malls totaling approximately 153 million square feet of retail space as of July 2004. As of August 26, 2004, GGP had an equity capitalization of approximately $6.3 billion and a total market capitalization of approximately $14.5 billion (including approximately $8.2 billion of debt as of June 30, 2004).

THE PROPERTY. Crossroads Center Property is a single-level enclosed regional mall located in St. Cloud, Minnesota, approximately 70 miles outside of
Minneapolis. It opened in 1966 and was purchased by GGP in April 2000. The mall has approximately 904,594 square feet and approximately 115 tenants. Anchor stores include Marshall Field's, Sears, JC Penney, Target and Scheel's All
Sports. Major in-line tenants include Victoria's Secret, Gap, PacSun, Casual
Corner, Limited, Express, American Eagle Outfitters, Eddie Bauer and Gymboree.
An approximately $33.1 million renovation and expansion was recently completed, which included the creation of a 4,300 square foot food court with new food court spaces and a new family restroom area, a new Scheel's All Sports store, which replaced the prior in-line store, the remodeling of the Target store, which received a new storefront, a major interior renovation including the addition of over 21,000 square feet that includes a new grocery area, pharmacy and fixtures, and finally, a major reconfiguration of the parking lot that improved traffic flow. Immediately surrounding the Crossroads Center Property is a mix of land uses, including office, retail, residential and industrial. An area of single and multifamily housing is present on the northwest corner of the property but is not a part of the property. Directly opposite Crossroads Center on Division Street is a power center anchored by Barnes & Noble Books, Office
Depot and Chipotle.

The Crossroads Center Property is located at the Northwest Corner of Division
Street and Highway 15. Part of the property is located in the city of St. Cloud and part of it is located in the city of Waite. Regional access is provided by
Interstate 94, State Route 10 and State Route 23.

The following table presents certain information relating to the anchor tenants at the Crossroads Center Property:

--------------------------------------------------------------------------------
                         ANCHOR TENANTS

         TENANT NAME                                    PARENT COMPANY
--------------------------------------------------------------------------------

 J.C. Penney .........................    J.C. Penney Company, Inc (NYSE: JCP)
 Target(3) ...........................       Target Corporation (NYSE: TGT)
 Sears(4) ............................       Sears Roebuck and Co. (NYSE: S)
 Marshall Fields(5) ..................          The May Department Stores
                                                   Company (NYSE: MAY)
 Scheel's All Sports .................             Scheel's All Sports
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                     CREDIT                              2003
                                   RATINGS          SQUARE      % OF    SALES   BASE RENT      LEASE
         TENANT NAME        (FITCH/S&P/MOODY'S)(1)   FEET       GLA     PSF(2)     PSF      EXPIRATION
------------------------------------------------------------------------------------------------------------

 J.C. Penney .............       BB+/BB+/Ba3       167,652     21.6%     $183    $1.12          1/06
 Target(3)................         A/A+/A2         129,275      NAP        NA      NAP          NAP
 Sears(4).................      BBB/BBB/Baa1       126,515     16.3%     $174    $0.00          6/09
 Marshall Fields(5).......      BBB/BBB/Baa2       100,000     12.9%     $154    $0.00          1/27
 Scheel's All Sports .....        NA/NA/NA          82,238     10.6%     $636    $7.50          2/24
------------------------------------------------------------------------------------------------------------

---------------------
(1)  Ratings provided are for the entity listed in the "Parent Company" column whether or not the parent company guarantees the lease.
(2)  Sales per square foot for 2003 as reported by the borrower. No representation is made as to the accuracy of the sales data.
(3)  The Target space is anchor-owned and not part of the collateral for the
     Crossroads Center Loan.
(4)  Sears pays only percentage rent.
(5)  Marshall Fields is a ground lease tenant and it pays only percentage rent.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule for the Crossroads Center Property:

--------------------------------------------------------------------------------
                        LEASE ROLLOVER SCHEDULE(1)
                        --------------------------
                          NUMBER OF     SQUARE
                           LEASES       FEET      % OF GLA     BASE RENT
           YEAR           EXPIRING    EXPIRING    EXPIRING     EXPIRING
--------------------------------------------------------------------------------

 Vacant ...............      NAP       33,434        4.3%        NAP
 Temporary/MTM/Expired.       14       24,093        3.1%    $  475,349
 2004 .................        4        1,120        0.1%    $  153,852
 2005 .................        8       14,101        1.8%    $  326,736
 2006 .................       11      187,925       24.2%    $  717,684
 2007 .................       13       35,309        4.6%    $  854,448
 2008 .................       14       42,938        5.5%    $  897,132
 2009 .................       11      144,974       18.7%    $  614,790
 2010 .................        7       22,806        2.9%    $  559,644
 2011 .................        4       12,420        1.6%    $  235,248
 2012 .................        9       29,823        3.8%    $  688,512
 2013 .................        7       17,551        2.3%    $  570,912
 2014 .................        7       20,812        2.7%    $  801,016
 2015 .................        4        5,775        0.7%    $  326,636
 Thereafter ...........        2      182,238       23.5%    $  616,788
--------------------------------------------------------------------------------
 TOTAL ................      115      775,319      100.0%    $7,838,747
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                             % OF     CUMULATIVE     CUMULATIVE    CUMULATIVE    CUMULATIVE
                         BASE RENT   SQUARE FEET       % OF        BASE RENT       % OF
           YEAR           EXPIRING     EXPIRING    GLA EXPIRING     EXPIRING     BASE RENT
----------------------------------------------------------------------------------------------

 Vacant ...............      NAP        33,434           4.3%         NAP            NAP
 Temporary/MTM/Expired.      6.1%       57,527           7.4%     $  475,349         6.1%
 2004 .................      2.0%       58,647           7.6%     $  629,201         8.0%
 2005 .................      4.2%       72,748           9.4%     $  955,937        12.2%
 2006 .................      9.2%      260,673          33.6%     $1,673,621        21.4%
 2007 .................     10.9%      295,982          38.2%     $2,528,069        32.3%
 2008 .................     11.4%      338,920          43.7%     $3,425,201        43.7%
 2009 .................      7.8%      483,894          62.4%     $4,039,991        51.5%
 2010 .................      7.1%      506,700          65.4%     $4,599,635        58.7%
 2011 .................      3.0%      519,120          67.0%     $4,834,883        61.7%
 2012 .................      8.8%      548,943          70.8%     $5,523,395        70.5%
 2013 .................      7.3%      566,494          73.1%     $6,094,307        77.7%
 2014 .................     10.2%      587,306          75.8%     $6,895,323        88.0%
 2015 .................      4.2%      593,081          76.5%     $7,221,959        92.1%
 Thereafter ...........      7.9%      775,319         100.0%     $7,838,747       100.0%
----------------------------------------------------------------------------------------------
 TOTAL ................    100.0%      775,319         100.0%     $7,838,747       100.0%
----------------------------------------------------------------------------------------------

THE MARKET(2). The Crossroads Center is located in the southwestern section of the St. Cloud MSA, which is approximately 70 miles northwest of Minneapolis.
The St. Cloud MSA includes Benton and Stearns Counties and is located in the central portion of Minnesota along the banks of the Mississippi and Sauk
Rivers. The region is served by Interstate 94, which provides direct access to major markets such as Minneapolis, MN, Madison, WI, and Chicago, IL.

The Crossroads Center's primary trade area resides within an approximate 10-mile radius. Population within the mall's primary trade area was estimated to be
141,288 in 2003 which represented an annual growth rate of 1.1% from 2000 to
2003. The number of households in this area was estimated at 52,178, with an average household income of approximately of $61,163 in 2003.

MEZZANINE LOAN. St. Cloud Mall Holding L.L.C. has pledged its 100% ownership interest in St. Cloud Mall L.L.C. to secure a mezzanine loan (the "Crossroads
Center Mezzanine Loan") having an outstanding principal amount of $28,777,837 as of September 1, 2004. In addition, GGP Limited Partnership has guaranteed the
Crossroads Center Mezzanine Loan (the "Crossroads Center Guarantee"). The
Crossroads Center Guarantee will be reduced as the Crossroads Center Loan and
Crossroads Center Mezzanine Loan amortize and as net operating income increases.

ESCROWS/RESERVES. The loan documents do not require escrows of real estate taxes, insurance, replacement and rollover reserves, provided that: (i) no event of default has occurred and is continuing and (ii) the actual trailing 12-month debt service coverage is not less than 1.06x. In the event either trigger event described in (i) and (ii) above occurs, the borrower is required to make deposits into the applicable reserve accounts (except that insurance reserves are not required if insurance coverage is provided under blanket policies).
However, the replacement and rollover reserves are capped at twelve (12) months of deposits.

PROPERTY MANAGEMENT. The borrower, St. Cloud Mall L.L.C., is the property manager for the Crossroads Center.

---------------------
(1)  Information obtained from borrower provided rent roll as of July 21, 2004.
(2)  Certain information from the third party appraisal dated 7/15/2004 may rely upon many assumptions and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

LODGIAN PORTFOLIO
-----------------

[GRAPHIC OMITTED]                                      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Properties                                                8
 Location (City/State)                                                 See table
 Property Type                                                       Hospitality
 Size (Rooms)                                                              1,786
 Percentage Occupancy as of April 2004                                    63.90%
 Year Built                                                            See chart
 Appraised Value                                                     $95,000,000
 Underwritten Occupancy                                                   63.90%
 Underwritten Revenues                                               $43,760,161
 Underwritten Total Expenses                                         $33,130,409
 Underwritten Net Operating Income (NOI)                             $10,629,752
 Underwritten Net Cash Flow (NCF)                                     $8,879,345
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                       MLML
 Loan Group                                                                    1
 Origination Date                                                        6/25/04
 Cut-off Date Principal Balance                                      $63,655,539
 Cut-off Date Loan Balance Per Room                                      $35,641
 Percentage of Initial Mortgage Pool Balance                                5.7%
 Number of Mortgage Loans                                                      1
 Type of Security (fee/fee and leasehold)                                    7/1
 Mortgage Rate                                                            6.577%
 Amortization Type                                                       Balloon
 IO Period (Months)                                                            0
 Original Term to Maturity/ARD (Months)                                       60
 Original Amortization Term (Months)                                         300
 Lockbox                                                                 Hard(1)
 Cut-off Date LTV Ratio                                                    67.0%
 LTV Ratio at Maturity or ARD                                              61.2%
 Underwritten DSCR on NOI                                                  2.04x
 Underwritten DSCR on NCF                                                  1.71x
--------------------------------------------------------------------------------

---------------------
(1)  The loan is structured with a lockbox account into which all revenues from the properties are required to be deposited. Following funding of reserve accounts for impositions and insurance, monthly servicing fees and debt service, a reserve for furniture, fixtures and equipment ("FF&E"), a reserve for monthly operating expenses per budget and the mezzanine loan debt service reserve (provided that no Cash Trap Trigger Event or event of default has occurred and is continuing) remaining amounts in the lockbox shall be paid to borrower. Upon the occurrence of a Cash Trap Trigger
     Event, amounts remaining in the lockbox account after funding all reserves are swept into a cash trap reserve account controlled by the lender.
     Amounts funded into the reserve for operating expenses shall be released to borrower on a daily basis in accordance with the applicable approved budget. A "Cash Trap Trigger Event" occurs as of the end of any calendar quarter when the debt yield (net cash flow divided by the outstanding principal amount of the loan and 24.5% of the principal balance of the mezzanine loan) is less than the minimum debt yield (year 1 -- 9%; year 2
     -- 10%; year 3 -- 11%; year 4 -- 12%; and year 5 -- 13%) for the trailing twelve month period, and will continue to exist until the minimum debt yield test is satisfied for three consecutive calendar quarters (on a trailing twelve month basis). During a Cash Trap Trigger Event, borrower has access to the reserve established for replacement of FF&E provided that appropriate reporting requirements are satisfied and all amounts are expended in accordance with the applicable FF&E budget approved by lender.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Lodgian Portfolio Loan") is secured by a first mortgage loan on the fee interest in seven full service hotels and the fee and leasehold interest in 1 full service hotel (each, a "Lodgian Portfolio Property"
and collectively the "Lodgian Portfolio Properties") totaling 1,786 rooms. The
Lodgian Portfolio Loan represents 5.7% of the initial mortgage pool balance and
7.5% of the initial loan group 1 balance. The Lodgian Portfolio Loan was originated on June 25, 2004, and has a principal balance as of the cut-off date of $63,655,539.

The Lodgian Portfolio Loan has a remaining term of 58 months and a scheduled maturity of July 1, 2009. The Lodgian Portfolio Loan may be prepaid on or after
May 1, 2009, and permits defeasance with United States government obligations beginning two years after the securitization of the Lodgian Portfolio Loan.

THE BORROWER. The borrowers (the "Lodgian Portfolio Borrowers") are five special purpose entities (see table below), owned and controlled indirectly by Lodgian,
Inc. (AMEX: LGN). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Lodgian Portfolio Loan.

Lodgian, Inc. ("Lodgian" or the "Sponsor") was formed as a new parent company in conjunction with the merger of Servico, Inc. and Impac Hotel Group, LLC in
December 1998. Servico was incorporated in Delaware in 1956 and was an owner and operator of hotels under a series of different entities. Impac was a private hotel ownership, management and development company organized in Georgia in 1997 through a reorganization of predecessor entities. After the consummation of the merger, the Sponsor's portfolio consisted of 142 hotels.

The Sponsor and substantially all of its subsidiaries that owned hotels filed for voluntary reorganization under Chapter 11 of the Bankruptcy Code on December
20, 2001. At the time of the filing, the portfolio consisted of 106 hotels.
Lodgian emerged from Chapter 11 in two phases; first, 78 hotels emerged from
Chapter 11 on November 25, 2002, then 18 hotels emerged from Chapter 11 on May
22, 2003. As of August 12, 2004, Lodgian and its affiliates own interests in approximately 87 hotels.

In a continuing effort to recapitalize the company post-bankruptcy, Lodgian raised approximately $177 million in net proceeds through a common stock offering on June 25, 2004. The proceeds of the offering were used to redeem all of the shares of Series A Preferred Stock which were not converted into common stock, to fund certain capital expenditures, reserve accounts and for general corporate purposes. As of August 12, 2004, Lodgian's total market capitalization was approximately $238 million.

THE PROPERTIES. The Lodgian Portfolio Loan is collateralized by 8 properties containing a total of 1,786 rooms. The properties are located in 5 states and are flagged with nationally recognized hotel brands.

The following tables present certain information relating to the Lodgian
Portfolio Properties.

-----------------------------------------------------------------------
 PROPERTY NAME                          PROPERTY LOCATION     ROOMS

 Marriott - Aurora                         Aurora, CO         238
 Courtyard by Marriott - Atlanta           Atlanta, GA        181
 Doubletree Club - Philadelphia         Philadelphia, PA      189
 Crowne Plaza - Macon                       Macon, GA         297
 Holiday Inn Select - Strongsville      Strongsville, OH      302
 Holiday Inn - Marietta                   Marietta, GA        193
 Holiday Inn - Lancaster                  Lancaster, PA       189
 Clarion - North Charleston           North Charleston, SC    197
-----------------------------------------------------------------------
 TOTAL                                                      1,786
-----------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                          CUT-OFF DATE     YEAR BUILT (YR
 PROPERTY NAME                        ALLOCATED BALANCE     RENOVATED)                BORROWER
-------------------------------------------------------------------------------------------------------------

 Marriott - Aurora                       $17,513,978           1998            Lodgian Denver LLC
 Courtyard by Marriott - Atlanta         $15,938,578           1996          Impac Hotels I, L.L.C.
 Doubletree Club - Philadelphia          $ 9,745,730       1971 (1997)       Impac Hotels I, L.L.C.
 Crowne Plaza - Macon                    $ 6,934,155       1970 (2003)     Macon Hotel Associates, LLC
 Holiday Inn Select - Strongsville       $ 6,213,801       1966 (1996)       Impac Hotels I, L.L.C.
 Holiday Inn - Marietta                  $ 2,743,730       1975 (1996)       Impac Hotels I, L.L.C.
 Holiday Inn - Lancaster                 $ 2,438,428       1971 (2000)     Lodgian Hotels Fixed I, LLC
 Clarion - North Charleston              $ 2,127,139       1981 (2001)      Servico Northwoods, Inc.
-------------------------------------------------------------------------------------------------------------
 TOTAL                                   $63,655,539
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                                                           TRAILING
                                                                                          12-MONTH
                                     2000          2001          2002          2003      APRIL 2004          UW
-------------------------------------------------------------------------------------------------------------------

 Average Daily Rate (ADR)1:     $ 83.44       $ 83.28       $ 77.12       $ 76.20       $ 76.89        $ 80.03
 Occupancy %1:                    68.5%         63.3%         63.2%         62.9%         63.9%          63.9%
 RevPAR(1):                     $ 57.14       $ 52.68       $ 48.73       $ 47.90       $ 49.14        $ 51.14
-------------------------------------------------------------------------------------------------------------------

---------------------
(1) As provided by the Lodgian Portfolio Borrowers.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                         PENETRATION INDICES (1)
                                         -----------------------

 PROPERTY NAME                                      ADR INDEX        OCCUPANCY INDEX        REVPAR INDEX
--------------------------------------------------------------------------------------------------------

 Marriott -- Aurora .........................         127%                121%                 154%
 Courtyard by Marriott -- Atlanta ...........         123%                101%                 125%
 Doubletree Club -- Philadelphia ............         108%                106%                 115%
 Crowne Plaza -- Macon ......................         107%                 90%                  97%
 Holiday Inn Select -- Strongsville .........         100%                121%                 120%
 Holiday Inn -- Marietta ....................         102%                104%                 106%
 Holiday Inn -- Lancaster ...................          84%                 89%                  75%
 Clarion -- North Charleston ................         100%                 98%                  98%
  Weighted Average ..........................         104%                105%                 114%
--------------------------------------------------------------------------------------------------------

THE MARKET.(2) Aurora, Colorado is located in the Denver MSA. The Marriott
Aurora property is located at 16455 East 40th Circle in the City of Aurora, in
Adams County, Colorado, to the east of downtown Denver. The subject is highly visible from both Interstate 70 and Pena Boulevard. According to the STAR
Report, the April 2004 trailing 12-month average for the competitive set in occupancy, average daily room rate and RevPAR was 65.6%, $85.13 and $55.85, respectively.

Atlanta, Georgia is located in the Atlanta MSA. The Courtyard by Marriott
Atlanta property, also known as the Courtyard Buckhead, is located at 3332
Peachtree Road NE, a major north-south thoroughfare that bisects Atlanta and is perpendicular to Interstate 75/85, in Fulton County, Georgia. The property is located near a large concentration of Class A professional office developments.
According to the STAR Report, the April 2004 trailing 12-month average for the competitive set in occupancy, average room rate and RevPAR was 66.8%, $95.64 and
$63.89, respectively.

Philadelphia, Pennsylvania is located in the Philadelphia MSA. The Doubletree
Club Philadelphia is located at 9461 Roosevelt Boulevard in the City of
Philadelphia, in Philadelphia County, Pennsylvania, approximately 15 miles north of Center City and five miles south of the Pennsylvania Turnpike.
According to the STAR Report, the April 2004 trailing 12-month average for the competitive set in occupancy, average room rate and RevPAR was 66.0%, $85.76 and $56.60, respectively.

Macon, Georgia is located in the Macon MSA. The Crowne Plaza Macon property is located at 108 First Street in the City of Macon, in Bibb County, Georgia. The
property is located in downtown Macon, in the southeast quadrant of Riverside
Drive and First Street. According to the STAR Report, the April 2004 trailing
12-month average for the competitive set in occupancy, average room rate and
RevPAR was 54.2%, $64.39 and $34.90, respectively.

Strongsville, Ohio is located in the Cleveland-Akron CMSA. The Holiday Inn
Select Strongsville property is located at 15471 Royalton Road in the city of
Strongsville, in Cuyahoga County, Ohio, a satellite city located 20 miles southwest of downtown Cleveland. The subject is visible from Interestate-71.
According to the STAR Report, the April 2004 trailing 12-month average for the competitive set in occupancy, average room rate and RevPAR 56.4%, $65.17 and
$36.76, respectively.

Marietta, Georgia is located in the Atlanta MSA. The Holiday Inn Marietta property is located at 2265 Kingston Court in the City of Marietta, in Cobb
County, Georgia, in the northwest quadrant of the Atlanta MSA. The subject is highly visible from I-75 northbound. According to the STAR Report, the April
2004 trailing 12-month average for the competitive set in occupancy, average room rate and RevPAR was 53.1%, $55.05 and $29.23, respectively.

Lancaster, Pennsylvania is located in the Lancaster MSA. The Holiday Inn
Lancaster property is located at 521 Greenfield Road in Lancaster County,
Pennsylvania, approximately three miles from the downtown Lancaster business district. Primary access to the property's neighborhood is provided by U.S. 30 which is the major east-west thoroughfare through the area. According to the
STAR Report, the April 2004 trailing 12-month average for the competitive set in occupancy, average room rate and RevPAR was 62.2%, $86.99 and $54.11, respectively.

North Charleston, South Carolina is located in the Charleston MSA. The Clarion
North Charleston property is located at 7401 Northwoods Boulevard in the City of North Charleston, in Charleston County, South Carolina. According to the
STAR Report, the April 2004 trailing 12-month average for the competitive set in occupancy, average room rate and RevPAR was 69.7%, $52.86 and $36.84, respectively.

---------------------
(1)  Lodgian Portfolio Properties ADR, Occupancy and RevPAR statistics as compared to Competitive Set ADR, Occupancy and RevPAR information obtained from Smith Travel Research's STAR Reports as of April 2004.
(2)  Certain information from third-party appraisals dated 5/1/2004 may rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

ESCROWS/RESERVES. The following escrows/reserves have been established with respect to the Lodgian Portfolio Loan:

-----------------------------------------------------------------------------
                                 ESCROWS
                                 -------
 ESCROW/RESERVES:                              INITIAL          MONTHLY
-----------------------------------------------------------------------------

  Taxes: ..............................    $   600,000        $127,200
  Insurance: ..........................    $   623,900        $ 70,100
  Ground Rent: ........................    $    11,805        $  5,902
  Capital Expenditure / FF&E: .........    $ 2,985,668(1)            4%(2)
  Environmental: ......................    $     1,612        $      0
-----------------------------------------------------------------------------

ADDITIONAL DEBT. A mezzanine loan (the "Lodgian Mezzanine Loan") in the amount of $100 was advanced by Merrill Lynch at the time of the closing of the Lodgian
Portfolio Loan. The Lodgian Mezzanine Loan is secured by pledges of the ownership interests in the Lodgian Portfolio Borrowers and the borrowing entities under three other fixed rate mortgage loans advanced to affiliates of the Lodgian Portfolio Borrowers by Merrill Lynch simultaneously with the origination of the Lodgian Portfolio Loan. Merrill Lynch has the right to increase the Lodgian Mezzanine Loan Balance in connection with a corresponding reduction in first mortgage debt across one or more of the three other fixed rate loans.

CASH FLOW SWEEP. Excess cash flow will be trapped in a cash trap reserve account if debt yield is less than (a) 9% in the first year of the Lodgian
Portfolio Loan term, (b) 10% in the second year of the Lodgian Portfolio Loan term, (c) 11% in the third year of the Lodgian Portfolio Loan term, (d) 12%
during the fourth year of the Lodgian Portfolio Loan term and (e) 13% during the fifth year of the Lodgian Portfolio Loan term. To avoid a cash trap, the
Lodgian Portfolio Borrowers may make a principal prepayment in an amount equal to the greater of (a) 1% of the aggregate outstanding principal balance of the
Lodgian Portfolio Loan and the Lodgian Mezzanine Loan and (b) 120% of the
amount sufficient to cause the debt yield to equal the applicable minimum required debt yield. Prepayment consideration equal to the greater of 1% of the amount being prepaid and yield maintenance on such amount shall be payable on any such principal prepayment made to avoid a cash trap. Amounts on deposit in the cash trap reserve may be applied, at the Lodgian Portfolio Borrowers'
election, to pay scheduled payments of principal and interest, not to exceed
$525,000 in the aggregate under the Lodgian Portfolio Loan and the portion of the Lodgian Mezzanine Loan, or capital expenditures approved by the lender.

PROPERTY MANAGEMENT. Lodgian Management Corporation (the "Manager") is the
property manager for all of the Lodgian Portfolio Properties. The Manager
manages Lodgian's approximately 87 hotels, with an aggregate of over 16,000 rooms, located in approximately 30 states and Canada. The Manager's hotels are primarily full-service properties that offer food and beverage services, meeting space and banquet facilities that compete in the midscale and upscale market segments of the lodging industry. The Manager operates all but three of its hotels under franchises obtained from nationally recognized hospitality franchisors. The Manager has subordinated the management agreements and its fees payable thereunder and agreed that the lender may terminate it as property manager with respect to any or all of the Lodgian Portfolio Properties upon the occurrence of an event of default under the Lodgian Portfolio Loan.

---------------------
(1)  Includes (i) immediate repair costs ($521,213) recommended by the engineers and (ii) capital improvements ($2,464,455).
(2)  Operating Revenues generated from the Lodgian Portfolio Properties for the prior calender month.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc
Capital Markets, a Division of McDonald Investments Inc., and Deutsche Bank
Securities Inc. (collectively, the Underwriters) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

ARC MHC PORTFOLIO

[PICTURE OMITTED]

                                        [PICTURE OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                               14
 Location (City/State)                                Various/Various
 Property Type                                                 MHC(1)
 Size (Pads)                                                    3,006
 Percentage Occupancy as of various occupancy
      dates                                                     88.7%
 Year Built                                                   Various
 Average Rent Per Pad                                         $319.11
 Appraised Value                                          $76,850,000
 Underwritten Revenues                                    $10,874,133
 Underwritten Total Expenses                               $4,744,769
 Underwritten Net Operating Income (NOI)                   $6,129,363
 Underwritten Net Cash Flow (NCF)                          $5,979,062

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                           MLML
 Loan Group                                                        2
 Origination Date                                            2/18/04
 Aggregate Cut-off Date Principal Balance                $60,332,290
 Cut-off Date Loan Balance Per Pad                           $20,071
 Percentage of Initial Mortgage Pool Balance                    5.4%
 Number of Mortgage Loans                                          2
 Type of Security (fee/leasehold)                                Fee
 Mortgage Rate                                  5.530%(2) & 5.050%(3)
 Amortization Type                                           Balloon
 IO Period (Months)                                                0
 Original Term to Maturity/ARD (Months)                120(2) & 60(3)
 Original Amortization Term (Months)                             360
 Lockbox                                       Soft-Springing Hard(4)
 Cut-off Date LTV Ratio(5)                                     78.5%
 LTV Ratio at Maturity or ARD(5)                               69.0%
 Underwritten DSCR on NOI(5)                                   1.51x
 Underwritten DSCR on NCF(5)                                   1.47x
--------------------------------------------------------------------------------

---------------------
(1)  Manufactured Housing Community.
(2)  With respect to the ARC MHC 10 Year Loan.
(3)  With respect to the ARC MHC 5 Year Loan.
(4)  Each of the ARC MHC Portfolio Loans is structured with local collection accounts with banks located within or close to the states in which the ARC
     MHC Properties are located and a central collection account, all of which are under the control of the lender. The respective borrowers are required to deposit all rents, revenues and receipts from each of the borrower's respective ARC MHC Properties into the local collection accounts and/or the central collection account. The lender is authorized to transfer all collected and available balances from the local collection accounts in excess of $10,000 to the central collection account to be held until disbursed by the lender. On each monthly debt service payment date, any funds remaining after payment of debt service, escrows/reserves, fees/expenses and other amounts under the respective loan agreements (the
     "Residual Funds") are disbursed to the respective borrowers, provided no event of default is continuing. Upon the occurrence of an event of default and upon the request of the lender, each borrower is required to deliver to each tenant at its respective ARC MHC Properties an irrevocable direction letter directing such tenant to pay all rents and other sums payable by such tenant under its lease directly into the central collection account
     (or into the local collection accounts, as the lender may request). During the continuance of an event of default, all Residual Funds will remain under the control of the lender and may be allocated in the lender's sole discretion to the payment of the indebtedness.
(5)  Weighted average of both loans.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

THE LOANS. The mortgage loans (the "ARC MHC 10 Year Loan" and the "ARC MHC 5
Year Loan" and collectively the, "ARC MHC Portfolio Loans") are evidenced by two notes that are cross-collateralized and cross-defaulted with each other that are secured by first mortgages or deeds of trusts encumbering 14 manufactured housing communities (each, a "ARC MHC Property" and collectively, the "ARC MHC
Properties,") located throughout the United States of America. The ARC MHC
Portfolio Loans represent approximately 5.4% of the initial mortgage pool balance and 22.5% of the initial loan group 2 balance. The ARC MHC Portfolio
Loans were originated on February 18, 2004, and have a principal balance as of the cut-off date of approximately $60,332,290.08.

The ARC MHC 10 Year Loan has a remaining term of 114 months to its maturity date of March 1, 2014. The ARC MHC 5 Year Loan has a remaining term of 54 months to its anticipated maturity date of March 1, 2009. The ARC MHC Portfolio Loans permit defeasance with United States government obligations beginning two years after securitization of the ARC MHC Portfolio Loans.

THE BORROWERS. There are two borrowers under the ARC MHC Portfolio Loans. Each borrower was established as a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ARC MHC Portfolio Loans. The sponsor of the borrowers is the publicly traded REIT, Affordable Residential Communities Inc. and Affordable
Residential Communities LP (NYSE: ARC), ("ARC,") a Denver based Real Estate
Investment Trust that builds and manages affordable housing communities. ARC currently owns and operates approximately 67,000 home sites located in 302 communities in 29 states, making them the largest owner and operator of manufactured housing communities in the United States. As of September 1, 2004
ARC had a market capitalization of approximately $637 million.

THE PROPERTIES. The ARC MHC Properties consists of 14 manufactured housing communities located across eight states. There are a total of 3,006 pads with a weighted average occupancy of 88.7%. On average, there are 215 pads per location. Communities range in size from 70 to 421 pads. The two largest state concentrations are Utah with four communities totaling 851 home sites (28.3%), and Texas with three communities totaling 625 home sites (20.8%). As of the closing of the ARC MHC Portfolio Loans, 371 pads are currently leased to ARC
Housing, LLC or its affiliates, which are subsidiaries of ARC, under one or more leases, which leases provide for rent to be payable for each leased pad in the event the pad is subleased to a third party or the related manufactured housing community is more then 97% leased. Any such rents are to be no less than the greater of the subrental rate for the pad or market rates.

The following table presents certain information relating to the ARC MHC
Portfolio Loans:

------------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO PROPERTIES
                                                        --------------------

                                                       YEAR               % OF                 AVERAGE
                                                       BUILT/    NUMBER   TOTAL    AVERAGE      MARKET                   APPRAISED
PROPERTY NAME                        LOCATION        RENOVATED  OF PADS    PADS   RENT/PAD    RENT/PAD(1)    OCCUPANCY    VALUE(1)
------------------------------------------------------------------------------------------------------------------------------------

Chateau Jonesboro ..........      Jonesboro, GA        1968         75     2.5%     $268         $268          100.0%    $1,930,000
Lakewood Estates ...........      Davenport, IA     1976/1997      180     6.0%     $282         $282           90.6%    $3,800,000
Green Park South ...........       Pelham, AL          1972        421    14.0%     $255         $255           93.6%    $8,100,000
Misty Winds ................   Corpus Christi, TX      1984        354    11.8%     $273         $263           89.2%    $6,620,000
Cottonwood Grove ...........        Plano, TX       1985/1999      152     5.1%     $375         $375           80.3%    $4,750,000
Sunset Vista ...............        Magna, UT          1986        207     6.9%     $315         $315           76.3%    $5,760,000
Trailmont ..................   Goodlettsville, TN      1968        131     4.4%     $295         $295           93.1%    $2,900,000
Riverdale ..................      Riverdale, UT        1967        232     7.7%     $300         $300           96.1%    $6,990,000
Villa West (UT) ............     West Jordan, UT       1973        211     7.0%     $365         $365           96.7%    $7,100,000
Western Hills ..............        Davie, FL          1971        394    13.1%     $470         $470           96.2%   $14,900,000
Terrace II .................       Casper, WY          1975         70     2.3%     $195         $195           98.6%    $1,200,000
Riverside (UT) .............  West Valley City, UT     1998        201     6.7%     $340         $340           81.6%    $5,100,000
Hampton Acres ..............       Desoto, TX          1981        119     4.0%     $291         $291           68.1%    $2,350,000
Southridge Estates .........     Des Moines, IA     1968-1998      259     8.6%     $290         $290           85.3%    $5,350,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE .....                                     3,006   100.0%   $319.11      $317.93          88.7%   $76,850,000
------------------------------------------------------------------------------------------------------------------------------------

---------------------
(1)  Certain information is from the third-party appraisals. The appraisals rely upon various assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

ESCROWS. The following escrows/reserves have been established with respect to the ARC MHC Loan:

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
                                ----------------

TYPE                                            INITIAL              MONTHLY
--------------------------------------------------------------------------------
Taxes ............................             $246,601             $102,236
Insurance ........................              $41,870              $11,528
Deferred Maintenance .............           $1,149,468                   $0
Replacement Reserve ..............              $12,525              $12,525(1)
Master Lease Reserve .............             $107,995                   $0
Security Deposit Reserve .........             $574,788                   $0
Prepaid Rent Reserve .............              $25,366                   $0
--------------------------------------------------------------------------------

RELEASE PROVISIONS. Pursuant to the defeasance provisions set forth in the loan documents, the borrowers may elect to defease a portion of each of the ARC MHC
Portfolio Loans in connection with a partial release (a "Partial Release") of up to two of the ARC MHC Properties per loan provided that the conditions set forth in the loan documents are satisfied, including: (i) no Partial Release will be permitted until after the second anniversary of securitization of the ARC MHC
Portfolio Loans or if any "Event of Default" (as defined in the loan documents)
has occurred and is continuing, (ii) Borrower must establish to lender's satisfaction that the debt service coverage ratio (as determined in accordance with the loan documents) for the remainder of the ARC MHC Properties for the related loan (i.e., exclusive of any income from the Partial Release property)
is and will continue to be equal to or greater than the greater of (a) the debt service coverage ratio for the ARC MHC Properties for the related loan calculated immediately prior to the Partial Release, and (b) 1.30x, (iii)
Borrower will complete a partial defeasance equal to 125% of the allocated loan amount for the Partial Release property and (iv) a loan-to-value ratio equal to the lesser of (a) 75% or (b) the loan-to-value ratio of the property securing that ARC MHC Portfolio Loan (inclusive of partial release property).

PROPERTY MANAGEMENT. ARC Management Services, Inc. is the property manager for all of the ARC MHC Properties. The property manager is affiliated with the borrowers.

---------------------
(1)  With respect to each ARC MHC Portfolio Loan, the monthly deposits into the replacement reserve will be temporarily suspended once the total undisbursed funds in the replacement reserve equals or exceeds the annual deposits into the replacement reserve (the "Cap Amount"), until such time as the undisbursed funds in the replacement reserve falls below the Cap
     Amount.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

U-HAUL PORTFOLIO

[PICTURE OMITTED]                            [PICTURE OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                34
 Location (City/State)                                 Various/Various
 Property Type                                            Self Storage
 Size (Sq. Ft.)                                              1,523,070
 Percentage Occupancy as of various occupancy
      dates                                                   80.0%(1)
 Year Built                                                    Various
 Average Rent Per Unit                                          $78.28
 Appraised Value                                           $80,760,000
 Underwritten Revenues                                     $12,125,154
 Underwritten Total Expenses                                $5,283,698
 Underwritten Net Operating Income (NOI)                    $6,841,455
 Underwritten Net Cash Flow (NCF)                           $6,612,871
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                               MLML
 Loan Group                                                            1
 Origination Date                                                6/30/04
 Aggregate Cut-off Date Principal Balance                    $50,276,246
 Cut-off Date Loan Balance Per SF                                    $33
 Percentage of Initial Mortgage Pool Balance                        4.5%
 Number of Mortgage Loans                                              2
 Type of Security (fee/leasehold)                                    Fee
 Mortgage Rate                                                    6.625%
 Amortization Type                                               Balloon
 IO Period (Months)                                                    0
 Original Term to Maturity/ARD (Months)                              120
 Original Amortization Term (Months)                                 300
 Lockbox                                          Soft-Springing Hard(2)
 Cut-off Date LTV Ratio(3)                                         62.3%
 LTV Ratio at Maturity or ARD(3)                                   49.3%
 Underwritten DSCR on NOI(3)                                       1.66x
 Underwritten DSCR on NCF(3)                                       1.60x
--------------------------------------------------------------------------------

---------------------
(1)  Occupancy is based on square footage.
(2)  Each of the U-Haul Portfolio Loans is structured with a springing lockbox account under the control of the lender into which all rents, revenues, and receipts from the U-Haul Portfolio Properties are required to be deposited following the occurrence of a Trigger Event . The lender is authorized to transfer all collected and available balances from the lockbox account to the cash management account to be held until disbursed by the lender. On each monthly debt service payment date, any funds remaining after payment of debt service, escrows/reserves, fees/expenses, and other amounts due under the loan agreement ("Residual Funds") are disbursed to the U-Haul
     Portfolio Borrower provided no event of default is continuing. Upon the occurrence of an event of default, all Residual Funds are to remain under the control of the lender and may be used by the lender in its sole and absolute discretion. A " Trigger Event " occurs upon the earliest to occur of (a) an event of default or (b) the date on which the aggregate debt service coverage, as determined by the lender in its sole and absolute discretion, falls below 1.15:1.0.
(3)  Weighted average of both loans.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

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--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

THE LOANS. The mortgage loans (the "U-Haul Portfolio 2 Loan" and the "U-Haul
Portfolio 3 Loan" and collectively the, "U-Haul Portfolio Loans" ) are evidenced by two notes that are cross-collateralized and cross-defaulted with each other and that are secured by first mortgages or deeds of trusts encumbering 34 self storage facilities (each, a "U-Haul Property" and collectively, the "U-Haul
Properties") located in 18 states throughout the United States of America. The
U-Haul Portfolio Loans represent approximately 4.5% of the initial mortgage pool balance and 5.9% of the initial group 1 balance. The U-Haul Portfolio Loans were originated on June 30, 2004, and have a principal balance as of the cut-off date of approximately $50,276,245.91.

Each U-Haul Portfolio Loan has a remaining term of 118 months to its maturity date of July 1, 2014. The U-Haul Portfolio Loans permit defeasance with United
States government obligations beginning two years after securitization of the
U-Haul Portfolio Loans.

THE BORROWERS. The borrower for the U-Haul Portfolio 2 Loan is Three-B SAC
Self-Storage Limited Partnership (the "U-Haul Portfolio 2 Borrower") and the
borrower for the U-Haul Portfolio 3 Loan is Three-C SAC Self-Storage Limited
Partnership (the "U-Haul Portfolio 3 Borrower") (collectively, the "U-Haul
Portfolio Borrowers"). The U-Haul Portfolio 2 Borrower is 1% owned by Three-B
SAC Self-Storage GP Corporation and 99% owned by SAC Holding Corporation. The
U-Haul Portfolio 3 Borrower is 1% owned by Three-C SAC Self Storage GP
Corporation and 99% owned by SAC Holding Corporation. Legal counsel to the
U-Haul Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the U-Haul Portfolio Loans. SAC Holding Corporation, and
its affiliates, are primarily engaged in the ownership of self-storage facilities throughout the United States and Canada. The properties are managed by U-Haul International, Inc., a wholly owned subsidiary of AMERCO (NasdaqNM:
UHAL).

THE PROPERTIES. The U-Haul Properties consist of 34 self-storage facilities located across 18 states. There are a total of 15,076 units with a weighted average occupancy of 80.2%. On average, there are 443 units per location.
Communities range in size from 179 to 913 units. The two largest state concentrations are Florida with eight facilities totaling 3,374 units (22.4%)
and New Jersey with two facilities totaling 1,376 units (9.1%).

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

The following table presents certain information relating to the U-Haul
Properties:

------------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO PROPERTIES
                                                        --------------------
                                                                                                   AVERAGE
                                                        YEAR BUILT/                    AVERAGE     MARKET                 APPRAISED
PROPERTY NAME                            LOCATION       RENOVATED       SF   % OF SF  RENT/UNIT RENT/UNIT(1) OCCUPANCY(2)  VALUE(1)
------------------------------------------------------------------------------------------------------------------------------------

U-Haul Hoffman Estates ............ Hoffman Estates, IL    1978       73,845   4.85%   $88.43      $88.94       72.2%     $3,500,000
U-Haul Center Malden ..............     Malden, MA         1890       19,757   1.30%   $67.50      $64.88       70.7%     $1,600,000
U-Haul Storage Spring Valley ......  Spring Valley, CA     1985       66,242   4.35%   $85.79      $84.52       87.8%     $6,910,000
U-Haul Storage Lincoln ............  Oklahoma City, OK     1975       38,655   2.54%   $55.80      $63.30       90.9%     $1,710,000
U-Haul Storage Bethany ............  Oklahoma City, OK     1979       45,350   2.98%   $62.92      $67.65       79.1%     $1,450,000
U-Haul Storage Pflugerville .......  Pflugerville, TX      1986       36,420   2.39%   $76.93      $75.76       52.4%     $1,200,000
U-Haul Storage Gibraltar ..........     Jackson, MS        1972       17,138   1.13%   $54.00      $62.39       83.8%       $480,000
U-Haul Storage Clarkson ...........    Clarkston, GA       1987       27,875   1.83%   $51.19      $58.14       87.1%     $1,190,000
U-Haul Storage Clarkson, GA .......    Clarkston, GA       1988       35,000   2.30%   $76.88      $66.43       66.9%     $1,600,000
U-Haul Storage Orange City ........     DeBary, FL         1986       32,654   2.14%   $79.80      $80.59       85.4%     $2,470,000
U-Haul Storage New Smyrna .........New Smyrna Beach, FL  1967/1987    25,152   1.65%   $69.35      $66.67       96.4%     $1,630,000
U-Haul Storage of Park Street .....Saint Petersburg, FL    1989       56,200   3.69%   $90.92      $94.12        100%     $4,370,000
U-Haul Storage Brunswick ..........    Brunswick, ME       1986       22,625   1.49%   $96.52      $97.16       95.1%     $1,520,000
U-Haul Storage Hanover ............     Hanover, MA        1989       64,650   4.24%  $108.23     $113.01       78.9%     $4,770,000
U-Haul Storage Cheektowaga ........   Cheektowaga, NY      1984       44,068   2.89%   $64.07      $71.77       71.5%     $1,000,000
U-Haul Storage Hightstown .........     Monroe, NJ         1985       94,140   6.18%  $108.35     $114.45       86.9%     $8,320,000
U-Haul Storage Salem Turnpike .....     Roanoke, VA      1975/1986    58,687   3.85%   $62.48      $68.09       72.1%     $2,600,000
U-Haul Storage Grant Road Blvd ....     Tucson, AZ         1979       27,180   1.78%   $48.97      $52.43       89.0%     $1,350,000
U-Haul Storage Bravercreek ........   Beavercreek, OH      1990       42,750   2.81%   $75.15      $81.47       86.3%     $2,020,000
U-Haul Storage Byrne Road .........     Toledo, OH         1990       50,625   3.32%   $75.08      $77.35       76.6%     $2,200,000
U-Haul Stg Wilma Rudolph Blvd .....   Clarksville, TN      1985       35,700   2.34%   $52.96      $49.45       84.9%     $1,600,000
U-Haul Storage NAFB ...............    Las Vegas, NV       1984       45,460   2.98%   $44.33      $43.86       84.4%     $1,000,000
U-Haul Storage Apple Valley .......     Clinton, MA     1960 & 1980   38,900   2.55%  $109.56     $108.26       74.9%     $2,460,000
U-Haul Storage El Camino Ave ......   Sacramento, CA       1986       46,075   3.03%   $97.79      $87.38       80.0%     $2,920,000
U-Haul Storage 103rd Street .......  Jacksonville, FL      1979       54,350   3.57%   $68.32      $77.17       73.7%     $1,800,000
U-Haul Storage Mayport Road ....... Atlantic Beach, FL     1983       68,336   4.49%   $74.69      $75.54       83.8%     $2,830,000
U-Haul Storage New Port Richey .... New Port Richey, FL    1989       52,688   3.46%   $83.48      $87.09       86.8%     $1,350,000
U-Haul Storage South Tampa ........      Tampa, FL         1988       44,471   2.92%   $77.31      $77.26       79.2%     $2,160,000
U-Haul Storage Clementon ..........    Clementon, NJ    1988 - 1990   58,400   3.83%   $94.31      $95.02       82.7%     $4,040,000
U-Haul Storage Saint Augustine .... Saint Augustine, FL    1986       35,872   2.36%  $102.58      $98.53       86.1%     $1,860,000
U-Haul Storage Gaithersburg .......  Gaithersburg, MD      1986       48,925   3.21%  $102.56      $87.60       56.7%     $3,200,000
U-Haul Storage TX Central Pkwy ....      Waco, TX          1984       24,205   1.59%   $72.13      $70.76       91.8%       $750,000
U-Haul Storage Sparkman Drive .....   Huntsville, AL       1978       46,225   3.03%   $54.64      $52.65       67.7%     $1,200,000
U-Haul Storage Marietta ...........    Marietta, GA        1984       44,450   2.92%   $79.15      $75.99       69.7%     $1,700,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE ............                                1,523,070 100.00%   $78.28      $79.03       80.0%    $80,760,000
------------------------------------------------------------------------------------------------------------------------------------

---------------------
(1)  Certain information is from the third-party appraisals. The appraisals rely upon various assumptions, and no representation is made as to the accuracy of the assumption underlying the appraisals.
(2)  Occupancy is weighted by square footage.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

ESCROWS. The following escrows/reserves have been established with respect to the U-Haul Portfolio Loans:

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES

TYPE:                                                      INITIAL       MONTHLY
--------------------------------------------------------------------------------
Taxes ...............................................     $313,414       $67,696
Insurance ...........................................           $0       $26,469
Replacement Reserve .................................     $345,000            $0
Immediate Repair Reserve. ...........................     $584,506       $19,072
--------------------------------------------------------------------------------

PARTIAL DEFEASANCE. Pursuant to the defeasance provisions set forth in the loan documents, the borrowers may elect to defease a portion of each of the U-Haul
Portfolio Loans in connection with a partial release (a "Partial Release") of the U-Haul Properties (each, a "Partial Release Property"), provided that the conditions set forth in the loan documents are satisfied, including: (i) no
Partial Release will be permitted until after the second anniversary of securitization of the U-Haul Portfolio Loans or if any "Event of Default" (as
defined in the loan documents) has occurred and is continuing, (ii) borrower must establish, to lender's satisfaction, that the debt service coverage ratio
(as determined in accordance with the loan documents) for the remainder of the
U-Haul Properties for the related loan (i.e., exclusive of any income from the
Partial Release Property) is and will continue to be equal to or greater than the greater of (a) the debt service coverage ratio for the U-Haul Properties for the related loan calculated immediately prior to the Partial Release, and (b)
the DSCR for the U-Haul properties as of the closing date, and (iii) borrower will complete a partial defeasance equal to 125% of the allocated loan amount for the Partial Release Property.

PROPERTY MANAGEMENT. U-Haul International, Inc. is the property manager for all of the U-Haul Properties. The property manager is affiliated with the borrowers.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

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--------------------------------------------------------------------------------

1900 OCEAN APARTMENTS

[PICTURE OMITTED]                            [PICTURE OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                     1
 Location (City/State)                                      Long Beach, CA
 Property Type                                                 Multifamily
 Size (Units)                                                          266
 Percentage Occupancy as of May 7, 2004                              95.1%
 Year Built                                                           1966
 Year Renovated                                                       2003
 Appraised Value                                               $61,000,000
 Underwritten Occupancy                                              93.5%
 Underwritten Revenues                                          $5,509,815
 Underwritten Total Expenses                                    $1,945,681
 Underwritten Net Operating Income (NOI)                        $3,564,134
 Underwritten Net Cash Flow (NCF)                               $3,504,284
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                MLML
 Loan Group                                                             2
 Origination Date                                                 5/12/04
 Cut-off Date Principal Balance                               $46,000,000
 Cut-off Date Loan Balance Per Unit                              $172,932
 Percentage of Initial Mortgage Pool Balance                         4.1%
 Number of Mortgage Loans                                               1
 Type of Security (fee/leasehold)                                     Fee
 Mortgage Rate                                                     5.100%
 Amortization Type                                             IO-Balloon
 IO Period (Months)                                                    36
 Original Term to Maturity/ARD (Months)                               120
 Original Amortization Term (Months)                                  360
 Lockbox                                                             None
 Cut-off Date LTV Ratio                                             75.4%
 LTV Ratio at Maturity or ARD                                       66.9%
 Underwritten DSCR on NOI(1)                                        1.28x
 Underwritten DSCR on NCF(1)                                        1.26x
--------------------------------------------------------------------------------

---------------------
(1)  Underwritten DSCR on NOI and Underwritten DSCR on NCF were calculated by assuming the application of a $3,250,000 performance reserve (the "Property
     Performance Reserve") in the reduction of the cut-off date principal balance and assuming a revised debt service payment. The Property
     Performance Reserve is in the form of a letter of credit which will be held as additional collateral for the remainder of the loan term and may be released during the first 36 months of the loan based upon a minimum DSCR of 1.26x on NCF and a maximum LTV of 80% pursuant to the mortgage loan documents. The Underwritten DSCR on NOI and the Underwritten DSCR on NCF
     before the application of the performance reserve are 1.19x and 1.17x, respectively.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "1900 Ocean Apartments Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering a
266-unit, 17-story apartment building located in Long Beach, California (the
"1900 Ocean Apartments Property"). The 1900 Ocean Apartments Loan represents
4.1% of the initial mortgage pool balance and 17.2% of the initial loan group 2 balance. The 1900 Ocean Apartments Loan was originated on May 12, 2004, and has a principal balance as of the cut-off date of $46,000,000.

The 1900 Ocean Apartments Loan has a remaining term of 117 months and a maturity date of June 1, 2014. The 1900 Ocean Apartments Loan may be prepaid on or after
March 1, 2014, and permits defeasance with United States government obligations beginning two years after the securitization of the 1990 Ocean Apartments Loan.

THE BORROWER. The borrower was formed as a tenant-in-common structure, consisting of Lyon 1900, LLC, a Delaware limited liability company, Lyon 1900
II, LLC, a Delaware limited liability company, 1900 Ocean Partners Holdings,
LLC, a Delaware limited liability company, and LH X Capital, LLC, a Delaware limited liability company (collectively, the "Borrower"). Legal counsel to the
Borrower delivered a non-consolidation opinion in connection with the origination of the 1900 Ocean Apartments Loan. The 1900 Ocean Apartments Loan
does not allow any additional tenant-in-common entities to be part of the
Borrower. The sponsor of the borrower is Frank T. Suryan Jr., who is a part of
The William Lyon Company. The William Lyon Company, a privately-held firm, was founded over 45 years ago in Orange County, California by General William Lyon,
who remains the majority owner. Headquartered in Newport Beach, CA, the company has developed approximately 75,000 homes and has managed approximately 11,000 apartment units.

THE PROPERTY. The 1900 Ocean Apartments Property, with beach front access, consists of one 17-story building containing 266 multifamily units located along
Ocean Boulevard in Long Beach, CA. The 1900 Ocean Apartments Property was
constructed in 1966 and renovated in 2003, includes studio, one, and two bedroom units plus 8 penthouses. The subject is also improved with a fitness center, a business center, a common room/clubhouse with ocean views, an outdoor pool and spa, and a paddle tennis court.

The following table presents certain information relating to the unit configuration of 1900 Ocean Apartments:

---------------------------------------------------------------------------------------------------------------------------------
                                                     MULTIFAMILY INFORMATION
                                                     -----------------------

                                          AVERAGE UNIT    NET RENTABLE                       AVERAGE MONTHLY   AVERAGE MONTHLY
 UNIT MIX                  NO. OF UNITS    SQUARE FEET         SF         % OF TOTAL UNITS     ASKING RENT   MARKET RENT/UNIT(1)
---------------------------------------------------------------------------------------------------------------------------------

 Studio ................        84            478 SF       40,180 SF             32%             $1,107             $1,108
 1BR/1BA ...............       101            747 SF       75,439 SF             38%             $1,343             $1,349
 2BR/2BA ...............        52          1,147 SF       59,652 SF             20%             $2,245             $2,240
 3BR/2BA ...............        28          1,508 SF       42,224 SF             11%             $2,788             $2,790
 4BR/2BA ...............         1          1,902 SF        1,902 SF              0%             $4,499             $4,470
---------------------------------------------------------------------------------------------------------------------------------
 AVERAGE/TOTAL .........       266           825 SF        219,397 SF           100%             $1,609             $1,610
---------------------------------------------------------------------------------------------------------------------------------

THE MARKETS(1). The 1900 Ocean Apartments Property is located in the City of
Long Beach, Los Angeles County, California. Long Beach encompasses a land area approximating 50 square miles and is situated in the southern portion of Los
Angeles County. It is bordered by the cities of Compton, Paramount, Bellflower,
Lakewood and Signal Hill to the north; unincorporated Orange County and the city of Seal Beach to the east; the Pacific Ocean to the south; and the cities of Los
Angeles and Carson to the west. The 2000 population within a 1-, 3- and 5-mile radius of the 1900 Ocean Apartments Property was 42,627, 227,443 and 354,287,
respectively. The 2003 Average house hold income within a 1-, 3- and 5-mile radius was $44,311, $49,962 and $57,912, respectively. The Long Beach submarket has exhibited a 2003 vacancy rate of 4.4% with average rent increases of 7.1%
for apartment buildings with 50 or more units.

---------------------
(1)  Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumption underlying the appraisal.
(2)  The Borrower is required to make reserve deposits monthly for ongoing repairs and reserves, subject to a maximum of $59,850.00 (the "Ongoing
     Repairs/FF&E Cap"). If the ongoing repairs reserve falls below the Ongoing
     Repairs/FF&E Cap, then the Borrower will be required to resume making monthly deposits to the ongoing repairs reserve in the amount of $4,987.50 until the Ongoing Repairs/FF&E Reserves Cap is again attained.
(3)  Borrower is in the final stages of a complete renovation of the property.
     The Immediate Repairs figure is 125% of the engineer's estimate and includes unit renovation costs.
(4)  The Borrower provided a $3,250,000 letter of credit at closing which may be released within the first 36 months of the loan determined by a maximum LTV of 80% and a minimum DSCR of 1.26x based upon the full loan amount of
     $46,000,000 as well as other tests and criteria pursuant to the mortgage loan documents. If the letter of credit is not released during the first 36 months of the loan, than it will remain in place as additional collateral for the remaining term of the loan.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the loan:

--------------------------------------------------------------------------------
                               ESCROWS / RESERVES
                               ------------------

TYPE:                                                     INITIAL       MONTHLY
--------------------------------------------------------------------------------
Taxes .............................................       $18,776       $9,388
Insurance .........................................        $9,296       $9,296
Replacement Reserves ..............................            $0      $4,9872
Immediate Repair Reserve(3)........................      $300,625           $0
Property Performance Reserve(4)....................    $3,250,000           $0
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. Lyon Management Group, an affiliate of the Borrower, is the property manager for the 1900 Ocean Apartments Property. Lyon Management Group
owns 32 apartment projects and manages an additional 8 projects as a fee manager
(for a total of 40) comprising over 11,000 units across the United States.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

1500 ECKINGTON PLACE

[PICTURE OMITTED]                            [PICTURE OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                       1
 Location (City/State)                                      Washington, D.C.
 Property Type                                                        Office
 Size (Sq. Ft.)                                                      247,955
 Percentage Occupancy as of May 1, 2004                              100.0%
 Year Built                                                             1914
 Appraisal Value                                                 $62,500,000
 # of Tenants                                                              2
 Average Rent Per Square Foot                                       $22.31(1)
 Underwritten Occupancy                                               92.0%
 Underwritten Revenues                                            $6,432,445
 Underwritten Total Expenses                                      $2,606,973
 Underwritten Net Operating Income (NOI)                          $3,825,471
 Underwritten Net Cash Flow (NCF)                                 $3,763,482
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                  MLML
 Loan Group                                                               1
 Origination Date                                                    8/9/04
 Cut-off Date Principal Balance                                 $33,300,000
 Cut-off Date Loan Balance Per SF                                      $134
 Percentage of Initial Mortgage Pool Balance                           3.0%
 Number of Mortgage Loans                                                 1
 Type of Security (fee/leasehold)                                       Fee
 Mortgage Rate                                                       6.015%
 Amortization Type                                                  Balloon
 IO Period (Months)                                                       0
 Original Term to Maturity/ARD (Months)                                 120
 Original Amortization Term (Months)                                    360
 Lockbox                                                            Hard(2)
 Cut-off Date LTV Ratio                                               53.3%
 LTV Ratio at Maturity or ARD                                         45.2%
 Underwritten DSCR on NOI                                             1.59x
 Underwritten DSCR on NCF                                             1.57x
--------------------------------------------------------------------------------

---------------------
(1)  XM Satellite Radio, Inc.'s current contractual rent totals $3,733,196
     ($25.04/SF NNN), but is offset by a $65,000 annual abatement resulting in a net annual rent of $3,668,196 ($24.61/SF NNN). The mortgage loan seller utilized a blended market rent of $22.20/SF in the underwriting of the loan for this tenant as the contractual rent was considered to be above market.
(2)  The loan is structured with a lockbox account under the control of the lender into which all rents, revenues, and receipts from the 1500 Eckington
     Property are required to be deposited. Each tenant has been directed to make its lease payments directly into the lockbox. The lender is authorized to transfer all collected and available balances from the lockbox account to the cash management account to be held until disbursed by the lender. On each monthly debt service payment date, any funds remaining after payment of debt service, escrows/reserves, fees/expenses, and other amounts due under the loan agreement ("Residual Funds") are disbursed to the 1500
     Eckington borrower provided a Cash Flow Sweep Period is not continuing.
     Upon the occurrence of a Cash Flow Sweep Period, all Residual Funds less any property-related expenses are to remain under the control of the lender and will be required to be deposited into the excess cash reserve account.
     Upon any termination of a Cash Flow Sweep Period, all funds on deposit in the excess cash reserve account will be required to be disbursed to the
     1500 Eckington borrower. A "Cash Flow Sweep Period" occurs upon either (a)
     the occurrence of an event of default or (b) when the 1500 Eckington
     Property's trailing twelve (12) month debt service coverage (calculated quarterly) is less than 1.10:1.00 for the two (2) preceding consecutive calendar quarters and terminates upon either (x) a cure of an event of default (the lender being under no obligation to accept a cure) or (y) if the Cash Flow Sweep Period commenced due to a low debt service coverage ratio, lender's determination that the debt service coverage has been equal to or greater than 1.10:1.00 for the two (2) preceding consecutive calendar quarters (provided that, during the term of the loan, no more than three
     (3) terminations of a Cash Flow Sweep Period may occur by reason of achievement of the required debt service coverage ratio).

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "1500 Eckington Place Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a single office building located in Washington D. C. (the "1500 Eckington Place Property"). The
1500 Eckington Place Loan represents approximately 3.0% of the initial mortgage pool balance and 3.9% of the initial group 1 balance. The 1500 Eckington Loan was originated on August 9, 2004 ("Origination Date") and has a principal balance as of the cut-off date of $33,300,000. The 1500 Eckington Place Loan has a remaining term of 120 months to its maturity date of September 1, 2014. The
1500 Eckington Place Loan may be prepaid on or after June 1, 2014, and permits defeasance with United States government obligations beginning two years after of the securitization of the 1500 Eckington Place Loan.

THE BORROWER. The borrower, XM 1500 Eckington LLC (the "1500 Eckington
Borrower"), a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity. The borrower's legal counsel delivered a non-consolidation opinion at the closing of the loan. XM 1500 Eckington LLC, is a wholly-owned, single-purpose subsidiary of XM Satellite Radio Holdings, Inc.
XM Satellite Radio Holdings, Inc. (NasdaqNM: XMSR) was started in the fall of
2001 and is the nation's leading provider of subscription-based satellite radio.
XM Satellite Radio Holdings Inc., reported total assets of $1.6 billion including $377 million in cash and cash equivalents as of June 30, 2004. XM
Satellite Radio Holdings, Inc. is headquartered at the subject in Washington
D.C. and has offices in Nashville, TN and New York, NY.

THE PROPERTY. The 1500 Eckington Place Property consists of one office building totaling 247,955 net rentable square feet located at 1500 Eckington Place, NE in
Washington D.C. The property is situated at the corner of Eckington Place NE and
Florida Avenue NE. The building sits on 3.34 acres of land and consists of three above grade levels and one below grade level. Originally constructed in 1914 as a printing factory for Judd & Detweiler Printers, which printed National
Geographic among other publications, 1500 Eckington Place was completely renovated in 2000.

The XM Satellite Radio space, in addition to standard office space, includes 82 state-of-the-art digital broadcasting studios, a satellite control facility, a performance studio, a cafeteria, and a fitness center. The Qwest Communications space has been converted into a telecom facility which is used as their
Mid-Atlantic data center, through which the company's main data switches transport data traffic between Washington-area customers and nearby fiber-optic trunk lines.

The following table presents certain information relating to the major tenants at the 1500 Eckington Place Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                             TENANT
                                                             ------
                                                                          CREDIT
                                                                          RATINGS
                                                                         (MOODY'S/     SQUARE      %      BASE RENT     LEASE
 TENANT NAME                               PARENT COMPANY                 S&P)(1)       FEET     OF GLA      PSF      EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

 XM Satellite Radio, Inc. ..      XM Satellite Radio Holdings, Inc.      Caa1/CCC+    149,062     60.1%     $25.04     11/30/19
 Qwest Communications ......  Qwest Communications International, Inc.    Caa2/BB-     98,893     39.9%     $17.50      4/15/19
---------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the 1500 Eckington Place Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE(2, 3)
                                                -----------------------------

                    NUMBER     SQUARE       % OF                 % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                  OF LEASES     FEET        GLA     BASE RENT      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR              EXPIRING   EXPIRING   EXPIRING   EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 2008 ..........      1             0         0       $44,558       0.8%             0          0.0%        $44,558          0.8%
 2009 ..........      1             0         0       $23,360       0.4%             0          0.0%        $67,918          1.2%
 2019 ..........      2       247,955     100.0%   $5,463,824      98.8%       247,955        100.0%     $5,531,742        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL .........      4       247,955     100.0%   $5,531,742     100.0%       247,955        100.0%     $5,531,742        100.0%
------------------------------------------------------------------------------------------------------------------------------------

THE MARKET.(4) The 1500 Eckington Place Property is located in the Capitol Hill office sub-market which contains over 11.7 million square feet of office space, making it the third largest sub-market in the Washington D.C. office market. The sub-market's overall vacancy rate was 3.85% as of year-end 2003. The Washington,
D.C. MSA's population as of 2000 was approximately 4.9 million with an average household income of $89,026, exceeding most other MSAs. The dominant employment sectors in metropolitan Washington are government and services, which combined represent 63% of the region's employment base. The immediate area surrounding the subject consists of a mixture of one- and two-story commercial buildings including a two-story office/distribution facility occupied by FedEx Worldwide
Service Center. The 1500 Eckington Place Property is located approximately 1.7 miles north of the United States Capitol.

(1)  Ratings provided are for the entity listed in the "Parent Company" column whether or not the parent company guarantees the lease.
(2)  Information obtained from the underwritten rent roll.
(3)  XM Satellite Radio, Inc. current contractual rent totals $3,733,196
     ($25.04/SF NNN), but is offset by a $65,000 annual abatement resulting in a net annual rent of $3,668,196 ($24.61/SF NNN). The Mortgage Loan Seller utilized a blended market rent of $22.20/SF in the underwriting of the loan for this tenant as the contractual rent was considered to be above market.
(4)  Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumption underlying the appraisal.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the 1500 Eckington Place Loan:

--------------------------------------------------------------------------------
                             ESCROWS / RESERVES
                             ------------------

TYPE:                                                 INITIAL        MONTHLY
--------------------------------------------------------------------------------
Taxes ........................................         $60,892       $60,892
Insurance ....................................         $59,000        $5,900
Capital Expenditures .........................              $0        $5,166
Lease Rollover Reserves(1) ...................      $4,000,000            $0
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The 1500 Eckington Place Property is self-managed by XM
1500 Eckington LLC, the 1500 Eckington Borrower.

---------------------
(1)  These funds shall provide additional security for the loan and provide liquidity to re-position and re-lease space should one of the tenants vacate the premises. The funds in this reserve shall be released to the
     Borrower only if XM Satellite Radio Holdings, Inc achieves a rating of at least BBB or better by S&P, and at least Baa by Moody's.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

BEACH CLUB & VIRIDIAN LAKE

[PICTURE OMITTED]                            [PICTURE OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                     1
 Location (City/State)                                      Fort Myers, FL
 Property Type                                                 Multifamily
 Size (Units)                                                          640
 Percentage Occupancy as of August 31, 2004                          93.9%
 Year Built                                                           1991
 Appraised Value                                               $40,530,000
 Underwritten Occupancy                                              94.4%
 Underwritten Revenues                                          $5,411,513
 Underwritten Total Expenses                                    $2,753,014
 Underwritten Net Operating Income (NOI)                        $2,658,499
 Underwritten Net Cash Flow (NCF)                               $2,478,294
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                   KEY
 Loan Group                                                               2
 Origination Date                                                   3/31/04
 Cut-off Date Principal Balance                                 $32,150,000
 Cut-off Date Loan Balance Per Unit                                 $50,234
 Percentage of Initial Mortgage Pool Balance                           2.9%
 Number of Mortgage Loans                                                 1
 Type of Security (fee/leasehold)                                       Fee
 Mortgage Rate                                                       4.700%
 Amortization Type                                               Actual/360
 IO Period (Months)                                                      24
 Original Term to Maturity/ARD (Months)                                  84
 Original Amortization Term (Months)                                    360
 Lockbox                                             Soft-Springing Hard(1)
 Cut-off Date LTV Ratio                                               79.3%
 LTV Ratio at Maturity or ARD                                         72.8%
 Underwritten DSCR on NOI                                             1.33x
 Underwritten DSCR on NCF                                             1.24x
--------------------------------------------------------------------------------

---------------------
(1)  The borrower/property manager must cause all income from the Beach Club and
     Viridian Lake Property to be deposited into a lockbox account under control of lender. An amount sufficient to fund all required payments and deposits to reserves under the Beach Club and Viridian Lake Loan will be transferred to an account maintained by the lender on a monthly basis. Until an event of default occurs under the Beach Club and Viridian Lake Loan, any remaining funds following the disbursement to lender will be transferred to an account controlled by the borrower.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan ("Beach Club and Viridian Lake Loan") is evidenced by a single note and is secured by a first mortgage encumbering two multifamily projects in Fort Myers, Florida (the "Beach Club and Viridian Lake Property").
The Beach Club and Viridian Lake Loan represents 2.9% of the initial mortgage pool balance and 12.0% of the initial loan group 2 balance. The Beach Club and
Viridian Lake Loan was originated on March 31, 2004, and has a principal balance as of the cut-off date of $32,150,000.

The Beach Club and Viridian Lake Loan has a loan term of 84 months with payments being amortized over 360 months. Payments of interest only are allowed for the first 24 months of the loan term, with payments of principal and interest due monthly thereafter until the maturity date of April 1, 2011. The Beach Club and
Viridian Lake Loan may be prepaid after December 31, 2010, and permits defeasance with United States government obligations anytime after the date which is two years and fifteen days after securitization of the Beach Club and
Viridian Lake Loan.

THE BORROWER. The borrower is FM Properties II, Ltd, a special purpose entity
(the "Borrower"). Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Beach Club and Viridian Lake
Loan. The sponsor of the borrower is Alan T. Schiffman. Mr. Schiffman is a
Certified Public Accountant with experience as president of a major accounting firm, founder and chairman of Pennsylvania-based Madison Bank, and as a real estate developer and operator. Since 1984 Mr. Schiffman has been the sponsor of economic real estate syndications and has developed in excess of 500 affordable housing units.

THE PROPERTY. The properties making up the Beach Club and Viridian Lake Property are managed as one property, consisting of 35 two- and three-story garden style apartment buildings, which include 640 residential units (320 at Beach Club &
320 at Viridian Lake). The Beach Club and Viridian Lake Property was constructed in 1991 and includes one and two bedroom units situated on 37.79 acres. The subject is also improved with two on-site leasing office/community buildings with fitness centers, recreation rooms, business centers, two in-ground outdoor swimming pools and spas, one indoor racquetball court, one tennis court, one sand volleyball court, one sports court, and common laundry facilities. The exterior of the buildings are stucco with concrete tile roofs and all units are accessed via a covered alcove or breezeway protected exterior entrance. Each unit is equipped with utility connections for a washer/dryer, and has a patio or balcony. The kitchens are equipped with a frost-free refrigerator, electric oven/range with overhead exhaust hood, dishwasher, and waste disposal.

The following table presents certain information relating to the unit configuration of the Beach Club and Viridian Lake Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                     MULTIFAMILY INFORMATION
                                                     -----------------------

                                           AVERAGE UNIT    NET RENTABLE                      AVERAGE MONTHLY    AVERAGE MONTHLY
 UNIT MIX                  NO. OF UNITS    SQUARE FEET          SF        % OF TOTAL UNITS    ASKING RENT(1)  MARKET RENT/UNIT(2)
---------------------------------------------------------------------------------------------------------------------------------

 1BR/1BA ...............       308              717          220,872            48.1%             $644               $639
 2BR/2BA ...............       332            1,007          334,180            51.9%             $791               $776
---------------------------------------------------------------------------------------------------------------------------------
 AVERAGE/TOTAL .........       640              867          555,052             100%             $720               $710
---------------------------------------------------------------------------------------------------------------------------------

THE MARKET(2). The Beach Club and Viridian Lake Property are located in
Southwest Florida in the City of Fort Myers, Lee County, Florida. Fort Myers is
convenient to most major metropolitan areas in the state, Tampa-St. Petersburg is located 143 miles north, Miami-Ft. Lauderdale-West Palm Beach is approximately 125 miles east, and Orlando is 200 miles northeast. Fort Myers
(Lee County) contains over 50 miles of coastline along the Gulf of Mexico and is home to the resort destinations of Fort Myers Beach, Sanibel and Captiva
Islands.

The population and household growth in the Fort Myers MSA has historically exceeded both the state and national growth rates. The U.S. Census Bureau reports that the population within the Fort Myers MSA grew approximately 31.6%
from 335,113 in 1990 to 440,888 in 2000. Over the same time period, Florida's population increased 23.5%, while the national population grew 13.2%. In 2003, the county population was 477,434, which is an increase of approximately 2.14%
since the previous year.

According to the U.S. Bureau of Labor Statistics, as of July 2003, the Fort
Myers MSA contained a total employment base of 203,166. Despite the national economic slowdown, which affected many metropolitan areas between 2000 and 2002, the Fort Myers market was able to maintain positive job growth. Since 1995, total employment within the Fort Myers MSA has expanded at a 2.8% annual growth rate. The Fort Myers unemployment rate of 4.3% as of July 2003 is well below the state and national unemployment levels of 5.5% and 6.3%, respectively.

According to the 3Q2003 Market Report from Triad Research & Consulting, Inc., the Ft. Myers-Lee County apartment market consisted of 13,414 units. Of the 50 properties (12,510 units) that responded to the survey, 11,810 units were occupied, resulting in a market occupancy of 94.4%. Annual rent growth has ranged from 3.0% to 4.3% over the last five-year period and between 2002 and
2003, market rents have grown 3.9%. The Fort Myers apartment market is one of the fastest-growing markets in the nation due, in part, to the area's strong population and employment growth.

---------------------
(1)  As of March 10, 2004.
(2)  Certain information is form the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumption underlying the appraisal.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Beach Club and Viridian Lake Loan:

--------------------------------------------------------------------------------
                               ESCROWS / RESERVES
                               ------------------

TYPE                                                     INITIAL      MONTHLY
--------------------------------------------------------------------------------
Taxes ............................................         $0         $49,321
Insurance ........................................         $0         $19,823
Replacement Reserves .............................         $0         $15,040
--------------------------------------------------------------------------------

DEFEASANCE. The Borrower may obtain a release of the Beach Club and Viridian
Lake Property from the financing subject to certain conditions, including providing defeasance collateral to the then-current loan amount for such property.

PROPERTY MANAGEMENT. Naples Realty Group, LLC ("Naples"), an affiliate of the borrower, is the property manager for the Beach Club and Viridian Lake Property.
Naples owns and manages 1,873 residential units in Pennsylvania and Florida, as well as three office buildings totaling 1,217,000 SF in Pennsylvania.

EQUITY FINANCING. Key Real Estate Equity Capital, Inc. ("KREEC"), has a
preferred equity investment in F.M. Properties I, LLC, a Florida limited liability company ("Member"), which owns 100% of the limited partnership interests in the Borrower and 100% of the membership interests in the general partner of Borrower. KREEC has contributed $5,852,022 of capital to the Borrower in exchange for membership interests in Member and a pledge of the managing membership interest of Fort Myers Property Investments Co., L.L.C., a Florida
limited liability company ("Fort Co.") in Member. Pursuant to the operating agreement of Member, KREEC is entitled to certain cash distributions in consideration for its cash contribution. If KREEC does not receive those cash distributions in accordance with the terms of the operating agreement, KREEC may
(i) remove Fort Co. as managing member and become the new managing member of
Member, (ii) exercise an option to put its interests in Member and cause Fort
Co. to purchase all interests of Member; or (ii) foreclose on the pledged interest and become the sole member of Member. Any claims of KREEC to payments, distributions or other amounts payable pursuant to the operating agreement are subordinate to payments due to the holder of the Beach Club and Viridian Lake
Loan.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

520 BROADWAY

[PICTURE OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                      1
 Location (City/State)                                     Santa Monica, CA
 Property Type                                                       Office
 Size (Sq. Ft.)                                                     113,141
 Percentage Occupancy as of August 12, 2004                           79.7%
 Year Built                                                            1981
 Appraisal Value                                                $32,100,000
 # of Tenants                                                            17
 Average Rent Per Square Foot                                        $24.61
 Underwritten Occupancy                                               79.1%
 Underwritten Revenues                                           $3,371,967
 Underwritten Total Expenses                                     $1,228,653
 Underwritten Net Operating Income (NOI)                         $2,143,314
 Underwritten Net Cash Flow (NCF)                                $2,085,281
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                 MLML
 Loan Group                                                              1
 Origination Date                                                  5/20/04
 Cut-off Date Principal Balance                                $24,600,000
 Cut-off Date Loan Balance Per SF                                     $217
 Percentage of Initial Mortgage Pool Balance                          2.2%
 Number of Mortgage Loans                                                1
 Type of Security (fee/leasehold)                                      Fee
 Mortgage Rate                                                      6.154%
 Amortization Type                                                      IO
 IO Period (Months)                                                     60
 Original Term to Maturity/ARD (Months)                                 60
 Original Amortization Term (Months)                         Interest Only
 Lockbox(1)                                                         Hard(1)
 Cut-off Date LTV Ratio                                              76.6%
 LTV Ratio at Maturity or ARD                                        76.6%
 Underwritten DSCR on NOI                                            1.40x
 Underwritten DSCR on NCF                                            1.36x
--------------------------------------------------------------------------------

---------------------
(1)  The loan is structured with a lockbox account under the control of the lender into which all rents, revenues, and receipts from the 520 Broadway
     Property are required to be deposited. The lender is authorized to transfer all collected and available balances from the lockbox account to the cash management account to be held until disbursed by lender. On each monthly debt service payment date, any funds remaining after payment of debt service, escrows/reserves, fees/expenses, and other amounts due under the loan agreement ("Residual Funds") are disbursed to the 520 Broadway
     Borrower provided no event of default and/or a Cash Flow Sweep Period is continuing. Upon occurrence of an event of default or a Cash Flow Sweep
     Period, all Residual Funds are to remain under the control of the lender and are to be deposited into an excess cash reserve account. A "Cash Flow
     Sweep Period" occurs when the 520 Broadway Property's trailing twelve (12)
     month debt service coverage (calculated annually) is less than 1.15:1.00 and terminates upon lender's determination that the annualized trailing six
     (6) month debt service coverage (calculated for each three (3) month period following the commencement of the Cash Flow Sweep Period and then annualized to calculate the six (6) month debt service coverage) is equal to or greater than 1.15:1.00.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "520 Broadway Loan") is evidenced by a single note and is secured by a first mortgage encumbering a six story office building in Santa Monica, California (the "520 Broadway Property"). The 520 Broadway Loan
represents approximately 2.2% of the initial mortgage pool balance and 2.9% of the initial loan group 1 balance. The 520 Broadway Loan was originated on May
20, 2004, and has a principal balance as of the cut-off date of approximately
$24,600,000.

The 520 Broadway Loan has a remaining term of 57 months to its maturity date of
June 1, 2009. The 520 Broadway Loan may be prepaid on or after January 1, 2007, and defeasance with United States government obligations is permitted beginning
October 1, 2006.

THE BORROWER. The borrower is PalRock 520 Broadway, LLC (the "520 Broadway
Borrower"), a two-tier special purpose entity. Rockwood V REIT, Inc. MD Corp., the borrower principal, directly or indirectly, owns 95% of the 520 Broadway
Borrower, while Palisades 520 Associates, LLC, directly or indirectly, owns the remaining 5% and acts as managing member of the 520 Broadway Borrower. Rockwood
Capital is a privately held institutional real estate investment manager.
Palisades Associates is controlled by Kevin Green, and operates as an investment vehicle for his related property management company, Elkins Property Management,
Inc. Palisades Associates owns and manages office properties in southern
California with a separate management team of acquisition and management personnel. Mr. Green owns the Elkins Management Company, which manages more than
100 properties in this region, including 8 million square feet of commercial property, and 2,000 apartment units.

THE PROPERTY. The 520 Broadway Property consists of a six-story black glass office building totaling 113,141 square feet of net rentable area located at 520
Broadway in Santa Monica, California. The 520 Broadway Property is situated at the corner of 6th and Broadway and is located two blocks west of the 10 Freeway and five blocks east of Ocean Avenue and Pacific Coast Highway. The 3rd Street
Promenade, which provides dining and entertainment venues, is two blocks from the 520 Broadway Property. Originally constructed in 1981, the 520 Broadway
Property features a subterranean parking garage containing approximately 377 spaces. As of August 12, 2004, the 520 Broadway Property was 79.7% leased to 17 tenants at an average rent of $31.03 per square foot.

The largest tenant is Four Media Company occupying approximately 20,159 square feet or approximately 17.8% of net rentable area. Four Media Company provides technical and creative services to producers and distributors of television programming, feature films, etc. The second largest tenant is Diversified
Mercury Communications occupying approximately 15,941 square feet or approximately 14.1% of net rentable area. Diversified Mercury Communications is a thirteen year old company that specializes in TV and radio advertising and promotional activities. The third largest tenant is New Urban West, Inc.
occupying approximately 12,358 square feet or approximately 10.9% of net rentable area. New Urban West, Inc. is a developer of residential communities in the southwest, and have been in tenancy since 1981.

The following table presents certain information relating to the major tenants at the 520 Broadway Property:

-------------------------------------------------------------------------------------------------------------------------
                                                         TENANT
                                                         ------
                                                                  CREDIT
                                                                  RATINGS
                                                                 (MOODY'S/     SQUARE      %      BASE RENT      LEASE
                    TENANT NAME                 PARENT COMPANY     FITCH)       FEET     OF GLA      PSF       EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

 Four Media Company .........................         NA           NR/NR       20,159     17.8%     $35.40      9/30/10
 Diversified Mercury Communications .........         NA           NR/NR       15,941     14.1%     $30.97      4/5/05
 New Urban West, Inc. .......................         NA           NR/NR       12,358     10.9%     $22.20      4/30/06
-------------------------------------------------------------------------------------------------------------------------

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the 520 Broadway Property.

------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE(1)
                                                  --------------------------

                     NUMBER    SQUARE      % OF                % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE  CUMULATIVE %
                   OF LEASES    FEET        GLA     BASE RENT    RENT      SQUARE FEET    % OF GLA     BASE RENT OF BASE RENT
         YEAR       EXPIRING  EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING      EXPIRING     EXPIRING    EXPIRING
------------------------------------------------------------------------------------------------------------------------------

 Vacant .........    NAP       23,414       NAP       NAP          NAP       23,414         20.7%         NAP         NAP
 MTM ............     1         1,731      1.5%      $30,000      1.1%       25,145         22.2%        $30,000      1.1%
 2004 ...........     2         4,647      4.1%     $141,338      5.1%       29,792         26.3%       $171,338      6.2%
 2005 ...........     6        28,195     24.9%     $882,007     31.7%       57,987         51.3%     $1,053,345     37.8%
 2006 ...........     3        17,592     15.5%     $447,395     16.1%       75,579         66.8%     $1,500,740     53.9%
 2007 ...........     3        12,766     11.3%     $397,157     14.3%       88,345         78.1%     $1,897,897     68.2%
 2008 ...........     1         4,637      4.1%     $172,496      6.2%       92,982         82.2%     $2,070,393     74.4%
 2009 ...........     0           0        0.0%           $0        0%       92,982         82.2%     $2,070,393     74.4%
 2010 ...........     1        20,159     17.8%     $713,629     25.6%      113,141        100.0%     $2,784,022    100.0%
------------------------------------------------------------------------------------------------------------------------------
 Total ..........     17       113,141   100.0%   $2,784,022    100.0%      113,141        100.0%     $2,784,022    100.0%
------------------------------------------------------------------------------------------------------------------------------

THE MARKET.(2) The 520 Broadway Property is located in the Santa Monica,
California office sub-market, with the broader market encompassing the Beverly
Hills and Century City markets. The larger market is characterized by mid-rise office buildings which cater to small to mid sized tenants with most of the occupants involved in the television or film industries. This market contrasts with the overall Los Angeles MSA, which has a much broader tenant base, and a wider product profile including large high rises in downtown Los Angeles catering to finance and large corporate clients, and expansive single tenant office parks in the valley area that primarily offer back office space, all of which have inferior occupancy rates.

The Santa Monica submarket has maintained a historical vacancy rate of less than
10%, making it one of the strongest markets in the Los Angeles MSA behind the
Beverly Hills triangle, which currently has a vacancy rate of 5.3%. Based on directly competing properties which maintain better occupancy than the general market, market vacancy in the 520 Broadway Property submarket is concluded to be
13.1%.

ESCROWS. The following escrow/reserve accounts have been established with respect to the 520 Broadway Loan:

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
                                ----------------

TYPE:                                                     INITIAL      MONTHLY
--------------------------------------------------------------------------------
Taxes ...............................................      $29,417     $29,417
Insurance ...........................................      $28,004      $2,800
Capital Expenditures ................................           $0      $1,840
Lease Rollover Reserves .............................   $1,100,000     $30,000
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The 520 Broadway Property is managed by Elkins Property
Management Company, Inc., an affiliate of the 520 Broadway Borrower.

---------------------
(1)  Information obtained from the August 12, 2004 rent roll.
(2)  Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------
152 & 200 Meadowlands Parkway

[PICTURE OMITTED]                            [PICTURE OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                      1
 Location (City/State)                                 Secaucus, New Jersey
 Property Type                                                       Office
 Size (Sq. Ft.)                                                     211,962
 Percentage Occupancy as of August 12, 2004                           91.7%
 Year Built                                                            1978
 Appraisal Value                                                $30,200,000
 # of Tenants                                                             9
 Underwritten Occupancy                                               87.0%
 Underwritten Revenues                                           $4,017,224
 Underwritten Total Expenses                                     $1,553,689
 Underwritten Net Operating Income (NOI)                         $2,463,535
 Underwritten Net Cash Flow (NCF)                                $2,228,257
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                  JPMorgan Chase Bank
 Loan Group                                                              1
 Origination Date                                                  7/15/04
 Cut-off Date Principal Balance                                $24,139,176
 Cut-off Date Loan Balance Per SF                                     $114
 Percentage of Initial Mortgage Pool Balance                          2.2%
 Number of Mortgage Loans                                                1
 Type of Security (fee/leasehold)                                      Fee
 Mortgage Rate                                                      5.850%
 Amortization Type                                                 Balloon
 IO Period (Months)                                                      0
 Original Term to Maturity/ARD (Months)                                120
 Original Amortization Term (Months)                                   360
 Lockbox(1)                                                           None
 Cut-off Date LTV Ratio                                              79.9%
 LTV Ratio at Maturity or ARD                                        67.5%
 Underwritten DSCR on NOI                                            1.44x
 Underwritten DSCR on NCF                                            1.30x
--------------------------------------------------------------------------------

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "150 & 200 Meadowlands Parkway Loan") is secured by a first mortgage on two office buildings which include approximately
211,962 square feet (the "150 & 200 Meadowlands Parkway Property"). The 150 &
200 Meadowlands Parkway Loan represents approximately 2.2% of the initial mortgage pool balance and 2.9% of the initial loan group 1 balance. The 150 &
200 Meadowlands Parkway Loan was originated on July 15, 2004 and has a principal balance as of the cut-off date of approximately $24,139,176.

The 150 & 200 Meadowlands Parkway Loan has a loan term of 120 months and a maturity date of August 1, 2014, with payments being amortized over 360 months.
The 150 & 200 Meadowlands Parkway Loan may be prepaid on or after May 1, 2014, and permits defeasance with United States government obligations anytime after the date which is two years after securitization of the 150 & 200 Meadowlands
Parkway Loan.

THE BORROWER. The borrower is Willroad Holdings LLC a special purpose entity
("Borrower"). WillRoad Advisors, LLC is the managing member of the Borrower, which is a Delaware limited liability company. Frank Kenny, Mark Kenny and Bruce
Beswick own WillRoad Advisors, LLC.

THE PROPERTY. The 150 & 200 Meadowlands Parkway Property consists of two office buildings located in Secaucus, New Jersey. The property located at 150
Meadowlands Parkway is a four-story building that contains 130,793 square feet and the property located at 200 Meadowlands Parkway is a one- and part two-story building containing 81,169 square feet situated on 9.4 acres. The two buildings were constructed in 1978. Since then, the buildings have been renovated with additions in 1990 and have undergone major capital improvements since 2000. Over
$4.5 million in extensive building renovations were completed in 2004. The 150 &
200 Meadowlands Parkway Property is located in the Meadowlands submarket in northern New Jersey with direct access to Route 3 and Interstate 95.

The following table presents certain information relating to the tenant configuration of 150 & 200 Meadowlands Parkway:

------------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT INFORMATION
                                                         ------------------

                                               RATING
        ANCHOR/ MAJOR TENANTS            (MOODY'S/S&P/FITCH)  SQUARE FEET    % GLA     BASE RENT PSF    LEASE START(2)  LEASE END(2)
------------------------------------------------------------------------------------------------------------------------------------

 Medical Economics Company, Inc.(1)....       A1/NA/A+          77,615       36.6%       $21.34             6/3/03        2/29/12
 Delta Galil USA, Inc .................       NA/NA/NA          37,408       17.6%       $19.39             5/1/01        6/14/11
 Datek Online Holding Corp ............       NA/NA/NA          32,610       15.4%       $19.00            10/21/99       2/28/10
------------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at 150 & 200 Meadowlands Parkway.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE(3)
                                                      --------------------------

                     NUMBER     SQUARE     % OF                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                   OF LEASES     FEET       GLA      BASE RENT     RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
         YEAR       EXPIRING   EXPIRING  EXPIRING    EXPIRING    EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 Vacant .........     NAP       17,532      8.3%          NAP         NAP       17,532         8.3%              NAP         NAP
 2004 ...........       1        9,078      4.3%     $172,045        4.5%       26,610        12.6%         $172,045        4.5%
 2005 ...........       2        7,165      3.4%      $84,317        2.2%       33,775        15.9%         $256,362        6.8%
 2006 ...........       1        3,119      1.5%      $59,261        1.6%       36,894        17.4%         $315,623        8.3%
 2007 ...........       1       16,335      7.7%     $326,700        8.6%       53,229        25.1%         $642,323       17.0%
 2008 ...........       1       11,100      5.2%     $141,525        3.7%       64,329        30.3%         $783,848       20.7%
 2009 ...........       0            0      0.0%           $0        0.0%       64,329        30.3%         $783,848       20.7%
 2010 ...........       1       32,610     15.4%     $619,590       16.4%       96,939        45.7%       $1,403,438       37.1%
 2011 ...........       2       37,408     17.6%     $725,189       19.2%      134,347        63.4%       $2,128,627       56.2%
 2012 ...........       2       77,615     36.6%   $1,656,606       43.8%      211,962       100.0%       $3,785,233      100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL ..........      11      211,962    100.0%   $3,785,233      100.0%
------------------------------------------------------------------------------------------------------------------------------------

THE MARKET(4). The subject buildings are located in Secaucus, NJ in the
Meadowlands submarket of northern New Jersey, which has a population of 3.3 million in a 5 county area and an average household income of $88,755. The property is located on Meadowlands Parkway at its intersection with American
Way. The subject buildings are located in a predominately office and light industrial/distribution area of the Meadowlands. Local area

(1)  Medical Economics Company, Inc. is the tenant under the lease, and the landlord has informed the mortgage loan seller that Medical Economics
     Company, Inc. continues to pay the rent due under the lease, but the mortgage loan seller has informed the depositor that there is reason to believe that another entity is in physical occupancy. The guarantor of the lease, Thompson Delaware Holdings, Inc., whose ratings are listed, continues to be liable for amounts due under the lease.
(2)  Lease start and lease end dates represents the largest occupied space for those tenants with multiple leases within the 150 & 200 Meadowlands Parkway
     Property.
(3)  Information obtained from borrower provided rent roll as of 7/31/04.
(4)  Certain information from the third-party appraisal dated 5/14/04 may rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

accessibility is considered to be excellent, although heavily trafficked. The subject buildings have convenient access to major roadways and nearby access to
Route 3 and Interstate 95. In addition to the existing transportation infrastructure that serves Hudson County, there are major mass transportation projects underway within the MSA that will further enhance the MSA's mass transportation system. The Secaucus Transfer station opened in 2003 connecting ten of NJ Transit's commuter rail lines to each other and Manhattan.

The Meadowlands District contains over seven million square feet of office space and approximately 94 million square feet of industrial space. Overall vacancy rates for the seven million square feet of office product is 25.6% with asking rents at $25.34/SF. Secaucus is closely tied with the Meadowlands district economy, which has slowed considerably in the 1990's due to a lack of developable land. The focal point of the Meadowlands District is the Meadowlands
Sports Complex located along Route 3 in East Rutherford. This complex houses the
Meadowlands Racetrack, Giants Stadium and Continental Airlines Arena.

The submarket contains 3.25 million square feet of office inventory. Leasing activity has been strong recently, as the vacancy rate fell from 12.8% in the first quarter of 2003 to 9.6% in the first quarter of 2004. Average rental rates for 1Q04 are $24.01, up from $23.58 one year earlier.

ESCROWS. The following escrow/reserve accounts have been established with respect to the 150 & 200 Meadowlands Parkway Loan:

--------------------------------------------------------------------------------
                               ESCROWS / RESERVES
                               ------------------

              TYPE:                                  INITIAL       MONTHLY
--------------------------------------------------------------------------------
Replacement Reserves .........................         $0          $1,766
TI/LC(1) .....................................         $0          $8,333
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT The subject property is self-managed by an affiliated company of the borrowing entity, Willett Companies LLC.

(1)  Continuing through payment due on 12/12/2012 monthly TI/LC reserve.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

JEFFERSON COMMONS

[PICTURE OMITTED]                                 [PICTURE OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties                                        1
 Location (City/State)                                              Tampa, FL
 Property Type                                                    Multifamily
 Size (Beds)                                                            1,002
 Percentage Occupancy as of June 25, 2004                               94.3%
 Year Built                                                              2000
 Appraised Value                                                  $30,300,000
 Underwritten Occupancy                                                 94.9%
 Underwritten Revenues                                             $5,096,230
 Underwritten Total Expenses                                       $2,841,613
 Underwritten Net Operating Income (NOI)                           $2,254,617
 Underwritten Net Cash Flow (NCF)                                  $2,129,367
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                   JPMorgan Chase Bank
 Loan Group                                                               2
 Origination Date                                                   6/30/04
 Cut-off Date Principal Balance                                 $23,900,000
 Cut-off Date Loan Balance Per Bed                                  $23,852
 Percentage of Initial Mortgage Pool Balance                           2.1%
 Number of Mortgage Loans                                                 1
 Type of Security (fee/leasehold)                                       Fee
 Mortgage Rate                                                       5.480%
 Amortization Type                                               IO-Balloon
 IO Period (Months)                                                      24
 Original Term to Maturity/ARD (Months)                                  60
 Original Amortization Term (Months)                                    360
 Lockbox                                                            Hard(1)
 Cut-off Date LTV Ratio                                               78.9%
 LTV Ratio at Maturity or ARD                                         75.7%
 Underwritten DSCR on NOI                                             1.39x
 Underwritten DSCR on NCF                                             1.31x
--------------------------------------------------------------------------------

---------------------
(1)  The loan is structured with a property account under the control of the lender into which all rents, revenues, and receipts from the Jefferson
     Commons Property are required to be deposited. The property account banks have an obligation to transfer all collected and available balances from the property account to the lockbox account to be held until disbursed by lender. On each payment date, provided no event of default is continuing, any funds remaining after payment of debt service, reserves, lockbox fees and other amounts due under the loan agreement are disbursed to the mezzanine lender; provided, however, so long as no event of default is continuing and there are sufficient funds on deposit in the lockbox account to pay debt service, reserves, lockbox fees and other amounts due under the loan agreement on the immediately succeeding payment date ("Required
     Funds"), the lender will be required to disburse to the mezzanine lender any amounts on deposit in the lockbox account in excess of such Required
     Funds on the 20th day of each calendar month.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Jefferson Commons Loan") is secured by a first mortgage on a student housing apartment property located in Tampa, Florida (the
"Jefferson Commons Property"). The Jefferson Commons Loan represents 2.1% of the initial mortgage pool balance and 8.9% of the initial loan group 2 balance. The
Jefferson Commons Loan was originated on June 30, 2004, and has a principal balance as of the cut-off date of approximately $23,900,000.

THE BORROWER. The borrower is Jefferson Commons -- Tampa Limited Partnership, a
special purpose entity. The sponsor of the loan is JPI Investment Company, L.P.
("JPIIC"). JPIIC is an experienced, fully integrated real estate firm headquartered in Irving, Texas that specializes in the acquisition, development, construction and management of residential communities. JPIIC is one of the largest developers of luxury multifamily properties in the US, and currently has over 24,000 units under management. JPIIC was a subsidiary of Southland
Financial until the early 1990's when Hunt Realty invested in the partnership with the current management team.

The related mortgage loan seller has informed the depositor that Education
Realty Operating Partnership LP ("EROP") has entered into an agreement with
JPIIC to purchase certain assets, including the mortgaged property, from JPIIC.
In connection with such purchase, the mortgage loan documents provide that an affiliate of EROP will be permitted to assume the mortgage loan without lender consent or rating agency confirmation, subject to certain terms and criteria set forth in the related loan agreement, including the execution of a new management agreement reasonably acceptable to the mortgagee. The principals of EROP are currently certain senior employees of Allen & O'Hara, Inc. who are actively involved in its related property management business and it is anticipated that such senior employees (but not Allen & O'Hara, Inc. itself) will be responsible for the management of the mortgaged property after the above-referenced assumption. However, there can be no assurance that the acquisition will be consummated or that the above-referenced principals will continue to be involved with EROP, the successor borrower or the mortgaged property.

THE PROPERTY. The Jefferson Commons Property consists of 22 three-story garden-style student-housing apartment buildings containing 336 fully furnished apartment units. Jefferson Commons contains a total of 1,002 beds with a weighted average monthly bed rent of approximately $449. As of August 20, 2004, property management has indicated that the property is approximately 93.4%
leased for the 2004/2005 school year. Each apartment rents by the bed with parental guarantees for both rent payments and damage.

The Jefferson Commons Property is located in Tampa, Florida approximately 1 mile from the University of South Florida ("USF") campus. The Jefferson Commons
Property has historically been approximately 95.0% leased to students attending the USF. Amenities at the property include a pool, fitness center, basketball court, volleyball court, tennis courts, BBQ grill and clubhouse. Transportation to the USF campus is provided by a campus bus service. The Jefferson Commons
Property was developed in 2000 by JPIIC.

The following table presents certain information relating to the unit configuration of Jefferson Commons Property:

----------------------------------------------------------------------------------------------------------------
                                            MULTIFAMILY INFORMATION
                                            -----------------------

                                             AVERAGE UNIT      NET RENTABLE         % OF        AVERAGE MONTHLY
        UNIT MIX             NO. OF BEDS     SQUARE FEET            SF          TOTAL UNITS     ASKING RENT/BED
----------------------------------------------------------------------------------------------------------------

 1BR/1BA ...............        30               477              14,310            8.9%              $724
 2BR/2BA ...............        180              759              68,310           26.8%              $489
 3BR/2BA ...............        216              988              71,136           21.4%              $450
 4BR/2/4BA .............        576             1,235            177,780           42.9%              $422
----------------------------------------------------------------------------------------------------------------
 AVERAGE/TOTAL .........       1,002             987             331,536            100%              $449
----------------------------------------------------------------------------------------------------------------

THE MARKET(1). The Jefferson Commons Property is located in Tampa, Florida approximately 1 mile from the USF campus and 8 miles from downtown Tampa. The property is located along 138th Avenue, an east-west arterial that serves the northeast portion of Tampa. The USF campus can be accessed by traveling west on
138th Avenue and then south on Bruce B. Downs Blvd. Interstate 275 is the major regional freeway servicing the area and can be accessed approximately three miles west of the subject. The property is within five minutes of the USF campus via campus bus service. Within two miles of the subject are several shopping centers that provide a variety of amenities including a grocery store, post office and numerous restaurants and retail shops. Fall 2003 enrollment at USF was 34,198 students. On average enrollment has increased 3.13% between 1997 and
2003. On-campus housing is limited to 14 dormitories (3,800 beds) that houses
13% of the student population, providing demand for the off-campus student housing market. The overall occupancy for the USF student housing apartment market was approximately 93% as of the first quarter of 2004. The appraisal cites five comparable properties (3,388 beds) with an average occupancy rate of
93%. Rental rates for the subject's submarket increased from an average of $632 in first quarter 2003 to $664 in the first quarter of 2004 (a 5.1% increase).
New construction in the area includes two new student housing properties (1,088 beds). These properties will be direct competitors to the subject although they do not generally offer the same quality or level of amenities offered by the subject.

---------------------
(1)  Certain information from the third party appraisal dated 5/13/2004 may rely upon many assumptions and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

MERRILL LYNCH MORTGAGE TRUST 2004-KEY2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Jefferson Commons Loan:

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
                                ----------------

TYPE:                                                INITIAL      MONTHLY
--------------------------------------------------------------------------------
Taxes ..........................................    $425,387      $44,778
CapEx ..........................................          $0      $10,438
Engineering ....................................     $22,500           $0
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT: The current property manager of Jefferson Commons is JPI
Apartment Management L.P. which manages approximately 148 properties throughout the United States, and is affiliated with the borrower. It is anticipated that the property management will change as discussed in "The Borrower" above.

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, J.P. Morgan Securities Inc., KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and Deutsche Bank Securities
Inc. (collectively, the Underwriters) is soliciting any action based upon it.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the
Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the SEC) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you.
This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX D

                        CLASS XP REFERENCE RATE SCHEDULE

Interest                                 Interest
 Accrual  Distribution      Class XP      Accrual   Distribution     Class XP
 Period       Date       Reference Rate   Period        Date      Reference Rate
--------  ------------   --------------  --------   ------------  --------------
    1       10/12/04         5.64487        43      04/12/08          5.80314
    2       11/12/04         5.82641        44      05/12/08          5.61841
    3       12/12/04         5.64141        45      06/12/08          5.80310
    4       01/12/05         5.64134        46      07/12/08          5.61837
    5       02/12/05         5.64128        47      08/12/08          5.80306
    6       03/12/05         5.64169        48      09/12/08          5.80305
    7       04/12/05         5.82606        49      10/12/08          5.61831
    8       05/12/05         5.64106        50      11/12/08          5.80301
    9       06/12/05         5.82592        51      12/12/08          5.61827
   10       07/12/05         5.64092        52      01/12/09          5.61824
   11       08/12/05         5.82578        53      02/12/09          5.63387
   12       09/12/05         5.82572        54      03/12/09          5.63881
   13       10/12/05         5.64071        55      04/12/09          5.81897
   14       11/12/05         5.82557        56      05/12/09          5.63909
   15       12/12/05         5.64056        57      06/12/09          5.76299
   16       01/12/06         5.64047        58      07/12/09          5.57998
   17       02/12/06         5.64040        59      08/12/09          5.76113
   18       03/12/06         5.64084        60      09/12/09          5.75888
   19       04/12/06         5.82516        61      10/12/09          5.57241
   20       05/12/06         5.64014        62      11/12/09          5.75564
   21       06/12/06         5.82504        63      12/12/09          5.57053
   22       07/12/06         5.64006        64      01/12/10          5.57051
   23       08/12/06         5.82496        65      02/12/10          5.57050
   24       09/12/06         5.82493        66      03/12/10          5.60047
   25       10/12/06         5.63995        67      04/12/10          5.78220
   26       11/12/06         5.81602        68      05/12/10          5.59957
   27       12/12/06         5.63137        69      06/12/10          5.78216
   28       01/12/07         5.63134        70      07/12/10          5.59952
   29       02/12/07         5.63132        71      08/12/10          5.78212
   30       03/12/07         5.63193        72      09/12/10          5.86120
   31       04/12/07         5.81589        73      10/12/10          5.67280
   32       05/12/07         5.63123        74      11/12/10          5.86115
   33       06/12/07         5.81584        75      12/12/10          5.67274
   34       07/12/07         5.63375        76      01/12/11          5.67271
   35       08/12/07         5.81845        77      02/12/11          5.67268
   36       09/12/07         5.81696        78      03/12/11          5.69734
   37       10/12/07         5.62980        79      04/12/11          5.88173
   38       11/12/07         5.81495        80      05/12/11          5.72863
   39       12/12/07         5.62980        81      06/12/11          5.91874
   40       01/12/08         5.81495        82      07/12/11          5.73136
   41       02/12/08         5.61847        83      08/12/11          5.93109
   42       03/12/08         5.61871        84      09/12/11          5.93106

                                      D-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                                                                             ANNEX E
LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                        SERIES 2004-KEY2                                Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                     ABN AMRO ACCT: XXXXXX
Administrator:                                                                                          Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

================================      ====================================================    ======================================
                                                                                   Page(s)
Issue Id:           ML04KEY2          REMIC Certificate Report                                Closing Date:               09/29/2004
Monthly Data File Name:               Bond Interest Reconciliation                            First Payment Date:         10/12/2004
           ML04KEY2_YYYYMM_3.zip      Cash Reconciliation Summary                             Assumed Final Payment Date: 10/12/2034
                                      Interest Adjustment Summary
                                      15 Month Historical Loan Status Summary
                                      15 Month Historical Payoff/Loss Summary
                                      Historical Collateral Level Prepayment Report
                                      Delinquent Loan Detail
                                      Mortgage Loan Characteristics
                                      Loan Level Detail
                                      Specially Serviced Report
                                      Modified Loan Detail
                                      Realized Loss Detail
                                      Appraisal Reduction Detail
================================      ====================================================    ======================================

               ======================================================================================================
                                                     PARTIES TO THE TRANSACTION
               ------------------------------------------------------------------------------------------------------
                                           DEPOSITOR: Merrill Lynch Mortgage Investors, Inc.
      UNDERWRITER: Merrill Lynch, Pierce, Fenner & Smith Incorporated/JP Morgan Securities Inc./KeyBanc Capital Markets
                                          , a Division of McDonald Investments Inc./Deutsche Bank Securities Inc.
                                        MASTER SERVICER: KeyCorp Real Estate Capital Markets, Inc.
                                       SPECIAL SERVICER: KeyCorp Real Estate Capital Markets, Inc.
                                           RATING AGENCY: Moody's Investor Service, Inc./Fitch, Inc.
               ======================================================================================================

                             ==========================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                             --------------------------------------------------------------------------
                                      LaSalle Web Site                       www.etrustee.net
                                      Servicer Website
                                      LaSalle Factor Line                      (800) 246-5761
                             ==========================================================================

====================================================================================================================================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                        SERIES 2004-KEY2                                Prior Payment:           N/A
WAC:                                                                                                    Next Payment:     11/12/2004
WA Life Term:                                                                                           Record Date:      09/30/2004
WA Amort Term:                                       ABN AMRO ACCT: XXXXXX
Current Index:
Next Index:                                        REMIC CERTIFICATE REPORT
====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST      INTEREST    PASS-THROUGH
 CLASS   FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
 CUSIP      Per 1,000     Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
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------------------------------------------------------------------------------------------------------------------------------------
              0.00           0.00       0.00           0.00           0.00           0.00           0.00         0.00
====================================================================================================================================
                                                                                Total P&I Payment     0.00
                                                                                ===========================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
       Interest equals Interest Payment (3) Estimated

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                        SERIES 2004-KEY2                                Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                     ABN AMRO ACCT: XXXXXX

                                                   BOND INTEREST RECONCILIATION
====================================================================================================================================
                                                        Deductions                                      Additions
                                            ---------------------------------   ----------------------------------------------------
          Accrual      Pass     Accrued                 Deferred &                 Prior       Int Accrual    Prepay-      Other
       -------------   Thru   Certificate   Allocable   Accretion    Interest   Int. Short-     on prior       ment       Interest
Class  Method   Days   Rate    Interest       PPIS       Interest    Loss/Exp    falls Due    Shortfall (3)  Penalties  Proceeds (1)
====================================================================================================================================

                              ------------------------------------------------------------------------------------------------------
                                0.00          0.00        0.00         0.00         0.00                         0.00        0.00
====================================================================================================================================

========================================================   ======================

                                              Remaining
Distributable    Interest   Current Period   Outstanding       Credit Support
 Certificate     Payment     (Shortfall)/      Interest    ----------------------
Interest (2)      Amount       Recovery       Shortfalls   Original   Current (4)
========================================================   ======================

--------------------------------------------------------
    0.00          0.00                          0.00
========================================================   ======================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                        SERIES 2004-KEY2                                Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                     ABN AMRO ACCT: XXXXXX

                                                   CASH RECONCILIATION SUMMARY

====================================================================================================================================

-------------------------------------------  -------------------------------------------  ------------------------------------------
             INTEREST SUMMARY                              PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                         Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                  Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int             Advanced Scheduled Principal                 Less Reduction for PPIS
Plus Gross Advance Interest                  -------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                          ------------------------------------------
Less Other Interest Not Advanced             -------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                       ------------------------------------------
-------------------------------------------  Curtailments
Total                                        Advanced Scheduled Principal
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         -------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      -------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        -------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                   -------------------------------------------
Less Fee Strips Paid by Servicer             Remittance P&I Due Certs
-------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-------------------------------------------  -------------------------------------------  ------------------------------------------
Special Servicing Fees                                   POOL BALANCE SUMMARY                             PPIS SUMMARY
Workout Fees                                 -------------------------------------------  ------------------------------------------
Liquidation Fees                                                     Balance     Count    Gross PPIS
Interest Due Serv on Advances                -------------------------------------------  Reduced by PPIE
Non Recoverable Advances                     Beginning Pool                               Reduced by Shortfalls in Fees
Misc. Fees & Expenses                        Scheduled Principal                          Reduced by Other Amounts
-------------------------------------------  Unscheduled Principal                        ------------------------------------------
Plus Trustee Fees Paid by Servicer           Deferred Interest                            PPIS Reducing Scheduled Interest
-------------------------------------------  Liquidations                                 ------------------------------------------
Total Unscheduled Fees & Expenses            Repurchases                                  PPIS Reducing Servicing Fee
-------------------------------------------  -------------------------------------------  ------------------------------------------
Total Interest Due Trust                     Ending Pool                                  PPIS Due Certificate
-------------------------------------------  -------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-------------------------------------------                                               ------------------------------------------
Trustee Fee                                                                               ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Fee Strips                                                                                ------------------------------------------
Misc. Fees                                                                                                       Principal  Interest
Interest Reserve Withholding                                                              ------------------------------------------
Plus Interest Reserve Deposit                                                             Prior Outstanding
-------------------------------------------                                               Plus Current Period
Total                                                                                     Less Recovered
-------------------------------------------                                               Less Non Recovered
Total Interest Due Certs                                                                  ------------------------------------------
-------------------------------------------                                               Ending Outstanding
                                                                                          ------------------------------------------

====================================================================================================================================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                   INDUSTRY ADJUSTMENT SUMMARY

====================================================================================================================================

SHORTFALL ALLOCATED TO THE BONDS                                         EXCESS ALLOCATED TO THE BONDS

Net Prepayment Int. Shortfall Allocated to the Bonds        0.00         Other Interest Proceeds Due the Bonds               0.00

Special Servicing Fees                                      0.00         Prepayment Interest Excess due the Bonds            0.00

Workout Fees                                                0.00         Yield Maintenance Penalties Due the Bonds           0.00

Liquidation Fees                                            0.00         Recovered ASER Interest Due the Bonds               0.00

Legal Fees                                                  0.00         ARD Excess Interest                                 0.00

Misc. Fees & Expenses Paid by/to Servicer                   0.00         Total Excess Allocated to the Bonds                 0.00

Interest Paid to Servicer on Outstanding Advances           0.00

ASER Interest Advance Reduction                             0.00

Interest Not Advanced (Current Period)                      0.00

Recoup of Prior Advances by Servicer                        0.00

Servicing Fees Paid Servicer on Loans Not Advanced          0.00

Misc. Fees & Expenses Paid by Trust                         0.00

Shortfall Due to Rate Modification                          0.00

Other Interest Loss                                         0.00

Total Shortfall Allocation to the Bonds                     0.00

====================================================================================================================================

                                        AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
                                        ----------------------------------------------------
                    Total Excess Allocated to the Bonds                                        0.00
                    Less Total Shortfall Allocated to the Bonds                                0.00
                                                                                -------------------
                    Total Interest Adjustment to the Bonds                                     0.00
                                                                                ===================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                   ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   ==================================================================   ================================================
                                Delinquency Aging Categories                                   Special Event Categories (1)
               ------------------------------------------------------------------   ------------------------------------------------
                 Delinq        Delinq        Delinq
Distribution     1 Month       2 Months     3+ Months    Foreclosure      REO       Modifications   Specially Serviced   Bankruptcy
               ---------------------------------------------------------------------------------------------------------------------
    Date       #   Balance   #   Balance   #   Balance   #   Balance   #   Balance    #   Balance       #   Balance      #   Balance
============   ==================================================================   ================================================

10/12/04
------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

============   ==================================================================   ================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                                                         Appraisal                       Realized                         Curr
              Ending Pool (1)  Payoffs(2)   Penalties   Reduct. (2)   Liquidations (2)   Losses (2)   Remaining Term   Weighted Avg.
Distribution  ----------------------------------------------------------------------------------------------------------------------
    Date       #   Balance     #  Balance   #  Amount   #   Balance     #   Balance      #   Amount    Life   Amort.   Coupon  Remit
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
10/12/04
------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                          HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

======================== ================================================== ============================= ==========================
Disclosure      Payoff      Initial                  Payoff      Penalty      Prepayment      Maturity      Property     Geographic
Control #       Period      Balance       Type       Amount      Amount          Date           Date          Type        Location
------------------------ -------------------------------------------------- ----------------------------- --------------------------

======================== ================================================== ============================= ==========================
                          CURRENT                          0          0
                         CUMULATIVE
                                                     ======================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                     DELINQUENT LOAN DETAIL

====================================================================================================================================

              Paid                   Outstanding   Out. Property                      Special
Disclosure    Thru    Current P&I        P&I         Protection        Advance        Servicer    Foreclosure   Bankruptcy    REO
Control #     Date      Advance       Advances**      Advances     Description (1) Transfer Date      Date         Date       Date
====================================================================================================================================

====================================================================================================================================
A. P&I Advance - Loan in Grace Period                           1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but (less than) 1 month delinq    2. P&I Advance - Loan delinquent 2 months
                                                                3. P&I Advance - Loan delinquent 3 months or More
                                                                4. Matured Balloon/Assumed Scheduled Payment
                                                                7. P&I Advance (Foreclosure)
                                                                9. P&I Advance (REO)
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                  MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================

                                                                   =================================================================
                                                                                        0         0        0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate             10.0000%
                                                                   Maximum Mortgage Interest Rate             10.0000%

=================================================================
                     0         0        0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
-------------------------                                              Balloon      # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================      0 to 60
                                               Weighted Average
Fully Amortizing   # of   Scheduled   % of    ------------------      61 to 120
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR
=================================================================    121 to 180

                                                                     181 to 240

                                                                     241 to 360
=================================================================  =================================================================
                     0         0        0.00%                                        0         0        0.00%
=================================================================  =================================================================
                                   Minimum Remaining Term          Minimum Remaining Term      0
                                   Maximum Remaining Term          Maximum Remaining Term      0

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                  MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================

 ===========================================================
                   0       0        0.00%
 ===========================================================
 Maximum DSCR       0.000
 Minimum DSCR       0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================

 ===========================================================       ================================================================
                   0       0        0.00%                                                   0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR       0.00
 Minimum DSCR       0.00

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                  MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
                       0        0       0.00%                                          0         0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                     2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0         0       0.00%
     ===========================================================    ===========================================================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                        LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================

=================================================================================================================================
                                W/Avg   0.00      0                                0                     0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================

===========================================
                      0        0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. P&I Adv - in Grace Period                 1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - (less than) one month delinq    2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                           3. P&I Adv - delinquent 3+ months     9. REO
                                                           4. Mat. Balloon/Assumed P&I           10. DPO
                                                           5. Prepaid in Full                    11. Modification
                                                           6. Specially Serviced
====================================================================================================================================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                             SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

======================= ============= ===================== ================================== ================= ===================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
======================= ============= ===================== ================================== ================= ===================

======================= ============= ===================== ================================== ================= ===================
(1) Legend:     A. P&I Adv - in Grace Period               1. P&I Adv - delinquent 1 month
                B. P&I Adv - (less than) 1 month delinq.   2. P&I Adv - delinquent 2 months
                                                           3. P&I Adv - delinquent 3+ months
                                                           4. Mat. Balloon/Assumed P&I
                                                           7. Foreclosure
                                                           9. REO

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                   SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================

====================================================================================================================================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                       MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================

====================================================================================================================================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                       REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================

====================================================================================================================================
CURRENT TOTAL                                 0.00        0.00                         0.00          0.00                     0.00
CUMULATIVE                                    0.00        0.00                         0.00          0.00                     0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

LaSalle Bank
ABN AMRO                                       MERRILL LYNCH MORTGAGE TRUST 2004-KEY2                   Statement Date:   10/12/2004
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:     10/12/2004
                                                         SERIES 2004-KEY2                               Prior Payment:           N/A
                                                                                                        Next Payment:     11/12/2004
                                                                                                        Record Date:      09/30/2004
                                                      ABN AMRO ACCT: XXXXXX

                                                    APPRAISAL REDUCTION DETAIL

====================== ================================== ================================ ================ ===== ==================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================== ================================== ================================ ================ ===== ==================

====================== ================================== ================================ ================ ===== ==================

08/31/2004 - 11:31 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

         Our name is Merrill Lynch Mortgage Investors, Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters.
We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF
DISTRIBUTION".

-------------------------------------------------------   --------------------------------------------------------------------------
              THE OFFERED CERTIFICATES:                                             THE TRUST ASSETS:

The offered certificates will be issuable in series.      The assets of each of our trusts will include--
Each series of offered certificates will--
                                                          o   mortgage loans secured by first and junior liens on, or security
o   have its own series designation,                          interests in, various interests in commercial and multifamily real properties,
o   consist of one or more classes with various payment
    characteristics,                                      o   mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those
o   evidence beneficial ownership interests in a trust        types of mortgage loans, or
    established by us, and
                                                          o   some combination of those types of mortgage loans and mortgage-
o   be payable solely out of the related trust.               backed securities.

No governmental agency or instrumentality will insure or  Trust assets may also include letters of credit, surety bonds, insurance
guarantee payment on the offered certificates. Neither    policies, guarantees, reserve funds, guaranteed investment contracts,
we nor any of our affiliates are responsible for making   interest rate exchange agreements, interest rate cap or floor agreements,
payments on the offered certificates if collections on    currency exchange agreements, or other similar instruments and agreements.
the related trust assets are insufficient.
-------------------------------------------------------   --------------------------------------------------------------------------

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

               The date of this prospectus is September 17, 2004.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus is part of that registration statement, but the registration statement contains additional information. Our registration statement and the exhibits to it may be read and copied at prescribed rates at the SEC's Public Reference Room at 450
Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at
http://www.sec.gov.

         All documents that are subsequently filed for the related trust pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934,
as amended, prior to the termination of an offering of certificates by this prospectus, shall be deemed incorporated by reference into this prospectus. Upon written or oral request, we will

provide, at no charge, to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference and that have not been delivered with the prospectus.
All requests should be directed to Merrill Lynch Mortgage Investors, Inc., 4
World Financial Center, 10th Floor, 250 Vesey Street, New York, New York 10080,
Attention: Secretary, or by telephone at 212-449-1000.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE...................................  Merrill Lynch Mortgage Investors,
                                               Inc. We are a Delaware
                                               corporation. Our principal
                                               offices are located at 4 World
                                               Financial Center, 10th Floor, 250
                                               Vesey Street, New York, New York
                                               10080. Our main telephone number
                                               is 212-449-1000. See "MERRILL
                                               LYNCH MORTGAGE INVESTORS, INC."

THE SECURITIES BEING OFFERED.................  The securities that will be offered by this prospectus and
                                               the related prospectus
                                               supplements consist of mortgage
                                               pass-through certificates. These
                                               certificates will be issued in
                                               series, and each series will, in
                                               turn, consist of one or more
                                               classes. Each class of offered
                                               certificates must, at the time of
                                               issuance, be assigned an
                                               investment grade rating by at
                                               least one nationally recognized
                                               statistical rating organization.
                                               Typically, the four highest
                                               rating categories, within which
                                               there may be sub-categories or
                                               gradations to indicate relative
                                               standing, signify investment
                                               grade. See "RATING".

                                               Each series of offered
                                               certificates will evidence
                                               beneficial ownership interests in
                                               a trust established by us and
                                               containing the assets described
                                               in this prospectus and the
                                               related prospectus supplement.

THE OFFERED CERTIFICATES
   MAY BE ISSUED WITH OTHER CERTIFICATES.....  We may not publicly offer all the mortgage pass-through
                                               certificates evidencing interests
                                               in one of our trusts. We may
                                               elect to retain some of those
                                               certificates, to place some
                                               privately with institutional
                                               investors or to deliver some to
                                               the applicable seller as partial
                                               consideration for the related
                                               mortgage assets. In addition,
                                               some of those certificates may
                                               not satisfy the rating
                                               requirement for offered
                                               certificates described under
                                               "--The Securities Being Offered"
                                               above.

THE GOVERNING DOCUMENTS......................  In general, a pooling and servicing agreement or other
                                               similar agreement or collection
                                               of agreements will govern, among
                                               other things--

                                               o    the issuance of each series
                                                    of offered certificates,

                                               o    the creation of and transfer
                                                    of assets to the related
                                                    trust, and

                                               o    the servicing and
                                                    administration of those
                                                    assets.

                                               The parties to the governing
                                               document(s) for a series of
                                               offered certificates will always
                                               include us and a trustee. We will
                                               be

                                      -4-

                                               responsible for establishing the
                                               trust relating to each series of
                                               offered certificates. In
                                               addition, we will transfer or
                                               arrange for the transfer of the
                                               initial trust assets to that
                                               trust. In general, the trustee
                                               for a series of offered
                                               certificates will be responsible
                                               for, among other things, making
                                               payments and preparing and
                                               disseminating various reports to
                                               the holders of those offered
                                               certificates.

                                               If the trust assets for a series
                                               of offered certificates include
                                               mortgage loans, the parties to
                                               the governing document(s) will
                                               also include--

                                               o    a master servicer that will
                                                    generally be responsible for
                                                    performing customary
                                                    servicing duties with
                                                    respect to those mortgage
                                                    loans that are not
                                                    defaulted, nonperforming or
                                                    otherwise problematic in any
                                                    material respect, and

                                               o    a special servicer that will
                                                    generally be responsible for
                                                    servicing and administering
                                                    those mortgage loans that
                                                    are defaulted, nonperforming
                                                    or otherwise problematic in
                                                    any material respect and
                                                    real estate assets acquired
                                                    as part of the related trust
                                                    with respect to defaulted
                                                    mortgage loans.

                                               The same person or entity, or
                                               affiliated entities, may act as
                                               both master servicer and special
                                               servicer for any trust.

                                               If the trust assets for a series
                                               of offered certificates include
                                               mortgage-backed securities, the
                                               parties to the governing
                                               document(s) may also include a
                                               manager that will be responsible
                                               for performing various
                                               administrative duties with
                                               respect to those mortgage-backed
                                               securities. If the related
                                               trustee assumes those duties,
                                               however, there will be no
                                               manager.

                                               In the related prospectus
                                               supplement, we will identify the
                                               trustee and any master servicer,
                                               special servicer or manager for
                                               each series of offered
                                               certificates and will describe
                                               their respective duties in
                                               further detail. See "DESCRIPTION
                                               OF THE GOVERNING DOCUMENTS".

CHARACTERISTICS OF THE MORTGAGE ASSETS.......  The trust assets with respect to any series of offered
                                               certificates will, in general,
                                               include mortgage loans. Each of
                                               those mortgage loans will
                                               constitute the obligation of one
                                               or more persons to repay a debt.
                                               The performance of that
                                               obligation will be secured by a
                                               first or junior lien on, or
                                               security interest in, the
                                               ownership, leasehold or other
                                               interest(s) of the related
                                               borrower or another person in or
                                               with respect to one or more
                                               commercial or multifamily real
                                               properties. In particular, those
                                               properties may include:

                                               o    rental or cooperatively-
                                                    owned buildings with
                                                    multiple dwelling units;

                                      -5-

                                               o    retail properties related to
                                                    the sale of consumer goods
                                                    and other products, or
                                                    related to providing
                                                    entertainment, recreational
                                                    or personal services, to the
                                                    general public;

                                               o    office buildings;

                                               o    hospitality properties;

                                               o    casino properties;

                                               o    health care related
                                                    facilities;

                                               o    industrial facilities;

                                               o    warehouse facilities,
                                                    mini-warehouse facilities
                                                    and self-storage facilities;

                                               o    restaurants, taverns and
                                                    other establishments
                                                    involved in the food and
                                                    beverage industry;

                                               o    manufactured housing
                                                    communities, mobile home
                                                    parks and recreational
                                                    vehicle parks;

                                               o    recreational and resort
                                                    properties;

                                               o    arenas and stadiums;

                                               o    churches and other religious
                                                    facilities;

                                               o    parking lots and garages;

                                               o    mixed use properties;

                                               o    other income-producing
                                                    properties; and/or

                                               o    unimproved land.

                                               The mortgage loans underlying a
                                               series of offered certificates
                                               may have a variety of payment
                                               terms. For example, any of those
                                               mortgage loans--

                                               o    may provide for the accrual
                                                    of interest at a mortgage
                                                    interest rate that is fixed
                                                    over its term, that resets
                                                    on one or more specified
                                                    dates or that otherwise
                                                    adjusts from time to time;

                                               o    may provide for the accrual
                                                    of interest at a mortgage
                                                    interest rate that may be
                                                    converted at the borrower's
                                                    election from an adjustable
                                                    to a fixed interest rate or
                                                    from a fixed to an
                                                    adjustable interest rate;

                                               o    may provide for no accrual
                                                    of interest;

                                      -6-

                                               o    may provide for level
                                                    payments to stated maturity,
                                                    for payments that reset in
                                                    amount on one or more
                                                    specified dates or for
                                                    payments that otherwise
                                                    adjust from time to time to
                                                    accommodate changes in the
                                                    mortgage interest rate or to
                                                    reflect the occurrence of
                                                    specified events;

                                               o    may be fully amortizing or,
                                                    alternatively, may be
                                                    partially amortizing or
                                                    nonamortizing, with a
                                                    substantial payment of
                                                    principal due on its stated
                                                    maturity date;

                                               o    may permit the negative
                                                    amortization or deferral of
                                                    accrued interest;

                                               o    may prohibit some or all
                                                    voluntary prepayments or
                                                    require payment of a
                                                    premium, fee or charge in
                                                    connection with those
                                                    prepayments;

                                               o    may permit defeasance and
                                                    the release of real property
                                                    collateral in connection
                                                    with that defeasance;

                                               o    may provide for payments of
                                                    principal, interest or both,
                                                    on due dates that occur
                                                    monthly, bi-monthly,
                                                    quarterly, semi-annually,
                                                    annually or at some other
                                                    interval; and/or

                                               o    may have two or more
                                                    component parts, each having
                                                    characteristics that are
                                                    otherwise described in this
                                                    prospectus as being
                                                    attributable to separate and
                                                    distinct mortgage loans.

                                               Most, if not all, of the mortgage
                                               loans underlying a series of
                                               offered certificates will be
                                               secured by liens on real
                                               properties located in the United
                                               States, its territories and
                                               possessions. However, some of
                                               those mortgage loans may be
                                               secured by liens on real
                                               properties located outside the
                                               United States, its territories
                                               and possessions, provided that
                                               foreign mortgage loans do not
                                               represent more than 10% of the
                                               related mortgage asset pool, by
                                               balance.

                                               We do not originate mortgage
                                               loans. However, some or all of
                                               the mortgage loans included in
                                               one of our trusts may be
                                               originated by our affiliates.

                                               Neither we nor any of our
                                               affiliates will guarantee or
                                               insure repayment of any of the
                                               mortgage loans underlying a
                                               series of offered certificates.
                                               Unless we expressly state
                                               otherwise in the related
                                               prospectus supplement, no
                                               governmental agency or
                                               instrumentality will guarantee or
                                               insure repayment of any of the
                                               mortgage loans underlying a
                                               series of offered certificates.
                                               See "DESCRIPTION OF THE TRUST
                                               ASSETS--Mortgage Loans".

                                      -7-

                                               The trust assets with respect to
                                               any series of offered
                                               certificates may also include
                                               mortgage participations, mortgage
                                               pass-through certificates,
                                               collateralized mortgage
                                               obligations and other
                                               mortgage-backed securities, that
                                               evidence an interest in, or are
                                               secured by a pledge of, one or
                                               more mortgage loans of the type
                                               described above. We will not
                                               include a mortgage-backed
                                               security among the trust assets
                                               with respect to any series of
                                               offered certificates unless--

                                               o    the security has been
                                                    registered under the
                                                    Securities Act of 1933, as
                                                    amended, or

                                               o    we would be free to publicly
                                                    resell the security without
                                                    registration.

                                               See "DESCRIPTION OF THE TRUST
                                               ASSETS-- Mortgage-Backed
                                               Securities".

                                               We will describe the specific
                                               characteristics of the mortgage
                                               assets underlying a series of
                                               offered certificates in the
                                               related prospectus supplement.

                                               In general, the total outstanding
                                               principal balance of the mortgage
                                               assets transferred by us to any
                                               particular trust will equal or
                                               exceed the initial total
                                               outstanding principal balance of
                                               the related series of
                                               certificates. In the event that
                                               the total outstanding principal
                                               balance of the related mortgage
                                               assets initially delivered by us
                                               to the related trustee is less
                                               than the initial total
                                               outstanding principal balance of
                                               any series of certificates, we
                                               may deposit or arrange for the
                                               deposit of cash or liquid
                                               investments on an interim basis
                                               with the related trustee to cover
                                               the shortfall. For 90 days
                                               following the date of initial
                                               issuance of that series of
                                               certificates, we will be entitled
                                               to obtain a release of the
                                               deposited cash or investments if
                                               we deliver or arrange for
                                               delivery of a corresponding
                                               amount of mortgage assets. If we
                                               fail, however, to deliver
                                               mortgage assets sufficient to
                                               make up the entire shortfall
                                               within that 90-day period, any of
                                               the cash or, following
                                               liquidation, investments
                                               remaining on deposit with the
                                               related trustee will be used by
                                               the related trustee to pay down
                                               the total principal balance of
                                               the related series of
                                               certificates, as described in the
                                               related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
   REMOVAL OF MORTGAGE ASSETS................  If so specified in the related prospectus supplement, we or
                                               another specified person or
                                               entity may be permitted, at our
                                               or its option, but subject to the
                                               conditions specified in that
                                               prospectus supplement, to acquire
                                               from the related trust particular
                                               mortgage assets underlying a
                                               series of certificates in
                                               exchange for:

                                               o    cash that would be applied
                                                    to pay down the principal
                                                    balances of certificates of
                                                    that series; and/or

                                      -8-

                                               o    other mortgage loans or
                                                    mortgage-backed securities
                                                    that--

                                                    1.  conform to the
                                                        description of mortgage
                                                        assets in this
                                                        prospectus, and

                                                    2.  satisfy the criteria set
                                                        forth in the related
                                                        prospectus supplement.

                                               If so specified in the related
                                               prospectus supplement, the
                                               related trustee may be authorized
                                               or required, to apply collections
                                               on the mortgage assets underlying
                                               a series of offered certificates
                                               to acquire new mortgage loans or
                                               mortgage-backed securities that--

                                               o    conform to the description
                                                    of mortgage assets in this
                                                    prospectus, and

                                               o    satisfy the criteria set
                                                    forth in the related
                                                    prospectus supplement.

                                               No replacement of mortgage assets
                                               or acquisition of new mortgage
                                               assets will be permitted if it
                                               would result in a qualification,
                                               downgrade or withdrawal of the
                                               then-current rating assigned by
                                               any rating agency to any class of
                                               affected offered certificates.

                                               Further, if so specified under
                                               circumstances described in the
                                               related prospectus supplement, a
                                               certificateholder of a series of
                                               certificates that includes
                                               offered certificates may exchange
                                               the certificates it holds for one
                                               or more of the mortgage loans or
                                               mortgage-backed securities
                                               constituting part of the mortgage
                                               pool underlying those
                                               certificates.

CHARACTERISTICS OF THE OFFERED
   CERTIFICATES..............................  An offered certificate may entitle the holder to receive:

                                               o    a stated principal amount;

                                               o    interest on a principal
                                                    balance or notional amount,
                                                    at a fixed, variable or
                                                    adjustable pass-through
                                                    rate;

                                               o    specified, fixed or variable
                                                    portions of the interest,
                                                    principal or other amounts
                                                    received on the related
                                                    mortgage assets;

                                               o    payments of principal, with
                                                    disproportionate, nominal or
                                                    no payments of interest;

                                               o    payments of interest, with
                                                    disproportionate, nominal or
                                                    no payments of principal;

                                      -9-

                                               o    payments of interest or
                                                    principal that commence only
                                                    as of a specified date or
                                                    only after the occurrence of
                                                    specified events, such as
                                                    the payment in full of the
                                                    interest and principal
                                                    outstanding on one or more
                                                    other classes of
                                                    certificates of the same
                                                    series;

                                               o    payments of principal to be
                                                    made, from time to time or
                                                    for designated periods, at a
                                                    rate that is--

                                                    1.  faster and, in some
                                                        cases, substantially
                                                        faster, or

                                                    2.  slower and, in some
                                                        cases, substantially
                                                        slower,

                                               than the rate at which payments
                                               or other collections of principal
                                               are received on the related
                                               mortgage assets;

                                               o    payments of principal to be
                                                    made, subject to available
                                                    funds, based on a specified
                                                    principal payment schedule
                                                    or other methodology; or

                                               o    payments of all or part of
                                                    the prepayment or repayment
                                                    premiums, fees and charges,
                                                    equity participations
                                                    payments or other similar
                                                    items received on the
                                                    related mortgage assets.

                                               Any class of offered certificates
                                               may be senior or subordinate to
                                               one or more other classes of
                                               certificates of the same series,
                                               including a non-offered class of
                                               certificates of that series, for
                                               purposes of some or all payments
                                               and/or allocations of losses.

                                               A class of offered certificates
                                               may have two or more component
                                               parts, each having
                                               characteristics that are
                                               otherwise described in this
                                               prospectus as being attributable
                                               to separate and distinct classes.

                                               We will describe the specific
                                               characteristics of each class of
                                               offered certificates in the
                                               related prospectus supplement.
                                               See "DESCRIPTION OF THE
                                               CERTIFICATES".

CREDIT SUPPORT AND REINVESTMENT,
   INTEREST RATE AND CURRENCY-RELATED
   PROTECTION FOR THE OFFERED
   CERTIFICATES..............................  Some classes of offered certificates may be protected in
                                               full or in part against defaults
                                               and losses, or select types of
                                               defaults and losses, on the
                                               related mortgage assets through
                                               the subordination of one or more
                                               other classes of certificates of
                                               the same series or by other types
                                               of credit support. The other
                                               types of credit support may
                                               include a letter of credit, a
                                               surety bond, an insurance policy,
                                               a guarantee or a reserve fund. We
                                               will describe the credit support,
                                               if any, for each class of offered
                                               certificates in the related
                                               prospectus supplement.

                                      -10-

                                               The trust assets with respect to
                                               any series of offered
                                               certificates may also include any
                                               of the following agreements:

                                               o    guaranteed investment
                                                    contracts in accordance with
                                                    which moneys held in the
                                                    funds and accounts
                                                    established with respect to
                                                    those offered certificates
                                                    will be invested at a
                                                    specified rate;

                                               o    interest rate exchange
                                                    agreements, interest rate
                                                    cap or floor agreements, or
                                                    other agreements and
                                                    arrangements designed to
                                                    reduce the effects of
                                                    interest rate fluctuations
                                                    on the related mortgage
                                                    assets or on one or more
                                                    classes of those offered
                                                    certificates; or

                                               o    currency exchange agreements
                                                    or other agreements and
                                                    arrangements designed to
                                                    reduce the effects of
                                                    currency exchange rate
                                                    fluctuations with respect to
                                                    the related mortgage assets
                                                    and one or more classes of
                                                    those offered certificates.

                                               We will describe the types of
                                               reinvestment, interest rate and
                                               currency related protection, if
                                               any, for each class of offered
                                               certificates in the related
                                               prospectus supplement.

                                               See "RISK FACTORS", "DESCRIPTION
                                               OF THE TRUST ASSETS" and
                                               "DESCRIPTION OF CREDIT SUPPORT".

ADVANCES WITH RESPECT TO THE
   MORTGAGE ASSETS...........................  If the trust assets for a series of offered certificates include
                                               mortgage loans, then, as and to
                                               the extent described in the
                                               related prospectus supplement,
                                               the related master servicer, the
                                               related special servicer, the
                                               related trustee, any related
                                               provider of credit support and/or
                                               any other specified person may be
                                               obligated to make, or may have
                                               the option of making, advances
                                               with respect to those mortgage
                                               loans to cover--

                                               o    delinquent scheduled
                                                    payments of principal and/or
                                                    interest, other than balloon
                                                    payments,

                                               o    property protection
                                                    expenses,

                                               o    other servicing expenses, or

                                               o    any other items specified in
                                                    the related prospectus
                                                    supplement.

                                               Any party making advances will be
                                               entitled to reimbursement from
                                               subsequent recoveries on the
                                               related mortgage loan and as
                                               otherwise described in this
                                               prospectus or the related
                                               prospectus supplement. That party
                                               may also be entitled to receive
                                               interest

                                      -11-

                                               on its advances for a specified
                                               period. See "DESCRIPTION OF THE
                                               CERTIFICATES--Advances".

                                               If the trust assets for a series
                                               of offered certificates include
                                               mortgage-backed securities, we
                                               will describe in the related
                                               prospectus supplement any
                                               comparable advancing obligations
                                               with respect to those
                                               mortgage-backed securities or the
                                               underlying mortgage loans.

OPTIONAL TERMINATION.........................  We will describe in the related prospectus supplement any
                                               circumstances in which a
                                               specified party is permitted or
                                               obligated to purchase or sell any
                                               of the mortgage assets underlying
                                               a series of offered certificates.
                                               In particular, a master servicer,
                                               special servicer or other
                                               designated party may be permitted
                                               or obligated to purchase or
                                               sell--

                                               o    all the mortgage assets in
                                                    any particular trust,
                                                    thereby resulting in a
                                                    termination of the trust, or

                                               o    that portion of the mortgage
                                                    assets in any particular
                                                    trust as is necessary or
                                                    sufficient to retire one or
                                                    more classes of offered
                                                    certificates of the related
                                                    series.

                                               See "DESCRIPTION OF THE
                                               CERTIFICATES--Termination".

FEDERAL INCOME TAX CONSEQUENCES..............  Any class of offered certificates will constitute or evidence
                                               ownership of:

                                               o    regular interests or
                                                    residual interests in a real
                                                    estate mortgage investment
                                                    conduit under Sections 860A
                                                    through 860G of the Internal
                                                    Revenue Code of 1986; or

                                               o    regular interests in a
                                                    financial asset
                                                    securitization investment
                                                    trust within the meaning of
                                                    Section 860L(a) of the
                                                    Internal Revenue Code of
                                                    1986; or

                                               o    interests in a grantor trust
                                                    under Subpart E of Part I of
                                                    Subchapter J of the Internal
                                                    Revenue Code of 1986.

                                               See "FEDERAL INCOME TAX
                                               CONSEQUENCES".

ERISA CONSIDERATIONS.........................  If you are a fiduciary of an employee benefit plan or other
                                               retirement plan or arrangement,
                                               you should review with your legal
                                               advisor whether the purchase or
                                               holding of offered certificates
                                               could give rise to a transaction
                                               that is prohibited or is not
                                               otherwise permissible under
                                               applicable law. See "ERISA
                                               CONSIDERATIONS".

LEGAL INVESTMENT.............................  If your investment authority is subject to legal investment laws
                                               and regulations, regulatory
                                               capital requirements or review by

                                      -12-

                                               regulatory authorities, then you
                                               may be subject to restrictions on
                                               investment in the offered
                                               certificates. You should consult
                                               your legal advisor to determine
                                               whether and to what extent the
                                               offered certificates constitute a
                                               legal investment for you. We will
                                               specify in the related prospectus
                                               supplement which classes of the
                                               offered certificates, if any,
                                               will constitute mortgage related
                                               securities for purposes of the
                                               Secondary Mortgage Market
                                               Enhancement Act of 1984, as
                                               amended. See "LEGAL INVESTMENT".

                                      -13-

                                  RISK FACTORS

         YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET
FORTH UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING
WHETHER TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

         WE WILL DESCRIBE IN THE RELATED PROSPECTUS SUPPLEMENT THE INFORMATION
THAT WILL BE AVAILABLE TO YOU WITH RESPECT TO YOUR OFFERED CERTIFICATES. THE
LIMITED NATURE OF THE INFORMATION MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR
OFFERED CERTIFICATES.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

         If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF COMMERCIAL MORTGAGE-BACKED SECURITIES GENERALLY

         The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

         The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

         o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                      -14-

         o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

         o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by
              income-producing properties, and

         o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which will be senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

         The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"DESCRIPTION OF THE CERTIFICATES--Allocation of Losses and Shortfalls" and
"DESCRIPTION OF CREDIT SUPPORT". If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

         Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

         Disproportionate Benefits May Be Given to Some Classes and Series to
the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

                                      -15-

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

         The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

         o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

         o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

         o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

         o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         Prepayments on the Underlying Mortgage Loans Will Affect the Average
Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments
May Be Highly Unpredictable. Payments of

                                      -16-

principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.
Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

         o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

         o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

         Prepayments on the Underlying Mortgage Loans Will Affect the Yield on
Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be
Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

         Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

                                      -17-

         Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

         If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
on the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

         There Is an Increased Risk of Default Associated with Balloon Payments.
Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.
The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

         o    the fair market value and condition of the underlying real property;

         o    the level of interest rates;

         o    the borrower's equity in the underlying real property;

         o    the borrower's financial condition;

         o    occupancy levels at or near the time of refinancing;

         o    the operating history of the underlying real property;

         o    changes in zoning and tax laws;

         o    changes in competition in the relevant geographic area;

         o    changes in rental rates in the relevant geographic area;

         o    changes in governmental regulation and fiscal policy;

         o    prevailing general and regional economic conditions;

         o    the state of the fixed income and mortgage markets; and

         o    the availability of credit for multifamily rental or commercial properties.

                                      -18-

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
on the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

         Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

         o    the sufficiency of the net operating income of the applicable real property;

         o    the market value of the applicable real property at or prior to maturity; and

         o    the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

         o    the age, design and construction quality of the property;

         o    perceptions regarding the safety, convenience and attractiveness of the property;

                                      -19-

         o    the characteristics of the neighborhood where the property is located;

         o    the proximity and attractiveness of competing properties;

         o    the existence and construction of competing properties;

         o    the adequacy of the property's management and maintenance;

         o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

         o    local real estate conditions, including an increase in or
              oversupply of comparable commercial or residential space;

         o    demographic factors;

         o    customer tastes and preferences;

         o    retroactive changes in building codes; and

         o    changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

         o    an increase in interest rates, real estate taxes and other operating expenses;

         o    an increase in the capital expenditures needed to maintain the property or make improvements;

         o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

         o    an increase in vacancy rates;

         o    a decline in rental rates as leases are renewed or replaced; and

         o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

         o    the length of tenant leases;

         o    the creditworthiness of tenants;

         o    the rental rates at which leases are renewed or replaced;

         o    the percentage of total property expenses in relation to revenue;

                                      -20-

         o    the ratio of fixed operating expenses to those that vary with revenues; and

         o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         The Successful Operation of a Multifamily or Commercial Property
Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

         o    to pay for maintenance and other operating expenses associated with the property;

         o    to fund repairs, replacements and capital improvements at the property; and

         o    to service mortgage loans secured by, and any other debt
              obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

         o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing
              operations;

         o    an increase in tenant payment defaults;

         o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

         o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

         o    a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include:

         o    the business operated by the tenants;

         o    the creditworthiness of the tenants; and

         o    the number of tenants.

         Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the

                                      -21-

property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         Tenant Bankruptcy Adversely Affects Property Performance. The
bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.
Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

         o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

         o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         Property Value May Be Adversely Affected Even When Current Operating
Income is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

         o    changes in interest rates;

         o    the availability of refinancing sources;

         o    changes in governmental regulations, licensing or fiscal policy;

         o    changes in zoning or tax laws; and

         o    potential environmental or other legal liabilities.

                                      -22-

         Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

         o    responding to changes in the local market;

         o    planning and implementing the rental structure, including
              staggering durations of leases and establishing levels of rent payments;

         o    operating the property and providing building services;

         o    managing operating expenses; and

         o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

         o    maintain or improve occupancy rates, business and cash flow,

         o    reduce operating and repair costs, and

         o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

         Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

         o    rental rates;

         o    location;

         o    type of business or services and amenities offered; and

         o    nature and condition of the particular property.

                                      -23-

         The profitability and value of an income-producing property may be adversely affected by a comparable property that:

         o    offers lower rents;

         o    has lower operating costs;

         o    offers a more favorable location; or

         o    offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         Various Types of Income-Producing Properties May Present Special Risks.
The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

         o    Health care related facilities and casinos are subject to
              significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

         o    Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant
              relationships.

         o    Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the
              transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

         o    Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and
              self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

         o    Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         o    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

         o    Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

         o    Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans--A

                                      -24-

Discussion of the Various Types of Multifamily and Commercial Properties that
May Secure Mortgage Loans Underlying a Series of Offered Certificates".

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

         o    the operation of all of the related real properties, and

         o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

         o    any adverse economic developments that occur in the locale, state or region where the properties are located;

         o    changes in the real estate market where the properties are located;

         o    changes in governmental rules and fiscal policies in the
              governmental jurisdiction where the properties are located; and

         o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

                                      -25-

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

         Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing".

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

         In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

                                      -26-

         A bankruptcy court also may:

         o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         o    reduce monthly payments due under a mortgage loan;

         o    change the rate of interest due on a mortgage loan; or

         o    otherwise alter a mortgage loan's repayment schedule.

         Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

         One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

         o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

         o    any rental income based on the net profits of a tenant or
              sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

         There can be no assurance--

         o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

                                      -27-

         o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

         o    that the results of the environmental testing were accurately evaluated in all cases;

         o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have
              conducted testing at the related real properties; or

         o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

         o    tenants at the property, such as gasoline stations or dry
              cleaners, or

         o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.
The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

         o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

         o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

                                      -28-

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to
1978--

         o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

         o    to deliver to potential residents or purchasers a United States
              Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

         Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

         o    the bankrupt party--

              1.   was insolvent at the time of granting the lien,

              2.   was rendered insolvent by the granting of the lien,

              3.   was left with inadequate capital, or

              4.   was not able to pay its debts as they matured; and

         o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

         Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary

                                      -29-

prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

         o    the related real property, or

         o    a majority ownership interest in the related borrower.

         We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

         The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

         o    the default is deemed to be immaterial,

         o    the exercise of those remedies would be inequitable or unjust, or

         o    the circumstances would render the acceleration unconscionable.

         Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws".

         Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot,

                                      -30-

strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

         o    war,

         o    revolution,

         o    governmental actions,

         o    floods and other water-related causes,

         o    earth movement, including earthquakes, landslides and mudflows,

         o    wet or dry rot,

         o    mold,

         o    vermin, and

         o    domestic animals.

         Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

         In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

         In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

         Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the

                                      -31-

bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S.
Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

         o    breach of contract involving a tenant, a supplier or other party;

         o    negligence resulting in a personal injury, or

         o    responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

                                      -32-

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

         Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

         You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs".

         Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

         o    generally will not be reduced by losses from other activities,

         o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

         o    for a foreign holder, will not qualify for any exemption from withholding tax.

         Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

         o    individuals,

         o    estates,

         o    trusts beneficially owned by any individual or estate, and

         o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

         o    a foreign person under the Internal Revenue Code of 1986, or

         o    a U.S. Person that is classified as a partnership under the
              Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. Persons, or

                                      -33-

         o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person.

         See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of
REMIC Residual Certificates".

PROBLEMS WITH BOOK-ENTRY REGISTRATION

         Your offered  certificates  may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

         o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

         o    you may have only limited access to information regarding your offered certificates;

         o    you may suffer delays in the receipt of payments on your offered certificates; and

         o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those
              certificates.

         See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates".

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                                      -34-

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

         It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

         As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

         o    various types of multifamily and/or commercial mortgage loans;

         o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         o    a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                      -35-

MORTGAGE LOANS

         General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

         o    rental or cooperatively-owned buildings with multiple dwelling units;

         o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

         o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

         o    office properties;

         o    hospitality properties, such as hotels, motels and other lodging facilities;

         o    casino properties;

         o    health care related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

         o    industrial properties;

         o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

         o    restaurants, taverns and other establishments involved in the food and beverage industry;

         o    manufactured housing communities, mobile home parks and
              recreational vehicle parks;

         o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

         o    arenas and stadiums;

         o    churches and other religious facilities;

         o    parking lots and garages;

         o    mixed use properties;

         o    other income-producing properties; and

         o    unimproved land.

                                      -36-

         The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

         o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

         o    an estate for years, which consists of ownership of the property for a specified period of years,

         o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

         o    shares in a cooperative corporation which owns the property, or

         o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

         o    first, to the payment of court costs and fees in connection with the foreclosure,

         o    second, to the payment of real estate taxes, and

         o    third, to the payment of any and all principal, interest,
              prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

         o    the period of the delinquency,

         o    any forbearance arrangement then in effect,

                                      -37-

         o    the condition of the related real property, and

         o    the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         A Discussion of the Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with
Respect to Commercial and Multifamily Mortgage Loans", the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

         o    the physical attributes of the property, such as its age,
              appearance, amenities and construction quality;

         o    the types of services or amenities offered at the property;

         o    the location of the property;

         o    the characteristics of the surrounding neighborhood, which may change over time;

         o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing
              properties;

         o    the ability of management to provide adequate maintenance and insurance;

         o    the property's reputation;

         o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

         o    the existence or construction of competing or alternative
              residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

         o    the ability of management to respond to competition;

         o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

         o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

                                      -38-

         o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

         o    the extent to which the property is subject to land use
              restrictive covenants or contractual covenants that require that units be rented to low income tenants;

         o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital
              expenditures, may increase; and

         o    the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

         o    require written leases;

         o    require good cause for eviction;

         o    require disclosure of fees;

         o    prohibit unreasonable rules;

         o    prohibit retaliatory evictions;

         o    prohibit restrictions on a resident's choice of unit vendors;

         o    limit the bases on which a landlord may increase rent; or

         o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

         o    fixed percentages,

         o    percentages of increases in the consumer price index,

         o    increases set or approved by a governmental agency, or

         o    increases determined through mediation or binding arbitration.

                                      -39-

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

         Some mortgage loans underlying the offered certificates will be secured by--

         o    the related borrower's interest in multiple units in a residential condominium project, and

         o    the related voting rights in the owners' association for the project.

         Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected.
Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

         o    mortgage loan payments,

         o    real property taxes,

         o    maintenance expenses, and

         o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

                                      -40-

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

         o    maintenance payments from the tenant/shareholders, and

         o    any rental income from units or commercial space that the
              cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

         o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

         o    the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

         Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

         o    shopping centers,

         o    factory outlet centers,

                                      -41-

         o    malls,

         o    automotive sales and service centers,

         o    consumer oriented businesses,

         o    department stores,

         o    grocery stores,

         o    convenience stores,

         o    specialty shops,

         o    gas stations,

         o    movie theaters,

         o    fitness centers,

         o    bowling alleys,

         o    salons, and

         o    dry cleaners.

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

         o    lower rents,

         o    grant a potential tenant a free rent or reduced rent period,

         o    improve the condition of the property generally, or

         o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

         o    competition from other retail properties;

         o    perceptions regarding the safety, convenience and attractiveness of the property;

         o    perceptions regarding the safety of the surrounding area;

         o    demographics of the surrounding area;

                                      -42-

         o    the strength and stability of the local, regional and national economies;

         o    traffic patterns and access to major thoroughfares;

         o    the visibility of the property;

         o    availability of parking;

         o    the particular mixture of the goods and services offered at the property;

         o    customer tastes, preferences and spending patterns; and

         o    the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant or a shadow anchor in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. A shadow anchor is usually significantly larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and conveniently to the property, but not on the property, so as to influence and attract potential customers. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease. Additionally, if an anchor store that was part of the mortgaged property were to close, the related borrower may be unable to replace the anchor in a timely manner or without suffering adverse economic consequences. In addition, in the event that a shadow anchor fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to a mortgaged property, customer traffic at the mortgaged property may be substantially reduced.

         Various factors will adversely affect the economic performance of an anchored retail property, including:

         o    an anchor tenant's failure to renew its lease;

         o    termination of an anchor tenant's lease;

                                      -43-

         o    the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

         o    a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         o    factory outlet centers;

         o    discount shopping centers and clubs;

         o    catalogue retailers;

         o    television shopping networks and programs;

         o    internet web sites; and

         o    telemarketing.

         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

         Office Properties.  Factors affecting the value and operation of an office property include:

         o    the number and quality of the tenants, particularly significant tenants, at the property;

         o    the physical attributes of the building in relation to competing buildings;

         o    the location of the property with respect to the central business district or population centers;

         o    demographic trends within the metropolitan area to move away from or towards the central business district;

         o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

         o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

         o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

                                      -44-

         o    the quality and philosophy of building management;

         o    access to mass transportation; and

         o    changes in zoning laws.

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

         o    rental rates;

         o    the building's age, condition and design, including floor sizes and layout;

         o    access to public transportation and availability of parking; and

         o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

         o    the cost and quality of labor;

         o    tax incentives; and

         o    quality of life considerations, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         Hospitality Properties.  Hospitality properties may involve different types of hotels and motels, including:

         o    full service hotels;

         o    resort hotels with many amenities;

         o    limited service hotels;

         o    hotels and motels associated with national or regional franchise chains;

         o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

         o    other lodging facilities.

                                      -45-

         Factors affecting the economic performance of a hospitality property include:

         o    the location of the property and its proximity to major population centers or attractions;

         o    the seasonal nature of business at the property;

         o    the level of room rates relative to those charged by competitors;

         o    quality and perception of the franchise affiliation, if any;

         o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

         o    the existence or construction of competing hospitality properties;

         o    nature and quality of the services and facilities;

         o    financial strength and capabilities of the owner and operator;

         o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

         o    increases in operating costs, which may not be offset by increased room rates;

         o    the property's dependence on business and commercial travelers and tourism;

         o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

         o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous

                                      -46-

franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

         o    the continued existence and financial strength of the franchisor;

         o    the public perception of the franchise service mark; and

         o    the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted.
The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

         Casino Properties.  Factors affecting the economic performance of a casino property include:

         o    location, including proximity to or easy access from major population centers;

         o    appearance;

         o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

         o    the existence or construction of competing casinos;

         o    dependence on tourism; and

         o    local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by--

         o    providing alternate forms of entertainment, such as performers and sporting events, and

         o    offering low-priced or free food and lodging.

         Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

                                      -47-

         The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         Health Care Related Properties. Health care related properties include:

         o    hospitals;

         o    medical offices;

         o    skilled nursing facilities;

         o    nursing homes;

         o    congregate care facilities; and

         o    in some cases, assisted living centers and housing for seniors.

         Health care related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

o        statutory and regulatory changes;

o        retroactive rate adjustments;

o        administrative rulings;

o        policy interpretations;

o        delays by fiscal intermediaries; and

o        government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

                                      -48-

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

         o    federal and state licensing requirements;

         o    facility inspections;

         o    rate setting;

         o    reimbursement policies; and

         o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

         The value and operation of an industrial property depends on:

         o    location of the property, the desirability of which in a
              particular instance may depend on--

              1.   availability of labor services,

              2.   proximity to supply sources and customers, and

              3.   accessibility to various modes of transportation and
                   shipping, including railways, roadways, airline terminals
                   and ports;

         o    building design of the property, the desirability of which in a particular instance may depend on--

              1.   ceiling heights,

                                      -49-

              2.   column spacing,

              3.   number and depth of loading bays,

              4.   divisibility,

              5.   floor loading capacities,

              6.   truck turning radius,

              7.   overall functionality, and

              8.   adaptability of the property, because industrial tenants
                   often need space that is acceptable for highly specialized activities; and

         o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant
              concentrations.

         Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.
This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

         Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

         o    building design,

         o    location and visibility,

         o    tenant privacy,

         o    efficient access to the property,

         o    proximity to potential users, including apartment complexes or commercial users,

         o    services provided at the property, such as security,

         o    age and appearance of the improvements, and

         o    quality of management.

         In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection

                                      -50-

of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

         Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

         o    competition from facilities having businesses similar to a particular restaurant or tavern;

         o    perceptions by prospective customers of safety, convenience, services and attractiveness;

         o    the cost, quality and availability of food and beverage products;

         o    negative publicity, resulting from instances of food
              contamination, food-borne illness and similar events;

         o    changes in demographics, consumer habits and traffic patterns;

         o    the ability to provide or contract for capable management; and

         o    retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive.  The principal means of competition are--

         o    market segment,

         o    product,

         o    price,

         o    value,

         o    quality,

         o    service,

         o    convenience,

         o    location, and

         o    the nature and condition of the restaurant facility.

                                      -51-

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

         o    lower operating costs,

         o    more favorable locations,

         o    more effective marketing,

         o    more efficient operations, or

         o    better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.
Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include:

         o    actions and omissions of any franchisor, including management practices that--

              1.   adversely affect the nature of the business, or

              2.   require renovation, refurbishment, expansion or other
                   expenditures;

         o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

         o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally

                                      -52-

higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

         o    location of the manufactured housing property;

         o    the ability of management to provide adequate maintenance and insurance;

         o    the number of comparable competing properties in the local market;

         o    the age, appearance and reputation of the property;

         o    the quality of management; and

         o    the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

         o    multifamily rental properties,

         o    cooperatively-owned apartment buildings,

         o    condominium complexes, and

         o    single-family residential developments.

         Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

                                      -53-

         Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

         o    fixed percentages,

         o    percentages of increases in the consumer price index,

         o    increases set or approved by a governmental agency, or

         o    increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

         o    the location and appearance of the property;

         o    the appeal of the recreational activities offered;

         o    the existence or construction of competing properties, whether are not they offer the same activities;

         o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

         o    geographic location and dependence on tourism;

         o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

         o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

         o    sensitivity to weather and climate changes; and

         o    local, regional and national economic conditions.

                                      -54-

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

         o    sporting events;

         o    musical events;

         o    theatrical events;

         o    animal shows; and/or

         o    circuses.

         The ability to attract patrons is dependent on, among others, the following factors:

         o    the appeal of the particular event;

         o    the cost of admission;

         o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

         o    perceptions by prospective patrons of the safety of the
              surrounding area; and

         o    the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

                                      -55-

         Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

         o    the number of rentable parking spaces and rates charged;

         o    the location of the lot or garage and, in particular, its
              proximity to places where large numbers of people work, shop or live;

         o    the amount of alternative parking spaces in the area;

         o    the availability of mass transit; and

         o    the perceptions of the safety, convenience and services of the lot or garage.

         Unimproved Land.  The value of unimproved land is largely a function of its potential use. This may depend on--

         o    its location,

         o    its size,

         o    the surrounding neighborhood, and

         o    local zoning laws.

         Default and Loss Considerations with Respect to Commercial and
Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

         o    the successful operation of the property, and

         o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

         o    the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

         o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

                                      -56-

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

         o    make the loan payments on the related mortgage loan,

         o    cover operating expenses, and

         o    fund capital improvements at any given time.

         Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

         o    some health care related facilities,

         o    hotels and motels,

         o    recreational vehicle parks, and

         o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

         o    warehouses,

         o    retail stores,

         o    office buildings, and

         o    industrial facilities.

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

         o    increases in energy costs and labor costs;

         o    increases in interest rates and real estate tax rates; and

         o    changes in governmental rules, regulations and fiscal policies.

         Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income

                                      -57-

to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         o    the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

         o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

         o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

         o    the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

         o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the
              appraisal;

         o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

         o    the income capitalization method, which takes into account the property's projected net cash flow; or

         o    a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties.  For example--

         o    it is often difficult to find truly comparable properties that have recently been sold;

         o    the replacement cost of a property may have little to do with its current market value; and

         o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
              capitalization rate and discount rate.

         If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

                                      -58-

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

         See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage
Loan Depends on the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There is No Assurance".

         Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

         o    an original term to maturity of not more than approximately 40 years; and

         o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that:

         o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

         o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an
              adjustable to a fixed interest rate or from a fixed to an
              adjustable interest rate;

         o    provide for no accrual of interest;

         o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

         o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

         o    permit the negative amortization or deferral of accrued interest;

         o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

         o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

                                      -59-

         Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

         o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

         o    the type or types of property that provide security for repayment of the mortgage loans;

         o    the earliest and latest origination date and maturity date of the mortgage loans;

         o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

         o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

         o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

         o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

         o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

         o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

         o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

         o    more general information in the related prospectus supplement, and

         o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

                                      -60-

MORTGAGE-BACKED SECURITIES

         The mortgage backed-securities underlying a series of offered certificates may include:

         o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

         o    certificates issued and/or insured or guaranteed by Freddie Mac,
              Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included in one of our trusts--

         o    will have been registered under the Securities Act of 1933, as amended, or

         o    will be exempt from the registration requirements of that Act, or will have been held for at least the holding period specified in
              Rule 144(k) under that Act, or

         o    may otherwise be resold by us publicly without registration under that Act.

         We will describe in the related prospectus supplement the
characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

         o    the initial and outstanding principal amount(s) and type of the securities;

         o    the original and remaining term(s) to stated maturity of the securities;

         o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

         o    the payment characteristics of the securities;

         o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

         o    a description of the related credit support, if any;

         o    the type of mortgage loans underlying the securities;

         o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

         o    the terms and conditions for substituting mortgage loans backing the securities; and

         o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

                                      -61-

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

         o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

         o    other mortgage loans or mortgage-backed securities that--

              1.   conform to the description of mortgage assets in this
                   prospectus, and

              2.   satisfy the criteria set forth in the related prospectus
                   supplement.

         If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

              1.   conform to the description of mortgage assets in this
                   prospectus, and

              2.   satisfy the criteria set forth in the related prospectus
                   supplement.

         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

         Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.
For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall within that 90-day period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                                      -62-

ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

         The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets.
The types of credit support that may benefit the holders of a class of offered certificates include:

         o    the subordination or one or more other classes of certificates of the same series;

         o    a letter of credit;

         o    a surety bond;

         o    an insurance policy;

         o    a guarantee;

         o    a credit derivative; and/or

         o    a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

         The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

         o    interest rate exchange agreements;

         o    interest rate cap agreements;

         o    interest rate floor agreements;

         o    currency exchange agreements; or

         o    other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in

                                      -63-

interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your offered certificates will depend on--

         o    the price you paid for your offered certificates,

         o    the pass-through rate on your offered certificates, and

         o    the amount and timing of payments on your offered certificates.

         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

         o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

         o    the dates on which any balloon payments are due; and

         o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

                                      -64-

         Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

         o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

         o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered
              certificates.

         If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

         o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

         o    equal the total principal balance of one or more of the other classes of certificates of the same series.

         Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

         o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

         o    payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

         The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

         o    the availability of mortgage credit;

         o    the relative economic vitality of the area in which the related real properties are located;

         o    the quality of management of the related real properties;

         o    the servicing of the mortgage loans;

                                      -65-

         o    possible changes in tax laws; and

         o    other opportunities for investment.

         In general, those factors that increase--

         o    the attractiveness of selling or refinancing a commercial or multifamily property, or

         o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

         o    prepayment lock-out periods, and

         o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

         o    to convert to a fixed rate loan and thereby lock in that rate, or

         o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         o    realize its equity in the property,

         o    meet cash flow needs or

         o    make other investments.

         Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to--

                                      -66-

         o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

         o    the relative importance of those factors,

         o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

         o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

         o    scheduled amortization, or

         o    prepayments, including--

              1.   voluntary prepayments by borrowers, and

              2.   involuntary prepayments resulting from liquidations,
                   casualties or condemnations and purchases of mortgage
                   loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2%
per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

         o    the projected weighted average life of each class of those offered certificates with principal balances, and

                                      -67-

         o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates, based on the assumptions stated in that
              prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

         o    to refinance the loan, or

         o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

         o    the bankruptcy of the borrower, or

         o    adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

         Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

         o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

         o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

         o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

                                      -68-

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.
This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         Foreclosures and Payment Plans.  The weighted average life of and yield on your offered certificates will be affected by--

         o    the number of foreclosures with respect to the underlying mortgage loans; and

         o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

         Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

         o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

         o    the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

                                      -69-

         Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

         o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o    any other amounts described in the related prospectus supplement.

         The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

         We were incorporated in Delaware on June 13, 1986. We were organized, among other things, for the purposes of:

         o    issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

         o    selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan
              agreements, evidencing those interests with pass-through
              certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or
              manufactured housing conditional sales contracts and loan
              agreements acquired and sold and taking certain other actions with respect thereto; and

         o    acting as settlor or depositor of trusts formed to issue series of bonds secured by mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same.

Our principal executive offices are located at 4 World Financial Center, 10th
Floor, 250 Vesey Street, New York, New York 10080. Our telephone number is
212-449-1000. There can be no assurance that at any particular time we will have any significant assets.

                                      -70-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A series of certificates consists of all those certificates that--

         o    have the same series designation;

         o    were issued under the same Governing Document; and

         o    represent beneficial ownership interests in the same trust.

         A class of certificates consists of all those certificates of a particular series that--

         o    have the same class designation; and

         o    have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

         o    a stated principal amount, which will be represented by its principal balance;

         o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

         o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         o    payments of principal, with disproportionate, nominal or no payments of interest;

         o    payments of interest, with disproportionate, nominal or no payments of principal;

         o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
              outstanding on one or more other classes of certificates of the same series;

         o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

              1.   faster and, in some cases, substantially faster, or

              2.   slower and, in some cases, substantially slower, than
                   the rate at which payments or other collections of
                   principal are received on the related mortgage
                   assets;

         o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other
              methodology; or

                                      -71-

         o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

         General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

         o    the periodic payment date for that series, and

         o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

         o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring
              instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

         o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

                                      -72-

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

         Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of:

         o    a 360-day year consisting of 12 30-day months,

         o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

         o    the actual number of days elapsed during each relevant period in a normal calendar year, or

         o    any other method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

         o    based on the principal balances of some or all of the related mortgage assets; or

         o    equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that

                                      -73-

certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

         The total outstanding principal balance of any class of offered certificates will be reduced by--

         o    payments of principal actually made to the holders of that class,
              and

         o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

         We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

         o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o    any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

                                      -74-

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

         o    by reducing the entitlements to interest and/or the total
              principal balances of one or more of those classes; and/or

         o    by establishing a priority of payments among those classes.

         See "DESCRIPTION OF CREDIT SUPPORT".

ADVANCES

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

         o    delinquent payments of principal and/or interest, other than balloon payments,

         o    property protection expenses,

         o    other servicing expenses, or

         o    any other items specified in the related prospectus supplement.

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

         o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

         o    any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

         o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

         o    at any other times and from any sources as we may describe in the related prospectus supplement.

                                      -75-

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

         o    the payments made on that payment date with respect to the applicable class of offered certificates, and

         o    the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

         o    that calendar year, or

         o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

         o    with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING
              DOCUMENTS--Amendment", or

         o    as otherwise specified in this prospectus or in the related prospectus supplement.

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

                                      -76-

TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following:

         o    the final payment or other liquidation of the last mortgage asset in that trust; and

         o    the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

         General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg
for so long as they are participants in DTC.

         DTC, Euroclear and Clearstream.  DTC is:

         o    a limited-purpose trust company organized under the New York
              Banking Law,

         o    a "banking corporation" within the meaning of the New York Banking
              Law,

         o    a member of the Federal Reserve System,

         o    a "clearing corporation" within the meaning of the New York
              Uniform Commercial Code, and

                                      -77-

         o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

                                      -78-

         Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         Holding and Transferring Book-Entry Certificates. Purchases of
book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and
Clearstream, or between persons or entities participating indirectly in
Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

                                      -79-

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

         o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders". The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

         o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         o    we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                                      -80-

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

         The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the
Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued under the
Governing Document. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.
However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued under that Governing Document and the nature of the related trust assets.
The following summaries describe select provisions that may appear in the
Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under
"MERRILL LYNCH MORTGAGE INVESTORS, INC."

ASSIGNMENT OF MORTGAGE ASSETS

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

                                      -81-

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

         o    in the case of a mortgage loan--

              1.   the address of the related real property,

              2.   the mortgage interest rate and, if applicable, the
                   applicable index, gross margin, adjustment date and
                   any rate cap information,

              3.   the remaining term to maturity,

              4.   if the mortgage loan is a balloon loan, the remaining
                   amortization term, and

              5.   the outstanding principal balance; and

         o    in the case of a mortgage-backed security--

              1.   the outstanding principal balance, and

              2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

         o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
              Governing Document for that series;

         o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

         o    in the case of a mortgage loan--

              1.   the enforceability of the related mortgage note and
                   mortgage,

              2.   the existence of title insurance insuring the lien priority of the related mortgage, and

              3.   the payment status of the mortgage loan.

         We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

                                      -82-

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

         o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         o    ensuring that the related properties are properly insured;

         o    attempting to collect delinquent payments;

         o    supervising foreclosures;

         o    negotiating modifications;

         o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or
              demolition and similar matters;

         o    protecting the interests of certificateholders with respect to senior lienholders;

         o    conducting inspections of the related real properties on a periodic or other basis;

         o    collecting and evaluating financial statements for the related real properties;

         o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         o    maintaining servicing records relating to mortgage loans in the trust.

                                      -83-

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

         o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

         o    mortgage loans as to which there is a material non-monetary default;

         o    mortgage loans as to which the related borrower has--

              1.   entered into or consented to bankruptcy, appointment
                   of a receiver or conservator or similar insolvency
                   proceeding, or

              2.   become the subject of a decree or order for such a
                   proceeding which has remained in force undischarged
                   or unstayed for a specified number of days; and

         o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

         The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

         o    make the initial determination of appropriate action,

         o    evaluate the success of corrective action,

         o    develop additional initiatives,

         o    institute foreclosure proceedings and actually foreclose, or

         o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related

                                      -84-

real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws".

         A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

         o    performing property inspections and collecting, and

         o    evaluating financial statements.

         A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

         o    continuing to receive payments on the mortgage loan,

         o    making calculations with respect to the mortgage loan, and

         o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

         The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related
Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

         o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

                                      -85-

         o    the related trustee will receive payments on that mortgage-backed security; and

         o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

         o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a
              withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

         o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

         With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

         In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective affiliates, shareholders, partners, members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing
Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

         o    willful misfeasance, bad faith or gross negligence in the
              performance of obligations or duties under the Governing Document for any series of offered certificates, or

         o    reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective affiliates, shareholders, partners, members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

         o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing
              Document;

         o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

                                      -86-

         o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

         o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

         o    either--

              1.   that party is specifically required to bear the expense of the action, or

              2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected
                   series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         With limited exception, any person or entity--

         o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

         o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party,
              or

         o    succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

         We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

                                      -87-

         No holder of the offered certificates of any series, and no holder of any non-offered certificates of that series, will have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to a default under the Governing Document for that series, unless--

         o    the certificateholder previously has given to the trustee for that series a written notice of default under the Governing Document for that series, and of the continuance thereof,

         o    the holders of offered and non-offered certificates of that series entitled to at least 25% of all the voting rights allocated to the certificateholders of that series have made written request upon the trustee for that series to institute an action, suit or proceeding in its own name as trustee and have offered to that trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by that trustee in connection therewith, and

         o    the trustee for that series, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding.

AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

              1.   to cure any ambiguity;

              2.   to correct, modify or supplement any provision in the
                   Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related
                   prospectus supplement;

              3.   to add any other provisions with respect to matters or
                   questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

              4.   to the extent applicable, to relax or eliminate any
                   requirement under the Governing Document imposed by the
                   provisions of the Internal Revenue Code relating to REMICs,
                   FASITs or grantor trusts if the provisions of the Internal
                   Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

              5.   to relax or eliminate any requirement under the Governing
                   Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or
                   elimination of that requirement;

              6.   to comply with any requirements imposed by the Internal
                   Revenue Code or any final, temporary or, in some cases,
                   proposed regulation, revenue ruling, revenue procedure or
                   other written official announcement or interpretation
                   relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would
                   arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing
                   Document;

                                      -88-

              7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a
                   FASIT; or

              8.   to otherwise modify or delete existing provisions of the
                   Governing Document.

         However,  no amendment of the Governing  Document for any series of offered certificates that is covered solely by clauses 3. or 8. above may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no amendment of the
Governing Document for any series of offered certificates that is covered by any of clauses 1. through 8. above may significantly change the activities of the related trust.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series. However, the Governing Document for a series of offered certificates may not be amended to--

         o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

         o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

         o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

         o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

         o    significantly change the activities of the related trust without the consent of the holders of offered and non-offered certificates of that series representing at least a majority of all the voting rights allocated to the certificateholders of that series, without regard to any of those certificates held by us or one of our affiliates and/or agents.

LIST OF CERTIFICATEHOLDERS

         Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

                                      -89-

THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of offered certificates will not--

         o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

         o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

         If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

         The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control" persons within the meaning of the Securities Act of 1933, as amended, will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing
Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

         No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

         No trustee for any series of offered certificates will have any obligation to exercise any of the trusts or powers vested in it by the Governing
Document for that series or to make any investigation of matters arising under the Governing Document or to institute, conduct or defend any litigation under or in relation to the Governing Document at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of the
Governing Document for that series, unless those certificateholders have offered to that trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that trustee.

                                      -90-

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

         o    the subordination of one or more other classes of certificates of the same series;

         o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

         o    the establishment of one or more reserve funds; or any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

                                      -91-

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

         o    the nature and amount of coverage under that credit support;

         o    any conditions to payment not otherwise described in this
              prospectus;

         o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

         o    the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related prospectus supplement. The

                                      -92-

obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

         The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "DESCRIPTION OF THE TRUST ASSETS--Mortgage
Loans".

                                      -93-

         If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

         o    the terms of the mortgage,

         o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

         o    the knowledge of the parties to the mortgage, and

         o    in general, the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

         o    a mortgagor, who is the owner of the encumbered interest in the real property, and

         o    a mortgagee, who is the lender.

         In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         o    the trustor, who is the equivalent of a mortgagor,

         o    the trustee to whom the real property is conveyed, and

         o    the beneficiary for whose benefit the conveyance is made, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

                                      -94-

         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

         o    the express provisions of the related instrument,

         o    the law of the state in which the real property is located,

         o    various federal laws, and

         o    in some deed of trust transactions, the directions of the
              beneficiary.

INSTALLMENT CONTRACTS

         The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

         However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

                                      -95-

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

         o    without a hearing or the lender's consent, or

         o    unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

                                      -96-

         Foreclosure Procedures Vary From State to State.  The two primary methods of foreclosing a mortgage are--

         o    judicial foreclosure, involving court proceedings, and

         o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

         o    all parties having a subordinate interest of record in the real property, and

         o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

         Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

         o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

              1.   a failure to adequately maintain the mortgaged property, or

              2.   an impermissible further encumbrance of the mortgaged
                   property.

                                      -97-

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

         o    upheld the reasonableness of the notice provisions, or

         o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
              constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

         o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

         o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         o    record a notice of default and notice of sale, and

         o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

         In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

         o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

                                      -98-

         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption.  The purposes of a foreclosure action are--

         o    to enable the lender to realize upon its security, and

         o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust

                                      -99-

the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

         o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

         o    permits the leasehold estate to be assigned to and by the
              leasehold mortgagee or the purchaser at a foreclosure sale, and

         o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

         Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

                                     -100-

BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         o    extend or shorten the term to maturity of the loan;

         o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S.
Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         o    past due rent,

         o    accelerated rent,

                                     -101-

         o    damages, or

         o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

         o    assume the lease and either retain it or assign it to a third party, or

         o    reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

         o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

         o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator", however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

                                     -102-

         The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.
In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         o    it exercises decision-making control over a borrower's
              environmental compliance and hazardous substance handling and disposal practices, or

         o    assumes day-to-day management of operational functions of a mortgaged property.

         The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other Federal and State Laws. Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

         o    impose liability for releases of or exposure to
              asbestos-containing materials, and

         o    provide for third parties to seek recovery from owners or
              operators of real properties for personal injuries associated with those releases.

         Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

                                     -103-

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

         o    first, to the payment of court costs and fees in connection with the foreclosure;

         o    second, to real estate taxes;

         o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

                                     -104-

SUBORDINATE FINANCING

         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

         o    the borrower may have difficulty servicing and repaying multiple loans;

         o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.
They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent

                                     -105-

"readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief
Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the
Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act (commonly referred to as the Patriot Act) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that--

         o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

                                     -106-

         o    the lender was, at the time of execution of the mortgage,
              "reasonably without cause to believe" that the property was subject to forfeiture.

         However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

         o    banks,

         o    insurance companies,

         o    foreign investors,

         o    tax exempt investors,

         o    holders whose "functional currency" is not the United States dollar,

         o    United States expatriates, and

         o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         o    given with respect to events that have occurred at the time the advice is rendered, and

         o    is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND OTHER TAX
CONSEQUENCES."

         The following discussion addresses securities of three general types:

         o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

                                     -107-

         o    FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section
              860L(a) of the Internal Revenue Code; and

         o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or
              FASIT election will be made.

         We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related
Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "DESCRIPTION OF THE TRUST ASSETS--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue
Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the
Internal Revenue Code and the rules governing FASITs in Sections 860H-860L of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

         General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

         o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

         o    those offered certificates will represent--

              1.   regular interests in the REMIC, or

              2.   residual interests in the REMIC.

         Any and all offered certificates representing interests in a REMIC will be either--

         o    REMIC regular certificates, representing regular interests in the
              REMIC, or

         o    REMIC residual certificates, representing residual interests in the REMIC.

                                     -108-

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

         Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

         o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

         o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code
              in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

         In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

         o    "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC if such
              REMIC regular certificates are transferred to another REMIC on its startup day in exchange for regular or residual interests in that other REMIC; and

         o    "permitted assets" under Section 860L(c)(1)(G) of the Internal
              Revenue Code for a FASIT.

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

         The related tax administrator will determine the percentage of the
REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans--

         o    collections on mortgage loans held pending payment on the related offered certificates, and

                                     -109-

         o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

         It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the
Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

         o    a portion of that certificate may not represent ownership of
              "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
              Code; and

         o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

         o    whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
              Revenue Code,

         o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
              Internal Revenue Code, and

         o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
              Code.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury

                                     -110-

Department has issued regulations under Sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that
Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the
Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee
Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

         o    a single fixed rate,

         o    a "qualified floating rate,"

         o    an "objective rate,"

         o    a combination of a single fixed rate and one or more "qualified floating rates,"

         o    a combination of a single fixed rate and one "qualified inverse floating rate," or

         o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the
              REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the

                                     -111-

characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

         Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

         o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment
              assumption, by

         o    a fraction--

              1.   the numerator of which is the amount of the payment, and

              2.   the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         o    the total amount of the de minimis original issue discount, and

         o    a fraction--

              1.   the numerator of which is the amount of the principal
                   payment, and

                                     -112-

              2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

         The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         o    the sum of:

              1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

              2.   the payments made on that certificate during the accrual
                   period of amounts included in the stated redemption price, over

         o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

         The adjusted issue price of a REMIC regular certificate is:

         o    the issue price of the certificate, increased by

         o    the total amount of original issue discount previously accrued on the certificate, reduced by

         o    the amount of all prior payments of amounts included in its stated
              redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

         o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

                                     -113-

         o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

         o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related
REMIC prepay more quickly than anticipated. See "RISK FACTORS--The Investment
Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable."

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if--

         o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

         o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of

                                     -114-

the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of
Owners of REMIC Regular Certificates--Premium" below.

         Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

         o    on the basis of a constant yield method,

         o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

         o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

                                     -115-

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.
See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.
The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

         o    the purchase price paid for your offered certificate, and

         o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         Realized Losses. Under Section 166 of the Internal Revenue Code, if you
are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one

                                      116

or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

         o    you will not be entitled to deduct a loss under Section 166 of the
              Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

         o    the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

                                      117

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

         The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

         Tax liability with respect to the amount of income that holders of
REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates,
              or

         o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

         o    excess inclusions,

         o    residual interests without significant value, and

         o    noneconomic residual interests.

         The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

                                      118

         Taxable Income of the REMIC. The taxable income of a REMIC will equal:

         o    the income from the mortgage loans and other assets of the REMIC;
              plus

         o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

              1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on
                   issuance, on any class of REMIC certificates constituting
                   regular interests in the REMIC, whether offered or not,

              2.   amortization of any premium on the mortgage loans held by the
                   REMIC,

              3.   bad debt losses with respect to the mortgage loans held by the REMIC, and

              4.   except as described below in this "--Taxable Income of the
                   REMIC" subsection, servicing, administrative and other
                   expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as

                                      119

described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions.  The adjusted basis of a
REMIC residual certificate will be equal to:

         o    the amount paid for that REMIC residual certificate,

         o    increased by amounts included in the income of the holder of that
              REMIC residual certificate, and

         o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

                                      120

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

         o    through distributions,

         o    through the deduction of any net losses of the REMIC, or

         o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

         Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

         o    the daily portions of REMIC taxable income allocable to that certificate, over

         o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

         o    the issue price of the certificate, increased by

         o    the sum of the daily accruals for all prior quarters, and
              decreased, but not below zero, by

         o    any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         For holders of REMIC residual certificates, excess inclusions:

         o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

                                      121

         o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

         o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax:

         o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

         o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

         o    regulated investment companies,

         o    common trusts, and

         o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the Treasury
regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic
REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

         o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

         o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess
              inclusions in an amount sufficient to satisfy the accrued taxes.

                                      122

         The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

         o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

         o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the transferee of the non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the
              REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

         o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

         o    the present value of any consideration given to the transferee to acquire the interest,

         o    the present value of the expected future distributions on the interest, and

         o    the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

         Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

                                     -123-

         If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not eligible for the formula test.

         The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

         Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

         See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

         Mark-to-Market Rules. Regulations under Section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code.
Thus, a REMIC residual certificate is not subject to the mark-to-market rules.
We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

         Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

         Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

         o    an individual,

                                     -124-

         o    an estate or trust, or

         o    a Pass-Through Entity beneficially owned by one or more
              individuals, estates or trusts,

         then--

         o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

         o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal
              Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Such reduction is scheduled to be phased out between 2006 and 2010.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

         o    an individual,

         o    an estate or trust, or

         o    a Pass-Through Entity beneficially owned by one or more
              individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

         o    an individual,

         o    an estate or trust, or

         o    a Pass-Through Entity beneficially owned by one or more
              individuals, estates or trusts.

         We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

                                     -125-

         Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

         o    the cost of the certificate to that certificateholder, increased by

         o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

         o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

         The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount,

         o    pay interest at a fixed or variable rate, and

         o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

         o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate

                                     -126-

              based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

         o    the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

         o    reacquires that same REMIC residual certificate,

         o    acquires any other residual interest in a REMIC, or

         o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

         o    the disposition of a non-defaulted mortgage loan,

         o    the receipt of income from a source other than a mortgage loan or other permitted investments,

         o    the receipt of compensation for services, or

                                     -127-

         o    the gain from the disposition of an asset purchased with
              collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal
Revenue Code.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         o    the person has sufficient assets to do so, and

         o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

         o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

         o    the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

         o    events that have occurred up to the time of the transfer,

                                     -128-

         o    the prepayment assumption, and

         o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

         The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

         o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

         o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified
Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

         o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the
              Disqualified Organization, and

         o    the highest marginal federal income tax rate imposed on
              corporations.

         A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

         o    the holder's social security number and a statement under
              penalties of perjury that the social security number is that of the record holder, or

         o    a statement under penalties of perjury that the record holder is not a Disqualified Organization.

         If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by
Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large
Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         o    the residual interests in the entity are not held by Disqualified
              Organizations, and

         o    the information necessary for the application of the tax described in this prospectus will be made available.

                                     -129-

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

         As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

         o    income,

         o    deductions,

         o    gains,

         o    losses, and

         o    classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter under Section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

         o    corporations,

                                     -130-

         o    trusts,

         o    securities dealers, and

         o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

         o    30 days after the end of the quarter for which the information was requested, or

         o    two weeks after the receipt of the request.

         Reporting with respect to REMIC residual certificates, including--

         o    income,

         o    excess inclusions,

         o    investment expenses, and

         o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

         o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

         o    otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

                                     -131-

         Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

         o    a foreign person, and

         o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         For these purposes, a foreign person is anyone other than a U.S.
Person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

         o    owns 10% or more of one or more underlying mortgagors, or

         o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

         o    foreign persons, or

         o    U.S. Persons, if classified as a partnership under the Internal
              Revenue Code, unless all of their beneficial owners are U.S.
              Persons.

FASITS

         General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a)
of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there

                                     -132-

will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a
FASIT election, and assuming, among other things--

         o    the making of an appropriate election, and

         o    compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

         o    the relevant assets will qualify as a FASIT,

         o    those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

         o    one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

         Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

         On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations"
in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

         Characterization of Investments in FASIT Regular Certificates. FASIT
regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue
Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a
FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is residential real property" within the meaning of section
7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as
"loans secured by an interest in health institutions or facilities, including structures designed or used primarily for residential purposes for persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue
Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety.
Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the
FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal
Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue
Code.

                                     -133-

         Qualification as a FASIT.

         General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The
FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

         Permitted assets for a FASIT include--

         o    cash or cash equivalents,

         o    specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

         o    hedges and contracts to acquire hedges,

         o    foreclosure property, and

         o    regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

         Under the FASIT proposed regulations, the "substantially all"
requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

         The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

         Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

         o    REMIC regular interests,

         o    regular interests of other FASITs,

         o    inflation indexed debt instruments,

         o    credit card receivables, and

         o    some stripped bonds and coupons.

                                     -134-

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

         o    debt of the owner of the FASIT ownership interest,

         o    debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

         o    debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

         Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

         o    fluctuations in market interest rates;

         o    fluctuations in currency exchange rates;

         o    the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

         o    the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

         The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

         Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

                                     -135-

         Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

         o    a single class of ownership interest, or

         o    one or more classes of regular interests.

         An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

              1.   unconditionally entitles the holder to receive a specified principal amount or other similar amount,

              2.   provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a
                   fixed rate or a qualified variable rate,

              3.   has a stated maturity of not longer than 30 years,

              4.   has an issue price not greater than 125% of its stated
                   principal amount, and

              5.   has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in
                   Section 1274(d) of the Internal Revenue Code, for Treasury
                   obligations of a similar maturity.

         A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

         o    the absence of defaults or delinquencies on permitted assets,

         o    lower than reasonably expected returns on permitted assets,

         o    unanticipated expenses incurred by the FASIT, or

         o    prepayment interest shortfalls.

         Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities may be classified as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in, or debt interests of, the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that

                                     -136-

method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the
Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

         Under the proposed FASIT regulations, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

         Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

         Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

         o    interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

         o    principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

         You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

         Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount," "--Market Discount,"
"--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC Regular
Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

         High Yield Interests; Anti-Avoidance Excise Taxes on Tiered
Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

         High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related
Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield

                                     -137-

interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

         To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

         o    holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

         o    issues a debt or equity interest that is--

              1.   supported by that FASIT regular interest, and

              2.   has a yield, higher than the yield on that FASIT regular
                   interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through
Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through
Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

         Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the
FASIT statutory provisions and proposed FASIT regulations:

         o    the receipt of income from other than permitted assets;

         o    the receipt of compensation for services;

         o    the receipt of any income derived from a loan originated by the
              FASIT; or

         o    the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

              1.   foreclosure, default, or imminent default of a qualified
                   mortgage,

              2.   bankruptcy or insolvency of the FASIT,

              3.   substitution for another permitted debt instrument or
                   distribution of the debt instrument to the holder of the
                   ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the
                   reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its
                   acquisition by the FASIT, or

              4.   the retirement of a class of FASIT regular interests.

                                     -138-

         The proposed regulations prohibit loan originations, but also provide safe harbors for certain loans. The proposed safe harbors apply in the following circumstances:

         o    if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2)
              through (4),

         o    if the FASIT acquires the loan more than one year after the loan was issued,

         o    if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

         o    if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

         o    when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

         The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instrument for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing
Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

         Taxation of Foreign Investors. The federal income tax treatment of
non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you
hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations under that subtitle if:

         o    you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

         o    you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

         o    you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than
              50% extent.

         If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

         High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S.
Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates

                                     -139-

will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing
Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

         Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the
Internal Revenue Code in the same manner as described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above.

         Reporting Requirements. Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

         Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

         A grantor trust certificate may be classified as either of the following types of certificate:

         o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

         o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

              1.   interest paid on the mortgage loans constituting the
                   related grantor trust, minus

              2.   the sum of:

                   o    normal administration fees, and

                   o    interest paid to the holders of grantor trust fractional
                        interest certificates issued with respect to that
                        grantor trust

         A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

                                     -140-

         o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,
              but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

         o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
              Section 860G(a)(3) of the Internal Revenue Code;

         o    "permitted assets" within the meaning of Section 860L(c) of the
              Internal Revenue Code; and

         o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

         Grantor Trust Strip Certificates.  Even if grantor trust strip certificates evidence an interest in a grantor trust--

         o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
              7701(a)(19)(C)(v) of the Internal Revenue Code,

         o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,
              and

         o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section
              856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

         The grantor trust strip certificates will be:

         o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
              Section 860G(a)(3)(A) of the Internal Revenue Code, and

         o    in general, "permitted assets" within the meaning of Section
              860L(c) of the Internal Revenue Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates.

         General. Holders of a particular series of grantor trust fractional interest certificates generally:

         o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

                                     -141-

         o    will be entitled to deduct their shares of any reasonable
              servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may
be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

         o    a class of grantor trust strip certificates is issued as part of the same series, or

         o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

         o    a master servicer,

         o    a special servicer,

         o    any sub-servicer, or

         o    their respective affiliates.

                                     -142-

         With respect to certain categories of debt instruments, Section
1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

         Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

         o    the treatment of some stripped bonds as market discount bonds, and

         o    de minimis market discount.

         See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

         The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

         See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

         o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust
              Certificates," and

         o    the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates.

                                     -143-

In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o    a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

         o    a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

         o    the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

         o    there is no original issue discount or only a de minimis amount of original issue discount, or

         o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

                                     -144-

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

         o    0.25% of the stated redemption price, and

         o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between:

         o    the stated redemption price of the mortgage loans, and

         o    their issue price.

         For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross

                                     -145-

income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of:

         o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         o    the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

         o    the issue price of the mortgage loan, increased by

         o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

         o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o    a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

         o    a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

         o    the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

         o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

                                     -146-

         o    in the case of a mortgage loan issued with original issue
              discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue
Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

         o    be allocated among the payments of stated redemption price on the mortgage loan, and

         o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various

                                     -147-

respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

         Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

         o    the price paid for that grantor trust strip certificate by you,
              and

         o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

         o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

         Such yield will accrue based generally on the method described in
Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

         If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

                                     -148-

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

         o    the prepayment assumption we will disclose in the related
              prospectus supplement, and

         o    a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate
              or

         o    the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

         o    the amount realized on the sale or exchange of a grantor trust certificate, and

         o    its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal:

         o    its cost, increased by

         o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

         o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount, and the portion of the sales price attributable to accrued interest not previously included in income, will be treated as ordinary income.

                                     -149-

Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount,

         o    pay interest at a fixed or variable rate, and

         o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.
This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

         o    the amount of servicing compensation received by a master servicer or special servicer, and

         o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the

                                     -150-

IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation Section
301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

         o    a custodian of a person's account,

         o    a nominee, and

         o    a broker holding an interest for a customer in street name.

         These regulations are proposed to be effective on January 1, 2004.

         Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from
United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in
"FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

         The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

                                     -151-

         ERISA imposes various requirements on--

         o    ERISA Plans, and

         o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

         Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

         o    investment prudence and diversification, and

         o    compliance with the investing ERISA Plan's governing documents.

         Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory, regulatory or administrative exemption exists. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

         The types of transactions between Plans and Parties in Interest that are prohibited include:

         o    sales, exchanges or leases of property;

         o    loans or other extensions of credit; and

         o    the furnishing of goods and services.

         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and employee benefit plans not

                                     -152-

subject to ERISA or Section 4975 of the Internal Revenue Code, is not
significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

         1.   those with discretionary authority or control over the assets of the entity,

         2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

         3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

         In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         A fiduciary of an investing Plan is any person who--

         o    has discretionary authority or control over the management or disposition of the assets of the Plan, or

         o    provides investment advice with respect to the assets of the Plan for a fee.

         If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

         o    deemed to be a fiduciary with respect to the investing Plan, and

         o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

         The Plan Asset Regulation provides that when a Plan purchases a
"guaranteed governmental mortgage pool certificate", the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

         In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

                                     -153-

         If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the Plan.

PROHIBITED TRANSACTION EXEMPTIONS

         If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

         o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

         o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

         o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

         o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a
              "qualified professional asset manager";

         o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

         o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an
              "in-house asset manager".

         We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

         It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

         o    the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

         o    the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch,
              Pierce, Fenner & Smith Incorporated or any person affiliated with
              Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                                     -154-

         The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by
Merrill Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

         Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

         Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under
Section 401(c) of ERISA, may be treated as Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

         If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

         o    consider your general fiduciary obligations under ERISA, and

         o    consult with your legal counsel as to--

              1.   the potential applicability of ERISA and Section 4975 of
                   the Internal Revenue Code to that investment, and

              2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

         See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                                     -155-

                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

         Generally, the only classes of offered certificates that will qualify as "mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

         Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

         o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico,
              and

         o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

         o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related
              securities without limitation as to the percentage of their assets represented by those securities; and

                                     -156-

         o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24
              (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss. 1.5, some Type IV securities, which are defined in 12 C.F.R. ss. 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to
12 C.F.R. ss. 742.4(b)(2).

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are

                                     -157-

issued in book-entry form.

         Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         o    if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2.   by placements by us with institutional investors through dealers;
              and

         3.   by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at

                                     -158-

fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

         o    the obligations of the underwriters will be subject to various conditions precedent,

         o    the underwriters will be obligated to purchase all the
              certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

         o    in limited circumstances, we will indemnify the several
              underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

         It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

         o    Sidley Austin Brown & Wood LLP;

         o    Latham & Watkins LLP; or

         o    Cadwalader, Wickersham & Taft LLP.

                                     -159-

                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

         o    whether the price paid for those certificates is fair;

         o    whether those certificates are a suitable investment for any particular investor;

         o    the tax attributes of those certificates or of the related trust;

         o    the yield to maturity or, if they have principal balances, the average life of those certificates;

         o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         o    whether or to what extent the interest payable on those
              certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     -160-

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

         "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "Disqualified Organization" means:

         o    the United States,

         o    any State or political subdivision of the United States,

         o    any foreign government,

         o    any international organization,

         o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the
              Internal Revenue Code or the Freddie Mac,

         o    any organization, other than a cooperative described in Section
              521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section
              511 of the Internal Revenue Code, or

         o    any organization described in Section 1381(a)(2)(C) of the
              Internal Revenue Code.

         "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

         "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

         "Euroclear Terms and Conditions" means the Terms and Conditions
Governing Use of Euroclear and the related Operating Procedures of the Euroclear
System and, to the extent that it applies to the operation of the Euroclear
System, Belgian law.

                                     -161-

         "Fannie Mae" means the Federal National Mortgage Association.

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

         "Ginnie Mae" means the Government National Mortgage Association.

         "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

         "IRS" means the Internal Revenue Service.

         "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

         "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "Party In Interest" means any person that is a "party in interest"
within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

         "Pass-Through Entity" means any:

         o    regulated investment company,

         o    real estate investment trust,

         o    trust,

         o    partnership, or

         o    other entities described in Section 860E(e)(6) of the Internal
              Revenue Code.

                                     -162-

         "Plan" means an ERISA Plan or an I.R.C. Plan.

         "Plan Asset Regulation" means U.S. Department of Labor Regulation
Section 2510.3-101 promulgated under ERISA.

         "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

         "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Internal Revenue Code.

         "Relief Act" means the Servicemembers Civil Relief Act, as amended.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

         "Safe Harbor Regulations" means the final Treasury regulations issued on July 18, 2002.

         "SEC" means the Securities and Exchange Commission.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "U.S. Person" means:

         o    a citizen or resident of the United States;

         o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the
              District of Columbia;

         o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

         o    a trust as to which--

              1.   a court in the United States is able to exercise primary
                   supervision over the administration of the trust, and

              2.   one or more United States persons have the authority to
                   control all substantial decisions of the trust.

         In addition,  to the extent provided in the Treasury  regulations,  a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                     -163-

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The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "MLMT
2004-KEY2.xls". The spreadsheet file "MLMT 2004-KEY2.xls" is a Microsoft
Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and on Annexes A-1, A-2 and B to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in their respective entireties prior to accessing the spreadsheet file.

----------------

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================
     Until December 22, 2004, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.
This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                  $760,279,000
                                  (Approximate)

                     MERRILL LYNCH MORTGAGE TRUST 2004-KEY2
                                    as Issuer

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-KEY2

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                               JPMORGAN CHASE BANK
                          KEYBANK NATIONAL ASSOCIATION
                            as Mortgage Loan Sellers

                           --------------------------
                              PROSPECTUS SUPPLEMENT
                           --------------------------

                               MERRILL LYNCH & CO.

                                    JPMORGAN

                             KEYBANC CAPITAL MARKETS

                            DEUTSCHE BANK SECURITIES

                               September 17, 2004

================================================================================